As filed with the Securities and Exchange Commission on April 5, 2012

Registration No. 333-179809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	2611	47-0956945
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street

Vancouver, British Columbia

Canada, V6C 1G8

(604) 684-1099

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David M. Gandossi

Suite 1120

700 West Pender Street

Vancouver, British Columbia, Canada V6C 1G8

(604) 684-1099

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

H.S. Sangra, Esq. Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, B.C. V6C 3L2 (604) 662-8808

Approximate date of commencement of proposed sale to the public: February 29, 2012.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby further amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Mercer International Inc. and MERC Acquisition Inc. may not complete the Offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Mercer International Inc. and MERC Acquisition Inc. are not soliciting an offer to buy these securities in any state or jurisdiction in which such offer or sale is not permitted.

This document is important and requires your immediate attention. If you have any questions as to how to deal with the transactions described in this document, you are encouraged to consult your investment dealer, stockbroker, bank manager, accountant, lawyer or other professional advisor. The Offer has not been approved or disapproved by any securities regulatory authority in Canada or the United States and no securities regulatory authority has expressed an opinion about, or passed upon the fairness or merits of the Offer contained in this document, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is unlawful.

April 5, 2012

NOTICE OF VARIATION AND EXTENSION

by

MERCER INTERNATIONAL INC.

and

MERC ACQUISITION INC.,

a wholly-owned subsidiary of MERCER INTERNATIONAL INC.

OFFER TO PURCHASE

all of the outstanding common shares of

FIBREK INC.

for consideration per common share of Fibrek Inc. payable, at the election of each holder, in one of the following forms:

C$1.30 in cash (subject to proration as described below)

OR

C$0.54 in cash plus 0.0903 of a share of common stock of MERCER INTERNATIONAL INC.

OR

0.1540 of a share of common stock of MERCER INTERNATIONAL INC. (subject to proration as described below)

Mercer International Inc., a Washington corporation (“Mercer”), and MERC Acquisition Inc., a Canadian corporation, and a wholly-owned subsidiary of Mercer (“Mercer Acquisition” and, together with Mercer, the “Offerors”), hereby give notice that we are extending the period of acceptance of our Offer to Purchase and Circular dated February 29, 2012 (the “Offer to Purchase and Circular”), as previously amended by the notice of variation dated March 19, 2012 (the “Notice”), pursuant to which we are offering to purchase (the “Offer”) all of the issued and outstanding common shares of Fibrek Inc. (“Fibrek”), including any Fibrek common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time (as defined below) upon the exercise of options issued under Fibrek’s share option plan (the “Fibrek SOP”) implemented on May 19, 2010 (the “Fibrek Shares”) for the purpose of and as described in this Notice of Variation and Extension.

The Offer, as hereby amended, will remain open for acceptance until 11:59 p.m., Eastern Time, on April 16, 2012, unless extended or withdrawn by us (the “Expiry Time”).

This Notice of Variation and Extension amends and should be read in conjunction with the Offer to Purchase and Circular, as previously amended by the Notice. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Offer to Purchase and Circular, as amended by the Notice, unless the context otherwise requires, and “we”, “us” and “our” refer to the Offerors or to Mercer with its subsidiaries and controlled affiliates, either individually or collectively, as the context may require.

Fibrek shareholders who have validly deposited and not withdrawn their Fibrek Shares do not need to take any further action to accept the Offer. Fibrek shareholders desiring to deposit all or any portion of their Fibrek Shares under the Offer should either: (i) complete and sign the Letter of Transmittal (printed on BLUE paper) previously provided to Fibrek shareholders in accordance with the instructions in the Letter of Transmittal and mail or deliver it, together with the certificate(s) evidencing deposited Fibrek Shares, and any other required documents, to Computershare Investor Services Inc. (the “Depositary”) at its office specified in the Letter of Transmittal; (ii) deposit such Fibrek Shares pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”; or (iii) request such Fibrek shareholder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Fibrek shareholder. Any Fibrek shareholder whose Fibrek Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee must contact the Depositary or its broker, investment dealer, bank, trust company or other nominee if such Fibrek shareholder desires to deposit such Fibrek Shares in the Offer.

If a Fibrek shareholder desires to deposit Fibrek Shares pursuant to the Offer and: (i) the certificates evidencing such Fibrek Shares are not immediately available; (ii) such shareholder cannot deliver the certificates and all other required documents to the Depositary before the Expiry Time; or (iii) such shareholder cannot comply with the procedures for book-entry transfer on a timely basis, such Fibrek Shares may nevertheless be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on YELLOW paper). See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

Shares of Mercer common stock (“Mercer Shares”) are traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “MERC” and the Toronto Stock Exchange (“TSX”) under the symbol “MRI.U”. Fibrek Shares are traded on TSX under the symbol “FBK”.

The securities offered in the Offer involve certain risks. For a discussion of risk factors you should consider in evaluating the Offer, see the Section entitled “Risk Factors” beginning on page 22 of the Offer to Purchase and Circular.

NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, ANY CANADIAN SECURITIES REGULATORY AUTHORITY OR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFER TO PURCHASE AND CIRCULAR OR ANY AMENDMENT THERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Questions or requests for assistance may be directed to The Laurel Hill Advisory Group Company (the “Information Agent”) at its address and telephone number set forth on the back cover of this Notice of Variation and Extension. Requests for additional copies of this document, the Offer to Purchase and Circular, the Notice, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent, and copies will be furnished promptly at our expense. Fibrek shareholders may also contact their brokers, investment dealers, banks, trust companies or other nominees for assistance concerning the Offer.

We have not authorized anyone to provide any information or make any representation in connection with the Offer that is different from, or in addition to, the information and representations contained in this document, in the Offer to Purchase and Circular, the Notice or in any materials regarding the Offer accompanying this document, the Offer to Purchase and Circular, the Notice or otherwise incorporated by reference herein or therein. Fibrek shareholders should not rely on any information or any representation regarding the Offer not contained in this document, the Offer to Purchase and Circular, the Notice or in the documents regarding the Offer accompanying this document, the Offer to Purchase and Circular, the Notice or otherwise incorporated by reference herein or therein.

While the Offer is being made to all holders of Fibrek Shares, this document does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to make the Offer in any such jurisdiction.

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NOTICE TO SHAREHOLDERS IN CANADA

We present our financial statements in Euros and prepare our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Financial information in the Offer to Purchase and the Circular, as amended by the Notice and this Notice of Variation and Extension, has been prepared in accordance with U.S. GAAP, and therefore may not be comparable to financial data prepared by many Canadian companies.

Fibrek shareholders in Canada should be aware that the disposition of Fibrek Shares and the acquisition of Mercer Shares by them as described herein or in the Offer to Purchase and Circular, as amended by the Notice, may have tax consequences both in Canada and the U.S. Such consequences may not be fully described herein or in the Offer to Purchase and Circular, as amended by the Notice, and such shareholders are encouraged to consult their tax advisors. See Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” and Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

Certain of the directors and officers of Mercer and certain of the experts named herein or in the Offer to Purchase and Circular, as amended by the Notice, may reside outside of Canada. Substantially all of the assets of these persons and of Mercer may be located outside of Canada. It may not be possible for investors to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against Mercer, its directors and officers and certain of the experts named herein or in the Offer to Purchase and Circular, as amended by the Notice, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

NOTICE TO SHAREHOLDERS IN THE U.S.

We present our financial statements in Euros and prepare our financial statements in accordance with U.S. GAAP. Financial statements for Fibrek included herein or in the Offer to Purchase and Circular, as amended by the Notice, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ from U.S. GAAP in certain material respects, and thus may not be comparable to financial statements of U.S. companies.

Fibrek shareholders in the U.S. should be aware that the disposition of Fibrek Shares and the acquisition of Mercer Shares by them as described herein or in the Offer to Purchase and Circular, as amended by the Notice, may have tax consequences both in the U.S. and in Canada. Such consequences may not be fully described herein or in the Offer to Purchase and Circular, as amended by the Notice, and such shareholders are encouraged to consult their tax advisors. See Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations” and Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Mercer Acquisition is organized under the laws of Canada, that some or all of our officers and directors may reside outside the U.S., that some of the experts named herein or in the Offer to Purchase and Circular, as amended by the Notice, may reside outside the U.S., and that all or a substantial portion of our assets and of the assets of such persons may be located outside the U.S.

NOTICE TO HOLDERS OF OPTIONS

The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to

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provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercises shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not to exercise their options prior to the Expiry Time or thereafter.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in this Notice of Variation and Extension, the Offer to Purchase and Circular, the Notice and the documents incorporated by reference herein or therein that are not reported financial results or other historical information of the Offerors or Fibrek, are “forward-looking” statements and involve risks and uncertainties relating to business outlook; assessment of market conditions; liquidity outlook, prospects, growth, strategies and the industry in which we operate; expected benefits resulting from the Offer and stated reasons to accept the Offer; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Mercer shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause our actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this Notice of Variation and Extension, the Offer to Purchase and Circular, the Notice and the documents incorporated by reference herein or therein include, but are not limited to: Mercer Shares issued in connection with the Offer may have a market value lower than expected; the businesses of Mercer and Fibrek may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the expected benefits, synergies and cost savings from the Offer may not be fully realized or not realized within the expected time frame; the possible delay in the completion of the steps required to be taken for our acquisition of Fibrek, including the possibility that any approvals or clearances required to be obtained from regulatory and other agencies and bodies will not be obtained in a timely manner; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees and suppliers; and all other potential risks and uncertainties set forth under the Section entitled “Risk Factors” in the Offer to Purchase and Circular, as amended by the Notice.

The completion of the Offer is subject to a number of terms and conditions. The conditions to the Offer may not be satisfied in accordance with their terms, and/or we may exercise our termination rights under the Support Agreement, in which case the Offer could be terminated. The outcome of the appeal of the decision of the Québec Court of Appeal may also have an impact on the completion of the Offer. Failure to complete the Offer could have a material adverse impact on the market price of the Fibrek Shares.

All forward-looking statements in this Notice of Variation and Extension, the Offer to Purchase and Circular, the Notice and the documents incorporated by reference herein or therein are expressly qualified by the cautionary statements contained or referred to in this section and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable laws.

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MARKET AND INDUSTRY DATA

Information about industry or general economic conditions contained in this Notice of Variation and Extension, the Offer to Purchase and Circular, the Notice and the documents incorporated by reference herein or therein is derived from third-party sources and certain trade publications that we believe are widely accepted and accurate; however, we have not independently verified this information and cannot provide assurances of its accuracy.

RECENT DEVELOPMENTS

On March 19, 2012, TSX accepted notice of the Special Warrant Financing, and conditionally approved the listing of the Fibrek Shares issuable on conversion of the Special Warrants. On March 22, 2012, Fibrek announced that it had been notified that Fairfax had filed an application for a hearing and review to the Ontario Securities Commission (the “OSC”) seeking to set aside and suspend the decision of the TSX until the application was heard by the OSC. As at the date hereof, the hearing before the OSC has been adjourned until April 13, 2012.

Effective March 23, 2012, the U.S. Federal Trade Commission granted our request for early termination of the statutory waiting period for U.S. competition and antitrust review.

On March 28, 2012, the Québec Court of Appeal overturned the previously announced decision of the Court of Québec, reinstating the cease trade order of the Bureau de décision against the Special Warrant Financing. On the same date, we announced that we, together with Fibrek, would seek permission from the Supreme Court of Canada to appeal the decision, which we are currently pursuing.

On April 2, 2012, we commenced an application before the Bureau de décision for a “cease trade” order and/or other appropriate relief in respect of the Abitibi Bid, including preventing Steelhead Partners, LLC and Fairfax from tendering their Fibrek Shares to the Abitibi Bid. Prior to that, on March 30, 2012, the OSC dismissed our parallel application. The OSC, without commenting on the merits of our application, determined that although it had jurisdiction to hear the application, the proper forum for the application was before the Bureau de décision.

Also on April 2, 2012, we received a favorable decision from the federal Minister of Industry following his review of the Offer under the Investment Canada Act.

On April 5, 2012, Fibrek announced that it had filed a motion with the Supreme Court of Canada seeking permission for an expedited process to hear both an application for leave to appeal and the appeal itself, if leave is granted, of the Québec Court of Appeal’s decision.

MARKET PRICES AND EXCHANGE RATE

On April 4, 2012, the closing sale price of Mercer Shares on the NASDAQ was $7.73 and the closing sale price of the Fibrek Shares on TSX was C$1.06.

On March 30, 2012, the date of the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the conversion of Euros and Canadian dollars to U.S. dollars before the date hereof was €0.7496 per U.S. dollar and C$0.9990 per U.S. dollar. Fibrek shareholders are encouraged to obtain current market quotations for Mercer Shares and Fibrek Shares and current exchange rate information prior to making any decision with respect to the Offer.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Our Proxy Statement on Schedule 14A filed with the SEC on March 26, 2012 (the “2012 Proxy Statement”) in respect of our annual meeting of shareholders to be held on May 31, 2012 is hereby incorporated by reference into, and forms an integral part of, the Offer to Purchase and Circular, as amended by the Notice and this Notice of Variation and Extension. For the purposes of the Offer to Purchase and Circular, as amended by the Notice and this Notice of Variation and Extension, the 2012 Proxy Statement will supersede and replace our Proxy Statement on Schedule 14A filed with the SEC on April 20, 2011, previously incorporated by reference.

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Any reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of the Offer to Purchase and Circular to the date that the Fibrek Shares are accepted for payment or exchange pursuant to the Offer or the date that the Offer is terminated will be deemed to be automatically incorporated into and become a part of the Offer to Purchase and Circular. In particular, all of our SEC filings made pursuant to the Exchange Act after the date of our initial Registration Statement on Form S-4 (the “Registration Statement”), of which the Offer to Purchase and Circular, as amended forms a part, and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference into the Offer to Purchase and Circular, as amended. Any information contained in such subsequently filed reports that updates, modifies, supplements or replaces information contained in the Offer to Purchase and Circular, as amended, shall automatically supersede and replace such information. Any information that is modified or superseded by a subsequently filed report or document shall not be deemed, except as so modified or superseded, to constitute a part of the Offer to Purchase and Circular, as amended.

We will provide promptly without charge to you, upon oral or written request, a copy of any document incorporated by reference into the Offer to Purchase and Circular, as amended other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

Mercer International Inc.

700 West Pender Street

Suite 1120

Vancouver, British Columbia

Canada V6C 1G8

Telephone: (604) 684-1099

Attention: David M. Gandossi

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NOTICE OF VARIATION AND EXTENSION

The Offer to Purchase and Circular, as amended by the Notice and this Notice of Variation and Extension, contains important information which should be read carefully before making a decision with respect to the Offer.

April 5, 2012

TO HOLDERS OF FIBREK SHARES:

On April 5, 2012, by written notice given to the Depositary and as set forth in this Notice of Variation and Extension, we amended our Offer to Purchase and Circular dated February 29, 2012, as amended by the Notice, pursuant to which we are offering to purchase, on the terms and subject to the conditions contained therein, all of the issued and outstanding Fibrek Shares (the “Original Offer”). Unless the context otherwise requires, capitalized terms used but not defined herein have the meanings set forth in the Offer to Purchase and Circular, as amended by the Notice.

Except as otherwise set forth in this Notice of Variation and Extension, the terms and conditions of the Original Offer set forth in the Offer to Purchase and Circular, as amended by the Notice, continues to be applicable in all respects. This Notice of Variation and Extension should be carefully read in conjunction with the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, in each case as may be amended by the Notice.

All references to the “Offer” in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery, in each case as may be amended by the Notice, and this Notice of Variation and Extension mean the Original Offer, as amended further by this Notice of Variation and Extension.

1.	EXTENSION OF THE OFFER

We are extending the expiry time of the Offer to 11:59 p.m. (Eastern time) on April 16, 2012.

In connection with the foregoing, the definition of “Expiry Time” included in the Offer to Purchase and Circular, as may be amended by the Notice, is deleted and the following definition is added to the “Glossary” section in the appropriate alphabetical order:

“Expiry Time” means 11:59 p.m., Eastern time, on April 16, 2012 or as may be extended.”

Section 2 of the Offer to Purchase, “Time for Acceptance”, is deleted in its entirety and replaced with the following:

“The Expiry Time is at 11:59 p.m., Eastern Time, on April 16, 2012 or, if later, the latest date and time to which the time of expiration of the Offer has been extended, as described in Section 5 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer”. We will not amend the Offer in such a manner as would cause the Expiry Time to occur earlier than 11:59 p.m., Eastern Time, on April 16, 2012.

The Expiry Time may be subject to extensions, depending on the timing of receipt of regulatory approvals and other factors.”

In addition, all references to “5:00 p.m., Eastern Time, on April 6, 2012” in the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular, each as may be amended by the Notice, are amended to now refer to “11:59 p.m., Eastern Time, on April 16, 2012.”

2.	TIME FOR ACCEPTANCE

The Offer will remain open for acceptance until 11:59 p.m., Eastern Time, on April 16, 2012, unless extended or withdrawn by us.

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3.	MANNER OF ACCEPTANCE

Fibrek Shares which have not already been deposited pursuant to the Offer may be deposited under the Offer in accordance with the provisions of Section 3 of the Offer to Purchase, “Manner of Acceptance”.

4.	TAKE UP AND PAYMENT FOR DEPOSITED FIBREK SHARES

If all conditions described in the Offer to Purchase and Circular have been satisfied or waived by us at or immediately prior to the Expiry Time, we will take up and promptly pay for Fibrek Shares validly deposited under the Offer and not properly withdrawn. Under Canadian Law, take up and payment must occur no later than ten days after the Expiry Time. All Fibrek Shares taken up under the Offer will be paid for promptly and, in any event, within three Business Days after having been taken up. Fibrek Shares deposited pursuant to the Offer after the first date on which Fibrek Shares have been taken up and paid for by us will be taken up and paid for not later than ten days after such deposit.

Fibrek shareholders should refer to Section 6 of the Offer to Purchase, “Take Up and Payment for Deposited Fibrek Shares” for details regarding the take up of and payment for Fibrek Shares deposited under the Offer.

5.	WITHDRAWAL OF DEPOSITED SHARES

Fibrek Shares deposited under the Offer may be withdrawn by or on behalf of the depositing Fibrek shareholder (unless otherwise required or permitted by applicable Laws):

•	at any time before Fibrek Shares deposited under the Offer are taken up and paid for by us; or

•	at any time before the expiration of the tenth day after the date upon which:

(i)	this Notice of Variation and Extension;

(ii)	a notice of change relating to a change that has occurred in the information contained in the Offer to Purchase and Circular, and such change is one that would reasonably be expected to affect the decision of a Fibrek shareholder to accept or reject the Offer (other than a change that is not within our control or the control of our affiliates, unless it is a change in a material fact relating to Mercer Shares); provided that such change occurs before the Expiry Time or after the Expiry Time but before the expiration of all rights of withdrawal in respect of the Offer; or

(iii)	any subsequent notice of variation concerning a further variation of the terms of the Offer;

is first mailed, delivered or otherwise properly communicated, unless in either case the Fibrek Shares have been taken up before the date of such notice of change or variation.

The ten-day period referred to above may be extended to ten Business Days where required by U.S. securities Laws.

Notice of withdrawal of deposited Fibrek Shares must: (i) be made by a method that provides the Depositary with a timely written or printed copy of such notice; (ii) be made by or on behalf of the depositing Fibrek shareholder; (iii) be signed by or on behalf of the depositing Fibrek shareholder; (iv) specify such Fibrek shareholder’s identity, the number of Fibrek Shares to be withdrawn, and the name of the registered Fibrek shareholder; and (v) be actually received by the Depositary within the applicable time limits specified above.

If certificates evidencing the Fibrek Shares to be withdrawn have been delivered or otherwise identified to the Depositary then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless the notice of withdrawal is signed by the registered owner of such Fibrek Shares or such Fibrek Shares have been deposited by or for the account of an Eligible Institution, the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Fibrek Shares have been

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deposited pursuant to the procedures for book-entry transfer as described in Section 3 of the Offer to Purchase, “Manner of Acceptance”, any notice of withdrawal must specify the name and number of the account at CDS or DTC, as applicable, to be credited with the withdrawn Fibrek Shares or otherwise comply with the procedures of CDS or DTC, as applicable.

Withdrawals may not be rescinded and will take effect upon actual receipt by the Depositary of a properly completed notice of withdrawal. Any Fibrek Shares withdrawn will be deemed not properly deposited for the purposes of the Offer, but may be re-deposited at any time on or prior to the Expiry Time by following the applicable procedures described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

6.	STATUTORY RIGHTS

Securities legislation in the provinces and territories of Canada provides security holders of Fibrek with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those securityholders. However, such rights must be exercised within prescribed time limits. Securityholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

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APPROVAL AND CERTIFICATE OF MERCER INTERNATIONAL INC.

The foregoing, together with the Offer to Purchase and Circular and the Notice, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: April 5, 2012

(Signed) Jimmy S.H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee	David M. Gandossi
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Secretary

On behalf of the board of directors

(Signed) Eric Lauritzen	(Signed) William McCartney
Eric Lauritzen	William McCartney
Director	Director

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APPROVAL AND CERTIFICATE OF MERC ACQUISITION INC.

The foregoing, together with the Offer to Purchase and Circular and the Notice, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: April 5, 2012

(Signed) Jimmy S.H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee	David M. Gandossi
President	Secretary

On behalf of the board of directors

(Signed) Jimmy S.H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee	David M. Gandossi
President	Secretary

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THE DEPOSITARY FOR THE OFFER IS:

By Registered Mail, Hand or Courier	By Mail

Computershare Investor Services Inc. 100 University Avenue 9th Floor Toronto, Ontario M5Y 2Y1 Attention: Corporate Actions	Computershare Investor Services Inc. P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2

Inquiries

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-mail: corporateactions@computershare.com

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE MAY BE DIRECTED TO THE

INFORMATION AGENT:

Toll-Free (North America): 1-877-304-0211

Banks brokers or collect calls: 416-304-0211

Email: assistance@laurelhill.com

12

Mercer International Inc. and MERC Acquisition Inc. may not complete the Offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and Mercer International Inc. and MERC Acquisition Inc. are not soliciting an offer to buy these securities in any state or jurisdiction in which such offer or sale is not permitted.

This document is important and requires your immediate attention. If you have any questions as to how to deal with the transactions described in this document, you are encouraged to consult your investment dealer, stockbroker, bank manager, accountant, lawyer or other professional advisor. The Offer has not been approved or disapproved by any securities regulatory authority in Canada or the United States and no securities regulatory authority has expressed an opinion about, or passed upon the fairness or merits of the Offer contained in this document, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is unlawful.

February 29, 2012

OFFER TO PURCHASE

all of the outstanding common shares of

FIBREK INC.

by

MERCER INTERNATIONAL INC.

and

MERC ACQUISITION INC.,

a wholly-owned subsidiary of MERCER INTERNATIONAL INC.,

for consideration per common share of Fibrek Inc. payable, at the election of each holder, in one of the following forms:

C$1.30 in cash (subject to proration as described below)

OR

C$0.54 in cash plus 0.0903 of a share of common stock of MERCER INTERNATIONAL INC.

OR

0.1540 of a share of common stock of MERCER INTERNATIONAL INC. (subject to proration as described below)

Mercer International Inc., a Washington corporation (“Mercer”), and MERC Acquisition Inc., a Canadian corporation, and a wholly-owned subsidiary of Mercer (“Mercer Acquisition” and, together with Mercer, the “Offerors”), hereby offer to purchase (the “Offer”), upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and related letter of transmittal and election form (the “Letter of Transmittal”), all of the issued and outstanding common shares of Fibrek Inc. (“Fibrek”), a Canadian corporation, including any Fibrek common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of options issued under Fibrek’s share option plan (the “Fibrek SOP”) implemented on May 19, 2010 (the “Fibrek Shares”), for consideration per Fibrek Share payable, at the election of each holder, in one of the following forms:

•	C$1.30 in cash, subject to proration as described in Section 1 of the Offer to Purchase, “The Offer” (the “Cash Only Option”); or

•	C$0.54 in cash plus 0.0903 of a share of common stock (the “Mercer Shares”) of Mercer (the “Cash and Share Option”); or

•	0.1540 of a Mercer Share, subject to proration as described in Section 1 of the Offer to Purchase, “The Offer” (the “Shares Only Option”).

The Offer will be open for acceptance until 5:00 p.m., Eastern Time, on April 6, 2012, unless extended or withdrawn by us (the “Expiry Time”). We will not amend the Offer in such a manner as would cause the Expiry Time of the Offer to occur earlier than such date and time or alter the withdrawal rights of Fibrek shareholders. Fibrek Shares deposited under the Offer may be withdrawn at any time prior to being taken up and paid for.

The board of directors of Fibrek, after consulting with its financial and legal advisors, has UNANIMOUSLY DETERMINED that the consideration to be offered for the Fibrek Shares pursuant to the Offer is fair to all Fibrek shareholders (other than those who have entered into lock-up agreements with any person other than Mercer with respect to their Fibrek Shares), that it is in the best interests of Fibrek to support and facilitate the Offer and UNANIMOUSLY RECOMMENDS that holders of Fibrek Shares deposit their Fibrek Shares to the Offer.

The Offer represents, as at February 9, 2012, a premium of 30% over the unsolicited insider bid made by AbitibiBowater Inc. (the “Abitibi Bid”), 81% over the closing price of the Fibrek Shares on November 28, 2011, the date of announcement of the Abitibi Bid, and 70% over the volume-weighted average trading price of the Fibrek Shares on the Toronto Stock Exchange (the “TSX”) for the 20 trading days ending on such date.

As at the close of business on February 28, 2012, there were 130,075,556 issued and outstanding Fibrek Shares. Based on this total, the maximum amount of cash consideration available under the Offer shall be C$70,000,000 (the “Maximum Cash Consideration”) and the maximum number of Mercer Shares available to be issued under the Offer shall be 11,741,496 (the “Maximum Share Consideration”). The consideration payable to Fibrek shareholders having elected the Cash Only Option or the Shares Only Option will be prorated on each date on which Fibrek Shares are taken up under the Offer as necessary to ensure that the aggregate consideration payable under the Offer does not exceed the Maximum Cash Consideration and the Maximum Share Consideration. Such proration will be based on the number of Fibrek Shares acquired on such date in proportion to the number of issued and outstanding Fibrek Shares as of such date. See Section 1 of the Offer to Purchase, “The Offer”.

Mercer and Fibrek have entered into a support agreement dated February 9, 2012 (the “Support Agreement”) pursuant to which Fibrek agreed to support and recommend the Offer, all subject to the terms and conditions set forth therein. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us”.

In connection with the Offer, we have entered into lock-up agreements pursuant to which certain directors and officers of Fibrek have agreed to support the Offer. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Arrangements Between us and the Directors and Officers of Fibrek”, for additional details on such lock-up agreements.

Mercer Shares are traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “MERC” and on the TSX under the symbol “MRI.U”. Fibrek Shares are traded on the TSX under the symbol “FBK”.

The securities offered in the Offer involve certain risks. For a discussion of risk factors you should consider in evaluating the Offer, see the Section entitled “Risk Factors”.

NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY STATE SECURITIES COMMISSION, ANY CANADIAN SECURITIES REGULATORY AUTHORITY OR ANY OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFER TO PURCHASE AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO SHAREHOLDERS IN CANADA

We present our financial statements in Euros and prepare our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Financial information in the Offer to Purchase and the Circular has been prepared in accordance with U.S. GAAP, and therefore may not be comparable to financial data prepared by many Canadian companies.

Fibrek shareholders in Canada should be aware that the disposition of Fibrek Shares and the acquisition of Mercer Shares by them as described herein may have tax consequences both in Canada and the U.S. Such consequences may not be fully described herein and such shareholders are encouraged to consult their tax advisors. See Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” and Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

Certain of the directors and officers of Mercer and certain of the experts named herein may reside outside of Canada. Substantially all of the assets of these persons and of Mercer may be located outside of Canada. It may not be possible for investors to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against Mercer, its directors and officers and certain of the experts named herein judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

NOTICE TO SHAREHOLDERS IN THE U.S.

We present our financial statements in Euros and prepare our financial statements in accordance with U.S. GAAP. Financial statements for Fibrek included herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which differ from U.S. GAAP in certain material respects, and thus may not be comparable to financial statements of U.S. companies.

Fibrek shareholders in the U.S. should be aware that the disposition of Fibrek Shares and the acquisition of Mercer Shares by them as described herein may have tax consequences both in the U.S. and in Canada. Such consequences may not be fully described herein and such shareholders are encouraged to consult their tax advisors. See Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations” and Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Mercer Acquisition is organized under the laws of Canada, that some or all of our officers and directors may reside outside the U.S., that some of the experts named herein may reside outside the U.S., and that all or a substantial portion of our assets and of the assets of such persons may be located outside the U.S.

NOTICE TO HOLDERS OF OPTIONS

The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options (as defined herein) be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercises (as defined herein), shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time (as defined herein) that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not to exercise their options prior to the Expiry Time or thereafter.

The Depositary for the Offer is:	The Information Agent for the Offer is:

The consideration payable in the form of Mercer Shares under the Offer will be subject to adjustment for fractional shares. No fractional Mercer Shares will be issued under the Offer.

Based on 130,075,556 issued and outstanding Fibrek Shares as at the close of business on February 28, 2012, and assuming that all outstanding Fibrek Shares are deposited and taken up under the Offer, we estimate that the number of Mercer Shares that Fibrek shareholders will receive in the Offer will represent approximately 17% of the Mercer Shares outstanding immediately following the issuance of such Mercer Shares.

The Offer is subject to certain conditions, which are described in Section 4 of the Offer to Purchase, “Conditions of the Offer” including, without limitation, there being validly deposited or tendered under the Offer and not withdrawn, at the Expiry Time, a number of Fibrek Shares which, together with the Fibrek Shares and any Special Warrants (as defined herein) held by Mercer and its affiliates, represent at least 50.1% of the aggregate number of Fibrek Shares outstanding on a fully-diluted basis. Subject to applicable law and the Support Agreement, we reserve the right to withdraw the Offer and to not take up and pay for any Fibrek Shares deposited pursuant to the Offer unless each of the conditions of the Offer is satisfied or waived by us at or immediately prior to the Expiry Time. The Offer is not subject to any financing condition.

Upon the purchase of Fibrek Shares pursuant to the Offer, additional Mercer Shares will be listed under the same symbol for existing Mercer Shares on the NASDAQ and the TSX. We will apply to the NASDAQ and the TSX to list Mercer Shares to be issued to Fibrek shareholders in connection with the Offer. It is a condition of the Offer that Mercer Shares to be issued in the Offer shall have been approved for listing on the NASDAQ and on the TSX. Listing of Mercer Shares to be issued in the Offer will be subject to us fulfilling the listing requirements of the NASDAQ and the TSX. See Section 12 of the Circular, “Stock Exchange Listing Applications”.

In the Offer to Purchase and Circular, “we”, “us” and “our” refer to the Offerors or to Mercer with its subsidiaries and controlled affiliates, either individually or collectively, as the context may require.

Any Fibrek shareholder desiring to deposit all or any portion of such shareholder’s Fibrek Shares under the Offer should either: (i) complete and sign the accompanying Letter of Transmittal (printed on BLUE paper) in accordance with the instructions in the Letter of Transmittal and mail or deliver it together with the certificate(s) evidencing deposited Fibrek Shares, and any other required documents, to the Depositary (as defined herein) at its office specified in the Letter of Transmittal; (ii) deposit such Fibrek Shares pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”; or (iii) request such Fibrek shareholder’s broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Fibrek shareholder. Any Fibrek shareholder whose Fibrek Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee must contact the Depositary or its broker, investment dealer, bank, trust company or other nominee if such Fibrek shareholder desires to deposit such Fibrek Shares in the Offer.

If a Fibrek shareholder desires to deposit Fibrek Shares pursuant to the Offer and: (i) the certificates evidencing such Fibrek Shares are not immediately available; (ii) such shareholder cannot deliver the certificates and all other required documents to the Depositary before the Expiry Time; or (iii) such shareholder cannot comply with the procedures for book-entry transfer on a timely basis, such Fibrek Shares may nevertheless be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on YELLOW paper). See Section 3 of the Offer to Purchase, “Manner of Acceptance”.

If Fibrek Shares validly deposited under the Offer are taken up and paid for, we will, to the extent within our control and subject to applicable laws, acquire, directly or indirectly, all of the issued and outstanding Fibrek Shares not deposited under the Offer by way of one or more Second Step Transactions (as defined herein). The terms of any such Second Step Transaction will provide that the consideration offered for Fibrek Shares under any Second Step Transaction, including the consideration options, will be the same as that offered and paid to Fibrek shareholders under the Offer (subject to proration). See Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited”.

The cash portion of the Offer Consideration (as defined herein) payable under the Offer will be denominated and paid in Canadian dollars.

We have engaged The Laurel Hill Advisory Group Company to act as information agent (the “Information Agent”) for the Offer and have engaged Computershare Investor Services Inc. to act as depositary (the “Depositary”) for the Offer.

Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase and Circular. Requests for additional copies of the Offer to Purchase and Circular, the accompanying Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent, and copies will be furnished promptly at our expense. Fibrek shareholders may also contact their brokers, investment dealers, banks, trust companies or other nominees for assistance concerning the Offer.

We have not authorized anyone to provide any information or make any representation in connection with the Offer that is different from, or in addition to, the information and representations contained in the Offer or in any materials regarding the Offer accompanying this document or incorporated by reference herein or therein. Fibrek shareholders should not rely on any information or any representations regarding the Offer not contained in the Offer to Purchase and Circular or in the documents accompanying the Offer to Purchase and Circular.

While the Offer is being made to all holders of Fibrek Shares, this document does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made in, nor will deposits be accepted in, any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to make the Offer in any such jurisdiction.

Unless otherwise specified, the information contained in this document speaks only as of the date of this document. All websites referred to in the Offer to Purchase and Circular and Letter of Transmittal are inactive textual references only, meaning that the information contained on such websites is not incorporated by reference into the Offer to Purchase and Circular or the Letter of Transmittal, and you should not consider information contained on such websites as part of the Offer to Purchase and Circular or the Letter of Transmittal, unless expressly specified in the Offer to Purchase and Circular or the Letter of Transmittal.

THIS OFFER TO PURCHASE AND CIRCULAR AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

THE OFFER TO PURCHASE AND CIRCULAR INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT MERCER FROM DOCUMENTS FILED WITH THE SEC AND THE CANADIAN SECURITIES REGULATORY AUTHORITIES THAT HAVE NOT BEEN INCLUDED IN OR DELIVERED WITH THIS OFFER TO PURCHASE AND CIRCULAR. SUCH INFORMATION IS AVAILABLE AT THE INTERNET WEBSITES MAINTAINED BY THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES AT WWW.SEC.GOV AND WWW.SEDAR.COM, RESPECTIVELY. PLEASE SEE THE SECTION ENTITLED “WHERE YOU CAN FIND ADDITIONAL INFORMATION”. YOU MAY ALSO REQUEST COPIES OF THESE DOCUMENTS FROM US, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE INFORMATION AGENT AT ITS ADDRESS OR TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THIS OFFER TO PURCHASE AND CIRCULAR. IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST MAKE YOUR REQUEST NO LATER THAN MARCH 29, 2012 OR FIVE BUSINESS DAYS PRIOR TO THE EXPIRY TIME OF THE OFFER, WHICHEVER IS LATER.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in the Offer to Purchase, the Circular and the documents incorporated by reference herein that are not reported financial results or other historical information of the Offerors or Fibrek, are “forward-looking” statements and involve risks and uncertainties relating to business outlook; assessment of market conditions; liquidity outlook, prospects, growth, strategies and the industry in which we operate; expected benefits resulting from this Offer and stated reasons to accept the Offer; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should”, “would”, “could”, “will”, “may”, “expect”, “believe”, “anticipate”, “attempt”, “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Mercer shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause our actual future financial condition, results of operations and performance to differ materially from those expressed or implied in this Offer to Purchase and Circular and the documents incorporated by reference in the Offer to Purchase and Circular include, but are not limited to: Mercer Shares issued in connection with the Offer may have a market value lower than expected; the businesses of Mercer and Fibrek may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; the expected benefits, synergies and cost savings from the Offer may not be fully realized or not realized within the expected time frame; the possible delay in the completion of the steps required to be taken for our acquisition of Fibrek, including the possibility that approvals or clearances required to be obtained from regulatory and other agencies and bodies will not be obtained in a timely manner; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees and suppliers; and all other potential risks and uncertainties set forth under the Section entitled “Risk Factors”.

v

The completion of the Offer is subject to a number of terms and conditions. The conditions to the Offer may not be satisfied in accordance with their terms, and/or we may exercise our termination rights under the Support Agreement, in which case the Offer could be terminated. The outcome of the appeal of the decision of the Bureau de décision may also have an impact on the completion of the Offer. Failure to complete the Offer could have a material adverse impact on the market price of the Fibrek Shares.

All forward-looking statements in the Offer to Purchase, the Circular and the documents incorporated by reference herein are expressly qualified by the cautionary statements contained or referred to in this section and in our other filings with the SEC and the Canadian securities regulatory authorities. We disclaim any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable laws.

MARKET AND INDUSTRY DATA

Information about industry or general economic conditions contained in the Offer to Purchase, the Circular and the documents incorporated by reference herein is derived from third-party sources and certain trade publications that we believe are widely accepted and accurate; however, we have not independently verified this information and cannot provide assurances of its accuracy.

REPORTING CURRENCIES AND FINANCIAL PRINCIPLES

In the Offer to Purchase and Circular, all references to “€” refer to Euro, all references to “C$” refer to Canadian dollars and all references to “US$” refer to U.S. dollars, unless otherwise indicated.

Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 and the notes thereto are prepared in accordance with U.S. GAAP.

INFORMATION CONCERNING FIBREK

Except as otherwise indicated, the information concerning Fibrek contained herein has been taken from or is based upon Fibrek’s (and other) publicly available documents and records. Although Mercer has no knowledge that would indicate that any statements contained herein concerning Fibrek taken from or based upon such documents and records are untrue or incomplete, neither Mercer nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including any of Fibrek’s financial information or statements, or for any failure by Fibrek to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Mercer. Mercer has limited means of verifying the accuracy or completeness of any of the information contained herein that is derived from Fibrek’s publicly available documents or records or whether there has been any failure by Fibrek to disclose events that may have occurred or may affect the significance or accuracy of any information.

EXCHANGE RATES

Our reporting currency and our financial statements are reported in Euros, as a significant majority of our business transactions are originally denominated in Euros. We translate non-Euro denominated assets and liabilities at the rate of exchange on the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the period.

The following table sets out exchange rates, based on the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) for the conversion of Euros and Canadian dollars to U.S. dollars in effect at the end of the following periods, the average exchange rates during these periods (based on daily Noon Buying Rates) and the range of high and low exchange rates for these periods:

	Years Ended December 31,
	2011	2010	2009	2008	2007
	(€/US$)
End of period	0.7708	0.7536	0.6977	0.7184	0.6848
High for period	0.6723	0.6879	0.6623	0.6246	0.6729
Low for period	0.7736	0.8362	0.7970	0.8035	0.7750
Average for period	0.7186	0.7541	0.7176	0.6826	0.7304
	(C$/US$)
End of period	1.0168	1.0009	1.0461	1.2240	0.9881
High for period	0.9448	0.9960	1.0289	0.9717	0.9168
Low for period	1.0605	1.0776	1.2995	1.2971	1.1852
Average for period	0.9887	1.0298	1.1412	1.0660	1.0740

On February 24, 2012, the date of the most recent weekly publication of the Noon Buying Rate before the date hereof, the Noon Buying Rate for the conversion of Euros and Canadian dollars to U.S. dollars was €0.7428 per U.S. dollar and C$0.9988 per U.S. dollar.

In addition, certain financial information relating to our Celgar mill is stated in Canadian dollars while we report our financial results in Euros. The following table sets out exchange rates, based on the noon rate provided by the Bank of Canada (the “Bank of Canada Noon Rate”), for the conversion of Canadian dollars to Euros in effect at the end of the following periods, the average exchange rates during these periods (based on Bank of Canada Noon Rates) and the range of high and low exchange rates for these periods:

	Years Ended December 31,
	2011	2010	2009	2008	2007
	(C$/€)
End of period	1.3193	1.3319	1.5000	1.7046	1.4428
High for period	1.2847	1.2478	1.4936	1.4489	1.3448
Low for period	1.4305	1.5067	1.6920	1.7316	1.5628
Average for period	1.3761	1.3671	1.5851	1.5603	1.4690

On February 10, 2012, the date on which we announced our intention to make the Offer, the Bank of Canada Noon Rate for the conversion of Canadian dollars to Euros was C$1.3208 per Euro.

The following table sets forth the average exchange rate for one U.S. dollar expressed in Canadian dollars for each period indicated and the exchange rate at the end of such period, based on the noon exchange rate published by the Bank of Canada Noon Rate:

	Years Ended December 31,
	2011	2010	2009	2008	2007
	(C$/€)
High for period	1.0604	1.0778	1.3000	1.2969	1.1853
Low for period	0.9449	0.9946	1.0292	0.9719	0.9170
End of period	1.0170	0.9946	1.0466	1.2246	0.9881
Average for period	0.9891	1.0299	1.1420	1.0660	1.0748

	Jan. 2011	Feb. 2011	Mar. 2011	Apr. 2011	May 2011	Jun. 2011	Jul. 2011	Aug. 2011	Sep. 2011	Oct. 2011	Nov. 2011	Dec. 2011
High for period	1.0022	0.9955	0.9918	0.9691	0.9809	0.9861	0.9668	0.9910	1.0389	1.0604	1.0487	1.0406
Low for period	0.9862	0.9739	0.9686	0.9486	0.9490	0.9643	0.9449	0.9580	0.9752	0.9935	1.0126	1.0105
End of period	1.0022	0.9739	0.9718	0.9486	0.9688	0.9643	0.9538	0.9784	1.0389	0.9935	1.0197	1.0170
Average for period	0.9938	0.9876	0.9766	0.9582	0.9680	0.9768	0.9553	0.9828	1.0026	1.0198	1.0258	1.0238

On February 10, 2012, the date on which we announced our intention to make the Offer, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the Bank of Canada Noon Rate was C$1.0016. On February 27, 2012, being the latest practicable date immediately prior to the date of this Offer to Purchase and Circular, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the Bank of Canada Noon Rate was C$0.9983.

QUESTIONS AND ANSWERS

The following are some of the questions that you, as a Fibrek shareholder, may have regarding the Offer and answers to those questions. This section highlights selected information from the Offer to Purchase and Circular, and may not contain all of the information that is important to you and is qualified in its entirety by the more detailed descriptions and explanations contained in the Offer to Purchase and Circular. Certain capitalized terms and expressions used in this section are defined and explained in the Section entitled “Glossary”. To better understand the Offer and for a complete description of the legal terms of the Offer, you should read the Offer to Purchase, the Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and any other documents mailed to you carefully and in their entirety. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase and Circular.

WHO IS OFFERING TO PURCHASE MY FIBREK SHARES?

The Offerors are Mercer, a Washington corporation, and Mercer Acquisition, a Canadian corporation. Mercer Shares are traded on the NASDAQ under the symbol “MERC” and on TSX under the symbol “MRI.U”. Mercer Acquisition is a newly-formed, wholly-owned subsidiary of Mercer organized solely for the purpose of making the Offer and has not otherwise conducted any business activities to date. See Sections 1 and 2 of the Circular, “About Mercer International Inc.” and “About MERC Acquisition Inc.”.

WHAT IS THE OFFER?

Upon the terms and subject to the conditions described in this Offer to Purchase and Circular and the accompanying Letter of Transmittal (including, if the Offer is extended, varied or amended, the terms and conditions of such extension, variation or amendment), we are offering to purchase all of the issued and outstanding Fibrek Shares for Offer Consideration per Fibrek Share payable, at the election of each holder, in one of the following forms:

•	C$1.30 in cash, subject to proration as described in Section 1 of the Offer to Purchase, “The Offer”;

•	C$0.54 in cash plus 0.0903 of a Mercer Share; or

•	0.1540 of a Mercer Share, subject to proration as described in Section 1 of the Offer to Purchase, “The Offer”.

As at the close of business on February 28, 2012, there were 130,075,556 issued and outstanding Fibrek Shares. Based on this total, the maximum amount of cash consideration available under the Offer is C$70,000,000 and the maximum number of Mercer Shares available to be issued under the Offer is 11,741,496. The Offer Consideration payable to Fibrek shareholders having elected the Cash Only Option or the Shares Only Option will be prorated on each Take-Up Date as necessary to ensure that the aggregate Offer Consideration does not exceed the Maximum Cash Consideration and the Maximum Share Consideration. Such proration will be based on the number of Fibrek Shares acquired in proportion to the number of issued and outstanding Fibrek Shares as of the applicable Take-Up Date. See Section 1 of the Offer to Purchase, “The Offer”.

WHAT ARE THE CLASSES AND AMOUNTS OF SECURITIES SOUGHT IN THE OFFER?

We are seeking to purchase all of the issued and outstanding Fibrek Shares. This includes Fibrek Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of options issued under the Fibrek SOP. See Section 1 of the Offer to Purchase, “The Offer”.

IN WHAT CURRENCY WILL THE CASH PORTION OF THE OFFER CONSIDERATION BE PAID?

The cash portion of the Offer Consideration will be denominated and paid in Canadian dollars.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

If you are the owner of record of your Fibrek Shares and you deposit your Fibrek Shares in the Offer directly with the Depositary or you use the services of any soliciting agent and/or dealer manager that we may appoint (or a soliciting dealer group that we decide to form) in Canada and elsewhere to accept the Offer, you will not have to pay any brokerage or similar fees or commissions. Fibrek shareholders should contact the Depositary or a broker or dealer for assistance in accepting the Offer and in depositing their Fibrek Shares with the Depositary. See Section 10 of the Circular, “Fees and Expenses”.

In addition, the consideration paid to Fibrek shareholders in lieu of fractional Mercer Shares will be distributed by the Depositary to such Fibrek shareholders net of any commissions, as described in Section 1 of the Offer to Purchase, “The Offer”.

WHY ARE YOU MAKING THE OFFER?

We are making the Offer in order to enable us to acquire Fibrek. If Fibrek Shares validly deposited under the Offer are taken up and paid for, we will, to the extent within our control and subject to applicable Laws, acquire, directly or indirectly, all of the issued and outstanding Fibrek Shares by way of a Second Step Transaction. In order to effect a Second Step Transaction, we may seek to cause a special meeting of the then Fibrek shareholders to be called to consider an amalgamation, plan of arrangement, capital reorganization, consolidation or other transaction as a result of which we or one of our affiliates would, directly or indirectly, acquire all of the remaining Fibrek Shares. See Sections 6 and 15 of the Circular, “Purpose of the Offer; Plans for Fibrek” and “Acquisition of Fibrek Shares not Deposited”.

IS THE FIBREK BOARD RECOMMENDING THE OFFER?

The Fibrek Board, after consulting with its financial and legal advisors, has UNANIMOUSLY DETERMINED that the consideration to be offered for the Fibrek Shares pursuant to the Offer is fair to all Fibrek shareholders (other than those who have entered into lock-up agreements with any person other than Mercer with respect to their Fibrek Shares), that it is in the best interests of Fibrek to support and facilitate the Offer and UNANIMOUSLY RECOMMENDS that holders of Fibrek Shares deposit their Fibrek Shares to the Offer.

WILL YOU HAVE THE FINANCIAL RESOURCES TO PAY FOR THE CASH PORTION OF THE OFFER CONSIDERATION FOR ALL OF THE FIBREK SHARES THAT YOU ARE OFFERING TO PURCHASE?

Yes. We intend to pay the cash portion of the Offer and any Second Step Transaction and any related fees and expenses using cash available to us. The Offer is not subject to any financing condition. See Section 9 of the Circular, “Source and Amount of Funds”.

IS THE FINANCIAL CONDITION OF MERCER RELEVANT TO MY DECISION TO DEPOSIT MY FIBREK SHARES IN THE OFFER?

Yes. Our financial condition is relevant to your decision to deposit your Fibrek Shares because the Offer Consideration for the Fibrek Shares taken up in the Offer includes Mercer Shares. The proration procedures described in this document may cause you to receive a portion of your Offer Consideration in the form of Mercer Shares even if you select the Cash Only Option. You should therefore consider our financial condition before you decide to deposit your Fibrek Shares into the Offer.

ARE THERE CONDITIONS TO THE OFFER?

The Offer is subject to a number of conditions. The Offer is conditional upon, among other things:

•

there being properly and validly deposited under the Offer and not withdrawn at the Expiry Time that number of Fibrek Shares which, together with the Fibrek Shares and Special Warrants, if any, held by Mercer and its affiliates, represent at least 50.1% of the outstanding Fibrek Shares calculated on a fully-diluted basis;

•	our determination that there shall not exist and shall not have occurred, and that the Offer, if completed, will not be reasonably likely to cause or result in, a Material Adverse Effect;

•

obtaining all governmental and regulatory approvals, waivers, permits, consents, reviews, orders, rulings, decisions, exemptions and waiting periods which, in our sole judgment, are necessary or desirable to complete the Offer; and

•	obtaining the Mercer Shareholder Approval.

The Offer is not, however, subject to any financing condition.

See Section 4 of the Offer to Purchase, “Conditions of the Offer”, for a description of these and other conditions of the Offer.

HOW LONG DO I HAVE TO DECIDE WHETHER TO DEPOSIT MY FIBREK SHARES IN THE OFFER?

You will have until 5:00 p.m., Eastern Time, on April 6, 2012 to deposit your Fibrek Shares in the Offer, unless the Offer is extended. See Section 2 of the Offer to Purchase, “Time for Acceptance”. We will not amend the Offer in such a manner as would cause the Expiry Time to occur earlier than 5:00 p.m., Eastern Time, on April 6, 2012.

CAN THE OFFER BE EXTENDED, AND, IF SO, UNDER WHAT CIRCUMSTANCES?

The Expiry Time may be subject to extensions, depending on the timing of receipt of regulatory approvals and other factors. If the conditions have not been satisfied on or before the Expiry Time, we may, in our discretion, but subject to applicable Laws and the Support Agreement, extend the period of time during which the Offer remains open. We have also agreed under the Support Agreement that if the Abitibi Bid is at any time extended to the Abitibi Bid Extension Date, and on the expiry date: (i) the Minimum Tender Condition has not yet been satisfied, and (ii) the Abitibi Bid does not constitute a Superior Proposal, we shall as soon as practicable, but in any event prior to the Expiry Time, extend the Offer to a date that is at least three business days later than either (i) the Abitibi Bid Extension Date; or (ii) the date at which the lock up agreements entered into by each of the Resolute Locked-Up Shareholders in favour of Abitibi terminate in accordance with their terms.

In the event that we take up Fibrek Shares deposited under the Offer, we may also extend the Offer for a subsequent period after the Expiry Time during which Fibrek shareholders may deposit Fibrek Shares not deposited during the Offer. See Sections 5 and 7 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer” and “Right to Withdraw”, respectively.

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

If we extend the Offer, we will provide written notice to the Depositary and will cause the Depositary as soon as practicable thereafter to communicate such notice to all Fibrek shareholders. We will make a public announcement of the extension prior to 9:00 a.m., Eastern Time, no later than the next Business Day after the scheduled Expiry Time. In addition, in the event that we take up Fibrek Shares deposited under the Offer, we will make a public announcement of the results of the Offer and, if applicable, such public announcement will also contain details about any extension of the Offer that we may elect to provide. See Section 5 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer”.

HOW DO I DEPOSIT MY FIBREK SHARES IN THE OFFER?

The Offer may be accepted by delivering to the Depositary at any of its offices specified in the Letter of Transmittal, so as to arrive there not later than the Expiry Time:

•	the certificate or certificates representing Fibrek Shares in respect of which the Offer is being accepted, or, in the case of a book-entry transfer, a Book-Entry Confirmation;

•

a Letter of Transmittal in the form accompanying the Offer (or a manually signed facsimile copy thereof), properly completed and manually executed as required by the instructions and rules contained in the Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of Fibrek Shares held in DTC); and

•	any other relevant documents required by the instructions and rules contained in the Letter of Transmittal. See Section 3 of the Offer to Purchase, “Manner of Acceptance – Letter of Transmittal”.

Except as otherwise provided in the instructions and rules contained in the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

If a Fibrek shareholder desires to deposit Fibrek Shares pursuant to the Offer and:

•	the certificate(s) evidencing such Fibrek Shares are not immediately available;

•	such shareholder cannot deliver the certificates representing the Fibrek Shares and all other required documents to the Depositary before the Expiry Time; or

•

such shareholder cannot comply with the procedures for book-entry transfer on a timely basis, such Fibrek Shares may nevertheless be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedures for Guaranteed Delivery”.

Fibrek shareholders whose shares are not registered in their name should contact the Depositary (see the back cover of this Offer to Purchase and Circular for contact information) or their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Fibrek Shares.

WHEN WILL WE TAKE UP AND PAY FOR FIBREK SHARES DEPOSITED UNDER THE OFFER?

If all conditions of the Offer have been satisfied or waived by us at or immediately prior to the Expiry Time, we will promptly take up and pay for Fibrek Shares validly deposited under the Offer and not properly withdrawn. Under Canadian Law, take up and payment must occur no later than ten days after the Expiry Time. See Section 6 of the Offer to Purchase, “Take Up and Payment for Deposited Fibrek Shares”.

CAN I WITHDRAW PREVIOUSLY DEPOSITED FIBREK SHARES?

You may withdraw Fibrek Shares previously deposited by you at any time before Fibrek Shares deposited under the Offer are taken up and paid for by us under the Offer, or in certain other circumstances. We will not amend the Offer to alter the withdrawal rights of Fibrek shareholders. See Section 7 of the Offer to Purchase, “Right to Withdraw”.

HOW DO I WITHDRAW PREVIOUSLY DEPOSITED FIBREK SHARES?

To withdraw previously deposited Fibrek Shares, you must deliver a written or facsimile notice of withdrawal with the required information to the Depositary while you still have the right to withdraw. If you deposited Fibrek Shares by giving instructions to a broker, investment dealer, bank, trust company or other nominee, you must instruct the broker, investment dealer, bank, trust company or other nominee to arrange for the withdrawal of your deposited Fibrek Shares. See Section 7 of the Offer to Purchase, “Right to Withdraw”.

IF I DECIDE NOT TO DEPOSIT MY FIBREK SHARES BUT THE OFFER IS SUCCESSFUL, HOW WILL THE OFFER AFFECT MY FIBREK SHARES?

If the conditions of the Offer are satisfied or waived and we take up and pay for the Fibrek Shares validly deposited, we will, to the extent within our control and subject to applicable Laws, complete a Second Step Transaction to acquire any Fibrek Shares not deposited in the Offer. The consideration to be offered for Fibrek Shares under any such Second Step Transaction, including the Offer Consideration options, will be the same as that offered and paid under the Offer. In connection with such a transaction, you may have dissent rights. See Sections 6 and 15 of the Circular, “Purpose of the Offer; Plans for Fibrek” and “Acquisition of Fibrek Shares not Deposited”, respectively.

FOLLOWING THE OFFER, WILL FIBREK CONTINUE AS A PUBLIC COMPANY?

The purchase of any Fibrek Shares by us pursuant to the Offer will reduce the number of Fibrek Shares that might otherwise trade publicly, as well as the number of Fibrek shareholders. Depending on the number of Fibrek Shares purchased pursuant to the Offer, following the completion of the Offer and prior to any Second Step Transaction, it is possible that the Fibrek Shares would fail to meet the criteria for continued listing on the TSX. If this was to happen, the Fibrek Shares could be delisted by the TSX and this could, in turn, adversely affect the market or result in a lack of an established market for the Fibrek Shares.

To the extent that it is within our control and as permitted by applicable Laws, we intend to cause Fibrek to apply to delist the Fibrek Shares from the TSX as soon as practicable after the completion of the Offer or a Second Step Transaction and to cause Fibrek to cease to be a reporting issuer in each province and territory of Canada. See Sections 6 and 15 of the Circular, “Purpose of the Offer; Plans for Fibrek” and “Acquisition of Fibrek Shares not Deposited”, respectively.

DO I HAVE DISSENT RIGHTS UNDER THE OFFER?

No dissent rights are available in connection with the Offer. However, if a Second Step Transaction is completed, Fibrek shareholders whose Fibrek Shares have not been taken up in the Offer may have certain rights to dissent and to receive payment in cash of the fair value of their Fibrek Shares. If the statutory procedures governing dissent rights are available and are complied with, this right could lead to judicial determination of the fair value required to be paid to such dissenting shareholders for their Fibrek Shares. See Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited”.

HOW WILL CANADIAN RESIDENTS AND NON-RESIDENTS OF CANADA BE TAXED FOR CANADIAN FEDERAL INCOME TAX PURPOSES?

In general, a Resident Shareholder who disposes of its Fibrek Shares under the Offer will realize a capital gain (or capital loss) equal to the amount by which the aggregate fair market value of any cash and Mercer Shares received by such Resident Shareholder, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate adjusted cost base to the Resident Shareholder of those Fibrek Shares.

In general, a Non-Resident Shareholder will not be subject to Canadian income tax on any gain realized on a disposition of Fibrek Shares deposited under the Offer unless those Fibrek Shares constitute “taxable capital property” within the meaning of the Canadian Tax Act and the gain is not otherwise exempt from tax pursuant to the provisions of an applicable income tax convention between Canada and the country in which the Non-Resident Shareholder is resident. See Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”, for a further discussion of the material Canadian federal income tax consequences of the Offer.

The foregoing is a very brief summary of Canadian federal income tax consequences and is qualified in its entirety by Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”. Fibrek shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Fibrek Shares pursuant to the Offer or a Compulsory Acquisition or a disposition of Fibrek Shares pursuant to any Subsequent Acquisition Transaction. Holders of securities other than Fibrek Shares should consult their own tax advisors having regard to their own personal circumstances.

HOW WILL U.S. HOLDERS AND NON-U.S. HOLDERS BE TAXED FOR U.S. FEDERAL INCOME TAX PURPOSES?

A U.S. Holder that disposes of Fibrek Shares in the Offer generally will recognize a capital gain or loss equal to the difference between: (i) the sum of the cash and the fair market value of Mercer Shares that the U.S. Holder is entitled to receive pursuant to the Offer; and (ii) the U.S. Holder’s adjusted tax basis in the Fibrek Shares disposed of in the Offer. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on a gain realized on the disposition of Fibrek Shares in the Offer, provided that: (i) the gain is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the U.S.; and (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year of the disposition.

Fibrek shareholders are urged to read carefully Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”, and to consult their own tax advisors as to the tax consequences applicable to them in their particular circumstances.

THE COVER PAGE OF THE OFFER TO PURCHASE AND CIRCULAR STATES THAT THE OFFER IS SUBJECT TO CHANGE AND THAT THE REGISTRATION STATEMENT FILED WITH THE SEC IS NOT YET EFFECTIVE. DOES THIS MEAN THAT THE OFFER HAS NOT COMMENCED?

No. Completion of this Offer and effectiveness of the registration statement are not necessary for the Offer to commence. We cannot, however, take up and pay for any Fibrek Shares tendered in the Offer until the registration statement is declared effective by the SEC and the other conditions of the Offer have been satisfied or waived. The Offer has commenced as of the date of this Offer to Purchase and Circular. A copy of the Offer to Purchase and Circular can be obtained on SEDAR at www.sedar.com.

WITH WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT THE OFFER?

You can call The Laurel Hill Advisory Group Company, the Information Agent, at 1-877-304-0211 (toll-free from the U.S. and Canada) or 416-304-0211 (banks, brokers or collect calls). See the back cover of the Offer to Purchase and Circular.

SUMMARY OF THE OFFER

This summary highlights information more fully described elsewhere in this document and may not contain all of the information that is important to you. To fully understand the Offer, Fibrek shareholders should carefully read the entire Offer to Purchase and Circular and all other documents incorporated by reference herein, or to which the Offer refers. See Section 22 of the Circular, “Incorporation of Certain Documents by Reference”. References to “we”, “us” and “our” mean the Offerors or Mercer with its subsidiaries and controlled affiliates, either individually or collectively, as the context requires. Certain capitalized terms and expressions used in this Summary are defined and explained in the Section entitled “Glossary”.

The Offer

Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended, varied or amended, the terms and conditions of such extension, variation or amendment), we hereby offer to purchase all of the issued and outstanding Fibrek Shares for Offer Consideration per Fibrek Share payable, at the election of each holder, in one of the following forms:

•	C$1.30 in cash, subject to proration as described in Section 1 of the Offer to Purchase, “The Offer”;

•	C$0.54 in cash plus 0.0903 of a Mercer Share; or

•	0.1540 of a Mercer Share, subject to proration as described in Section 1 of the Offer to Purchase, “The Offer”.

As at the close of business on February 28, 2012, there were 130,075,556 issued and outstanding Fibrek Shares. Based on this total, the maximum amount of cash consideration available under the Offer shall be C$70,000,000 and the maximum number of Mercer Shares available to be issued under the Offer shall be 11,741,496. The Offer Consideration payable to Fibrek shareholders having elected the Cash Only Option or the Shares Only Option will be prorated on each Take-Up Date as necessary to ensure that the aggregate Offer Consideration does not exceed the Maximum Cash Consideration and the Maximum Share Consideration. Such proration will be based on the number of Fibrek Shares acquired in proportion to the number of issued and outstanding Fibrek Shares as of the applicable Take-Up Date. See Section 1 of the Offer to Purchase, “The Offer”.

Each Fibrek shareholder may elect any one of the Cash and Share Option, the Cash Only Option or the Shares Only Option in respect of Fibrek Shares held by such shareholder. Any Fibrek shareholder who does not properly elect any of the Cash and Share Option, the Cash Only Option or the Shares Only Option in the Letter of Transmittal and Notice of Guaranteed Delivery, if applicable, with respect to any Fibrek Shares deposited by such shareholder pursuant to the Offer will be deemed to have elected the Cash and Share Option.

The Offer Consideration payable in the form of Mercer Shares under the Offer will be subject to adjustment for fractional shares. No fractional Mercer Shares will be issued under the Offer.

Recommendation of the Fibrek Board

The Fibrek Board, after consultation with its financial and legal advisors, has UNANIMOUSLY DETERMINED that the consideration to be offered for the Fibrek Shares pursuant to the Offer is fair to all Fibrek shareholders (other than those who have entered into lock-up agreements with any person other than Mercer with respect to their Fibrek Shares), that it is in the best interests of Fibrek to support and facilitate the Offer and, accordingly, the Fibrek Board UNANIMOUSLY RECOMMENDS that shareholders deposit their Fibrek Shares under the Offer. For further information, see the accompanying Circular, including Section 7 of the Circular, “Certain Relationships Between Fibrek and us - Support Agreement”.

Fairness Opinion

TD Securities has delivered a written opinion to the Fibrek Board dated February 9, 2012 (the “Fairness Opinion”) to the effect that, as of that date and subject to the scope of review, assumptions, limitations and qualifications discussed therein, the consideration offered to Fibrek shareholders (other than those who have entered into lock-up agreements with Abitibi) pursuant to the Offer is fair, from a financial point of view, to such shareholders.

Support Agreement

Mercer and Fibrek entered into the Support Agreement pursuant to which, among other things, the Offerors have agreed to make the Offer and Fibrek has agreed to support the Offer and not solicit any competing Acquisition Proposals, subject to the terms and conditions contained therein. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us - Support Agreement”.

Lock-Up Agreements

We have entered into Lock-Up Agreements with certain of the directors and officers of Fibrek. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Arrangements Between us and the Directors and Officers of Fibrek”, for additional details on such Lock-Up Agreements.

Treatment of Fibrek Options

The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable Laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercises shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not to exercise their options prior to the Expiry Time or thereafter.

About Mercer International Inc.

We operate in the pulp business and are the largest publicly traded producer of market northern bleached softwood kraft (“NBSK”) pulp in the world. We are the sole NBSK pulp producer, and the only significant producer of pulp for resale, known as “market pulp”, in Germany, which is the largest pulp import market in Europe. Our operations are located in Eastern Germany and Western Canada. We currently employ approximately 1,039 people at our German operations, 439 people at our Celgar mill in Western Canada and 17 people at our office in Vancouver, British Columbia, Canada. We operate three NBSK pulp mills with a consolidated annual production capacity of approximately 1.5 million ADMTs.

Our principal executive offices are located at Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8, and our telephone number is (604) 684-1099. Our website is www.mercerint.com.

Mercer is a reporting issuer in the United States and in the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec, Canada, and files periodic and current disclosure reports with the SEC and continuous disclosure documents with the Canadian securities regulatory authorities. Such reports and documents are available without charge at www.sec.gov and www.sedar.com, respectively.

Mercer Shares are listed on the NASDAQ under the symbol “MERC” and on the TSX under the symbol “MRI.U”.

About MERC Acquisition Inc.

Mercer Acquisition is a corporation incorporated under the CBCA and is a wholly-owned subsidiary of Mercer. Mercer Acquisition was organized solely for the purpose of making the Offer and has not otherwise conducted any business activities to date. Mercer Acquisition’s registered office is located at Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2.

About Fibrek Inc.

Fibrek is a leading producer and marketer of virgin and recycled kraft pulp. Fibrek operates three mills located in Saint-Félicien, Québec, Fairmont, West Virginia, and Menominee, Michigan, with a combined annual production capacity of approximately 760,000 tonnes. Fibrek has approximately 500 employees. The Saint-Félicien Mill provides NBSK pulp to various sectors of the paper industry in Canada, the U.S. and Europe, for use in the production of specialized products. The Fairmont Mill and the Menominee Mill manufacture air-dried recycled bleached kraft pulp (“RBK”) and primarily supply manufacturers of fine uncoated paper, tissue paper for commercial and industrial uses, and coated paper in the U.S.

Fibrek was incorporated on March 24, 2010 pursuant to the provisions of the CBCA for the purpose of participating in an arrangement under Section 192 of the CBCA pursuant to which SFK Pulp Fund completed its reorganization, on May 25, 2010, from an income trust structure to a corporation named “Fibrek Inc.”.

Fibrek’s principal executive offices are located at 625 René-Lévesque Blvd. W., Suite 700, Montréal, Québec Canada H3B 1R2 and Fibrek’s telephone number is (514) 871-0550. Fibrek’s website is www.fibrek.com.

Fibrek is a reporting issuer in all provinces and territories of Canada and files its continuous disclosure documents with the Canadian securities regulatory authorities. Such documents are available without charge at www.sedar.com.

Fibrek Shares are listed on the TSX under the symbol “FBK”.

Purpose of the Offer

We are making the Offer in order to acquire, directly or indirectly, all of the issued and outstanding Fibrek Shares. If Fibrek Shares validly deposited under the Offer are taken up and paid for, we will, to the extent within our control and subject to applicable Laws, acquire, directly or indirectly, all remaining outstanding Fibrek Shares by way of a Second Step Transaction. In order to effect a Second Step Transaction, we may seek to cause a special meeting of the Fibrek shareholders to be called to consider an amalgamation, plan of arrangement, capital reorganization, consolidation or other transaction as a result of which we or one of our affiliates would, directly or indirectly, acquire all of the remaining Fibrek Shares.

If the conditions of the Offer are satisfied or waived prior to the Expiry Time and we take up and pay for the Fibrek Shares validly deposited, we will, to the extent within our control and subject to applicable Laws, complete a Second Step Transaction to acquire any Fibrek Shares not deposited in the Offer. The consideration to be offered for Fibrek Shares under any such Second Step Transaction, including the Offer Consideration, will be the same as that offered and paid under the Offer. See Sections 6 and 15 of the Circular, “Purpose of the Offer; Plans for Fibrek” and “Acquisition of Fibrek Shares not Deposited”, respectively.

Reasons to Accept the Offer

Fibrek shareholders should consider the following factors in making their decision to accept the Offer:

Premium to Market Price

We believe that the Offer is financially compelling. As of February 9, 2012, the consideration offered pursuant to the Offer represents a premium of 30% over the unsolicited Abitibi Bid, 81% over the closing price of the Fibrek Shares on November 28, 2011, the date of announcement of the Abitibi Bid, and a premium of 70% over the volume-weighted average trading price of the Fibrek Shares on the TSX for the 20 trading days ending on such date.

Unanimous Recommendation of the Fibrek Board

The Fibrek Board, after consulting with its financial and legal advisors, has unanimously determined that the consideration to be offered for the Fibrek Shares pursuant to the Offer is fair to all Fibrek shareholders (other than those who have entered into lock-up agreements with any person other than Mercer with respect to their Fibrek Shares), that it is in the best interests of Fibrek to support and facilitate the Offer and unanimously recommends that holders of Fibrek Shares deposit their Fibrek Shares to the Offer.

Fairness Opinion

TD Securities, the financial advisor to Fibrek, has provided a written Fairness Opinion to the effect that, as of the date of such opinion and subject to the scope of review, assumptions, limitations and qualifications discussed therein, the consideration offered to Fibrek shareholders (other than those who have entered into lock-up agreements with Abitibi) pursuant to the Offer is fair, from a financial point of view, to such shareholders.

Support Agreement

On February 9, 2012, we entered into a Support Agreement with Fibrek pursuant to which we agreed to make the Offer and Fibrek agreed to support the Offer and recommend that you accept the Offer, upon and subject to the terms and conditions of the Support Agreement. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Support Agreement”.

Lock-Up Agreements

In connection with the Support Agreement, Mercer has entered into Lock-Up Agreements pursuant to which certain directors and officers of Fibrek have agreed to support the Offer. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Lock-Up Agreements”.

Opportunity to Elect Consideration

The Offer provides Fibrek shareholders with the opportunity to determine the consideration that they receive under the Offer. The Cash Only Option permits Fibrek shareholders to elect to receive up to 100% in cash consideration (subject to proration) in exchange for their Fibrek Shares to lock in the premium offered under the terms of the Offer, while the Shares Only Option and Cash and Share Option permit Fibrek shareholders to elect to receive up to 100% in Mercer Shares (subject to proration) in exchange for their Fibrek Shares and thereby maintain maximum exposure to the significant upside potential of the combined Mercer business going forward.

Participation in Mercer’s Future

Fibrek shareholders electing either the Cash and Share Option or the Shares Only Option (or who otherwise receive Mercer Shares in partial payment of the Offer Consideration) will have the opportunity to participate in our future. Acquiring Fibrek is expected to result in our having a greater market capitalization, larger public interest, greater trading liquidity and a commensurate higher value. The acquisition of Fibrek is also expected to enhance our profile by providing us, and by extension Fibrek shareholders, with the following benefits:

•	the acquisition of Fibrek clearly fits within our strategy of focusing on world-class production assets that produce high quality pulp;

•	the ability of the Saint-Félicien Mill to produce and sell surplus renewable energy is in line with our goal of increasing our revenues from energy sales; and

•	Fibrek’s mills are complementary to our existing operations and, through active management, we believe that the acquisition of Fibrek will generate increased value for our shareholders.

Time for Acceptance

The Offer will be open for acceptance until 5:00 p.m., Eastern Time, on April 6, 2012, unless extended by us as described in Section 5 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer”. We will not amend the Offer in such a manner as would cause the Expiry Time of the Offer to occur earlier than such date and time. The Expiry Time may be subject to extensions, depending on the timing of receipt of regulatory approvals and other factors.

Manner of Acceptance

The Offer may be accepted by delivering to the Depositary at any of its offices specified in the Letter of Transmittal, so as to arrive there not later than the Expiry Time:

•	the certificate or certificates representing Fibrek Shares in respect of which the Offer is being accepted, or, in the case of a book-entry transfer, a Book-Entry Confirmation;

•

a Letter of Transmittal in the form accompanying the Offer (or a manually signed facsimile copy thereof), properly completed and manually executed as required by the instructions and rules contained in the Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of Fibrek Shares held in DTC); and

•	any other relevant documents required by the instructions and rules contained in the Letter of Transmittal. See Section 3 of the Offer to Purchase, “Manner of Acceptance – Letter of Transmittal”.

Except as otherwise provided in the instructions and rules contained in the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

If a Fibrek shareholder desires to deposit Fibrek Shares pursuant to the Offer and: (i) the certificate(s) representing those Fibrek Shares are not immediately available; (ii) such shareholder cannot deliver the certificates representing the Fibrek Shares and all other required documents to the Depositary before the Expiry Time; or (iii) such shareholder cannot comply with the procedures for book-entry transfer on a timely basis, such Fibrek Shares may nevertheless be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedures for Guaranteed Delivery”.

Fibrek shareholders whose Fibrek Shares are not registered in their name should contact the Depositary (see the back cover of this Offer to Purchase and Circular for contact information) or their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Fibrek Shares.

Conditions of the Offer

Subject to certain restrictions, we will have the right to withdraw the Offer, and will not be required to take up or pay for any Fibrek Shares deposited under the Offer, if any of the conditions described in Section 4 of the Offer to Purchase, “Conditions of the Offer”, have not been satisfied or waived by us at or immediately prior to the Expiry Time. The Offer is conditional upon, among other things:

•

there being properly and validly deposited under the Offer and not withdrawn at the Expiry Time that number of Fibrek Shares which, together with the Fibrek Shares and any Special Warrants held by Mercer and its affiliates, represent at least 50.1% of the outstanding Fibrek Shares calculated on a fully-diluted basis;

•	our determination that there shall not exist and shall not have occurred, and that the Offer if completed, will not be reasonably likely to cause or result in, a Material Adverse Effect;

•

obtaining all governmental and regulatory approvals, waivers, permits, consents, reviews, orders, rulings, decisions, exemptions and waiting periods which, in our sole judgment, are necessary or desirable to complete the Offer; and

•

receipt of Mercer Shareholder Approval. We have entered into the Voting Support Agreements with the Supporting Shareholders who collectively own approximately 44% of the outstanding Mercer Shares at the announcement of Mercer’s intention to make the Offer. Pursuant to the terms of the Voting Support Agreements, each Supporting Shareholder agreed to vote (or cause to be voted) all of their Mercer Shares in favor of the Mercer Shareholder Approval. See Section 4 of the Circular, “Background to the Offer”, for additional information.

See Section 4 of the Offer to Purchase, “Conditions of the Offer”, for a description of these and other conditions of the Offer.

The Offer is not subject to any financing condition.

Source and Amount of Funds

We intend to pay the cash portion of the Offer and any Second Step Transaction and any related fees and expenses using cash available to us. See Section 9 of the Circular, “Source and Amount of Funds”.

Take Up of, and Payment for, Deposited Fibrek Shares

If all conditions described in the Offer to Purchase have been satisfied or waived by us at or immediately prior to the Expiry Time, we will take up and promptly pay for Fibrek Shares validly deposited under the Offer and not properly withdrawn. Under Canadian Law, take up and payment must occur no later than ten days after the Expiry Time. See Section 6 of the Offer to Purchase, “Take Up and Payment for Deposited Fibrek Shares”.

Right to Withdraw

Fibrek Shares deposited under the Offer may be withdrawn by or on behalf of the depositing shareholder at any time before Fibrek Shares are taken up and paid for under the Offer or in certain other circumstances. We will not amend the Offer to alter the withdrawal rights of Fibrek shareholders. See Section 7 of the Offer to Purchase, “Right to Withdraw”.

Dividends and Distributions

If Fibrek should declare or pay any cash or stock dividend or make any other distribution on, or issue any securities, rights, warrants or other interests or distributions in respect of, Fibrek Shares after the date of the Offer (and without prejudice to our rights described under Section 4 of the Offer to Purchase, “Conditions of the Offer”) which is payable or distributable to Fibrek shareholders on a record date prior to the date of transfer into the name of Mercer Acquisition (or its nominee or transferee) of Fibrek Shares deposited pursuant to the Offer, such dividend, distribution or rights will be received and held by the depositing Fibrek shareholder for the account of Mercer or Mercer Acquisition, as the case may be, and: (i) to the extent that such cash dividends or cash distributions or payments do not exceed the cash distribution payable to the depositing Fibrek shareholder pursuant to the Offer, the amount payable to the depositing Fibrek shareholder will be reduced by the amount of any such dividend, distribution or payment; and (ii) the amount by which any such cash dividend or cash distribution or payment exceeds the amount payable in cash to the depositing Fibrek shareholder, or, in the case of any non-cash dividend, distribution, payment or rights, assets, property, securities or other interests, the whole of any such dividend, distribution, payment, assets, property, securities or other interests shall be remitted promptly by the depositing holder to the Depositary or another person designated by us for our account accompanied by appropriate documentation of transfer. Pending such remittance, Mercer or Mercer Acquisition, as the case may be, shall be entitled to all rights and privileges as the owner of any such dividend, distribution or rights and may deduct the value thereof from the amount payable in cash by it pursuant to the Offer to the depositing Fibrek shareholder.

Our Capitalization after the Offer

Based on the number of issued and outstanding Fibrek Shares and the number of Mercer Shares currently outstanding, and assuming that, as aggregate Offer Consideration, we pay an amount of C$70,000,000 in cash, being the Maximum Cash Consideration, and we issue 11,741,496 Mercer Shares, being the Maximum Share Consideration, former Fibrek shareholders would, under the Offer (including pursuant to any Second Step Transaction), receive in the aggregate approximately 17% of the number of Mercer Shares outstanding immediately following the issuance of such Mercer Shares. For a detailed discussion of the assumptions on which this estimate is based, see Section 1 of the Circular, “About Mercer International Inc. – Our Capitalization – Our Capitalization after the Offer”.

Dealer Manager, Soliciting Dealer Group and Information Agent

We may decide to appoint a solicitation agent and/or a dealer manager in connection with the Offer. We may request any dealer manager that we appoint to form and manage a soliciting dealer group comprised of members of the Investment Industry Regulatory Organization of Canada and of the stock exchanges in Canada to solicit acceptances of the Offer in Canada and elsewhere. As of the date of this Offer to Purchase and Circular, we have not determined whether we will engage a solicitation agent and/or a dealer manager, or if we do engage a dealer manager, whether we will ask the dealer manager to form a soliciting dealer group.

We have engaged The Laurel Hill Advisory Group Company as Information Agent to provide a resource for information for Fibrek shareholders.

Fibrek shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Fibrek Shares directly with the Depositary or if they make use of the services of any soliciting agent and/or dealer manager (or a soliciting dealer group that we decide to form) in Canada or elsewhere to accept the Offer. Fibrek shareholders should also contact the Depositary or a broker or dealer for assistance in accepting the Offer and in depositing the Fibrek Shares with the Depositary.

Material Canadian Federal Income Tax Considerations

In general, a Resident Shareholder who disposes of its shares under the Offer will realize a capital gain (or capital loss) equal to the amount by which the aggregate fair market value of any cash and Mercer Shares received by such Resident Shareholder, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate adjusted cost base to the Resident Shareholder of such Fibrek Shares.

In general, a Non-Resident Shareholder will not be subject to Canadian income tax on any gain realized on a disposition of Fibrek Shares under the Offer unless such Fibrek Shares constitute “taxable capital property” within the meaning of the Canadian Tax Act and the gain is not otherwise exempt from tax pursuant to the provisions of an applicable income tax convention between Canada and the country in which the Non-Resident Shareholder is resident.

The foregoing is a very brief summary of Canadian federal income tax consequences and is qualified in its entirety by Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”. Fibrek shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Fibrek Shares pursuant to the Offer or a Compulsory Acquisition or a disposition of Fibrek Shares pursuant to any Subsequent Acquisition Transaction. Holders of securities other than Fibrek Shares should consult their own tax advisors having regard to their own personal circumstances.

Material U.S. Federal Income Tax Considerations

A U.S. Holder that disposes of Fibrek Shares in the Offer generally will recognize a capital gain (or loss) equal to the amounts by which: (i) the sum of the cash and the fair market value of Mercer Shares that the U.S. Holder is entitled to receive pursuant to the Offer exceeds (or is less than) (ii) the U.S. Holder’s adjusted tax basis in the Fibrek Shares disposed of in the Offer. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the disposition of Fibrek Shares in the Offer, provided that: (i) the gain is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the U.S.; and (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year of the disposition.

Fibrek shareholders are urged to read carefully Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”, and to consult their own tax advisors as to the tax consequences applicable to them in their particular circumstances.

Dissent Rights

No dissent rights are available in connection with the Offer. However, if a Second Step Transaction is completed, Fibrek shareholders whose Fibrek Shares have not been taken up in the Offer may have certain rights under Sections 190 and 192, as applicable, of the CBCA to dissent and demand dissent rights and to receive payment in cash of the fair value of their Fibrek Shares. See Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited”.

Material Differences in Rights of Shareholders

The governing documents and Laws of the respective jurisdictions of incorporation of Mercer and Fibrek vary, and, therefore, holders of Fibrek Shares who become Mercer shareholders following completion of the Offer will have different rights. See Section 19 of the Circular, “Comparison of Shareholder Rights” and Appendix A, “Comparison of Shareholder Rights”.

Risk Factors

An investment in Mercer Shares and our proposed acquisition of Fibrek are subject to certain risks. See the Section of this document entitled “Risk Factors”.

Regulatory Matters

Our obligation to accept for purchase and pay for Fibrek Shares deposited in the Offer is conditional upon obtaining all necessary stock exchange, governmental and regulatory approvals, waivers, permits, consents, reviews, orders, rulings, decisions, exemptions and waiting periods (including, without limitation, under the Competition Act, the ICA and the HSR Act). See Section 14 of the Circular, “Regulatory Matters”.

Terminology Used

Because the Offer is being made pursuant to applicable securities Laws in both Canada and U.S., certain terms used may be unfamiliar to U.S shareholders or to Canadian shareholders, as the case may be. In particular, the Canadian term “taken up” is equivalent to “accepted for purchase” in U.S. tender offer terminology, and shares “deposited under” the Offer is the Canadian equivalent to the U.S. concept of “tendered pursuant to” the Offer. In addition, this document refers in certain instances to a “Circular”, which is a Canadian term. Although described as a separate document to comply with Canadian practice, the disclosure in the Section entitled “Circular” forms an integral part of the Offer to Purchase and is not a separate document.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF MERCER

The following table presents selected summary historical consolidated financial information for each of Mercer’s last five years and should be read in conjunction with our 2011 Annual Report, which is incorporated by reference into the Offer to Purchase and Circular and can be found in publicly available documents. See Section 22 of the Circular, “Incorporation of Certain Documents by Reference”.

	Years Ended December 31,
	2011	2010	2009	2008	2007(1)
	(Euro in thousands, other than per share and per ADMT amounts)
Statement of Operations Data
Revenues
Pulp	€831,396	€856,311	€577,298	€689,320	€704,391
Energy	€57,972	€44,225	€42,501	€30,971	€22,904

	€889,368	€900,536	€619,799	€720,291	€727,295
Costs and expenses	€778,249	€732,793	€632,598	€706,962	€657,709
Operating income (loss)	€111,119	€167,743	€(12,799)	€13,329	€69,586
Gain (loss) on derivative instruments	€(1,418)	€1,899	€(5,760)	€(25,228)	€20,357
Interest expense	€58,995	€67,621	€64,770	€65,756	€71,400
Investment income (loss)	€1,501	€468	€(1,804)	€(1,174)	€4,453
Income (loss) from continuing operations after income taxes(2)	€54,006	€94,748	€(72,125)	€(85,540)	€23,640
Net income (loss) per share attributable to common shareholders from continuing operations
Basic	€1.00	€2.24	€(1.71)	€(2.00)	€0.62
Diluted	€0.89	€1.56	€(1.71)	€(2.00)	€0.58
Weighted average shares outstanding (in thousands)
Basic	50,117	38,591	36,297	36,285	36,081
Diluted	56,986	56,963	36,297	36,285	45,303
Balance Sheet Data
Current assets	€373,226	€356,880	€200,934	€258,901	€290,259
Current liabilities	€126,067	€125,197	€101,784	€104,527	€121,516
Working capital	€247,159	€231,683	€99,150	€154,374	€168,743
Total assets	€1,217,250	€1,216,075	€1,083,831	€1,151,600	€1,272,393
Long-term liabilities	€807,641	€877,315	€896,074	€914,970	€895,262
Total equity	€283,542	€213,563	€85,973	€132,103	€255,615
Other Data
Pulp sales volume (ADMTs)	1,427,924	1,428,638	1,445,461	1,423,300	1,352,590
Pulp production (ADMTs)	1,453,677	1,426,286	1,397,441	1,424,987	1,404,673
Average pulp price realized (per ADMT)(3)	€574	€591	€393	€478	€516

(1)

The presentation for 2007 has been modified to conform to the presentation requirements as prescribed in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810, Consolidations.

(2)	We do not report the effect of government grants relating to our assets in our income. These grants reduce the cost basis of the assets purchased.
(3)	Our average realized pulp price reflects customer discounts and price movements between the order and shipment date.

PER SHARE INFORMATION OF MERCER

The following table summarizes our audited per share information on a historical basis. This information should be read in conjunction with our audited consolidated financial statements included in our 2011 Annual Report which is incorporated by reference into the Offer to Purchase and Circular.

	Year Ended December 31, 2011
Basic net income per Mercer Share attributable to Mercer shareholders from continuing operations		€1.00
Diluted net income per Mercer Share attributable to Mercer shareholders from continuing operations		€0.89
Dividends declared per Mercer Share	€	Nil
Book value per Mercer Share		€5.42

COMPARATIVE MARKET DATA

The following table sets forth the high, low and closing prices for Mercer Shares on the NASDAQ and Fibrek Shares on the TSX on February 9, 2012, the last trading day before Mercer and Fibrek announced the Offer, and February 27, 2012. The table also includes the value of a Fibrek Share on an equivalent price per share basis, as determined by reference to the exchange ratio to be applied in respect of each Fibrek Share tendered under the Offer based on the Shares Only Option. These equivalent prices per share reflect the fluctuating value of Mercer Shares that Fibrek shareholders would receive in exchange for each Fibrek Share tendered pursuant to the Shares Only Option under the Offer assuming such Fibrek Shares were taken up on these dates.

	Mercer Shares						Fibrek Shares						Equivalent share price of Fibrek Shares with Exchange Ratio of 0.1540:1
	High		Low		Close		High		Low		Close		High		Low		Close
February 9, 2012	US$	8.50	US$	8.23	US$	8.25	C$	1.14	C$	1.11	C$	1.13	US$	1.31	US$	1.27	US$	1.27
February 27, 2012	US$	8.80	US$	8.36	US$	8.43	C$	1.22	C$	1.17	C$	1.18	US$	1.35	US$	1.29	US$	1.30

Based on the volume weighted average price of the Mercer Shares for the five trading days preceding the announcement of our intention to make the Offer, being C$8.44, the value of the Offer Consideration that a Fibrek shareholder having elected any of the Cash and Share Option, the Shares Only Option or the Cash Only Option would have received under the Offer is C$1.30.

Shareholders should read the information above in conjunction with the Section entitled “Comparative Market Prices” below.

The value of the Offer Consideration will fluctuate as the market price of Mercer Shares fluctuates during the Offer period and thereafter, and it may therefore be different from the prices set forth above at the expiration of the Offer period and at the time you receive your Mercer Shares. Please see the Section entitled “Risk Factors” for, among other things, the effect of fluctuations in the market price of Mercer Shares. You are encouraged to obtain current market quotations for Mercer Shares and Fibrek Shares prior to making any decision with respect to the Offer.

COMPARATIVE MARKET PRICES

The following table sets forth, for each of the periods indicated, the high and low closing sales prices per share, and the aggregate average daily trading volumes, of: (i) Mercer Shares as reported by the NASDAQ; and (ii) the Fibrek Shares as reported by the TSX.

	Mercer (NASDAQ)			Fibrek (TSX)
	High	Low	Aggregate Avg. Daily Volume	High	Low	Aggregate Avg. Daily Volume
	(US$)	(US$)	(#)	(C$)	(C$)	(#)
Annual information for the past 5 years
2007	13.68	7.04	238,875	5.56	1.89	293,873
2008	8.99	1.60	200,913	2.31	0.41	136,235
2009	3.73	0.27	204,464	1.00	0.20	164,965
2010	7.95	2.68	335,413	1.88	0.77	178,584
2011	14.88	5.34	400,027	1.65	0.69	150,010
Quarterly information for the past 3 years
2009
First Quarter	2.14	0.27	123,442	0.84	0.35	72,599
Second Quarter	1.23	0.57	190,324	0.40	0.20	196,770
Third Quarter	3.73	0.50	409,883	0.75	0.20	233,324
Fourth Quarter	3.50	1.90	90,189	1.00	0.59	155,699
2010
First Quarter	5.87	2.68	328,256	1.45	0.77	154,753
Second Quarter	6.08	3.98	461,473	1.88	1.04	228,003
Third Quarter	5.58	3.97	223,854	1.07	0.90	157,274
Fourth Quarter	7.95	4.93	329,703	1.25	0.98	173,928
2011
First Quarter	14.05	7.66	564,013	1.65	1.15	208,755
Second Quarter	14.88	10.08	446,888	1.64	1.27	104,117
Third Quarter	11.25	6.80	332,906	1.37	0.75	57,481
Fourth Quarter	7.46	5.34	259,968	1.02	0.69	247,673

Monthly information for the past 12 months
February 2011	13.91	8.42	920,626	1.59	1.34	252,428
March 2011	14.05	12.36	492,850	1.65	1.36	202,775
April 2011	14.88	12.17	473,678	1.64	1.54	177,356
May 2011	13.73	11.55	485,289	1.64	1.45	105,056
June 2011	12.89	10.08	385,878	1.46	1.27	36,638
July 2011	11.25	9.17	334,039	1.37	1.10	67,629
August 2011	9.53	7.22	466,611	1.13	0.94	50,187
September 2011	8.76	6.80	185,388	0.99	0.75	55,458
October 2011	7.46	6.56	268,867	1.00	0.70	47,072
November 2011	6.85	5.34	313,617	0.97	0.69	326,232
December 2011	6.53	5.74	197,422	1.02	0.97	476,046
January 2012	8.18	6.23	267,921	1.12	1.00	255,166
February 2012 (through February 27, 2012)	8.68	7.60	235,718	1.34	1.01	1,845,341

GLOSSARY

Unless the context otherwise requires, when used herein, the following terms shall have the meanings set forth below.

“2011 Annual Report” means Mercer’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC and the Canadian securities regulatory authorities and incorporated by reference into this document.

“Abitibi” means AbitibiBowater Inc., doing business as Resolute Forest Products.

“Abitibi Bid” means the unsolicited insider bid made by Abitibi dated December 15, 2011.

“Abitibi Bid Extension Date” has the meaning ascribed thereto in Section 5 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer”.

“Acquisition Proposal” means, other than the transaction contemplated by the Support Agreement, any offer, proposal, expression of interest, solicitation, inquiry or announcement from any person (other than Mercer and its affiliates) (including any offer or proposal made prior to the date of the Support Agreement and any modification after the date hereof of any offer or proposal made prior to the date of the Support Agreement), whether or not in writing and whether or not delivered to the shareholders of Fibrek, relating to: (a) any acquisition, sale or other disposition, direct or indirect, whether in a single transaction or a series of related transactions, of (i) the assets of Fibrek and/or one or more of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Fibrek and its subsidiaries or which contribute 20% or more of the consolidated revenue of Fibrek and its subsidiaries; or (ii) voting or equity securities (including securities convertible into voting or equity securities), which together with other voting or equity securities beneficially owned (including securities convertible into voting or equity securities) by such person or any persons acting jointly or in concert with such person, would be equal to 20% or more of the issued and outstanding voting or equity securities of Fibrek or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Fibrek and its subsidiaries or which contribute 20% or more of the consolidated revenue of Fibrek and its subsidiaries; (b) any take-over bid, tender offer, deposit offer or exchange offer that, if consummated, would result in a person or group of persons beneficially owning 20% or more of any class of voting or equity securities (including securities convertible into voting or equity securities) of Fibrek; (c) any plan of arrangement, merger, amalgamation, consolidation, share exchange, dual listed structure, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Fibrek and/or any of its subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Fibrek and its subsidiaries or which contribute 20% or more of the consolidated revenue of Fibrek and its subsidiaries; or (d) any public announcement of an intention to do any of the foregoing.

“ADMT” means air-dried metric tonnes.

“Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Fibrek Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that such agreement may be enforced against such participant.

“allowable capital loss” has the meaning ascribed thereto in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations – Fibrek Shareholders Resident in Canada”.

“Antitrust Division” means the Antitrust Division of the U.S. Department of Justice.

“ARC” means an advance ruling certificate granted by the Commissioner.

“Bank of Canada Noon Rate” means the noon exchange rate published by the Bank of Canada.

“Book-Entry Confirmation” means a confirmation of a book-entry transfer of a Fibrek shareholder’s Fibrek Shares into the Depositary’s account at CDS through CDSX.

“Bureau” means the Competition Bureau.

“Bureau de décision” has the meaning ascribed thereto in Section 12 of the Offer to Purchase, “Market Purchases”.

“Business Day” means any day other than a Saturday, Sunday or, unless otherwise specified, a day on which Canadian chartered banks in the cities of Montréal, Québec and Vancouver, British Columbia are generally authorized or obliged by law to close.

“Canadian GAAP” means: (i) for the period up to January 1, 2011, generally accepted accounting principles as set out in the Canadian Institute of Chartered Accountants Handbook – Accounting; and (ii) as of January 1, 2011, International Financial Reporting Standards, in each case, as applicable, at the relevant time, applied on a consistent basis.

“Canadian Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended from time to time.

“Cash and Share Option” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“Cash Electing Shareholder” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“Cash Only Option” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“CBCA” means the Canada Business Corporations Act, as amended from time to time.

“CDS” means CDS Clearing and Depository Services Inc. or its nominee, which at the date hereof is CDS & Co.

“CDSX” means the CDS on-line tendering system pursuant to which book-entry transfers through CDS may be effected.

“Code” has the meaning ascribed thereto in Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

“Commissioner” means the Commissioner of Competition appointed under the Competition Act.

“Compelled Acquisition” has the meaning ascribed thereto in Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited – Compulsory Acquisition”.

“Competition Act” means the Competition Act (Canada), as amended from time to time.

“Compulsory Acquisition” has the meaning ascribed thereto in Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited – Compulsory Acquisition”.

“Conditional Option Exercise” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“CRA” means the Canada Revenue Agency.

“Depositary” means the depository and exchange agent appointed for the Offer, being Computershare Investor Services Inc.

“Direct Registration System Statement” means a statement evidencing that Mercer Shares have been issued under the name of the applicable Fibrek shareholder and registered electronically in Mercer’s records.

“Dissenting Offeree” means each holder of Fibrek Shares who did not accept the Offer and each person who subsequently acquires the Fibrek Shares of such holder.

“DTC” means The Depository Trust Company or its nominee, which at the date hereof is Cede & Co.

“Eligible Institution” means a Canadian Schedule I chartered bank, a broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Agent Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act), including, without limitation, members of a recognized stock exchange in Canada or the U.S., members of the Investment Industry Regulatory Organization of Canada, members of the National Association of Securities Dealers or banks and trust companies in the U.S.

“Eligible Options” means options to purchase Fibrek Shares under the Fibrek SOP with an exercise price lower than the Offer Consideration.

“Exchange Act” means the Securities Exchange Act of 1934 (United States), as amended.

“Expense Reimbursement” has the meaning ascribed thereto in Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Support Agreement”.

“Expiry Time” means 5:00 p.m., Eastern Time, on April 6, 2012, or as may be extended.

“Fairfax” has the meaning ascribed thereto in Section 4 of the Circular, “Background to the Offer”.

“Fairmont Mill” means Fibrek’s recycled bleached kraft pulp mill located in Fairmont, West Virginia.

“Fairness Opinion” has the meaning ascribed thereto in the Summary.

“Fibrek” means Fibrek Inc. and, as the context requires, any one of Fibrek Inc., SFK Pulp Fund, SFK Pulp Trust, Fibrek General Partnership (formerly known as SFK Pulp General Partnership), Fibrek Holding Inc. (formerly known as SFK Holding Inc.), SFK Pulp Finco Inc., Fibrek Recycling U.S. Inc. (formerly known as SFK Pulp Recycling U.S. Inc.) or its subsidiaries or any two of them or more collectively.

“Fibrek Board” means the board of directors of Fibrek.

“Fibrek Shares” means all of the issued and outstanding common shares of Fibrek, including any Fibrek common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of options issued under the Fibrek SOP.

“Fibrek SOP” means the share option plan of Fibrek implemented on May 19, 2010.

“Fibrek Term Loan” means the term loan of Fibrek in the aggregate amount of approximately $78 million made pursuant to a loan agreement dated July 16, 2010 between Fibrek, as borrower, and IQ Rexfor Inc., as lender.

“FTC” means the U.S. Federal Trade Commission.

“Governmental Entity” means any applicable: (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, minister, tribunal, arbitral body, commission, commissioner, board, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board or authority of any of the foregoing; (c) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) stock exchange.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“ICA” means the Investment Canada Act, as amended from time to time.

“indemnifiable person” has the meaning ascribed thereto in Appendix A, “Comparison of Shareholder Rights”.

“Information Agent” means The Laurel Hill Advisory Group Company.

“IRS” means the U.S. Internal Revenue Service.

“Law” or “Laws” means any applicable laws, including international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, instruments, policies, directives or other requirements of any regulatory or governmental authority having the force of law and the term “applicable” with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over said person or persons or its or their business, undertaking, property or securities.

“Letter of Transmittal” means the letter of transmittal and election form accompanying this document.

“Lock-Up Agreement” means each lock-up agreement entered into between Mercer, on the one hand, and each of the Locked-Up Shareholders, on the other hand, and “Lock-Up Agreements” means all of such agreements.

“Locked-Up Shareholders” means, collectively, all of the directors and officers of Fibrek and any affiliate or associate (as defined in the Securities Act) of such directors and officers holding common shares or options, with the exception of Hubert T. Lacroix who holds his Fibrek Shares in a blind trust.

“Locked-Up Shares” means the Fibrek Shares issued upon the exercise of the Eligible Options, if any when issued, together with any shares of Fibrek beneficially owned by a Locked-Up Shareholder.

“Material Adverse Effect” has the meaning ascribed thereto in Section 4 of the Offer to Purchase, “Conditions of the Offer”.

“Maximum Cash Consideration” means the maximum amount of cash consideration available under the Offer, being C$70,000,000 based on 130,075,556 issued and outstanding Fibrek Shares as at the date hereof.

“Maximum Share Consideration” means a maximum number of Mercer Shares available to be issued under the Offer, being 11,741,496 Mercer Shares based on 130,075,556 issued and outstanding Fibrek Shares as at the date hereof.

“Maximum Take-Up Date Cash Consideration” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“Maximum Take-Up Date Share Consideration” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“Menominee Mill” means Fibrek’s recycled bleached kraft pulp mill located in Menominee, Michigan.

“Mercer” means Mercer International Inc., with its subsidiaries and controlled affiliates, either individually or collectively, or any one or more of them, as the context requires.

“Mercer Acquisition” means MERC Acquisition Inc., a corporation incorporated under the CBCA and a wholly-owned subsidiary of Mercer.

“Mercer Shareholder Approval” means the receipt by Mercer of the requisite approval from a simple majority of shareholders of Mercer who vote in person or by proxy at a meeting of shareholders, duly held in accordance with applicable Laws, to approve the Mercer Shares to be issued pursuant to the Offer pursuant to the rules of NASDAQ.

“Mercer Shares” means the common stock of Mercer having a par value of US$1.00.

“Minimum Tender Condition” has the meaning ascribed thereto in Section 4 of the Offer to Purchase, “Conditions of the Offer”.

“Minister” refers to the Minister of Industry Canada or the Minister of Canadian Heritage of the Government of Canada, as the case may be.

“NASDAQ” means the NASDAQ Global Market.

“NBSK” has the meaning ascribed thereto in the Summary.

“Non-Resident Shareholder” has the meaning ascribed thereto in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations”.

“Non-U.S. Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form accompanying this document.

“Offer” means the offer to purchase Fibrek Shares made hereby to the holders of Fibrek Shares pursuant to the terms and subject to the conditions set out herein.

“Offer Consideration” means the consideration per Fibrek Share payable to each holder of Fibrek Shares in respect of such holder’s Fibrek Shares deposited under the Offer.

“Offerors” means, collectively, Mercer and Mercer Acquisition.

“Offerors’ Notice” means a notice given by the Offerors for the purposes of exercising their statutory right of Compulsory Acquisition.

“Other Securities” means, collectively, any and all stock dividends, securities, rights, warrants or other interests or distributions accrued, declared, paid, issued, transferred, made or distributed on or in respect of the Purchased Fibrek Shares on or after the date of the announcement of the Offer.

“Project Blue Mill” has the meaning ascribed thereto in Risk Factors, “Risk Factors relating to Mercer’s Business”.

“Proponent” has the meaning ascribed thereto in Appendix A, “Comparison of Shareholder Rights”.

“Proposed Amendments” has the meaning ascribed thereto in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations - Introduction”.

“Purchased Fibrek Shares” means the Fibrek Shares registered in the name of the holder as shown on the register of Fibrek shareholders maintained by or on behalf of Fibrek and deposited pursuant to the Offer and purchased by us under the Offer.

“Raymond James” means Raymond James Ltd.

“RBK” has the meaning ascribed thereto in the Summary.

“Redeemable Fibrek Shares” has the meaning ascribed thereto in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations – Fibrek Shareholders Resident in Canada”.

“Regulation 61-101” means Regulation 61-101 respecting Protection of Minority Security Holders in Special Transactions.

“Regulation 62-104” means Regulation 62-104 respecting Take-Over Bids and Issuer Bids.

“Resident Shareholder” has the meaning ascribed thereto in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations – Fibrek Shareholders Resident in Canada”.

“Resolute Locked-Up Shareholders” means Fairfax, Pabrai Investment Funds and Oakmont Capital Inc., being Fibrek shareholders who have entered into lock-up agreements with Abitibi in favour of the Abitibi Bid.

“Response Period” has the meaning ascribed thereto in Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Support Agreement”.

“Saint-Félicien Mill” means Fibrek’s northern bleached softwood kraft pulp mill located in Saint-Félicien, Québec.

“Sangra Moller” means Sangra Moller LLP, legal counsel to Mercer.

“SEC” means the United States Securities and Exchange Commission.

“Second Request” has the meaning ascribed thereto in Section 14 of the Circular, “Regulatory Matters – HSR Act”.

“Second Step Transaction” means either a Compulsory Acquisition or a Subsequent Acquisition Transaction, or both.

“Securities Act” means the Securities Act of 1933 (United States), as amended.

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval website at www.sedar.com.

“Share Electing Shareholder” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“Shares Only Option” has the meaning ascribed thereto in Section 1 of the Offer to Purchase, “The Offer”.

“Special Warrant Agreement” means the special warrant agreement between Fibrek and Mercer dated February 9, 2012, which special warrant agreement set forth terms and conditions of the Special Warrants.

“Special Warrants” has the meaning ascribed thereto in the Support Agreement.

“Stendal Loan Facility” has the meaning ascribed thereto in Risk Factors, “Risk Factors relating to Mercer’s Business”.

“Subsequent Acquisition Transaction” has the meaning ascribed thereto in Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited – Subsequent Acquisition Transaction”.

“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal that: (a) did not result from a breach of Section 5.1 of the Support Agreement by Fibrek or its representatives; (b) relates to the acquisition of all of the Fibrek Shares (other than the Fibrek Shares owned by the person making the Acquisition Proposal together with its affiliates) or to the acquisition of, or a plan of arrangement, merger, business combination or similar transaction involving, all or substantially all of the consolidated assets of Fibrek and its subsidiaries; (c) is reasonably likely to be completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such Acquisition Proposal and the party making the same; (d) is not subject to any financing condition and which the Fibrek Board in consultation with its financial advisors and outside legal counsel has determined in good faith is either fully funded or is subject to adequate arrangements which have been made to ensure that the required funds will be available to effect payment in full for all of the Fibrek Shares or assets, as applicable, to be acquired pursuant thereto; (e) is not subject to a due diligence and/or access condition; and (f) in respect of which the Fibrek Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors, that: (i) failure to recommend such Acquisition Proposal to Fibrek shareholders would be inconsistent with its fiduciary duties under applicable Law; and (ii) having regard to all of its terms and conditions, such Acquisition Proposal, would, if consummated in accordance with its terms, result in a transaction more favourable to the Fibrek shareholders from a financial point of view than the Offer (or any amended Offer proposed by the Offerors pursuant to Section 5.2(b) of the Support Agreement).

“Support Agreement” means the support agreement between Fibrek and Mercer dated February 9, 2012.

“Supporting Shareholders” has the meaning ascribed thereto in Section 4 of the Circular, “Background to the Offer”.

“taxable capital gain” has the meaning ascribed thereto in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations – Fibrek Shareholders Resident in Canada”.

“Take-Up Date” means a date on which we take up or acquire Fibrek Shares pursuant to the Offer or a Second Step Transaction.

“Tax Court” means the Tax Court of Canada.

“TD Securities” means TD Securities Inc., the financial advisor to Fibrek.

“Termination Fee” has the meaning ascribed thereto in Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Support Agreement”.

“Treasury Regulations” has the meaning ascribed thereto in Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

“TSX” means the Toronto Stock Exchange.

“U.S. GAAP” means U.S. generally accepted accounting principles in effect from time to time.

“U.S. Holder” has the meaning ascribed thereto in Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”.

“Voting Support Agreements” has the meaning ascribed thereto in Section 4 of the Circular, “Background to the Offer”.

“WBCA” means the Washington Business Corporation Act.

RISK FACTORS

In addition to other information included in or incorporated by reference into this document, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Information”, Fibrek shareholders should carefully consider the matters described below in deciding whether to deposit their Fibrek Shares in the Offer, which we believe are all significant risks related to the transaction, our business before and after giving effect to our acquisition of Fibrek, and the receipt and ownership of Mercer Shares as a result of the consummation of the Offer and any Second Step Transaction.

Risk Factors relating to the Acquisition of Fibrek

You may receive securities with a market value lower than you expected.

As part of the Offer Consideration, you may, depending on which consideration option you select when depositing your Fibrek Shares in the Offer, receive up to 0.1540 of a Mercer Share in exchange for each Fibrek Share deposited and not withdrawn by you. This is a fixed exchange ratio. Our Offer does not provide for an adjustment to the exchange ratio as a result of any change in the market price of Mercer Shares between the date of the commencement of the Offer and the date you receive Mercer Shares in exchange or partial exchange for your Fibrek Shares. If the market price of Mercer Shares declines, the value of the Offer Consideration received by Fibrek shareholders will decline as well. Variations may occur as a result of changes in, or market perceptions of changes in, our business, operations or prospects, market assessments of the likelihood that the Offer will be consummated, regulatory considerations, general market and economic conditions and other factors over which we have little or no control. In addition, although holders of Fibrek Shares will receive the same consideration choices in any Second Step Transaction as are being provided in the Offer (i.e., the same fixed per share amount of cash and number of Mercer Shares as well as an all-stock and all-cash choice, subject to proration), since the trading price of Mercer Shares may be different at the time of completion of a Second Step Transaction from what it was at the time of completion of the Offer, the value of the per share consideration in the form of Mercer Shares received in any such Second Step Transaction may be higher or lower than the value received in the Offer. You are urged to obtain current market quotations for Mercer Shares and Fibrek Shares.

The value, liquidity and listing of Fibrek Shares may be affected.

The purchase of any Fibrek Shares by us pursuant to the Offer will reduce the number of Fibrek Shares that might otherwise trade publicly, as well as reduce the number of Fibrek shareholders. Depending on the number of Fibrek Shares purchased pursuant to the Offer, following the completion of the Offer and prior to any Second Step Transaction, it is possible that the Fibrek Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Fibrek Shares could be delisted from the TSX and this could, in turn, adversely affect the liquidity and market or result in a lack of an established market for the Fibrek Shares. The extent of the public market for the Fibrek Shares and the availability of price or other quotations would depend upon the number of Fibrek shareholders, the number of Fibrek Shares publicly held and the aggregate market value of the Fibrek Shares remaining at such time, the interest in maintaining a market in Fibrek Shares on the part of securities firms, whether Fibrek remains subject to public reporting requirements in Canada and other factors.

In addition, if permitted by applicable Laws and TSX rules, we intend to cause Fibrek to apply to delist the Fibrek Shares from the TSX as soon as practicable after the completion of the Offer. As a result of such delisting, Fibrek Shares not tendered pursuant to the Offer may become illiquid and may be of reduced value, and the availability of price or other quotations and an established market for the Fibrek Shares may be compromised. See Section 6 of the Circular, “Purpose of the Offer; Plans for Fibrek”.

We will incur additional indebtedness following completion of the Offer.

We will incur additional indebtedness in connection with the completion of the Offer as a result of entering into the loan facilities described in Section 9 of the Circular, “Source and Amount of Funds”. Such additional indebtedness will be incremental to our current indebtedness. See “Risk Factors – Our level of indebtedness could negatively impact our financial condition and results of operations.” Our ability to make payments of the principal and interest on such additional indebtedness or any other indebtedness depends upon our ability to generate cash from operations. If the cash generated from our activities is insufficient to meet the obligations to pay interest and principal when due under such loan facilities or such other indebtedness, or if we fail to comply with any terms or conditions thereof, the lenders thereto may exercise their rights under such indebtedness (including any security arrangements in respect thereto), which could result in a material adverse effect on us. A breach of loan covenants and undertakings could result in a significant loss to us.

After the consummation of the Offer, Fibrek would become a majority-owned subsidiary of the Offerors and the Offerors’ interests could differ from that of Fibrek Shareholders.

After the consummation of the Offer, we would have the power to elect the directors, appoint new management, or approve certain actions requiring the approval of Fibrek shareholders, including adopting certain amendments to Fibrek’s constating documents and approving mergers or sales of Fibrek’s assets. In particular, after the consummation of the Offer, we intend to exercise our statutory right, if available, to acquire all of the Fibrek Shares not deposited pursuant to the Offer or, if such statutory right of acquisition is not available or we elect not to pursue such a right of acquisition, to integrate Fibrek, by amalgamation, capital reorganization, share consolidation, statutory arrangement or other transaction for the purpose of enabling us to acquire all Fibrek Shares not acquired pursuant to the Offer. In any of these contexts, our interests with respect to Fibrek may differ from those of any remaining minority Fibrek shareholders who do not deposit their Fibrek Shares.

The Offer is conditional upon, among other things, the receipt of consents and approvals from governmental authorities that could delay completion of the Offer or impose conditions on us and Fibrek that could in turn result in an adverse effect on the business or financial condition of Mercer following our acquisition of Fibrek.

The Offer is conditional upon, among other things, our having obtained all approvals, consents and clearances from every governmental authority that we reasonably determine are necessary or advisable in connection with the Offer and any Second Step Transaction, including the expiration or earlier termination of the waiting periods under the HSR Act and the receipt of approvals under the Competition Act and the ICA, all as further described under Section 4 of the Offer to Purchase, “Conditions of the Offer”. While we expect to obtain the required regulatory approvals, we cannot be certain that all the required approvals will be obtained or, if obtained, on what terms such approvals will be obtained. A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in connection with obtaining the approvals could delay completion of the Offer or have an adverse effect on the business, financial condition or results of operations of Mercer following the acquisition of Fibrek.

Change-of-control provisions in Fibrek’s agreements triggered in connection with the acquisition of Fibrek may lead to adverse consequences.

Fibrek may be a party to agreements that contain change-of-control or similar provisions that may be triggered in connection with the Offer, as a result of our acquisition of at least a majority of Fibrek Shares or as a result of a Second Step Transaction. The operation of these change-of-control or similar provisions, if triggered, could result in unanticipated expenses following the consummation of the Offer or adversely affect Fibrek’s and/or our results of operations and financial condition.

Certain Fibrek employee benefit plans or agreements contain change-of-control clauses providing for compensation to be granted to certain senior officers of Fibrek if, following a change of control, Fibrek terminated the employment relationship between Fibrek and these employees, or if these employees suffer a substantial change in their working conditions within specified periods following a change of control. If successful, we expect that the Offer would constitute a change of control of Fibrek, thereby giving rise to potential change-of-control payments.

The issuance of a significant number of Mercer Shares and a resulting “market overhang” could adversely affect the market price of Mercer Shares after the take-up of Fibrek Shares under the Offer.

If all of the Fibrek Shares are tendered to the Offer, a significant number of additional Mercer Shares will be available for trading in the public market. The increase in the number of Mercer Shares may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for Mercer Shares.

Our acquisition of Fibrek might not be successfully completed without the possibility of Fibrek shareholders exercising dissent rights in connection with a Second Step Transaction.

In order for us to acquire all of the issued and outstanding Fibrek Shares, it might be necessary, following the completion of the Offer, to effect a Second Step Transaction. A Second Step Transaction might result in Fibrek shareholders having the right to dissent and demand payment of the fair value of their Fibrek Shares. If the statutory procedures governing dissent rights are available, this right could lead to judicial determination of the fair value required to be paid to dissenting Fibrek shareholders.

There might be difficulties in integrating Fibrek’s business and operations into our business and operations.

The Offer is being made with the expectation that its successful completion will result in increased earnings and cost savings for us following the integration of Fibrek. This expectation is based on presumed synergies from consolidation and enhanced growth opportunities. These anticipated benefits will depend in part on whether Fibrek’s operations can be integrated in an efficient and effective manner into our operations, and whether the expected bases or sources of synergies in fact do produce the benefits anticipated. Most operational and strategic decisions, and certain staffing decisions, with respect to Fibrek following its acquisition by us have not yet been made and may not have been fully identified. These decisions and such integration may present significant challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, significant one-time write-offs or restructuring charges, unanticipated costs, and the loss of key employees.

While we believe that our expectations regarding the achievement of synergies and other benefits of the Offer are reasonable, there can be no assurance that the integration of Fibrek’s operations, management and culture into ours will be timely or effectively accomplished, or ultimately will be successful in increasing earnings and reducing costs.

The trading price of Mercer Shares is affected by factors different from those affecting the trading price of Fibrek Shares.

Upon completion of the Offer and any Second Step Transaction, holders of Fibrek Shares will become holders of Mercer Shares to the extent they do not only receive cash consideration for their Fibrek Shares. Our business differs from that of Fibrek, and our results of operations, as well as the trading price of Mercer Shares, is affected by factors different from those affecting Fibrek’s results of operations and the trading price of Fibrek Shares.

Mercer Shares to be received by Fibrek shareholders as a result of the acquisition will carry different rights than the Fibrek Shares.

Following completion of the Offer and any Second Step Transaction, Fibrek shareholders will no longer be shareholders of Fibrek, a corporation governed by the CBCA, but will instead be shareholders of Mercer, a Washington corporation. There are important differences between the current rights of Fibrek shareholders and the rights to which such shareholders will be entitled as shareholders of Mercer. For example, the CBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any security holder, director or officer of a corporation governed by the CBCA whereas there is no oppression remedy available to shareholders of corporations incorporated under the WBCA, such as Mercer. Also, dissent rights are available to shareholders of corporations incorporated under the WBCA in more limited circumstances than under the CBCA. See Section 19 of the Circular, “Comparison of Shareholder Rights” and Appendix A, “Comparison of Shareholder Rights”.

Fibrek shareholders will have a reduced relative ownership and voting interest in Mercer as compared to their current ownership and voting interest in Fibrek.

Fibrek shareholders who receive Mercer Shares as consideration under the Offer will own a significantly smaller percentage of Mercer and its voting stock than they currently own of Fibrek as a stand-alone company. Consequently, Fibrek shareholders will not be able to exercise as much influence over the management and policies of Mercer as they currently exercise over Fibrek.

Whether or not the Offer is consummated, the announcement and pendency of the Offer could impact or cause disruptions in Fibrek’s business, which could have an adverse effect on Fibrek’s business and results of operations.

Whether or not the Offer is consummated, the announcement and pendency of the Offer could cause disruptions in or otherwise negatively impact Fibrek’s business and results of operations. Possible impacts include, without limitation:

•

Fibrek’s employees may experience uncertainty about their future roles with Fibrek following its acquisition by us, which might adversely affect Fibrek’s ability to retain and hire key personnel and other employees;

•

the attention of Fibrek’s management may be directed toward the Offer and transaction-related considerations and may be diverted from the day-to-day operations and pursuit of other opportunities that could be beneficial to Fibrek’s business; and

•	business partners may seek to modify or terminate their business relationships with Fibrek.

These disruptions could be exacerbated by a delay in the consummation of the Offer and could have an adverse effect on Fibrek’s business, results of operations or prospects whether or not the Offer is consummated.

There can be no assurance that we would be able to successfully consummate a Second Step Transaction.

In the event that we do not acquire at least 66 2/3% of the Fibrek Shares under the Offer, then we may not be able to successfully consummate a Second Step Transaction or our ability to do so may be delayed. In addition, the market for Fibrek Shares not tendered in the Offer may be less liquid than the current market for Fibrek Shares and the Fibrek Shares may be potentially delisted from the TSX. In such event, it is possible that Fibrek would become a controlled but not wholly-owned subsidiary of Mercer.

Risk Factors relating to Mercer’s Business

Our business is highly cyclical in nature.

The pulp business is highly cyclical in nature and markets for our principal products are characterized by periods of supply and demand imbalance, which in turn affects product prices. Pulp markets are highly competitive and are sensitive to cyclical changes in the global economy, industry capacity and foreign exchange rates, all of which can have a significant influence on selling prices and our operating results. The length and magnitude of industry cycles have varied over time but generally reflect changes in macro-economic conditions and levels of industry capacity.

Industry capacity can fluctuate as changing industry conditions can influence producers to idle production capacity or permanently close mills. In addition, to avoid substantial cash costs in idling or closing a mill, some producers will choose to operate at a loss, sometimes even a cash loss, which can prolong weak pricing environments due to oversupply. Oversupply of our products can also result from producers introducing new capacity in response to favorable pricing trends.

Demand for pulp has historically been determined primarily by the level of economic growth and has been closely tied to overall business activity. From 2006 to mid-2008, pulp prices steadily improved. However, the global economic crisis in the latter half of 2008 resulted in a sharp decline of pulp prices from a high of €900 per ADMT to €635 per ADMT at the end of 2008. Pulp prices began to increase in the second half of 2009 and continued to increase to record levels through June of 2010, before declining slightly in the fourth quarter of 2010. Pulp prices again rebounded to record levels in the first half of 2011 but declined sharply in the latter part of the year, primarily due to economic uncertainty in Europe and credit tightening in China. We cannot predict the impact of sustained economic weakness on the demand and prices for our products.

Prices for pulp are driven by many factors outside our control, and we have little influence over the timing and extent of price changes, which are often volatile. Because market conditions beyond our control determine the price for pulp, prices may fall below our cash production costs, requiring us to either incur short-term losses on product sales or cease production at one or more of our mills. Therefore, our profitability depends on managing our cost structure, particularly raw materials which represent a significant component of our operating costs and can fluctuate based upon factors beyond our control. If the prices of our products decline, or if prices for our raw materials increase, or both, our results of operations and cash flows could be materially adversely affected.

Our level of indebtedness could negatively impact our financial condition and results of operations.

As of December 31, 2011, we had approximately €734.1 million of indebtedness outstanding, of which €477.5 million relates to the €828.0 million project finance facility at our Stendal mill (the “Stendal Loan Facility”). We may also incur additional indebtedness in the future. Our high debt levels may have important consequences for us, including, but not limited to the following:

•

our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes or to fund future operations may not be available on terms favorable to us or at all;

•

a significant amount of our operating cash flow is dedicated to the payment of interest and principal on our indebtedness, thereby diminishing funds that would otherwise be available for our operations and for other purposes;

•	increasing our vulnerability to current and future adverse economic and industry conditions;

•	a substantial decrease in net operating cash flows or increase in our expenses could make it more difficult for us to meet our debt service requirements, which could force us to modify our operations;

•

our leveraged capital structure may place us at a competitive disadvantage by hindering our ability to adjust rapidly to changing market conditions or by making us vulnerable to a downturn in our business or the economy in general;

•	causing us to offer debt or equity securities on terms that may not be favorable to us or our shareholders;

•	limiting our flexibility in planning for, or reacting to, changes and opportunities in our business and our industry; and

•	our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay the principal or interest due in respect of our indebtedness.

The indenture governing our Senior Notes and our bank credit facilities contain restrictive covenants which impose operating and other restrictions on us and our subsidiaries. These restrictions will affect, and in many respects will limit or prohibit, our ability to, among other things, incur or guarantee additional indebtedness or enter into sale/leaseback transactions, pay dividends or make distributions on capital stock or redeem or repurchase capital stock, make investments or acquisitions, create liens and enter into mergers, consolidations or transactions with affiliates. The terms of our indebtedness also restrict our ability to sell certain assets, apply the proceeds of such sales and reinvest in our business.

Failure to comply with the covenants in the indenture relating to our Senior Notes or in our bank credit facilities could result in events of default and could have a material adverse effect on our liquidity, results of operations and financial condition.

Our ability to repay or refinance our indebtedness will depend on our future financial and operating performance. Our performance, in turn, will be subject to prevailing economic and competitive conditions, as well as financial, business, legislative, regulatory, industry and other factors, many of which are beyond our control. Our ability to meet our future debt service and other obligations, in particular the Stendal Loan Facility, may depend in significant part on the extent to which we can implement successfully our business strategy. We cannot assure you that we will be able to implement our strategy fully or that the anticipated results of our strategy will be realized.

A weakening of the global economy could adversely affect our business and financial results and have a material adverse effect on our liquidity and capital resources.

Global financial markets experienced extreme and unprecedented disruption in the second half of 2008, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. Although financial markets have stabilized and the modest global economic recovery which emerged in the second half of 2009 largely continued through 2011, the overall state of the global economy remains generally weak and we remain subject to a number of risks associated with these adverse economic conditions. Price appreciation in 2010 and the first half of 2011 has been due in significant part to demand from China and other Asian countries, and any reduction in demand in these locations could exacerbate the impact of economic weakness elsewhere.

Principally, as pulp demand has historically been determined by the level of economic growth and business activity, demand and prices for our product have historically decreased substantially during economic slowdowns. Additionally, restricted credit availability restrains our customers’ ability or willingness to purchase our products resulting in lower revenues. Depending on their severity and duration, the effects and consequences of a global economic downturn could have a material adverse effect on our liquidity and capital resources, including our ability to raise capital, if needed, and otherwise negatively impact our business and financial results.

Cyclical fluctuations in the price and supply of our raw materials could adversely affect our business.

Our main raw material is fiber in the form of wood chips and pulp logs. Such fiber is cyclical in terms of both price and supply. The cost of wood chips and pulp logs is primarily affected by the supply and demand for lumber. Demand for these raw materials is generally determined by the volume of pulp and paper products produced globally and regionally. Since 2006, generally higher energy prices, a focus on, and governmental initiatives related to, “green” or renewable energy have led to an increase in renewable energy projects in Europe, including Germany. Demand for wood residuals from such energy producers, combined with lower harvesting rates, has generally put upward pressure on prices for wood residuals such as wood chips in Germany and its neighboring countries. This has resulted in higher fiber costs for our German mills and such trend could continue to put further upward pressure on wood chip prices.

Similarly, North American sawmill activity declined significantly during the recession, reducing the supply of chips and availability of pulp logs to our Celgar mill. Additionally, North American energy producers are exploring the viability of renewable energy initiatives and governmental initiatives in this field are increasing, all of which could lead to higher demand for sawmill residual fiber, including chips. The cyclical nature of pricing for these raw materials represents a potential risk to our profit margins if pulp producers are unable to pass along price increases to their customers or we cannot offset such costs through higher prices for our surplus energy.

We do not own any timberlands or have any long-term governmental timber concessions and we currently have few long-term fiber contracts at our German operations. Raw materials are available from a number of suppliers and we have not historically experienced material supply interruptions or substantial sustained price increases, however our requirements have increased and may continue to increase as we increase capacity through capital projects or other efficiency measures at our mills. As a result, we may not be able to purchase sufficient quantities of these raw materials to meet our production requirements at prices acceptable to us during times of tight supply. In addition, the quantity, quality and price of fiber we receive could be affected as a result of industrial disputes, material curtailments or shut-down of operations by suppliers, government orders and legislation (including new taxes or tariffs), weather conditions, acts of god and other events beyond our control. An insufficient supply of fiber or reduction in the quality of fiber we receive would materially adversely affect our business, financial condition, results of operations and cash flow. In addition to the supply of wood fiber, we are dependent on the supply of certain chemicals and other inputs used in our production facilities. Any disruption in the supply of these chemicals or other inputs could affect our ability to meet customer demand in a timely manner and could harm our reputation. Any material increase in the cost of these chemicals or other inputs could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We operate in highly competitive markets.

We sell our pulp globally, with a large percentage sold in Europe, North America and Asia. The markets for pulp are highly competitive. A number of other global companies compete in each of these markets and no company holds a dominant position. Our pulp is considered a commodity because many companies produce similar and largely standardized products. As a result, the primary basis for competition in our markets has been price. Many of our competitors have greater resources and lower leverage than we do and may be able to adapt more quickly to industry or market changes or devote greater resources to the sale of products than we can. There can be no assurance that we will continue to be competitive in the future. The global pulp market has historically been characterized by considerable swings in prices which have and will result in variability in our earnings. Prices are typically denominated in U.S. dollars.

We are exposed to currency exchange rate and interest rate fluctuations.

The majority of our sales are in products quoted in U.S. dollars while most of our operating costs and expenses, other than those of the Celgar mill, are incurred in Euros. In addition, all of the products sold by the Celgar mill are quoted in U.S. dollars and the Celgar mill costs are primarily incurred in Canadian dollars. Our results of operations and financial condition are reported in Euros. As a result, our revenues are adversely affected by a decrease in the value of the U.S. dollar relative to the Euro and to the Canadian dollar. Such shifts in currencies relative to the Euro and the Canadian dollar reduce our operating margins and the cash flow available to fund our operations and to service our debt. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In 2002, our 74.9% owned subsidiary, Stendal, entered into variable-to-fixed interest rate swaps to fix interest payments under the Stendal mill financing facility, which has kept Stendal from benefiting from the general decline in interest rates that ensued. These derivatives are marked to market at the end of each reporting period and all unrealized gains and losses are recognized as earnings or losses for the relevant reporting periods.

Increases in our capital expenditures or maintenance costs could have a material adverse effect on our cash flow and our ability to satisfy our debt obligations.

Our business is capital intensive and requires that we regularly incur capital expenditures to maintain our equipment, improve efficiencies and comply with environmental Laws. Our annual capital expenditures may vary due to fluctuations in requirements for maintenance, business capital, expansion and as a result of changes to environmental regulations that require capital expenditures to bring our operations into compliance with such regulations. In addition, our senior management and board of directors may approve projects in the future that will require significant capital expenditures. Increased capital expenditures could have a material adverse effect on our cash flow and our ability to satisfy our debt obligations. Further, while we regularly perform maintenance on our manufacturing equipment, key pieces of equipment in our various production processes may still need to be repaired or replaced. If we do not have sufficient funds or such repairs or replacements are delayed, the costs of repairing or replacing such equipment and the associated downtime of the affected production line could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We use derivatives to manage certain risk which has caused significant fluctuations in our operating results.

We use derivative instruments to limit our exposure to interest rate fluctuations. Concurrently with entering into the Stendal financing, Stendal entered into variable-to-fixed rate interest swaps for the full term of our Stendal Loan Facility to manage its interest rate risk exposure with respect to the full principal amount of this facility. Because we effectively fixed the rate on our Stendal Loan Facility, the value of our derivative position moves inversely to interest rates.

We record unrealized gains or losses on our derivative instruments when they are marked to market at the end of each reporting period and realized gains or losses on them when they are settled. These unrealized and realized gains and losses can materially impact our operating results for any reporting period. For example, our operating results for 2011 included an unrealized net loss of €1.4 million on our interest rate derivative, while our operating results for 2010 included an unrealized net gain of €1.9 million. For 2009, our operating results included an unrealized net loss of €5.8 million on our interest rate derivative.

If any of the variety of instruments and strategies we utilize are not effective, we may incur losses which may have a materially adverse effect on our business, financial condition, results of operations and cash flow. Further, we may in the future use derivative instruments to manage pulp price risks. The purpose of our derivative activity may also be considered speculative in nature; we do not use these instruments with respect to any pre-set percentage of revenues or other formula, but either to augment our potential gains or reduce our potential losses depending on our perception of future economic events and developments.

We are subject to extensive environmental regulation and we could have environmental liabilities at our facilities.

Our operations are subject to numerous environmental Laws as well as permits, guidelines and policies. These Laws, permits, guidelines and policies govern, among other things:

•	unlawful discharges to land, air, water and sewers;

•	waste collection, storage, transportation and disposal;

•	hazardous waste;

•	dangerous goods and hazardous materials and the collection, storage, transportation and disposal of such substances;

•	the clean-up of unlawful discharges;

•	land use planning;

•	municipal zoning; and

•	employee health and safety.

In addition, as a result of our operations, we may be subject to remediation, clean up or other administrative orders or amendments to our operating permits, and we may be involved from time to time in administrative and judicial proceedings or inquiries. Future orders, proceedings or inquiries could have a material adverse effect on our business, financial condition and results of operations. Environmental Laws and land use Laws and regulations are constantly changing. New regulations or the increased enforcement of existing Laws could have a material adverse effect on our business and financial condition. In addition, compliance with regulatory requirements is expensive, at times requiring the replacement, enhancement or modification of equipment, facilities or operations. There can be no assurance that we will be able to maintain our profitability by offsetting any increased costs of complying with future regulatory requirements.

We are subject to liability for environmental damage at the facilities that we own or operate, including damage to neighboring landowners, residents or employees, particularly as a result of the contamination of soil, groundwater or surface water and especially drinking water. The costs of such liabilities can be substantial. Our potential liability may include damages resulting from conditions existing before we purchased or operated these facilities. We may also be subject to liability for any offsite environmental contamination caused by pollutants or hazardous substances that we or our predecessors arranged to transport, treat or dispose of at other locations. In addition, we may be held legally responsible for liabilities as a successor owner of businesses that we acquire or have acquired. Except for Stendal, our facilities have been operating for decades and we have not done invasive testing to determine whether or to what extent environmental contamination exists. As a result, these businesses may have liabilities for conditions that we discover or that become apparent, including liabilities arising from non-compliance with environmental Laws by prior owners. Because of the limited availability of insurance coverage for environmental liability, any substantial liability for environmental damage could materially adversely affect our results of operations and financial condition.

Enactment of new environmental Laws or regulations or changes in existing Laws or regulations might require significant capital expenditures. We may be unable to generate sufficient funds or access other sources of capital to fund unforeseen environmental liabilities or expenditures.

Our business is subject to risks associated with climate change and social and government responses thereto.

Currently, there are differing scientific studies and opinions relating to the severity, extent and speed at which climate change is or may be occurring around the world. As a result, we are currently unable to identify and predict all of the specific consequences of climate change on our business and operations.

To date, the potential and/or perceived effects of climate change and social and government responses to it have created both opportunities, such as enhanced sales of surplus “green” energy, and risks for our business.

While all of the specific consequences from climate change are not yet predictable, we are subject to risks that government and social focus on and demand for “carbon neutral” or “green” energy will create greater demand for the wood residuals or fiber that is consumed by our pulp mills as part of their production process. In addition, governmental initiatives or legislation may also increase both the demand and prices for wood residuals. As governments pursue green energy initiatives, they may implement financial, tax, pricing or other legislated incentives for renewable energy producers that “cannibalize” or materially adversely affect fiber supplies for existing traditional users, such as lumber and pulp and paper producers.

Such additional demand for wood residuals and/or governmental initiatives may materially increase the competition and prices for wood residuals over time. This could increase our fiber costs and/or restrict our ability to acquire fiber at competitive prices or at all during times of shortages. If our fiber costs increase and we cannot pass on these costs to our customers or offset them through higher prices for our sales of surplus energy, it will negatively affect our operating margins, results of operations and financial position. If we cannot obtain the fiber required to operate our mills, we may have to curtail and/or shut down production. This could have a material adverse effect on operations, financial results and financial position.

Other potential risks to our business from climate change include:

•	a greater susceptibility of northern softwood forest to disease, fire and insect infestation, which could diminish fiber availability;

•	the disruption of transportation systems and power supply lines due to more severe storms;

•	the loss of water transportation for logs and our finished goods inventories due to lower water levels;

•	decreases in quantity and quality of processed water for our mill operations;

•	the loss of northern softwood boreal forests in areas in sufficient proximity to our mills to competitively acquire fiber; and

•	lower harvest levels decreasing the supply of harvestable timber and, as a consequence, wood residuals.

The occurrence of some or all of these events could have a material adverse effect on our operations and/or financial results.

Project Blue Mill may not generate the results or benefits we expect.

In January 2012, we announced a project (“Project Blue Mill”) at our Stendal mill to increase production and efficiency through debottlenecking initiatives, including the installation of a new 40 MW steam turbine at the mill. Project Blue Mill is subject to customary risks and uncertainties inherent for large capital projects which could result in the project not completing on schedule or as budgeted. The Stendal mill could experience operating difficulties or delays during the start-up period when the new 40 MW turbine is being ramped up. Project Blue Mill may not increase the Stendal mill’s pulp production and energy generating capacity to the levels we had planned. Cost overruns, equipment breakdowns or failures to perform to design specifications could have a material adverse effect on our Stendal mill’s results of operations and financial performance.

We are subject to risks related to our employees.

The majority of our employees are unionized and we have collective agreements in place with our employees at all of our mills. In September 2008, we negotiated a four-year collective agreement, effective May 1, 2008, with the hourly workers at our Celgar mill and, in December 2010, we entered into our current collective agreement with our Rosenthal employees. In July 2011, we entered into a collective agreement with our pulp workers at the Stendal mill. Although we have not experienced any work stoppages in the past, there can be no assurance that we will be able to negotiate acceptable collective agreements or other satisfactory arrangements with our employees upon the expiration of our collective agreements. This could result in a strike or work stoppage by the affected workers. The registration or renewal of the collective agreements or the outcome of our wage negotiations could result in higher wages or benefits paid to union members. Accordingly, we could experience a significant disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flow.

We rely on government grants and guarantees and participate in European statutory programs.

We currently benefit from a subsidized capital expenditure program and lower cost of financing as a result of German federal and state government grants and guarantees at our Stendal mill. Should either the German federal or state governments be prohibited from honoring legislative grants and guarantees at Stendal, or should we be required to repay any such legislative grants, this may have a material adverse effect on our business, financial condition, results of operations and cash flow.

Since 2005, our German mills have benefitted from sales of emission allowances under the EU Emissions Trading Scheme. As a result of our Rosenthal and Stendal mills’ eligibility for special tariffs under the Renewable Energy Act, the amount of emissions allowances granted to our German mills under the European Union Emissions Trading Scheme has been reduced. Additionally, all such German legislation is subject to amendment or change which could adversely affect the eligibility of our Rosenthal and Stendal mills to participate in this statutory program and/or the tariffs paid thereunder. As a result we cannot predict with any certainty the amount of future sales of surplus energy we may be able to generate.

We are dependent on key personnel.

Our future success depends, to a large extent, on the efforts and abilities of our executive and senior mill operating officers. Such officers are industry professionals many of whom have operated through multiple business cycles. Our officers play an integral role in, among other things:

•	sales and marketing;

•	reducing operating costs;

•	identifying capital projects which provide a high rate of return; and

•	prioritizing expenditures and maintaining employee relations.

The loss of one or more of our officers could make us less competitive in these areas which could materially adversely affect our business, financial condition, results of operations and cash flows. We do not maintain any key person life insurance for any of our executive or senior mill operating officers.

We may experience material disruptions to our production.

A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our pulp and energy sales and/or negatively impact our results of operations. Any of our mills could cease operations unexpectedly due to a number of events, including:

•	unscheduled maintenance outages;

•	prolonged power failures;

•	equipment failure;

•	design error or employee or contractor error;

•	chemical spill or release;

•	explosion of a boiler;

•	disruptions in the transportation infrastructure, including roads, bridges, railway tracks, tunnels, canals and ports;

•	fires, floods, earthquakes or other natural catastrophes;

•	prolonged supply disruption of major inputs;

•	labor difficulties; and

•	other operational problems.

Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If any of our facilities were to incur significant downtime, our ability to meet our production capacity targets and satisfy customer requirements would be impaired and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may incur losses as a result of unforeseen or catastrophic events, including the emergence of a pandemic, terrorist attacks or natural disasters.

The occurrence of unforeseen or catastrophic events, including the emergence of a pandemic or other widespread health emergency (or concerns over the possibility of such an emergency), terrorist attacks or natural disasters, could create economic and financial disruptions, could lead to operational difficulties (including travel limitations) that could impair our ability to manage or operate our business and adversely affect our results of operations.

Our insurance coverage may not be adequate.

We have obtained insurance coverage that we believe would ordinarily be maintained by an operator of facilities similar to our mills. Our insurance is subject to various limits and exclusions. Damage or destruction to our facilities could result in claims that are excluded by, or exceed the limits of, our insurance coverage. Additionally, the weak global and financial markets have also reduced the availability and extent of credit insurance for our customers. If we cannot obtain adequate credit insurance for our customers, we may be forced to amend or curtail our planned operations which could negatively impact our sales revenues, results of operations and financial position.

We rely on third parties for transportation services.

Our business primarily relies upon third parties for the transportation of pulp to our customers, as well as for the delivery of our raw materials to our mills. Our pulp and raw materials are principally transported by truck, barge, rail and sea-going vessels, all of which are highly regulated. Increases in transportation rates can also materially adversely affect our results of operations.

Further, if our transportation providers fail to deliver our pulp in a timely manner, it could negatively impact our customer relationships and we may be unable to sell it at full value. If our transportation providers fail to deliver our raw materials in a timely fashion, we may be unable to manufacture pulp in response to customer orders. Also, if any of our transportation providers were to cease operations, we may be unable to replace them at a reasonable cost. The occurrence of any of the foregoing events could materially adversely affect our results of operations.

OFFER TO PURCHASE

TO: THE HOLDERS OF COMMON SHARES OF FIBREK INC.

The accompanying materials contain important information and should be read carefully before making a decision in respect of the Offer. The Circular, Letter of Transmittal and Notice of Guaranteed Delivery, which are incorporated into and form part of the Offer to Purchase, constitute the take-over bid circular required under applicable Canadian securities Laws. Certain capitalized terms and expressions used in this Offer to Purchase are defined and explained in the Section entitled “Glossary”.

1.	THE OFFER

Upon the terms and subject to the conditions of this Offer to Purchase (including, if the Offer is extended, varied or amended, the terms and conditions of such extension, variation or amendment), we are offering to purchase all of the issued and outstanding Fibrek Shares for Offer Consideration per Fibrek Share payable, at the election of each holder, in one of the following forms:

•	C$1.30 in cash, subject to proration (the “Cash Only Option”);

•	C$0.54 in cash plus 0.0903 of a Mercer Share (the “Cash and Share Option”); or

•	0.1540 of a Mercer Share, subject to proration (the “Shares Only Option”).

Based on 130,075,556 issued and outstanding Fibrek Shares as at February 28, 2012, the Maximum Cash Consideration available under the Offer shall be C$70,000,000 and the Maximum Share Consideration available to be issued under the Offer shall be 11,741,496. The Offer Consideration will be prorated on each Take-Up Date as necessary to ensure that the aggregate Offer Consideration does not exceed the Maximum Cash Consideration and the Maximum Share Consideration. Such proration will be based on the number of Fibrek Shares acquired in proportion to the number of issued and outstanding Fibrek Shares as of the applicable Take-Up Date. The actual Offer Consideration to be received by a holder of Fibrek Shares electing (or deemed to be electing for the purposes of proration as set out below) the Cash Only Option or the Shares Only Option on each Take-Up Date will be determined in accordance with the following:

(a)	the aggregate amount of cash that we will pay as consideration for Fibrek Shares pursuant to the Offer and any Second Step Transaction shall not exceed the Maximum Cash Consideration multiplied by a fraction, the numerator of which is the number of Fibrek Shares to be taken up on such Take-Up Date and the denominator of which is the total number of outstanding Fibrek Shares not held by us on the date of the Offer, calculated on a fully-diluted basis (the “Maximum Take-Up Date Cash Consideration”); and

(b)	the aggregate number of Mercer Shares that we will issue as consideration for Fibrek Shares pursuant to the Offer and any Second Step Transaction on any Take-Up Date shall not exceed the Maximum Share Consideration multiplied by a fraction, the numerator of which is the number of Fibrek Shares to be taken up on such Take-Up Date and the denominator of which is the total number of outstanding Fibrek Shares not held by us on the date of the Offer, calculated on a fully-diluted basis (the “Maximum Take-Up Date Share Consideration”).

The actual consideration to be received by a Shareholder electing the cash alternative (a “Cash Electing Shareholder”) and a Shareholder electing (or deemed to be electing) the share alternative (a “Share Electing Shareholder”) is subject to the following:

(a)	if, on any Take-Up Date, the aggregate cash consideration that would otherwise be payable by us to a Cash Electing Shareholder in respect of their Fibrek Shares to be taken up on such Take-Up Date exceeds the Maximum Take-Up Date Cash Consideration, then the Maximum Take-Up Date Cash Consideration will be prorated among the Cash Electing Shareholders such that each Cash Electing Shareholder will receive an amount equal to the amount of the cash sought by such Cash Electing Shareholder multiplied by a fraction, the numerator of which is the Maximum Take-Up Date Cash Consideration and the denominator of which is the aggregate amount of the cash consideration sought by all Cash Electing Shareholders on such Take-Up Date, and each such Cash Electing Shareholder will receive the balance of the consideration to which they are entitled in the form of a number of shares of Mercer Shares calculated by dividing such balance by C$8.44 rounded down to the nearest whole number (with cash paid in lieu of any fractional Common Share); and

(b)

if, on any Take-Up Date, the number of Mercer Shares that would otherwise be issuable to Share Electing Shareholders in respect of their Fibrek Shares to be taken up on such Take-Up Date exceeds the Maximum Take-Up Date Share Consideration, then the Maximum Take-Up Date Share Consideration will be prorated among the Share

Electing Shareholders such that each Share Electing Shareholder will receive a number of Mercer Shares equivalent to the number of Mercer Shares sought by such Share Electing Shareholder multiplied by a fraction (rounded to four decimal places), the numerator of which is the Maximum Take-Up Date Share Consideration and the denominator of which is the aggregate number of Mercer Shares sought by all Share Electing Shareholders in respect of their Fibrek Shares to be taken up on such Take-Up Date, rounded down to the nearest whole number (with cash paid in lieu of any fractional Mercer Shares) and each such Share Electing Shareholder will receive the balance of the consideration to which they are entitled in cash, calculated by multiplying the number of Mercer Shares to which they were otherwise entitled but did not receive by C$8.44 (rounded down to the nearest C$0.01).

Any cash paid in lieu of any fractional Mercer Shares hereunder shall be in addition to and shall not reduce the Maximum Cash Consideration.

Each holder of Fibrek Shares may elect to receive any one of the Cash and Share Option, the Cash Only Option or the Shares Only Option in respect of the Fibrek Shares held by such shareholder. The Letter of Transmittal and Notice of Guaranteed Delivery set out the manner in which such election may be made. Any holder of Fibrek Shares who does not properly elect any of the Cash and Share Option, the Cash Only Option or the Shares Only Option in the Letter of Transmittal and Notice of Guaranteed Delivery, if applicable, with respect to any Fibrek Shares deposited by such holder pursuant to the Offer will be deemed to have elected the Cash and Share Option.

As at the close of business on February 28, 2012, there were 130,075,556 issued and outstanding Fibrek Shares and 3,161,092 outstanding options to purchase Fibrek Shares issued under the Fibrek SOP (none of which had vested). The closing price of the Fibrek Shares on the TSX on February 9, 2012, the date immediately prior to which we announced our intention to make the Offer, was C$1.13.

Pursuant to the Lock-Up Agreements, the Locked-Up Shareholders have agreed to deposit under the Offer and not withdraw, subject to certain exceptions, an aggregate of approximately 2.9% of the outstanding Fibrek Shares on a fully-diluted basis on that date, as described in Section 4 of the Circular, “Background to the Offer”.

The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable Laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercise shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not exercise their options prior to the Expiry Time or thereafter.

2.	TIME FOR ACCEPTANCE

The Expiry Time is at 5:00 p.m., Eastern Time, on April 6, 2012 or, if later, the latest date and time to which the time of expiration of the Offer has been extended, as described in Section 5 of the Offer to Purchase, “Extension of the Expiry Time, Withdrawal, Variation or Change of the Offer”. We will not amend the Offer in such a manner as would cause the Expiry Time to occur earlier than 5:00 p.m., Eastern Time, on April 6, 2012.

The Expiry Time may be subject to extensions, depending on the timing of receipt of regulatory approvals and other factors.

3.	MANNER OF ACCEPTANCE

Letter of Transmittal

The Offer may be accepted by delivering to the Depositary at its office specified in the Letter of Transmittal, so as to arrive there not later than the Expiry Time:

•	the certificate or certificates representing Fibrek Shares in respect of which the Offer is being accepted, or, in the case of a book-entry transfer, a Book-Entry Confirmation;

•

a Letter of Transmittal in the form accompanying the Offer (or a manually signed facsimile copy thereof), properly completed and manually executed as required by the instructions and rules contained in the Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of Fibrek Shares held in DTC); and

•	any other relevant documents required by the instructions and rules contained in the Letter of Transmittal.

Except as otherwise provided in the instructions and rules contained in the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

Participants in CDS or DTC should contact the Depositary with respect to the deposit of their Fibrek Shares under the Offer. CDS and DTC will be issuing instructions to their participants as to the method of depositing such shares under the terms of the Offer.

If a Letter of Transmittal is executed by any person other than the registered holder of the certificate(s) deposited therewith, or if any Offer Consideration payable in cash is to be delivered to a person other than the registered owner, the certificate(s) must be endorsed, or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an Eligible Institution.

The Offer will be deemed to be accepted only if the Depositary has actually received the documents referenced above on or before the Expiry Time or the procedures for guaranteed delivery. See Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedures for Guaranteed Delivery”.

This document, the Letter of Transmittal and all other relevant materials will be mailed to all registered holders of Fibrek Shares on or about February 29, 2012 and will be furnished to brokers, investment dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Fibrek’s shareholders lists or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Fibrek Shares by us.

Currency of Payment

The cash portion of the Offer Consideration payable under this Offer will be denominated and paid in Canadian dollars.

Fractional Shares

Fractional Mercer Shares will not be issued pursuant to the Offer. Instead, the Depositary, acting as agent for Fibrek shareholders otherwise entitled to receive fractional Mercer Shares, will aggregate all fractional shares and sell them for the accounts of such shareholders. The proceeds realized by the Depositary upon the sale of such fractional shares will be distributed, net of commissions, to such shareholders on a pro rata basis. None of the Depositary, us or the Information Agent will guarantee any minimum proceeds from the sale of Mercer Shares, and no interest will be paid on any such proceeds.

Book-Entry Transfer

Fibrek shareholders who have an account maintained by CDS may accept the Offer by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation of Fibrek Shares is received by the Depositary at its office specified in the Letter of Transmittal prior to the Expiry Time of the Offer. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Fibrek shareholder’s Fibrek Shares into the Depositary’s account in accordance with CDS procedures for such transfer. Delivery of Fibrek Shares to the Depositary by means of a book-entry transfer will constitute a valid tender under the Offer.

Fibrek shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered a valid tender in accordance with the terms of the Offer.

Fibrek shareholders who have an account maintained by DTC may accept the Offer by following the procedures for book-entry transfer established by DTC, provided that a Book-Entry Confirmation, together with an Agent’s Message in respect thereof, or a properly completed and duly executed Letter of Transmittal and any other required documents, are received by the Depositary at its office specified in the Letter of Transmittal prior to the Expiry Time of the Offer. If necessary, the Depositary will establish an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC’s systems may cause DTC to make a book-entry transfer of a Fibrek shareholder’s Fibrek Shares into the Depositary’s account in accordance with DTC’s procedures for such transfer. However, as noted above, although delivery of Fibrek Shares may be effected through book-entry transfer at DTC, either a Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary, at its office specified in the Letter of Transmittal prior to the Expiry Time of the Offer. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary.

Procedures for Guaranteed Delivery

If a Fibrek shareholder desires to deposit Fibrek Shares pursuant to the Offer and: (i) the certificate(s) representing those Fibrek Shares are not immediately available; (ii) such shareholder cannot deliver the certificates and all other required documents to the Depositary before the Expiry Time; or (iii) such shareholder cannot comply with the procedures for book-entry transfer on a timely basis, such Fibrek Shares may nevertheless be deposited if all of the following conditions are met:

•	the deposit is made by or through an Eligible Institution;

•

a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile thereof) with any required signature guarantees, is received by the Depositary at its office specified in the Notice of Guaranteed Delivery at or before the Expiry Time; and

•

the certificate(s) representing the deposited Fibrek Shares in proper form for transfer, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, a Book-Entry Confirmation through the CDSX system (in the case of Fibrek Shares held in CDS) or an Agent’s Message (in the case of Fibrek Shares held in DTC) and any other documents required by the Letter of Transmittal, are received at the office of the Depositary provided in the Letter of Transmittal on or before 5:00 p.m. (local time at the place of deposit) on the third trading day on the TSX after the date on which the Expiry Time occurred.

To be effective, the Notice of Guaranteed Delivery must be delivered by hand or courier, transmitted by facsimile or mailed to the Depositary at its office specified in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form provided in that Notice of Guaranteed Delivery.

General

We reserve the right, in accordance with applicable Laws, on our behalf, to permit a Fibrek shareholder to accept the Offer in a manner other than as set out above.

Fibrek shareholders are advised that use of the postal system to transmit share certificates, Letters of Transmittal, Notices of Guaranteed Delivery and all other required documents is at the shareholder’s risk. We recommend that all such documents be delivered by hand to the Depositary and that a receipt be obtained for their deposit. If documents are mailed, we recommend that insured mail with return receipt or acknowledgement of receipt be used and that proper insurance be obtained.

Fibrek shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Fibrek Shares directly with the Depositary or if they make use of the services of any soliciting agent and/or dealer manager that we may appoint (or a soliciting dealer group that we decide to form) in Canada or elsewhere to accept the Offer.

Fibrek shareholders whose Fibrek Shares are not registered in their name should contact the Depositary (see the back cover of this document for contact information) or their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Fibrek Shares.

Power of Attorney

The execution of a Letter of Transmittal (or, in the case of Fibrek Shares deposited by book-entry transfer, the making of a book-entry transfer) irrevocably constitutes and appoints, effective on and after the date that we take up and pay for the deposited Fibrek Shares, each director and officer of each Offeror and any other person designated by us in writing, as the true and lawful agent, attorney, attorney-in-fact, and proxy of the Fibrek shareholder delivering the Letter of Transmittal with respect to: (a) the Purchased Fibrek Shares, and (b) Other Securities, which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Fibrek Shares on or after the date of the Offer with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Fibrek shareholder: (i) to register or record the transfer and/or cancellation of such Purchased Fibrek Shares and Other Securities consisting of securities on the appropriate register of Fibrek shareholders maintained by or on behalf of Fibrek; (ii) for so long as any Purchased Fibrek Shares are registered or recorded in the name of such Fibrek shareholder, to exercise any and all rights of such Fibrek shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Laws), as and when requested by us (by whom such Fibrek Shares are purchased), any instruments of proxy, authorizations or consents in form and on terms satisfactory to us in respect of any Purchased Fibrek Shares and Other Securities, to revoke any such instrument, authorization or consent given prior to or after we take up and pay for the deposited Fibrek Shares, and to designate in such instruments, authorizations or consents any person or persons as the proxyholder of such Fibrek shareholder in respect of the Purchased Fibrek Shares and Other Securities for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Second Step Transaction), or solicitation of any consents, of holders of relevant securities of Fibrek; (iii) to execute, endorse and negotiate for and in the name of and on behalf of such Fibrek shareholder, any and all cheques or other instruments representing dividend, distribution or other payment payable in respect of Purchased Fibrek Shares or any Other Securities payable to or to the order of, or endorsed in favor of, such Fibrek shareholder; and (iv) to exercise any rights of a Fibrek shareholder with respect to such Purchased Fibrek Shares and such Other Securities, all as set forth in the Letter of Transmittal.

A Fibrek shareholder accepting the Offer under the terms of the Letter of Transmittal revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Fibrek shareholder at any time with respect to the deposited Fibrek Shares or any Other Securities. The Fibrek shareholder accepting the Offer agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the deposited Fibrek Shares or any Other Securities by or on behalf of the depositing Fibrek shareholder unless the deposited Fibrek Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 7 of this Offer to Purchase, “Right to Withdraw”. A Fibrek shareholder accepting the Offer also agrees not to vote any of the Purchased Fibrek Shares at any meeting (whether annual, special or otherwise or any adjournment thereof, including, without limitation, any meeting to consider a Second Step Transaction) of holders of relevant securities of Fibrek and not to exercise any of the other rights or privileges attached to the Purchased Fibrek Shares, and agrees to execute and deliver to us any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Fibrek Shares, and agrees to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by us as the proxy of the holder of the Purchased Fibrek Shares. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Fibrek Shares with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto. The foregoing proxies are effective only upon take up of and payment for Fibrek Shares deposited pursuant to the Offer. The Offer does not constitute a solicitation of proxies (absent an exchange of Fibrek Shares) for any meeting of Fibrek shareholders, which will be made only pursuant to separate proxy materials complying with the requirements of applicable Laws.

Further Assurances

A holder of Fibrek Shares accepting the Offer covenants under the terms of the Letter of Transmittal to execute, upon our request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Fibrek Shares or Other Securities to us and acknowledges that all authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

Depositing Fibrek Shareholders’ Representations and Warranties

The deposit of Fibrek Shares pursuant to the Offer will create and constitute a binding agreement between the applicable Fibrek shareholder and us upon the terms and subject to the conditions of the Offer, including such Fibrek shareholder’s representations and warranties that:

•

such shareholder has full power and authority to deposit, sell, assign and transfer the Fibrek Shares being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Fibrek Shares to any other person;

•	such shareholder owns the Fibrek Shares being deposited within the meaning of all applicable securities Laws;

•	the deposit of those Fibrek Shares complies with all applicable securities Laws; and

•	when those Fibrek Shares are taken up and paid for under the Offer, we will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances and claims.

4.	CONDITIONS OF THE OFFER

Notwithstanding any other provisions of the Offer and in addition to (and not in limitation of) our right to extend, vary or change the Offer at any time prior to the Expiry Time, we may, in our sole discretion, withdraw the Offer on our behalf (in which event no Offeror shall be required to take up and/or pay for any Fibrek Shares deposited under the Offer), extend the period of time during which the Offer is open (in which event we may postpone taking up and paying for any Fibrek Shares deposited under the Offer) or vary or change the terms or conditions of the Offer unless each of the following conditions has been satisfied or has been waived by us at or immediately prior to the Expiry Time:

•

there being validly deposited or tendered under the Offer and not withdrawn, at the Expiry Time, that number of Fibrek Shares which, together with the Fibrek Shares and Special Warrants, if any, held by Mercer and its affiliates, represent at least 50.1% of the aggregate number of outstanding Fibrek Shares calculated on a fully-diluted basis (the “Minimum Tender Condition”);

•	we shall have received all necessary approvals required under the Competition Act, the ICA and HSR Act;

•

we shall have received all requisite authorizations from each Governmental Entity and all waiting or suspensory periods (and any extensions thereof), waivers, permits, consents, reviews, sanctions, orders, rulings, decisions, declarations, certificates and exemptions (including, among others, those of any stock exchanges or other securities or regulatory authorities, including, for greater certainty, approval for the listing of the Mercer Shares to be issued pursuant to the Offer on the NASDAQ and the TSX) that are, in our discretion, necessary to complete the Offer, shall have been obtained, received or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to us in our reasonable discretion;

•	the Support Agreement shall not have been terminated by Fibrek or the Offerors in accordance with its terms;

•

we shall have determined that: (i) no act, action, suit, investigation or proceeding shall have been taken or threatened or be pending before or by any Governmental Entity or private person or entity, or group thereof (which, in the case of a private person or entity, or group thereof, that we reasonably believe may succeed) whether or not having the force of Law; (ii) there shall be no judgment, order, injunction, decree or stay proposed, sought, enacted, enforced, issued, amended or deemed applicable to the Offer; and (iii) no Law shall have been proposed, enacted, entered, promulgated, amended or applied, in either case, unless the same is acceptable to us in our sole discretion:

(i)	challenging the validity of the Offer or our ability to maintain the Offer;

(ii)	which has the effect, directly or indirectly, of cease trading, making illegal, enjoining, prohibiting, preventing, restraining or imposing material limitations or conditions on: (A) the making or consummation of the Offer; (B) the take-up or acquisition by, or the sale to, us of the Fibrek Shares; or (C) our ability to acquire, own or hold, or exercise full rights of ownership in respect of the Fibrek Shares;

(iii)	which would reasonably be expected to result in a Material Adverse Effect or, if the Offer were consummated, would reasonably be expected to result in a material adverse effect in respect of us;

(iv)	which seeks to prohibit or limit the ownership or operation by us of any material portion of the business or assets of Fibrek or its subsidiaries, or compel us or our affiliates to dispose of or hold separate any material portion of the business or assets of Fibrek or any of its affiliates; or

(v)	which seeks to obtain from us or Fibrek or any of their or our respective affiliates any material damages, fees, levies or penalties directly or indirectly in connection with the Offer;

•

we shall have determined in our reasonable discretion that no Material Adverse Effect has occurred or would reasonably be expected to occur in respect of Fibrek after the date of this Agreement or a Material Adverse Effect shall have been disclosed to, or discovered by, us, if not previously disclosed in writing to us, after the date of this Agreement;

•	at the Expiry Time:

(i) Fibrek shall have complied in all material respects with its covenants and obligations under the Support Agreement to be complied with at or prior thereto; (ii) all representations and warranties made by Fibrek in the Support Agreement shall be true and correct as if made at and as of such time (except for those expressly stated to speak at or as of an earlier time) without giving effect to, applying or taking into consideration any materiality or Material Adverse Effect qualification already contained within such representation and warranty, where such inaccuracies in the representations and warranties, individually or in the aggregate, would (A) not reasonably be expected to have a Material Adverse Effect or (B) materially and adversely affect our ability to proceed with the Offer or (C) if the Offer were consummated, would not reasonably be expected to have a Material Adverse Effect in respect of Fibrek; and (iii) the representations and warranties of Fibrek in Section (e) of Part II of Schedule B (Capitalization) of the Support Agreement shall be true and correct in all respects except for de minimis deviations, and we shall have received, not more than seven hours before the Expiry Time, a certificate of Fibrek, signed by two senior officers (without personal liability), satisfactory to us, acting reasonably, certifying all of the foregoing in this section (other than (ii)(B)) after due inquiry;

•

the Fibrek Board shall not have withdrawn, modified or changed in a manner adverse to us its approval or recommendation of the Agreement or the Offer, or approved or recommended any Acquisition Proposal;

•	none of the Lock-Up Agreements shall have been terminated by a Locked-Up Shareholder and no breach of any Lock-Up Agreement by a Locked-Up Shareholder shall have occurred;

•

we shall have received the Mercer Shareholder Approval. We have entered into the Voting Support Agreements with the Supporting Shareholders who collectively own approximately 44% of the outstanding Mercer Shares at the announcement of Mercer’s intention to make the Offer. Pursuant to the terms of the Voting Support Agreements, each Supporting Shareholder agreed to vote (or cause to be voted) all of their Mercer Shares in favor of the Mercer Shareholder Approval. See Section 4 of the Circular, “Background to the Offer”, for additional information; and

•

the registration statement for the Mercer Shares to be issued pursuant to the Offer shall have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement shall have been issued nor shall there have been any proceeding for that purpose initiated or threatened by the SEC and we shall have received all necessary state securities Laws or blue sky authorizations.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the business, assets, properties, obligations, liabilities (contingent or otherwise), financial condition or results of operations of Fibrek and its subsidiaries either alone or in combination with any other changes, effects, events, occurrences, state of facts or developments; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any change in Canadian GAAP; (ii) any adoption, proposal, implementation or change in Laws or any interpretation thereof by any Governmental Entity; (iii) any change in global, national or regional political conditions (including the commencement, occurrence or continuation of any strike, riot, lockout, outbreak or escalation of illness, war, armed hostilities, act of terrorism or facility takeover for emergency purposes); (iv) any change in general economic, business, regulatory or market conditions or in national or global financial, capital, securities or currency markets; (v) any natural disaster; (vi) the execution, announcement or performance of the Support Agreement or consummation of the contemplated transactions; (vii) any change in the market price or trading volume of the Fibrek Shares (it being understood that the causes underlying such change in market price may be taken into account in determining whether a Material Adverse Effect has occurred); (viii) the failure, in and of itself, of Fibrek to meet any internal or public projections, forecasts or estimates of revenue or earnings (it being understood that the causes underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred); (ix) any action, omission, effect, change, event or occurrence taken, made, caused, requested or directed by or on behalf of the Offerors; or (x) any action taken by Fibrek or any of its subsidiaries that is required or permitted pursuant to the Support Agreement; provided that an effect described in any of clauses (i) and (v) may be taken into account to the extent Fibrek and its subsidiaries, taken as a whole, are disproportionately affected thereby relative to other peers of Fibrek and its subsidiaries in the same industry in which Fibrek and its subsidiaries operate.

The conditions listed above are for our exclusive benefit, and we may assert them regardless of the circumstances giving rise to any of the conditions. Unless precluded from doing so by applicable Laws, we may waive any of these conditions in whole or in part on our behalf, without prejudice to any other rights which we may have. Each of the foregoing conditions is independent of and in addition to each other and may be asserted irrespective of whether any other of such conditions may be asserted in connection with any particular event, occurrence or state of facts or otherwise. Any determination by us, on our behalf, concerning any condition or relevant event shall be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed a continuing right that may be asserted at any time and from time to time until the Expiry Time.

Any waiver of a condition or withdrawal of the Offer shall be effective upon written notice or other communication confirmed in writing by us, on our behalf, to that effect to the Depositary at its office in Toronto, Ontario, Canada. We will make a public announcement of the waiver or withdrawal promptly after giving notice to the Depositary and shall cause the Depositary, if required by applicable Laws, to promptly provide a copy of such notice in the manner provided in Section 10 of the Offer to Purchase, “Notice”, to all Fibrek shareholders. If the Offer is withdrawn, the Depositary will promptly return all certificates representing deposited Fibrek Shares and Letters of Transmittal, Notices of Guaranteed Delivery and related documents in its possession to the parties by whom they were deposited or, in the case of Fibrek Shares deposited by book-entry transfer into the Depositary’s account at an account maintained by CDS or DTC, as applicable, such Fibrek Shares will be credited to an account maintained by CDS or DTC, as applicable.

5.	EXTENSION OF THE EXPIRY TIME, WITHDRAWAL, VARIATION OR CHANGE OF THE OFFER

The Offer will be open for acceptance until the Expiry Time unless extended or withdrawn by us.

We reserve the right at any time and from time to time to extend the Offer, withdraw the Offer or to vary or change the terms of the Offer by giving written notice or other communication (confirmed in writing) of such extension, withdrawal or variation to the Depositary at its office in Toronto, Ontario, Canada, and by causing the Depositary, if required by applicable Laws, to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 10 of the Offer to Purchase, “Notice”, to all Fibrek shareholders. Notwithstanding anything to the contrary herein, we will not amend the Offer in a manner which would alter the withdrawal rights of Fibrek shareholders. We shall make a public announcement of such extension, withdrawal or variation on our behalf as soon as possible after giving notice of an extension, withdrawal or variation to the Depositary (and in the case of an extension of the Offer, prior to 9:00 a.m., Eastern Time, on the earlier of: (i) the next Business Day after the extension; and (ii) the next Business Day after the Expiry Time) and provide a copy of the notice to the TSX to the extent we are required to do so. Any notice of extension, withdrawal or variation will be deemed to have been given and to be effective on the day it is delivered or otherwise communicated in writing to the Depositary at its office in Toronto, Ontario, Canada. Subject to applicable Laws and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than in accordance with Section 10 of the Offer to Purchase, “Notice”.

Notwithstanding the foregoing, we may not extend, withdraw, vary or change the Offer if all the conditions of the Offer have been satisfied or waived by us at or immediately prior to the Expiry Time.

Under applicable Canadian securities Laws, where the terms of the Offer are varied, the Offer will not expire before ten days after the notice of change or variation has been given to Fibrek shareholders, unless otherwise permitted by applicable securities Laws and subject to abridgment or elimination of that period pursuant to such orders or other forms of relief as may be granted by applicable Canadian securities regulatory authorities.

Notwithstanding the foregoing, if prior to the Expiry Time, we change the Offer Consideration paid pursuant to the Offer, reduce the percentage of the outstanding Fibrek Shares sought or increase or decrease any soliciting dealer’s fee, and if the Offer is scheduled to expire at any time earlier than the tenth Business Day from the date that notice of such change or variation is first published, mailed or given to Fibrek shareholders, the Offer will be extended at least until the expiration of such tenth Business Day.

If, at any time before the Expiry Time, or at any time after the Expiry Time but before the expiration of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in this document, as amended from time to time, that would reasonably be expected to affect the decision of a Fibrek shareholder to accept or reject the Offer (other than a change that is not within our control or the control of our affiliates unless it is a change in a material fact relating to Mercer Shares), we will make a public announcement of the change in information and, to the extent required, provide a copy of the notice thereof to the TSX in accordance with Section 10 of the Offer to Purchase, “Notice”.

During any such extension or in the event of any such variation or change in information, all Fibrek Shares previously deposited and not taken up or withdrawn will remain subject to the Offer and may be accepted for purchase by us in accordance with the terms of the Offer, subject to the withdrawal rights described in Section 7 of the Offer to Purchase, “Right to Withdraw”. An extension of the Expiry Time, a variation of the terms of the Offer or a change in information does not constitute a waiver by us of any rights described above in Section 4 of the Offer to Purchase, “Conditions of the Offer”.

We have also agreed under the Support Agreement that if the Abitibi Bid is at any time extended to a date (the “Abitibi Bid Extension Date”) later than the expiry date, and on the expiry date: (i) the Minimum Tender Condition has not yet been satisfied, and (ii) the Abitibi Bid does not constitute a Superior Proposal, we shall as soon as practicable, but in any event prior to the Expiry Time, extend the Offer to a date that is at least three business days later than either (a) the Abitibi Bid Extension Date; or (b) the date at which the lock up agreements entered into by each of the Resolute Locked-Up Shareholders in favour of Abitibi terminate in accordance with their terms.

We acknowledge that Rule 14e-1(c) under the Exchange Act requires us to pay the Offer Consideration offered or return the deposited Fibrek Shares promptly after the termination or withdrawal of the Offer.

6.	TAKE UP AND PAYMENT FOR DEPOSITED FIBREK SHARES

If all conditions described above in Section 4 of this Offer to Purchase, “Conditions of the Offer”, have been satisfied or waived by us on our behalf at or immediately prior to the Expiry Time, we will take up and promptly pay for Fibrek Shares validly deposited under the Offer and not properly withdrawn. Under Canadian Law, take up and payment must occur no later than ten days after the Expiry Time. All Fibrek Shares taken up under the Offer will be paid for promptly and, in any event, within three Business Days after having been taken up. Fibrek Shares deposited pursuant to the Offer after the first date on which Fibrek Shares have been taken up and paid for by us will be taken up and paid for not later than ten days after such deposit.

Fibrek Shares properly deposited and not withdrawn pursuant to the Offer will be deemed to have been taken up and accepted for payment if, as and when we give written notice or other communication confirmed in writing to the Depositary at its office in Toronto, Ontario, Canada to that effect.

We will pay for Fibrek Shares properly deposited under the Offer and not withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) and electronically delivering Mercer Shares for transmittal to depositing Fibrek shareholders. Under no circumstances will interest accrue or be paid to persons depositing Fibrek Shares by us or the Depositary, regardless of any delay in making payment for those shares. No physical certificate(s) for Mercer Shares will be issued to Fibrek shareholders. A Direct Registration System Statement will be delivered by the Depositary (or by Mercer’s transfer agent and registrar of Mercer Shares) along with a cheque, if applicable, for any cash portion of the Offer Consideration. Mercer Shares will be held in the name of the applicable Fibrek shareholders and registered electronically in Mercer’s records.

The Depositary will act as the agent of Fibrek shareholders who have properly deposited Fibrek Shares under the Offer for the purposes of receiving payment under the Offer and transmitting that payment to those Fibrek shareholders, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by those Fibrek shareholders who have properly deposited Fibrek Shares.

Settlement with each Fibrek shareholder who has properly deposited Fibrek Shares under the Offer will be made by the Depositary and a cheque payable in Canadian funds in respect of any cash consideration payable (including cash in lieu of fractional shares) by first-class mail representing payment for the Fibrek Shares taken up. Unless otherwise specified by a Fibrek shareholder in the Letter of Transmittal or Notice of Guaranteed Delivery, any cheque will be issued in Canadian funds in the name of the registered holder of the Fibrek Shares so deposited and forwarded by first-class mail to the address specified in the Letter of Transmittal. If no address is specified, any cheque will be sent to the address of the Fibrek shareholder as shown on the register of Fibrek shareholders maintained by or on behalf of Fibrek. Cheques mailed in accordance with this paragraph will be deemed to be delivered and payment will be deemed to be made by us at the time of mailing.

If the Offer Consideration payable pursuant to the Offer is increased before the Expiry Time, the increased consideration will be paid in respect of all Fibrek Shares acquired pursuant to the Offer, regardless of whether those shares were deposited before that increase in the consideration.

7.	RIGHT TO WITHDRAW

Fibrek Shares deposited under the Offer may be withdrawn by or on behalf of the depositing Fibrek shareholder (unless otherwise required or permitted by applicable Laws):

•	at any time before Fibrek Shares deposited under the Offer are taken up and paid for by us; or

•	at any time before the expiration of the tenth day after the date upon which either:

(i)	a notice of change relating to a change that has occurred in the information contained in this document, as amended from time to time, and such change is one that would reasonably be expected to affect the decision of a Fibrek shareholder to accept or reject the Offer (other than a change that is not within our control or the control of our affiliates, unless it is a change in a material fact relating to Mercer Shares); provided that such change occurs before the Expiry Time or after the Expiry Time but before the expiration of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation of the terms of the Offer,

is first mailed, delivered or otherwise properly communicated, unless in either case the Fibrek Shares have been taken up before the date of such notice of change or variation.

The ten-day period referred to above may be extended to ten Business Days where required by U.S. securities Laws.

Notice of withdrawal of deposited Fibrek Shares must: (i) be made by a method that provides the Depositary with a timely written or printed copy of such notice; (ii) be made by or on behalf of the depositing Fibrek shareholder; (iii) be signed by or on behalf of the depositing Fibrek shareholder; (iv) specify such Fibrek shareholder’s identity, the number of Fibrek Shares to be withdrawn, and the name of the registered Fibrek shareholder; and (v) be actually received by the Depositary within the applicable time limits specified above.

If certificates evidencing the Fibrek Shares to be withdrawn have been delivered or otherwise identified to the Depositary then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless the notice of withdrawal is signed by the registered owner of such Fibrek Shares or such Fibrek Shares have been deposited by or for the account of an Eligible Institution, the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution. If Fibrek Shares have been deposited pursuant to the procedures for book-entry transfer as described in Section 3 of the Offer to Purchase, “Manner of Acceptance”, any notice of withdrawal must specify the name and number of the account at CDS or DTC, as applicable, to be credited with the withdrawn Fibrek Shares or otherwise comply with the procedures of CDS or DTC, as applicable.

Withdrawals may not be rescinded and will take effect upon actual receipt by the Depositary of a properly completed notice of withdrawal. Any Fibrek Shares withdrawn will be deemed not properly deposited for the purposes of the Offer, but may be re-deposited at any time on or prior to the Expiry Time by following the applicable procedures described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

We will not amend the Offer in such a manner as would alter the withdrawal rights of Fibrek shareholders. In addition to the foregoing withdrawal rights, holders of Fibrek Shares in certain provinces of Canada are entitled to statutory rights of rescission in certain circumstances. See Section 25 of the Circular, “Statutory Rights”.

8.	RETURN OF FIBREK SHARES

If any Fibrek Shares deposited under the Offer are not taken up pursuant to the Offer for any reason, including if we withdraw or terminate the Offer, if, at or immediately prior to the Expiry Time, a condition to the Offer is not satisfied and has not been waived by us, if Fibrek Shares are not properly deposited or if certificates are submitted for more Fibrek Shares than are properly deposited, then certificates representing the deposited Fibrek Shares that are not taken up (or were not properly deposited) will be returned to the depositing shareholder without expense to the shareholder at the address of such shareholder specified in the Letter of Transmittal or if no address is specified, at the address of such shareholder as shown on the register of shareholders maintained by or on behalf of Fibrek. In the case of Fibrek Shares deposited by book-entry transfer into an account maintained by the Depositary with CDS or DTC, as applicable, those Fibrek Shares that have not been taken up or properly deposited will be credited to the depositing shareholder’s account maintained by CDS or DTC, as applicable, in each case promptly after the Expiry Time or withdrawal or termination of the Offer.

9.	MAIL SERVICE INTERRUPTION

Notwithstanding any other provisions of the Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, cheques, Direct Registration System Statements evidencing the issuance of Mercer Shares and other relevant documents will not be mailed if we determine, in our reasonable discretion, that delivery by mail may be delayed by a disruption of mail service. Holders of Fibrek Shares entitled to cheques, Direct Registration System Statements evidencing the issuance of Mercer Shares and/or other relevant documents that are not mailed for this reason may take delivery thereof at the office of the Depositary in Toronto, Ontario, Canada until such time as we have determined, in our reasonable discretion, that delivery by mail will no longer be delayed. Notwithstanding Section 6 of the Offer to Purchase, “Take Up and Payment for Deposited Fibrek Shares”, but subject to Section 10 of the Offer to Purchase, “Notice”, cheques, Direct Registration System Statements evidencing the issuance of Mercer Shares and other relevant documents not mailed for this reason will, subject to applicable Laws, be conclusively deemed to have been delivered on the first day upon which they are available for delivery at the office of the Depositary in Toronto, Ontario, Canada. Notice of any such determination by us shall be given to holders of Fibrek Shares in accordance with Section 10 of the Offer to Purchase, “Notice”.

10.	NOTICE

Except as otherwise provided in this document, any notice that we or the Depositary may provide, give or cause to be given under the Offer will be deemed to have been properly given if mailed to the registered holders of Fibrek Shares at their respective addresses appearing in the registers maintained in respect of such Fibrek Shares, and will be deemed to have been delivered and received on the mailing date. These provisions shall apply notwithstanding any accidental omission to provide or give notice to any one or more holders of Fibrek Shares and notwithstanding interruption of mail service in Canada, the U.S. or elsewhere following mailing. In the event of any interruption of mail service, we intend to make reasonable efforts to disseminate the notice, on our behalf, by other means, such as publication. Subject to the approval of applicable regulatory authorities, in the event of any interruption of mail service, any notice that we or the Depositary may provide, give or cause to be given under the Offer will be deemed to have been properly provided or given to or received by holders of Fibrek Shares if it is: (i) given to the TSX for dissemination through their facilities, if so required; (ii) published once in The Globe and Mail and La Presse; or (iii) given to GlobeNewswire.

11.	DIVIDENDS AND DISTRIBUTIONS

If, on or after the date of the Offer, Fibrek should subdivide, consolidate or otherwise materially change (including, without limitation, by effecting a stock dividend or special distribution of Fibrek Shares) any of the Fibrek Shares or its capitalization or disclose that it has taken any such action, we may make such adjustments as we deem appropriate to reflect such subdivision, consolidation, special distribution or other change in the purchase price and other terms of the Offer, including without limitation the type of securities offered to be purchased and the amounts payable therefor.

Fibrek Shares acquired pursuant to the Offer shall be acquired free and clear of all encumbrances, together with all rights and benefits arising therefrom, including the right to any and all cash and stock dividends, securities, rights, warrants or other interests or distributions which may be accrued, declared, paid, issued, distributed, made or transferred on or in respect of such Fibrek Shares and which are made payable or distributable to the holders of those Fibrek Shares of record on a date on or after the date of the Offer. If Fibrek should declare or pay any cash or stock dividend or make any other distribution on, or issue any securities, rights, warrants or other interests or distributions in respect of, Fibrek Shares after the date of the Offer (and without prejudice to our rights described under Section 4 of the Offer to Purchase, “Conditions of the Offer”) which is payable or distributable to Fibrek shareholders on a record date prior to the date of transfer into the name of Mercer Acquisition (or its nominee or transferee) of Fibrek Shares deposited pursuant to the Offer, then such dividend, distribution or rights will be received and held by the depositing Fibrek shareholder for our account and: (i) to the extent that such cash dividends or cash distributions or payments do not exceed the cash consideration payable to the depositing Fibrek shareholder pursuant to the Offer, the amount payable to the depositing Fibrek shareholder will be reduced by the amount of any such cash dividend, distribution or payment; and (ii) the amount by which any such cash dividend or cash distribution or payment exceeds the amount payable in cash to the depositing Fibrek shareholder, or, in the case of any non-cash dividend, distribution, payment or rights, assets, property, securities or other interests, the whole of any such dividend, distribution, payment, assets, property, securities or other interests, shall be remitted promptly by the depositing holder to the Depositary or another person designated by us for our account accompanied by appropriate documentation of transfer. Pending such remittance, we shall be entitled to all rights and privileges as the owner of any such dividend, distribution or rights and may deduct the value thereof from the amount payable in cash by it pursuant to the Offer to the depositing Fibrek shareholder.

12.	MARKET PURCHASES

Since February 10, 2012, the date on which we announced our intention to make the Offer, neither we nor any of our subsidiaries has acquired beneficial ownership of Fibrek Shares, and until the Expiry Time we will not make any such acquisitions of beneficial ownership of Fibrek Shares by making purchases other than under the Offer or pursuant to the Special Warrant financing (in the event that the decision of the Bureau de décision et de révision (Québec) (the “Bureau de décision”) is overturned on appeal by the Court of Québec).

Although we have no present intention to sell Fibrek Shares taken up under the Offer, we reserve the right to make or enter into arrangements, commitments or understandings at or prior to the Expiry Time to sell any of such Fibrek Shares after the Expiry Time, subject to applicable Laws and in compliance with Section 2.7(2) of Regulation 62-104.

13.	UNAUTHORIZED REPRESENTATIONS

Except for the Information Agent and the Depositary, and any soliciting agent and/or dealer manager that we may appoint (or a soliciting dealer group that we decide to form), no person has been authorized to provide any information or make any representation on behalf of us or our affiliates not contained in, referred to or incorporated by reference into, this document and, if given or made, such information or representation must be considered as not having been authorized by us.

14.	OTHER TERMS

The provisions of the Offer to Purchase, the Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and any other documents disseminated therewith collectively comprise the terms and conditions of the Offer and constitute together the take-over bid circular required under Canadian securities Laws with respect to the Offer.

We shall determine all questions relating to the interpretation of the Offer to Purchase, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity (including time of receipt) of any acceptance of the Offer and any withdrawal of Fibrek Shares including, without limitation, the satisfaction or non-satisfaction of any condition, the validity, time and effect of any deposit of Fibrek Shares or notice of withdrawal of Fibrek Shares, and the due completion and execution of the Letter of Transmittal or Notice of Guaranteed Delivery. Our determination of such matters shall be final and binding for all purposes. We reserve the right to waive any defect in acceptance with respect to any particular Fibrek Share or any particular Fibrek shareholder. There shall be no obligation on us, the Information Agent, the Depositary or any soliciting agent and/or dealer manager that we may appoint (or a soliciting dealer group that we decide to form) to give notice of any defects or irregularities in any acceptance or notice of withdrawal and no liability shall be incurred by any of them for failure to give any such notification.

We reserve the right to determine which of the Offerors will take up individual Fibrek Shares deposited under the Offer. In any event, each of the Offerors will take appropriate steps to ensure that the proper consideration is available from the specific Offeror taking up Fibrek Shares pursuant to the Offer.

We reserve the right to transfer or assign, in whole or from time to time in part, to one or more of our respective affiliates, the right to purchase all or any portion of the Fibrek Shares deposited pursuant to the Offer. Any such transfer will not relieve us of our obligations under the Offer and will not prejudice the rights of Fibrek shareholders depositing Fibrek Shares to receive payment for Fibrek Shares validly deposited and taken up pursuant to the Offer.

While the Offer is being made to all holders of Fibrek Shares, this document does not constitute an offer or a solicitation in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of any such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to extend the Offer in any such jurisdiction.

These securityholder materials are being sent to both registered and non-registered owners of Fibrek Shares. If you are a non-registered owner, and we or our agents have sent these materials directly to you, your name and address, and information about your holding of Fibrek Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

The Circular contains additional information relating to the Offer.

Dated: February 29, 2012

MERCER INTERNATIONAL INC.	MERC ACQUISITION INC.

(Signed) Jimmy S.H. Lee	(Signed) Jimmy S.H. Lee
By: Jimmy S.H. Lee	By: Jimmy S.H. Lee
President and Chief Executive Officer	President

CIRCULAR

This Circular is furnished in connection with the accompanying Offer to Purchase dated February 29, 2012 by us to purchase all of the issued and outstanding Fibrek Shares, which includes Fibrek Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise of options issued under the Fibrek SOP. Fibrek shareholders should refer to the Offer to Purchase for details of the terms and conditions, including details as to payment and withdrawal rights.

Appendix A, “Comparison of Shareholder Rights” and Appendix B, “Pro Forma Financial Statements” also form an integral part of this Circular. Capitalized words and terms used in this Circular but not defined herein shall have the meanings given to them in the Offer. See also the Section of this document entitled “Glossary”.

1.	ABOUT MERCER INTERNATIONAL INC.

Mercer is a Washington corporation and Mercer Shares are quoted and listed for trading on the NASDAQ under the symbol “MERC” and the TSX under the symbol “MRI.U”.

We operate in the pulp business and are the largest publicly traded producer of market northern bleached softwood kraft, or “NBSK”, pulp in the world. We are the sole kraft pulp producer, and the only producer of pulp for resale, known as “market pulp”, in Germany, which is the largest pulp import market in Europe. Our operations are located in Eastern Germany and Western Canada. We currently employ approximately 1,039 people at our German operations, 439 people at our Celgar mill in Western Canada and 17 people at our office in Vancouver, British Columbia, Canada. We operate three NBSK pulp mills with a consolidated annual production capacity of approximately 1.5 million ADMTs.

Our principal executive offices are located at Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8 and our telephone number is (604) 684-1099. Our website is www.mercerint.com. Mercer is a reporting issuer in the U.S. and in the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec, and files its periodic and current disclosure reports with the SEC and continuous disclosure documents with the Canadian securities regulatory authorities. Such documents are available without charge at www.sec.gov and www.sedar.com, respectively.

Additional information about us is included in our public filings incorporated by reference herein. See Section 22 of the Circular, “Incorporation of Certain Documents by Reference”.

Our Capitalization

Mercer Shares

We are authorized under our certificate of incorporation to issue up to 200,000,000 Mercer Shares, par value US$1.00 per share.

As at December 31, 2011:

•	55,779,204 Mercer Shares were outstanding and no Mercer Shares were held as treasury stock; and

•	175,000 options to purchase Mercer Shares were outstanding.

Holders of Mercer Shares are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders may not cumulate votes in elections of directors. Subject to any preferences applicable to any shares of preferred stock outstanding at the time, holders of Mercer Shares are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Mercer Shares have no preemptive rights and have no rights to convert their Mercer Shares into any other security. All outstanding Mercer Shares are fully-paid and non-assessable.

The transfer agent and registrar for Mercer Shares is Computershare Investor Services Inc. Information regarding historical market prices and trading volumes of Mercer Shares on the NASDAQ is provided in the section of the Summary entitled “Comparative Market Prices”.

Mercer Preferred Stock

We are authorized to issue up to 50,000,000 shares of Preferred Stock, par value US$1.00 per share. No shares of Preferred Stock are issued and outstanding as at the date hereof.

Our articles of incorporation provide that our board of directors has the authority, to the extent permitted by and upon compliance with the provisions set forth in the WBCA, to issue Preferred Stock from time to time in one or more series, each series to have such powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as shall be determined and stated prior to the issuance of any shares of any such series in and by resolutions of our board of directors authorizing the issuance of such series, including, without limitation:

(a)	the number of shares in and the distinguishing designation of that series;

(b)	whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the WBCA;

(c)	whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by our board of directors;

(d)	whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

(e)	the dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preference of any dividends;

(f)	the rights of shares of that series in the event of voluntary or involuntary dissolution of Mercer and the rights of priority of that series relative to the Mercer Shares and any other series of Preferred Stock on the distribution of assets on dissolution; and

(g)	any other rights, preferences and limitations of that series that are permitted by the WBCA.

Our articles of incorporation further provide that all shares of any one series of Preferred Stock shall be identical to one other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

Dividend Policy

Our board of directors has not declared cash dividends on Mercer Shares. Furthermore, the indenture governing our Senior Notes contains a covenant restricting us from paying dividends (other than dividends payable solely in stock) on Mercer Shares. As a result, it is unlikely that we will pay any dividends on Mercer Shares in the foreseeable future. In any event, the declaration and payment of future dividends by our board of directors will be dependent upon our earnings and financial condition, economic and market conditions and other factors deemed relevant by our board of directors. Therefore, no assurance can be given as to the amount or timing of the declaration and payment of future dividends.

Prior Sales

Other than as described above, we have not issued any other Mercer Shares during the preceding twelve months.

Our Capitalization after the Offer

The table below sets forth our consolidated capitalization as at December 31, 2011, assuming and giving effect to the consummation of the Offer and any Second Step Transaction as of the same date, based upon the following assumptions:

(a)	we acquire 130,075,556 Fibrek Shares (being the total number of Fibrek Shares issued and outstanding as at the date hereof);

(b)

the number of Fibrek Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time (or before the date on which any Second Step Transaction is consummated) upon the exercise of options issued under the Fibrek SOP or the exercise, conversion or exchange of any other securities of Fibrek that are convertible into or exercisable or exchangeable for Fibrek Shares is nil, on the basis that: (i) all of the options granted under Fibrek’s SOP have an exercise price that exceeds the Offer Consideration of C$1.30 on February 10, 2012, being the date on which we announced our intention to make the Offer; and (ii) Fibrek does not currently have any other securities outstanding that are convertible into or exercisable or exchangeable for Fibrek Shares;

(c)	55,779,204 Mercer Shares were issued and outstanding and 175,000 Mercer Shares are issuable upon the exercise or conversion of outstanding equity awards, each as of December 31, 2011; and

(d)	we pay an amount of C$70,000,000, being the Maximum Cash Consideration, and we issue 11,741,496 Mercer Shares, being the Maximum Share Consideration, as aggregate Offer Consideration to Fibrek shareholders under the Offer and any Second Step Transaction.

The table below should be read in conjunction with the information provided in our 2011 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2011, which report is incorporated by reference into this document.

	As at December 31, 2011 (Euros in thousands, except share data)
	Actual	As Adjusted(1)
Number of Mercer Shares outstanding	55,779,204	67,520,700
Cash and cash equivalents	105,072	109,298
Long-term debt	734,086	874,174
Shareholders’ equity:
Mercer Shares	247,642	323,440
Additional Paid-In Capital	(4,857)	(4,141)
Retained earnings	37,985	33,740
Accumulated other comprehensive loss	21,346	21,346
Total shareholders’ equity (excluding non-controlling interests)	302,116	374,385

(1)	Assumes and gives effect to the consummation of the Offer and any Second Step Transaction as if the transaction(s) contemplated thereunder had occurred as of December 31, 2011.

Based on the foregoing, and assuming that, as aggregate Offer Consideration, we pay an amount of C$1.30 in cash, being the Maximum Cash Consideration, and we issue 11,741,496 Mercer Shares, being the Maximum Share Consideration, former Fibrek shareholders would, under the Offer (including pursuant to any Second Step Transaction), receive in the aggregate approximately 17% of the number of Mercer Shares outstanding immediately following the issuance of such Mercer Shares.

Interests of Certain Persons in the Offer

Except as may otherwise be set out further in this Circular, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Fibrek.

We entered into the Special Warrant Agreement with Fibrek pursuant to which we agreed to purchase 32,320,000 Special Warrants at a price of C$l.00 per Special Warrant. Each Special Warrant is convertible into a Fibrek Share on a one-for-one basis. Conversion is automatic on certain events and otherwise at the option of Mercer. The Special Warrants are also redeemable, including by Fibrek, at their subscription price in certain events. On February 23, 2012, the Bureau de décision issued a cease trade order in respect of the Special Warrant financing. Both Fibrek and Mercer are appealing such order to the Court of Québec. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Special Warrant Agreement” for additional details on the Special Warrant Agreement.

Pursuant to the Lock-Up Agreements, the Locked-Up Shareholders have agreed to deposit under the Offer and not withdraw, subject to certain exceptions, an aggregate of approximately 2.9% of the outstanding Fibrek Shares on a fully diluted basis. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Arrangements Between us and the Directors and Officers of Fibrek” for additional details on such Lock-Up Agreements.

2.	ABOUT MERC ACQUISITION INC.

MERC Acquisition Inc. is a corporation incorporated under the CBCA, and a wholly-owned subsidiary of Mercer. Mercer Acquisition was organized solely for the purpose of making the Offer and has not otherwise conducted any business activities to date. Mercer Acquisition’s registered office is located at Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2.

3.	ABOUT FIBREK INC.

Fibrek is a leading producer and marketer of virgin and recycled kraft pulp. Fibrek operates three mills located in Saint-Félicien, Québec, Fairmont, West Virginia, and Menominee, Michigan, with a combined annual production capacity of approximately 760,000 tonnes. Fibrek has approximately 500 employees. The Saint-Félicien Mill provides northern bleached softwood kraft pulp (known as NBSK pulp) to various sectors of the paper industry in Canada, the U.S. and Europe, for use in the production of specialized products. The Fairmont Mill and the Menominee Mill manufacture RBK pulp and primarily supply manufacturers of fine uncoated paper, tissue paper for commercial and industrial uses, and coated paper in the U.S.

Fibrek was incorporated on March 24, 2010 pursuant to the provisions of the CBCA for the purpose of participating in an arrangement under Section 192 of the CBCA pursuant to which SFK Pulp Fund completed its reorganization, on May 25, 2010, from an income trust structure to a corporation named “Fibrek Inc.”.

Fibrek’s principal executive offices are located at 625 René-Lévesque Blvd. W., Suite 700, Montréal, Québec, Canada H3B 1R2, and Fibrek’s telephone number is (514) 871-0550. Fibrek’s website is www.fibrek.com.

Fibrek is a reporting issuer in all provinces and territories of Canada and files its continuous disclosure documents with the Canadian securities regulatory authorities. Such documents are available without charge at www.sedar.com.

4.	BACKGROUND TO THE OFFER

The management and board of directors of Mercer continually review Mercer’s position in light of the changing competitive environment in its industry, with the objective of identifying strategic alternatives and other opportunities, including business combination transactions, joint ventures and other commercial transactions that may be available from time to time to complement Mercer’s business, support its strategy and enhance shareholder value. As part of this ongoing review process, Mercer identified the strategic opportunity presented by an acquisition of Fibrek.

Mercer had initially preliminary evaluated a transaction with Fibrek dating back several years. In the fourth quarter of 2011, Mercer learned from an independent Canadian investment bank that Fibrek’s largest shareholder Fairfax Financial Holdings Limited (“Fairfax”), may possibly be interested in selling its Fibrek Shares. In November 2011, Mercer’s chief executive officer and chief financial officer arranged and had a preliminary meeting with representatives of Fairfax to discuss the concept of a combination between Mercer and Fibrek. No understanding was reached and there was no further dialogue between Mercer and Fairfax in respect of Fibrek.

On November 28, 2011, Abitibi announced that it intended to make a hostile take-over bid of Fibrek. On the next day, the Fibrek Board announced that it had begun a process of reviewing and evaluating Abitibi’s announcement with its financial and legal advisors, and recommended that shareholders defer making any decision until the Fibrek Board had the opportunity to review the full details of the offer and to make a formal recommendation on its merits.

On December 15, 2011, Abitibi launched the Abitibi Bid for all of the issued and outstanding Fibrek Shares.

Following the launching of the Abitibi Bid, Mercer management accelerated its review of a potential combination of Fibrek and Mercer with a view to delivering enhanced growth and value to shareholders. On December 22, 2011, a meeting of the representatives of Mercer and TD Securities was held, at which Mercer’s interest was discussed. On the following day, Fibrek and Mercer signed a confidentiality and standstill agreement regarding a potential strategic acquisition of Fibrek by Mercer. Thereafter, Mercer and its advisors commenced their initial due diligence and held preliminary discussions with Fibrek’s management and advisors regarding a potential take-over.

On December 30, 2011, the Fibrek Board delivered its directors’ circular, which included a recommendation to shareholders of Fibrek not to tender their Fibrek Shares. Attached to the directors’ circular was an opinion of TD Securities, which concluded that the Abitibi Bid was inadequate from a financial point of view to the Fibrek shareholders (other than those Fibrek shareholders who had entered into lock-up agreements with Abitibi).

On January 2, 2012, representatives of Mercer visited Fibrek’s Saint-Félicien mill and the Fairmont mill. On January 3, 2012, a meeting of the representatives of Mercer and Fibrek took place, at which Mercer received a management presentation.

On January 13, 2012, the board of directors of Mercer met and was updated on the status of Mercer’s evaluation of a potential transaction with Fibrek. After receiving the input and recommendations of Mercer management and reviewing advice received from Mercer’s legal and financial advisors, the board of directors supported the continued evaluation by management and Mercer’s legal and financial advisors of a potential transaction involving Fibrek, including the development of various financing models and proposals relating thereto.

In late January 2012, Mercer representatives and financial and legal advisors travelled to Montréal and Québec City where meetings were held with Québec capital providers and representatives of the provincial government of Québec with respect to a potential offer by Mercer, potential funding for the same and to confirm Fibrek’s eligibility to participate in Québec’s publicly announced co-generation plants based forest biomass power purchase program. Subsequently, the chief executive officer and the chief financial officer of Mercer had discussions with two of Mercer’s largest shareholders and met with one of them with respect to obtaining support for the Mercer Shareholder Approval.

On January 30, 2012, Mercer formalized its retention of Raymond James to act as its financial advisor.

On February 2, 2012, the board of directors of Mercer met and were advised that both the Québec financing meetings and discussions with Mercer’s shareholders were proceeding favourably. Mercer’s legal and financial advisors were also present at this meeting. The board of directors and its financial and legal advisors reviewed the merits, risks and opportunities associated with an acquisition of Fibrek and the potential value to be created for Mercer shareholders, as well as a recommendation from management in favour of the making of such a take-over bid offer. The Mercer board of directors authorized Mercer management to offer to acquire all of the outstanding Fibrek Shares for consideration of C$1.30 per Fibrek Share (or its share equivalent) and to negotiate and settle the terms of definitive documentation.

On February 3, 2012, Mercer made a non-binding offer to acquire all of the issued Fibrek Shares. The offer included the entering into of the Support Agreement and the Special Warrant Agreement. The Special Warrant Agreement provided for the issuance of 32,320,000 Special Warrants at a price of $1.00 per Special Warrant and would allow Mercer to become a Shareholder of Fibrek regardless of whether the Offer was successful. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Special Warrant Agreement”.

Following further discussions and negotiations regarding the terms of the proposal on February 4, 5 and 6, 2012, the parties entered into a letter of intent on February 6, 2012, which, among other things, set forth the material proposed terms of the Offer and the Special Warrant financing, granted Mercer a limited period of exclusivity expiring on February 10, 2012, limited Fibrek’s ability to pursue alternative transactions and permitted the parties to negotiate definitive transaction documentation.

Between February 6, 2012 and February 9, 2012, Mercer and Fibrek, together with their legal and financial advisors, negotiated the Support Agreement that set out the terms of the proposed transaction, including representations, warranties, conditions and transaction protection measures in the Support Agreement, and the terms of the Special Warrant Agreement, including terms relating to when the Special Warrants would be exercisable, what would constitute a “deemed conversion event” and a “redemption event” and pricing.

On February 9, 2012, Mercer was informed by Fibrek’s representatives that the Fibrek Board met to consider the Offer, a draft Support Agreement and Special Warrant Agreement and to receive the advice of its financial and legal advisors and to consider other factors relevant to the proposed transaction. Mercer understands that TD Securities delivered to the Fibrek Board the Fairness Opinion to the effect that, as of that date and subject to the scope of review, assumptions, limitations and qualifications discussed therein, the consideration offered to Fibrek shareholders (other than those who entered into lock-up agreements with Abitibi) pursuant to the Offer is fair, from a financial point of view, to such shareholders. Mercer was informed that, at the meeting, the Fibrek Board unanimously resolved and determined that: (i) the Offer is in the best interests of Fibrek and its shareholders; (ii) it recommend that shareholders accept the Offer and deposit their Fibrek Shares under the Offer; and (iii) Fibrek enter into the Support Agreement and the Special Warrant Agreement and perform its obligations thereunder.

The Mercer board of directors also met on February 9, 2012. At the meeting, Mercer’s legal counsel reviewed a summary of the proposed transaction and material agreements. Raymond James also rendered its oral opinion to the board of directors that the consideration to be paid by Mercer in the Offer was fair, from a financial point of view, to Mercer’s shareholders. The Mercer board, after consultations with its legal and financial advisors, and such other factors it considered relevant to the proposed transactions, approved the Offer, the Support Agreement and the Special Warrant Agreement, subject to such modifications that were considered necessary or advisable in order to execute the transaction documents.

Following respective board of directors’ approval, Mercer and Fibrek continued to negotiate the terms of the Support Agreement, which, together with the Special Warrant Agreement and the Lock-Up Agreements, were signed, in final form, late in the evening on February 9, 2012. Prior to the opening of the financial markets on February 10, 2012, Mercer and Fibrek each issued a news release announcing the Support Agreement, the Special Warrant Agreement and Mercer’s intention to make the Offer.

On February 9, 2012, Mercer also entered into voting support agreements (the “Voting Support Agreements”) with its two largest institutional shareholders, IAT Reinsurance Ltd. and Platinum Investment Management Limited, as well as its Chairman and Chief Executive Officer, Jimmy S.H. Lee (collectively, the “Supporting Shareholders”) who collectively own approximately 44% of the outstanding Mercer Shares at the announcement of Mercer’s intention to make the Offer. Pursuant to the terms of the Voting Support Agreements, each Supporting Shareholder agreed to vote (or cause to be voted) all of their Mercer Shares in favor of the Mercer Shareholder Approval. The Supporting Shareholders are also prohibited from selling, assigning or otherwise transferring any of the Mercer Shares they hold until the termination of their respective Voting Support Agreements.

The Voting Support Agreements each terminate upon the earlier of: (i) the date of termination of the respective Voting Support Agreement in accordance with its terms; (ii) the completion of the meeting of holders of Mercer Shares held in connection with the Mercer Shareholder Approval; (iii) the completion of the Offer; (iv) the date Mercer advises that it will not be proceeding with the Offer; and (v) 120 days from the date of the Voting Support Agreement. In the case of termination of any Voting Support Agreement, such agreement shall terminate and be of no further force of effect, and the parties thereto will have no further obligation or liability to each other.

On February 13, 2012, Abitibi announced that it had applied to the Bureau de décision, the administrative tribunal with statutory jurisdiction in securities law and regulatory matters in Québec, for an order to cease trade the Offer and the Special Warrant Financing. Abitibi also announced that it had extended the expiry date of the Abitibi Bid to February 23, 2012 (the Abitibi Bid had previously been extended to February 13, 2012, from January 20, 2012). A hearing was held to consider Abitibi’s application commencing on February 17, 2012. At the hearing, both Fibrek and Mercer made submissions to the effect that the requested relief should not be granted because the Mercer Offer, the Support Agreement, the Special Warrant Agreement and the issuance of the Special Warrants were in compliance with applicable laws, and it would be contrary to the public interest to cease trade a superior offer.

On the same day, the Resolute Locked-Up Shareholders and Steelhead Partners, LLC filed, through counsel, a submission before the TSX seeking to stop the issuance of the Special Warrants. Fibrek filed, through counsel, a response letter in opposition to such submission on February 17, 2012.

Also on February 17, 2012, Mercer and Fibrek obtained a waiver, from IQ Rexfor, wherein IQ Rexfor agreed to waive the application of the change of control restrictions in the Fibrek Term Loan in respect of the Mercer Offer

On February 23, 2012, the Bureau de décision dismissed Abitibi’s request to cease trade the Offer but granted an order to cease trade the Special Warrant financing and Abitibi extended its unsolicited offer until 5:00 p.m. (Eastern time) on March 9, 2012.

On February 24, 2012, Fibrek announced that it intended to appeal the decision to cease trade the Special Warrant financing rendered by the Bureau de décision. On February 25, 2012, Mercer also determined to appeal the aforesaid decision.

Fibrek filed an inscription in appeal on February 27, 2012.

On February 28, 2012, the Mercer board of directors met and received an update from its management and external legal and financial advisors regarding the Offer. At the meeting, Raymond James also confirmed to the board of directors its previous oral fairness opinion to the effect that the consideration to be paid by Mercer in the Offer was fair, from a financial point of view, to Mercer’s shareholders and thereafter delivered its written fairness opinion. The Mercer board of directors then approved the making of the Offer and the mailing of the Offer and Circular and related documentation to Fibrek shareholders and related matters.

5.	REASONS TO ACCEPT THE OFFER

The acquisition of Fibrek by Mercer will provide attractive strategic benefits to both sets of shareholders of the combined entity, including an increased focus on energy. Fibrek shareholders should consider the following factors in making their decision to accept the Offer.

Premium to Market Price

We believe that the Offer is financially compelling. As of February 9, 2012, the consideration offered pursuant to the Offer represents a premium of 30% over the unsolicited Abitibi Bid, 81% over the closing price of the Fibrek Shares on November 28, 2011 and a premium of 70% over the volume-weighted average trading price of the Fibrek Shares on the TSX for the 20 trading days ending on such date.

Unanimous Recommendation of the Fibrek Board

The Fibrek Board, after consulting with its financial and legal advisors, has unanimously determined that the consideration to be offered for the Fibrek Shares pursuant to the Offer is fair to all Fibrek shareholders (other than those who have entered into lock-up agreements with any person other than Mercer with respect to their Fibrek Shares), that it is in the best interests of Fibrek to support and facilitate the Offer and unanimously recommends that holders of Fibrek Shares deposit their Fibrek Shares to the Offer.

Fairness Opinion

TD Securities has delivered the written Fairness Opinion to the Fibrek Board to the effect that, as of the date of such opinion and subject to the scope of review, assumptions, qualifications and limitations discussed therein, the consideration offered to Fibrek shareholders (other than those who have entered into lock-up agreements with Abitibi), pursuant to the Offer is fair, from a financial point of view, to such shareholders.

Support Agreement

On February 9, 2012, we entered into a Support Agreement with Fibrek pursuant to which we agreed to make the Offer and Fibrek agreed to support the Offer and recommend that you accept the Offer, upon and subject to the terms and conditions of the Support Agreement. See Section 7 of the Circular, “Certain Relationships Between Fibrek and us – Support Agreement”.

Lock-Up Agreements

In connection with the Support Agreement, Mercer has entered into Lock-Up Agreements pursuant to which certain directors and officers of Fibrek have agreed to support the Offer.

Opportunity to Elect Consideration

The Offer provides Fibrek shareholders with the opportunity to determine the consideration that they receive under the Offer. The Cash Only Option permits Fibrek shareholders to elect to receive up to 100% in cash consideration (subject to proration) in exchange for their Fibrek Shares to lock in the premium offered under the terms of the Offer, while the Shares Only Option and Cash and Share Option permit Fibrek shareholders to elect to receive up to 100% in Mercer Shares (subject to proration) in exchange for their Fibrek Shares and thereby maintain maximum exposure to the significant upside potential of the combined Mercer business going forward.

Participation in Mercer’s Future

Fibrek shareholders electing either the Cash and Share Option or the Shares Only Option (or who otherwise receive Mercer Shares in partial payment of the Offer Consideration) will have the opportunity to participate in our future. Acquiring Fibrek is expected to result in having a greater market capitalization, larger public float, greater trading liquidity and a commensurate higher value. The acquisition of Fibrek is also expected to enhance our profile by providing us, and by extension Fibrek shareholders, with the following benefits:

•	the acquisition of Fibrek clearly fits within our strategy of focusing on world-class production assets that produce high quality pulp;

•	the ability of the Saint-Félicien Mill to produce and sell surplus renewable energy is in line with our goal of increasing our revenues from energy sales; and

•	Fibrek’s mills are complementary to our existing operations and, through active management, we believe that the acquisition of Fibrek will generate increased value for our shareholders.

6.	PURPOSE OF THE OFFER; PLANS FOR FIBREK

Purpose of the Offer

We are making the Offer in order for us to acquire, directly or indirectly, all of the issued and outstanding Fibrek Shares. If Fibrek Shares validly deposited under the Offer are taken up and paid for, we will, to the extent within our control and subject to applicable Laws, acquire, directly or indirectly, all of the remaining issued and outstanding Fibrek Shares by way of a Second Step

Transaction, which may be considered a business combination or going private transaction under applicable securities Laws in Canada and the U.S. If any Second Step Transaction is deemed to be a business combination or going private transaction, we intend to fully comply with all applicable rules governing such transactions. In order to effect a Second Step Transaction, we may seek to cause a special meeting of the Fibrek shareholders to be called to consider an amalgamation, plan of arrangement, capital reorganization, consolidation or other transaction as a result of which we or one of our affiliates would, directly or indirectly, acquire all of the remaining voting securities of Fibrek. See Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited”.

The terms of any such Second Step Transaction will provide that the consideration offered for Fibrek Shares under any Second Step Transaction, including the Offer Consideration options, will be the same as that offered and paid to Fibrek shareholders under the Offer.

Upon completion of the Offer, we intend to conduct a detailed review of Fibrek and its subsidiaries, including an evaluation of their respective business plans, properties, assets, operations and organizational and capital structure. We expect to then take steps to optimize Fibrek and its operations within the Mercer organization.

To the extent it is within our control and we are permitted by applicable Laws, we intend to cause Fibrek to apply to delist the Fibrek Shares from the TSX as soon as practicable after completion of the Offer and any Second Step Transaction. In addition, if permitted by applicable Laws, subsequent to the completion of the Offer and any Second Step Transaction, we intend to cause Fibrek to cease to be a reporting issuer under the securities Laws of each province and territory of Canada. See Section 13 of the Circular, “Effect of the Offer on the Market for Fibrek Shares; Stock Exchange Listing and Public Disclosure”. If the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction is successful:

•	we will own all of the equity interests in Fibrek and we will be entitled to all the benefits and risks of loss associated with such ownership;

•

current Fibrek shareholders will no longer have any direct interest in Fibrek or Fibrek’s assets, book value or future earnings or growth and we will hold a 100% interest in such assets, book value, future earnings and growth;

•	we will have the right to elect all members of the Fibrek Board; and

•

the Fibrek Shares will no longer trade on the TSX or any other securities exchange. See Sections 13 and 14 of the Circular, “Effect of the Offer on the Market for Fibrek Shares; Stock Exchange Listing and Public Disclosure” and “Regulatory Matters”.

7.	CERTAIN RELATIONSHIPS BETWEEN FIBREK AND US

Prior Relationships

Except as otherwise described below or elsewhere in this document, there have been no contracts, negotiations or transactions during the past two years between us, any of our subsidiaries or, after due inquiry and to the best of our knowledge and belief, any of our directors and executive officers, on the one hand, and Fibrek or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, an exchange offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets.

Support Agreement

In addition to the terms and conditions of the Support Agreement that may be set out elsewhere in this document, the following is a summary of the principal terms of the Support Agreement only. The description of the Support Agreement, both below and elsewhere in this document, is not comprehensive and may not contain all information that is important to a Fibrek securityholder or other reader and is expressly qualified in its entirety by reference to the terms of the Support Agreement, a copy of which was filed with our 2011 Annual Report incorporated by reference herein, and is available on EDGAR at www.sec.gov.

The Offer

Mercer and Fibrek entered into the Support Agreement pursuant to which Mercer agreed to make the Offer.

The Offer is conditional upon, among other things, there being properly and validly deposited under the Offer and not withdrawn at the Expiry Time that number of Fibrek Shares which, together with the Fibrek Shares and any Special Warrants held by Mercer and its affiliates, represent at least 50.1% of the Fibrek Shares outstanding on a fully diluted basis. Unless all of the conditions of the Offer are satisfied or waived by Mercer at or prior to the Expiry Time, Mercer has the right to withdraw the Offer and shall not be required to take up and pay for or extend the period of time during which the Offer is open and postpone taking up and paying for, any Fibrek Shares deposited thereunder. See Section 4 of the Offer, “Conditions of the Offer”.

Approval by the Fibrek Board

Pursuant to the Support Agreement, Fibrek has agreed to support the Offer. Fibrek has confirmed to Mercer that the Fibrek Board, upon consultation with its outside legal and financial advisors, and upon receipt of the Fairness Opinion of TD Securities, determined that the Offer is in the best interests of Fibrek and Fibrek’s shareholders, approved the Offer and the Support Agreement and has resolved to recommend that shareholders accept the Offer.

Representations and Warranties

The Support Agreement contains a number of customary representations and warranties of Fibrek and Mercer relating to, among other things, the corporate status of Fibrek and the corporate authorization, enforceability and board approval of the Support Agreement.

Non-Solicitation

Except as may be expressly permitted by the Support Agreement, Fibrek has agreed not to, directly or indirectly, through any of its representatives or otherwise:

(a)	make, solicit, assist, initiate, encourage, promote or otherwise facilitate (including by way of furnishing information, permitting any visit to any facilities or properties of Fibrek or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, offers or proposals regarding an Acquisition Proposal or otherwise co-operate in any way with, or assist with or participate in any way in any effort or attempt by any person to make an Acquisition Proposal;

(b)	enter into or participate in any discussions or negotiations regarding an Acquisition Proposal;

(c)	withdraw, modify or qualify (or propose to do so) in a manner adverse to Mercer, the approval or recommendation of the Fibrek Board or any committee thereof of the Offer or the Support Agreement;

(d)	approve, recommend or remain neutral or propose publicly to approve, recommend or remain neutral to any Acquisition Proposal; or

(e)	accept, recommend (or remain neutral), approve or enter into (or propose to do so) any letter of intent, agreement in principle, agreement, understanding or arrangement in respect of an Acquisition Proposal or providing for the payment of any break, termination or other fees or expenses to any person in the event that Fibrek completes the transactions contemplated in the Support Agreement or any other transaction with Mercer or any of its affiliates agreed to prior to any termination of the Support Agreement, whether formal or informal.

Additionally, Fibrek has agreed that it will cease, and will cause its representatives to, immediately terminate any existing solicitation, assistance, discussions, negotiations or process with any persons (other than Mercer, its affiliates or its representatives) with respect to any proposal that constitutes, or which could reasonably be expected to lead to, an Acquisition Proposal, whether or not initiated by Fibrek, and to request the return or destruction of all such confidential information provided in connection therewith. Fibrek has also agreed not to amend, modify or waive, but to enforce any of the enforceable standstill, confidentiality and non-solicitation provisions of the confidentiality agreements entered into by Fibrek with other persons relating to a potential Acquisition Proposal.

Right to Match

Pursuant to the Support Agreement, Fibrek has agreed that it will not accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by the Support Agreement). It has also agreed not to withdraw, modify or qualify its approval or recommendation of the Offer in any manner adverse to Mercer and to recommend or approve an Acquisition Proposal unless:

(a)	the Fibrek Board determines that the Acquisition Proposal constitutes a Superior Proposal;

(b)	Fibrek has complied with certain covenants, including providing Mercer with a full and complete copy of the Acquisition Proposal;

(c)	a period (the “Response Period”) of five Business Days shall have elapsed from the later of (i) the date on which Mercer received written notice from the Fibrek Board that it has determined, subject only to compliance with the relevant provisions of the Support Agreement to accept, approve, recommend or enter into a binding agreement to proceed with the Superior Proposal and (ii) the date Mercer received a full and complete copy of such Acquisition Proposal;

(d)	after the Response Period, the Fibrek Board determines in good faith, after consultation with its financial and legal advisors, that such Acquisition Proposal, after due consideration of any amendments to the Offer proposed by Mercer constitutes a Superior Proposal; and

(e)	Fibrek concurrently terminates the Support Agreement and has paid or concurrently pays to Mercer the Termination Fee (as defined below).

During the Response Period, Mercer has the right, but not the obligation, to offer to amend in writing the terms of the Support Agreement and the Offer. Under the terms of the Support Agreement, Fibrek agrees that, if requested by Mercer, it will negotiate with Mercer in good faith to amend the terms of the Support Agreement and the Offer. The Fibrek Board will review any such written amendment to determine, in good faith in the exercise of its fiduciary duties whether the Acquisition Proposal to which Mercer is responding would be a Superior Proposal when assessed against the Offer as it is proposed by Mercer to be amended. If the Fibrek Board does not so determine, it will cause Fibrek to enter into an amendment to the Support Agreement reflecting the proposal by Mercer to amend the terms of the Offer and upon the execution by the parties of such amendment will reaffirm its recommendation of the Offer, as so amended.

Waiver of Conditions

The Support Agreement provides that the conditions contained therein are for the exclusive benefit of Mercer and that they may be asserted by Mercer regardless of the circumstances giving rise to any such assertion, including any action or inaction by Mercer. Subject to the terms of the Support Agreement, Mercer may waive any of the conditions found therein in whole or in part at any time without prejudice to any other rights which Mercer may have.

Termination Fee

Upon the occurrence of a Termination Fee Event (as such term is defined in the Support Agreement), Fibrek has agreed to pay to Mercer an amount equal to C$8,500,000 (the “Termination Fee”). In certain other circumstances, Mercer is entitled to an expense reimbursement of C$2,000,000 (the “Expense Reimbursement”). If Fibrek has made an Expense Reimbursement payment to Mercer and a Termination Fee subsequently becomes payable, the Termination Fee shall be reduced by the amount of such Expense Reimbursement.

Termination of the Support Agreement

The Support Agreement may be terminated by notice in writing:

(a)	by mutual written consent of Fibrek and Mercer;

(b)	by Mercer, by written notice to Fibrek at any time if:

(i)	Fibrek is in default or has materially breached its covenants or obligations as specified under the Support Agreement; or

(ii)	any representation or warranty of Fibrek:

(A)	that is qualified by reference to a Material Adverse Effect shall be untrue or incorrect in any respect;

(B)	that is qualified by reference to materiality shall be untrue or incorrect in any respect; or

(C)	that is not qualified by reference to a Material Adverse Effect or materiality shall be untrue or incorrect in any material respect,

provided that in each case the applicable cure period has lapsed;

(c)	by Fibrek, by written notice to Mercer, at any time if:

(i)	Mercer is in default or has materially breached its covenants or obligations as specified under the Support Agreement; or

(ii)	any representation or warranty of Mercer shall be untrue or incorrect in any material respect,

provided that in each case the applicable cure period has lapsed;

(d)	by Mercer, by written notice to Fibrek if the Fibrek Board or any committee thereof: (i) withdraws, amends or modifies in any manner adverse to Mercer its recommendation in favour of the Offer, or fails to recommend in favour of the Offer; (ii) approves or recommends in favour of any Acquisition Proposal; or (iii) the Fibrek Board fails to publicly recommend or reaffirm its approval of the Offer and recommendation that securityholders deposit all of their Fibrek Shares under the Offer within three Business Days of the written request by Mercer that the Fibrek Board make such a recommendation or reaffirmation;

(e)	by Fibrek, by written notice to Mercer in order to accept, recommend or enter into a binding written agreement with respect to a Superior Proposal, the whole in accordance with and without any breach of its obligations under the Support Agreement;

(f)	by either Fibrek or Mercer by written notice to the other if the expiry date does not occur on or prior to the Outside Date (as such term is defined in the Support Agreement), provided that the failure of the expiry date to occur is not the result of the breach of a representation, warranty or covenant by the party terminating the Support Agreement and provided further that Fibrek may only terminate the Support Agreement if Mercer has not waived the unsatisfied conditions and publicly announced its intention to take up and pay for Fibrek Shares that have been deposited pursuant to the Offer;

(g)	by either Fibrek or Mercer, by written notice to the other if the Offer terminates, expires or is withdrawn at the Expiry Time without Mercer taking up and paying for any of the Fibrek Shares as a result of the failure of any of the conditions of the Offer being satisfied or waived, unless the failure of such condition shall be due to the failure of the party seeking to terminate the Support Agreement to perform the obligations required to be performed by it under the Support Agreement;

(h)	by Fibrek or Mercer, if any court of competent jurisdiction or other Governmental Entity having authority over the parties shall have issued any order, decree or ruling enjoining or otherwise prohibiting the contemplated transactions, which order, decree or ruling is final and non-appealable (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable); or

(i)	by Mercer, by written notice to Fibrek at any time if:

(i)	Fibrek has materially breached any covenant or obligation under the Special Warrant Agreement; or

(ii)	any representation or warranty of Fibrek under the Special Warrant Agreement:

(A)	that is qualified by reference to a Material Adverse Effect shall be untrue or incorrect in any respect;

(B)	that is qualified by reference to materiality shall be untrue or incorrect in any respect; or

(C)	that is not qualified by reference to a Material Adverse Effect or materiality shall be untrue or incorrect in any material respect,

provided that in each case the applicable cure period has lapsed.

Conduct of Business by Fibrek

Pursuant to the terms of the Support Agreement, Fibrek has agreed that, during the period from the execution of the Support Agreement until the transaction date, except as otherwise expressly contemplated or permitted by the Support Agreement or expressly consented to by Mercer in writing (which consent shall not be unreasonably withheld or delayed), Fibrek shall, and shall cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, and to use commercially reasonable efforts to maintain and preserve their business organization, assets, employees, goodwill and business relationships, as further specified in the Support Agreement.

Indemnities

From and after the Effective Time, Mercer shall cause Fibrek and its subsidiaries (or any successors thereof) jointly and severally to indemnify the directors and officers of Fibrek and its subsidiaries, to the fullest extent to which Mercer and Fibrek are permitted to indemnify them under their respective constating documents and the currently existing indemnification agreements between Fibrek and its directors and officers and applicable Law, from all claims in connection with any transactions or matters contemplated under the Support Agreement or otherwise in connection with Fibrek, its subsidiaries and their respective businesses and property.

Special Warrant Agreement

In addition to the terms and conditions of the Special Warrant Agreement that may be set out elsewhere in this document, the following is a summary of the principal terms of the Special Warrant Agreement only. The description of the Special Warrant Agreement, both below and elsewhere in this document, is not comprehensive and may not contain all information that is important to a Fibrek securityholder or other reader and is expressly qualified in its entirety by reference to the terms of the Special Warrant Agreement, a copy of which is available on EDGAR at www.sec.gov. As described under Section 4 of the Circular, “Background to the Offer”, the Special Warrant financing was cease traded by the Bureau de décision on February 23, 2012. On February 24, 2012, Fibrek announced that it intended to appeal the decision to cease trade the Special Warrant financing rendered by the Bureau de décision. On February 25, 2012, Mercer also determined to appeal the aforesaid decision. Fibrek filed an inscription in appeal on February 27, 2012.

Pursuant to the terms of the Special Warrant Agreement, Mercer agreed to purchase 32,320,000 special warrants of Fibrek (the “Special Warrants “) on a private placement basis, at a price of C$1.00 per Special Warrant for total subscription proceeds of approximately C$32,320,000. The Special Warrants are convertible into Fibrek Shares on a one-for-one basis. Conversion is automatic in certain events and otherwise at the option of Mercer. The Special Warrants are also redeemable by Mercer or Fibrek at their subscription price in certain stipulated events.

The proceeds from the private placement of Special Warrants will be deposited in trust on closing of the private placement and will be releasable either to Fibrek on conversion of the Special Warrants to Fibrek Shares, or to Mercer on redemption. The Special Warrants will be automatically converted into Fibrek Shares in the event of a deemed conversion event (as such term is defined in the Special Warrant Agreement), including if following the close of business on the third Business Day following the date on which the Expiry Time occurs if at the Expiry Time the Minimum Tender Condition has not been satisfied, provided a Redemption Event has not occurred and Fibrek is otherwise in compliance with all of the terms of the Special Warrant Agreement and the Support Agreement. In addition, Mercer shall be entitled at any time and from time to time, immediately upon the earlier of: (i) the later of (A) seven Business Days after the date the Offer is made; or (B) twenty-one days from the date of the Special Warrant Agreement; or (ii) on the date upon which the Existing Unsolicited Offeror takes up or acquires legal or beneficial ownership or control of any of the Fibrek Shares subject to the Existing Unsolicited Offer Lock-Up Agreements, Mercer is entitled to convert all or any portion of the Special Warrants into Fibrek Shares without payment of any additional consideration. Upon the conversion of the Special Warrants into Fibrek Shares, Fibrek will receive the pro rata portion of the trust funds along with all earned interest on such funds corresponding to the number of Special Warrants converted.

Mercer has the right to require Fibrek to redeem all or any portion of the Special Warrants at any time following the occurrence of a Redemption Event (as such term is defined in the Special Warrant Agreement).

In the event of a Redemption Event, Mercer is entitled, at any time after the occurrence of the Redemption Event, at its option, to exercise its right to redeem all or any part of the Special Warrants then outstanding by delivering to Fibrek a redemption notice specifying the number of Special Warrants to be redeemed and indicating the Redemption Event giving rise to its ability to redeem the Special Warrants. Notwithstanding the foregoing, in the event of a delivery of a Superior Proposal pursuant to the Support Agreement, Mercer is prohibited from delivering a redemption notice to Fibrek prior to the expiration of the two Business Day period provided under Section 3.1(i) of the Special Warrant Agreement, provided that Fibrek has paid to Mercer the Termination Fee in accordance with Section 5.3(b)(ii) of the Support Agreement.

If at any time, the Special Warrants are converted into Common Shares and a Termination Fee becomes payable under the Support Agreement, Mercer covenants and agrees to pay to Fibrek an amount in cash equal to either (x) the Termination Fee paid to Mercer pursuant to the terms and conditions of the Support Agreement in the event that the Special Warrant Profit (as such term is defined in the Special Warrant Agreement) actually received by Mercer is equal to or exceeds such Termination Fee or (y) the Special Warrant Profit actually received by Mercer in the event that the Special Warrant Profit actually received by Mercer is less than such Termination Fee.

In addition, the Special Warrant Agreement provides that in the event that Fibrek receives a Superior Proposal and as a result the Termination Fee becomes payable, Mercer will be required to tender or vote its Fibrek Shares received upon conversion of the Special Warrants in favour of such Superior Proposal, if shareholders (other than Mercer) holding in excess of 50.1% of the Fibrek Shares tender or vote their shares, or cast their votes as the case may be, in favour of such Superior Proposal. The Special Warrant Agreement has been filed on and is available via SEDAR at www.sedar.com.

On February 13, 2012, the Resolute Locked-Up Shareholders and Steelhead Partners LLC filed a submission before the TSX seeking to stop the issuance of the Special Warrants, for which Fibrek filed a response letter on February 17, 2012. On February 23, 2012, the Bureau de décision granted an order to cease trade the Special Warrant financing. Both Mercer and Fibrek are appealing the decision to cease trade the Special Warrant financing rendered by the Bureau de décision.

As a result of the foregoing and as the matter is before the Court of Québec, at this time, we cannot predict whether Fibrek will be permitted to issue the Special Warrants to us pursuant to the terms of the Special Warrant Agreement or at all.

Interests in Securities of Fibrek

Except as set forth above, no other securities of Fibrek are beneficially owned, nor is control or direction exercised over any of such securities, by: (i) us or our directors or officers; or (ii) to our knowledge, after reasonable inquiry, any associate or affiliate of one of our insiders, any of our associates or affiliates, any of our insiders or any person acting jointly or in concert with us.

Except as set forth above: (i) neither we nor any of our directors or officers purchased, sold or effected any transaction in securities of Fibrek during the six-month period preceding the date of the Offer; and (ii) to our knowledge, after reasonable inquiry, no associate or affiliate of one of our insiders, none of our insiders and no person acting jointly or in concert with us, purchased, sold or effected any transaction in securities of Fibrek during the six-month period preceding the date of the Offer.

Except as set forth above: (i) neither we nor any of our directors or officers entered into any agreements, commitments or understandings to acquire any securities of Fibrek; and (ii) to our knowledge, after reasonable inquiry, no associate or affiliate of one of our insiders, none of our associates or affiliates, none of our insiders and no person acting jointly or in concert with us, entered into any agreements, commitments or understandings to acquire any securities of Fibrek.

To our knowledge, there are no direct or indirect benefits of accepting or refusing to accept the Offer, or in connection with any Second Step Transaction, that will accrue to any director or officer of Mercer or Mercer Acquisition, to any associate or affiliate of a director or officer of Mercer or Mercer Acquisition, to any associate or affiliate of Mercer or Mercer Acquisition, to any other insider of Mercer or Mercer Acquisition or to such insider’s associates or affiliates or to any person or company acting jointly or in concert with Mercer or Mercer Acquisition, other than those benefits that will accrue to Fibrek shareholders generally.

Arrangements between us and the Directors and Officers of Fibrek

Other than as set forth below, there are no agreements, commitments or understandings made between us and any director or officer of Fibrek, including for payment or other benefit proposed to be made or given by way of compensation for loss of office or their remaining in or retiring from office if the Offer is successful.

Lock-Up Agreements

On February 9, 2012, we, on the one hand, and each of the Locked-Up Shareholders, on the other hand, entered into separate Lock-Up Agreements. Together, the Lock-Up Agreements cover an aggregate of approximately 2.9% of the outstanding Fibrek Shares on a fully diluted basis on that date. Under the terms of its applicable Lock-Up Agreement, each of the Locked-Up Shareholders has agreed, among other things: (i) to exercise any Eligible Options in accordance with instructions received from Fibrek; (ii) to within thirty (30) days after commencement of the Offer in accordance with the Support Agreement, (A) deposit or cause to be deposited with the Depositary all of the Locked-Up Shares (other than the Locked-Up Shares issuable upon the exercise of Eligible Options which shall be deposited as described in clause (B) hereof); and (B) deposit or cause to be deposited any Locked-Up Shares issued upon the exercise of all Eligible Options held by the Locked-Up Shareholder in accordance with the Support Agreement; (iii) not to sell, assign, transfer or encumber the Locked-Up Shares or agree to do any of the foregoing and not to permit any of its affiliates to sell, assign, transfer or encumber the Locked-Up Shares or agree to do any of the foregoing; (iv) to take all such steps as are required to ensure that at the time at which the Locked-Up Shares are taken up and paid for under the Offer the Locked-Up Shares will be owned beneficially by the Locked-Up Shareholder with a good and valid title free of any encumbrances; (v) except in order to tender to a Superior Proposal, not to exercise, and to cause any of its affiliates to exercise, any statutory or other rights of withdrawal with respect to any of the Locked-Up Shares once deposited pursuant to the Offer (or otherwise disposed of) unless this Lock-Up Agreement is terminated prior to the Offerors taking up the Fibrek Shares under the Offer; and (vi) to not take any action, directly, or indirectly, which may in any way adversely affect the success of the Offer or the purchase of any Fibrek Shares under the Offer.

Each of the Lock-Up Agreements may be terminated: (i) upon mutual consent of the parties to such Lock-Up Agreements; (ii) by the applicable Locked-Up Shareholder, if we have not taken up and paid for the Fibrek Shares deposited pursuant to the applicable Lock-Up Agreement on or prior to the Outside Date, as such term is defined in the Support Agreement; or (iii) by the applicable Locked-Up Shareholder at any time the Offer is modified to reflect any change contemplated in the stipulated sections of the Support Agreement.

The foregoing summary of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the Lock-Up Agreements. Copies of the Lock-Up Agreements are available at the Internet websites maintained by the SEC and the Canadian securities regulatory authorities at www.sec.gov and www.sedar.com, respectively.

We have determined that the Lock-Up Agreements are not “Collateral Agreements” for the purpose of Section 2.24 of Regulation 62-104 as the consideration received by the Locked-Up Shareholders will be the same as to any other shareholder who deposits shares under the Offer. To our knowledge, there are no direct or indirect benefits of accepting or refusing to accept the Offer, or in connection with any Second Step Transaction, that will accrue to any director or officer of Fibrek, to any associate or affiliate of a director or officer of Fibrek, to any associate or affiliate of Fibrek, to any other insider of Fibrek or to such insider’s associates or affiliates or to any person or company acting jointly or in concert with Fibrek, other than those benefits that will accrue to Fibrek shareholders generally.

Certain of Fibrek’s employment agreements contain change-of-control clauses providing for compensation to be granted to certain senior officers of Fibrek either upon a change of control or if, following a change of control, Fibrek terminates the employment relationship between Fibrek and such employees or if such employees terminate the employment relationship for defined reasons, including a substantial change in their working conditions within six months of the change of control. If successful, the Offer would constitute a change of control of Fibrek, thereby giving rise to potential change-of-control payments.

Other Arrangements between us and Fibrek relating to the Offer

We are not aware of any agreement, commitment or understanding made between us and Fibrek relating to the Offer or any other agreement, commitment or understanding that could affect control of Fibrek or that can reasonably be regarded as material to a shareholder deciding whether to deposit its Fibrek Shares under the Offer.

Material Changes and Other Information Concerning Fibrek

We have no information that indicates any material change in the affairs of Fibrek has occurred since the date of the last published financial statements of Fibrek other than the making of this Offer by us and such information as has been publicly disclosed by Fibrek. We have no knowledge of any material fact concerning the securities of Fibrek that has not been generally disclosed by Fibrek, or any other matter that is not disclosed in this document and that has not previously been generally disclosed, and that would reasonably be expected to affect the decision of Fibrek shareholders to accept or reject the Offer.

8.	TREATMENT OF FIBREK OPTIONS

The Offer is made only for Fibrek Shares, including Fibrek Shares issued and outstanding before the Expiry Time upon the exercise of options issued under the Fibrek SOP and is not made for any stock options issued under the Fibrek SOP. Any holder of stock options issued under the Fibrek SOP who wishes to accept the Offer should, to the extent permitted by the terms of the security and applicable Laws, exercise the options in order to obtain Fibrek Shares and deposit those Fibrek Shares pursuant to the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to assure compliance with the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”. Pursuant to the Support Agreement, Fibrek has agreed that until the expiry date, subject to the terms of the Fibrek SOP and the receipt of any necessary approvals and in accordance with applicable securities laws, it shall take such actions as may be necessary or desirable, including amending the terms of the Fibrek SOP, to provide that the vesting of any unvested Eligible Options be accelerated and a cashless exercise of the Eligible Options be effected solely for the purpose of tendering under the Offer all Fibrek Shares issued in connection with such cashless exercise. Mercer and Fibrek have also agreed in the Support Agreement that all Conditional Option Exercises shall be deemed to have been exercised immediately prior to the take-up of the Fibrek Shares by Mercer. Mercer shall accept as validly tendered under the Offer all of the Fibrek Shares to be issued pursuant to the Conditional Option Exercise, provided that the holders of such Fibrek options confirm to Fibrek and Mercer that such Fibrek Shares are tendered pursuant to the Offer. The Support Agreement provides that Fibrek shall resolve prior to the Effective Time that all Eligible Options remaining and not exercised at the Effective Time shall be terminated for no consideration, which termination shall not require the consent of any holders of Fibrek options. The income tax consequences to holders of stock options issued under the Fibrek SOP are not described under Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations” or under Section 18 of the Circular, “Material U.S. Federal Income Tax Considerations”. Any holders of options should consult their own tax advisors for advice with respect to the actual or potential income tax consequences to them in connection with a decision they may make to exercise or not to exercise their options prior to the Expiry Time or thereafter.

9.	SOURCE AND AMOUNT OF FUNDS

The Offer is not subject to any financing condition. The maximum amount of funds required by us to consummate the Offer and any Second Step Transaction (including the payment of Fibrek Shares issued as a result of exercised options or other rights but excluding the payment of related fees and expenses) is C$70,000,000. We will pay the cash portion of the Offer and any Second Step Transaction and any related fees with: (i) our existing cash, cash equivalents and marketable securities on hand; (ii) advances under our existing credit facilities; and/or (iii) advances from three new credit facilities aggregating C$70,000,000 pursuant to three commitment letters from Québec based capital providers.

We have entered into a commitment letter with Fonds de solidarité des travailleurs du Québec (F.T.Q.), which provides for unsecured debenture financing in the amount of C$25,000,000. This facility will have a four year term and provides for repayment of the principal amount thereunder in eight equal semi-annual payments commencing on the six month anniversary of closing. Interest payable under the facility will be fixed on the date of closing based upon a predetermined formula, which at the date of the commitment equaled 8.5%. Mercer will pay the lender a commitment fee of C$500,000 in connection with this facility. The facility will have terms customary for such financing. Upon the occurrence of an event of default, the lender will have the right to demand repayment of an amount equal to 101% of the outstanding principal amount of the debenture and accrued and unpaid interest. Upon default, the interest rate under the facility shall also increase by 2% per annum. Events of default for this facility are customary for facilities of this type, including: (i) the failure of Mercer to make any payments of the principal amount or interest thereunder when due, if such default is not cured within 15 days of receipt of written notice from the lender by Mercer; (ii) a change of control of Mercer or if Mercer assigns, sells, transfers or otherwise disposes of all or a substantial portion of its assets; (iii) a shut-down of the Saint-Félicien Mill for at least 30 consecutive days (other than for maintenance or capital expenditures or to comply with applicable laws or governmental orders); or (iii) if Mercer is in default under the indenture underlying the Senior Notes. Pursuant to the terms of the facility, Mercer will also issue to the lender warrants to subscribe for 500,000 Mercer Shares at a price equal to the closing price of the Mercer Shares on the NASDAQ on the closing date plus a premium of 30%, exercisable until the earlier of: (i) the date of the last semi-annual payment thereunder; (ii) 30 days after the facility is paid in full; or (iii) the day after any 20 consecutive trading day period during which the closing price of the Mercer Shares on the NASDAQ exceeds 130% of the exercise price of the warrants on each such day. We have also entered into a commitment letter with a private investee company of Fonds de solidarité des travailleurs du Québec (F.T.Q.) for a C$15,000,000 unsecured debenture financing, the terms of which will be substantially similar to the credit facility to be provided by Fonds de solidarité des travailleurs du Québec (F.T.Q.), other than that no warrants will be issued to such lender and the commitment fee payable to the lender in connection with the facility will be C$100,000. We have also entered into a commitment letter with Investissement Québec which provides for a C$30.0 million unsecured term loan. The loan will have a four-year term from the date of the initial advance thereunder, with the principal thereunder repayable in one lump sum at the end of such term or at such earlier time as determined by us without any prepayment penalties. Interest payable under this loan will be fixed at 6.31%, payable on a monthly basis. This loan facility will have terms and events of default customary for such financing. During the term of the facility, we have agreed to maintain the head office and primary functions of Fibrek in Québec. Mercer will pay Investissement Québec a commitment fee of C$300,000 in connection with this loan facility.

We intend to repay any borrowings under the above facilities and/or our existing credit facilities using cash flows from our operations, existing cash on hand and proceeds from refinancings and/or the sale of non-core assets.

10.	FEES AND EXPENSES

We may decide to appoint a soliciting agent and/or a dealer manager in connection with the Offer. We may request any dealer manager that we appoint to form and manage a soliciting dealer group comprised of members of the Investment Industry Regulatory Organization of Canada and of the stock exchanges in Canada to solicit acceptances of the Offer in Canada and elsewhere. As of the date of this document, we have not determined whether we will engage a soliciting agent and/or a dealer manager, or if we do engage a dealer manager, whether we will request the dealer manager to form a soliciting dealer group. If we appoint a soliciting agent and/or a dealer manager, or if the dealer manager is so requested by us to form a soliciting dealer group, the soliciting agent and/or dealer manager or the soliciting dealer group would be entitled to customary fees in respect of any Fibrek Shares that are taken up and paid for under the Offer.

Fibrek shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Fibrek Shares directly with the Depositary or if they make use of the services of any soliciting agent and/ or dealer manager we appoint (or a soliciting dealer group we decide to form) in Canada or elsewhere to accept the Offer. Fibrek shareholders should contact the Depositary or a broker or dealer for assistance in accepting the Offer and in depositing the Fibrek Shares with the Depositary. In addition, the consideration paid to Fibrek shareholders in lieu of fractional Mercer Shares will be distributed by the Depositary to such Fibrek shareholders net of commissions, as described in Section 3 of the Offer to Purchase, “Manner of Acceptance – Fractional Shares”.

We have retained The Laurel Hill Advisory Group Company as Information Agent in connection with the Offer. The Information Agent may contact holders of Fibrek Shares by mail, telephone, telecopier, messenger service, newswire, advertisement and electronic news distribution and may request brokers, dealers, banks, trust companies and other nominee shareholders to forward material relating to the Offer to beneficial owners of Fibrek Shares. We will pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for its reasonable out-of-pocket expenses.

In addition, we have retained Computershare Investor Services Inc. as the Depositary. We will pay the Depositary reasonable and customary compensation for its services in connection with the Offer, will reimburse the Depositary for its reasonable out-of-pocket expenses and will indemnify the Depositary against various liabilities and expenses, including various liabilities under applicable securities Laws.

Other than as set forth above, we do not intend to pay any fees or commissions to any broker, dealer or other person for soliciting deposits of Fibrek Shares pursuant to the Offer. We will reimburse brokers, investment dealers, banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding Offer materials to their customers.

11.	ACCOUNTING TREATMENT

The acquisition of Fibrek by Mercer will be accounted for by Mercer under the acquisition method of accounting under U.S. GAAP with Mercer as the accounting acquiror.

12.	STOCK EXCHANGE LISTING APPLICATIONS

We will apply to the NASDAQ and the TSX to list Mercer Shares to be issued to Fibrek shareholders in connection with the Offer.

13.	EFFECT OF THE OFFER ON THE MARKET FOR FIBREK SHARES; STOCK EXCHANGE LISTING AND PUBLIC DISCLOSURE

The purchase of any Fibrek Shares by us pursuant to the Offer will reduce the number of Fibrek Shares that might otherwise trade publicly, as well as the number of Fibrek shareholders. Depending on the number of Fibrek Shares purchased pursuant to the Offer, following the completion of the Offer and prior to any Second Step Transaction, it is possible that the Fibrek Shares would fail to meet the criteria for continued listing on TSX. If this were to happen, the Fibrek Shares could be delisted by the TSX and this could, in turn, adversely affect the liquidity and market or result in a lack of an established market for the Fibrek Shares. The extent of the public market for the Fibrek Shares and the availability of price or other quotations would depend upon the number of Fibrek shareholders, the number of Fibrek Shares publicly held and the aggregate market value of the Fibrek Shares remaining at such time, the interest in maintaining a market in Fibrek Shares on the part of securities firms, whether Fibrek remains subject to public reporting requirements in Canada and other factors.

To the extent permitted by applicable Laws, we intend to cause Fibrek to apply to delist the Fibrek Shares from the TSX as soon as practicable after the completion of the Offer or a Second Step Transaction and to cause Fibrek to cease to be a reporting issuer in each province and territory of Canada. See Section 15 of the Circular, “Acquisition of Fibrek Shares Not Deposited”.

After the purchase of the Fibrek Shares under the Offer, Fibrek may cease to be subject to the public reporting and proxy solicitation requirements of the CBCA and the securities Laws of certain provinces and territories of Canada or may apply to cease to be a reporting issuer under the securities Laws in all provinces and territories of Canada. In such event, to the extent permitted by applicable Laws, we intend to cause Fibrek to cease to be a reporting issuer in Canada.

Non-Resident Shareholders are cautioned that, if the Fibrek Shares are not listed on a designated stock exchange (which currently includes TSX) at the time they are disposed of (such as a disposition pursuant to a Second Step Transaction), certain negative Canadian federal income tax consequences may arise. See Section 17 of the Circular “Material Canadian Federal Income Tax Considerations – Fibrek Shareholders not Resident in Canada – Delisting of Fibrek Shares Following Completion of the Offer”. Non-Resident Shareholders should consult their own tax advisors in the event the Fibrek Shares are delisted.

14.	REGULATORY MATTERS

Our obligation to take up and pay for Fibrek Shares deposited under the Offer is conditional upon obtaining all governmental or regulatory approvals, consents or clearances that we reasonably determine are necessary or advisable in connection with the Offer and any Second Step Transaction. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.

The proposed acquisition of Fibrek will be subject, among other things, to review by the Canadian and U.S. competition and antitrust regulators and by the Minister under the ICA. We are committed to working closely with these regulatory authorities to provide information and data necessary for their review of the transaction and to resolving regulatory concerns, if any, as promptly as possible.

HSR Act

Under the HSR Act and the rules promulgated thereunder by the FTC, certain transactions, including the completion of the Offer, may not be consummated unless notification has been given and certain information has been furnished to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. We intend to file any required Premerger Notification and Report Form with the FTC and the Antitrust Division for review in connection with the Offer as soon as practicable.

Under the HSR Act, our purchase of Fibrek Shares in the Offer may not be completed until the expiration of a 30 calendar day waiting period following the filing by Mercer, as the ultimate parent entity of Mercer Acquisition, of a Premerger Notification and Report Form concerning the Offer with the FTC and the Antitrust Division, unless the waiting period is earlier terminated by the FTC and the Antitrust Division. Accordingly, the required waiting period with respect to the Offer will expire at 11:59 p.m., Eastern Time, 30 days following such filing, unless such 30th day is a Saturday, Sunday, or other legal public holiday, in which case the waiting period will expire at 11:59 p.m., Eastern Time, on the next regular Business Day, unless earlier terminated by the FTC and the Antitrust Division or unless the FTC or the Antitrust Division issues a request for additional information and documentary material (a “Second Request”) prior to that time. If within the 30 calendar day waiting period either the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Offer would be extended until 30 calendar days following the date of substantial compliance by Mercer with that request, unless the FTC or the Antitrust Division terminates the additional waiting period before its expiration. After the expiration of the 30 calendar day waiting period, the waiting period could be extended only by court order or with the Offerors’ consent. In practice, complying with a Second Request can take a significant period of time. Although Fibrek is required to file certain information and documentary material with the FTC and the Antitrust Division in connection with the Offer, neither Fibrek’s failure to make those filings nor a request for additional documents and information issued to Fibrek by the FTC or the Antitrust Division will extend the waiting period with respect to the purchase of Fibrek Shares in the Offer.

At any time before or after the Offerors’ acceptance for payment of Fibrek Shares pursuant to the Offer, if the Antitrust Division or the FTC believes that the Offer may substantially lessen competition in any line of commerce affecting U.S. consumers, the FTC and the Antitrust Division have the authority to challenge the transaction by seeking a federal court order enjoining the transaction or, if Fibrek Shares have already been acquired, requiring disposition of such Fibrek Shares or, as a condition to clearance, the divestiture of substantial assets of Mercer, Fibrek or any of their respective subsidiaries or affiliates or requiring other conduct relief. U.S. state attorneys general and private persons may also bring legal action under the antitrust Laws seeking similar relief or seeking conditions of the Offerors’ obligation to accept for payment Fibrek Shares tendered in the Offer.

Competition Act

Part IX of the Competition Act requires pre-merger notification to the Commissioner for certain “notifiable transactions” that exceed certain financial thresholds and, in the case of share acquisitions, exceed an additional voting interest threshold. If a transaction is subject to pre-merger notification, a pre-merger notification filing containing certain prescribed information must be submitted to the Commissioner and the applicable waiting period must expire or be waived by the Commissioner before the transaction may be completed. The initial statutory waiting period is 30 days from the date of a complete filing but can be extended if the Commissioner issues a supplementary information request (which is a demand for more detailed information), after which time closing can only occur 30 days following the submission of the requested supplementary information. In the context of an unsolicited bid, where the Commissioner receives the prescribed information from the bidder prior to receiving information from the corporation whose shares are being acquired, the Competition Act requires the Commissioner to immediately notify the target corporation, and the target must then supply the Commissioner with its prescribed information within ten days after being so notified. Although Fibrek will thus be required to file its information and documentary materials with the Bureau in connection with the Offer within ten days after being so notified, neither Fibrek’s failure to make its filing nor a request for additional documents and information issued to Fibrek by the Bureau will extend the statutory waiting period applicable to the Offer, which will be determined only in reference to our filing and submissions.

The Commissioner’s review of a transaction, and communication of the Commissioner’s intention as to whether or not to oppose a transaction, may however take longer than the statutory waiting period, particularly for mergers that raise some competition Law issues. The Bureau has adopted service standards to indicate the expected time for the completion of its substantive review, which depends on the complexity of the transaction as determined by the Bureau. The two potential designations are “non-complex” and “complex”, with respective service standards of 14 days and 45 days. In cases where a supplementary information request is issued, the service standard will be similar to the statutory waiting period and will end 30 days after the submission of the supplementary information.

As an alternative to a pre-merger notification filing, for transactions which are unlikely to raise any significant competition issues, the parties may request an ARC from the Commissioner. The issuance of an ARC is at the discretion of the Commissioner and a request for an ARC will only be granted by the Commissioner where a transaction clearly does not raise competition Law issues.

Regardless of whether a pre-merger notification filing is required, the Commissioner may apply to the Competition Tribunal, a specialized tribunal empowered to deal with certain matters under the Competition Act, with respect to a “merger” (as defined in the Competition Act). If the Competition Tribunal finds that a merger or proposed merger prevents or lessens or is likely to prevent or lessen competition substantially, it may order that all or part of the merger or proposed merger not proceed or impose other conditions on its completion or, in the event that the merger has been completed, order its dissolution or the disposition of some or all of the assets or shares involved. In certain circumstances, the Competition Tribunal may also issue an interim order under the Competition Act prohibiting the completion of the merger for a period of up to 30 days (which may be extended up to a maximum total of 60 days) to allow the Commissioner to complete the review.

If the Commissioner determines that she does not, at the time of the review, have sufficient grounds to apply to the Competition Tribunal for an order regarding a proposed merger under the merger provisions of the Competition Act, the Commissioner may issue an advisory opinion (known as a “no-action” letter) stating that the Commissioner does not intend to commence proceedings before the Competition Tribunal. However, the Commissioner retains the ability to initiate such proceedings at any time during the year following the completion of the merger.

The purchase of Fibrek Shares pursuant to the Offer is a “notifiable transaction” for the purposes of Part IX of the Competition Act and requires a pre-merger notification filing to the Commissioner as it exceeds the prescribed thresholds. Mercer and Fibrek have jointly requested that the Commissioner issue an advance-ruling certificate under Section 102 of the Competition Act or, alternatively, to waive the requirement to file a notice and supply information under Section 114 of the Competition Act and provide a “no action” letter in respect of the proposed acquisition of Fibrek Shares.

ICA

Generally, any acquisition by a “non-Canadian” of control of a “Canadian business” is either notifiable or reviewable under the ICA, a Canadian statute that governs such acquisitions. Whether an acquisition is notifiable or reviewable depends on the structure of the transaction and the value and nature of the assets of the Canadian business being acquired. If an acquisition is reviewable, the acquiror must submit an application for review with prescribed information to the Minister and, before the acquisition may be completed, the Minister must determine whether the “proposed transaction” is likely to be of “net benefit to Canada”.

A transaction will be reviewable when there is a direct acquisition of control of a Canadian business by a WTO investor (a corporation or other entity being a WTO investor if it is ultimately controlled by individuals who are nationals of a country that is a member of the World Trade Organization) and the value of the assets of that entity, and of all other entities in Canada the control of which is acquired, is equal to or greater than C$330,000,000 (2012 threshold). A direct acquisition of control of a Canadian business can occur by means of a purchase of assets or voting interests. For the purposes of the ICA, an acquisition of control is deemed to occur when a non-Canadian directly acquires more than a 50% voting interest in a Canadian corporation and is presumed to occur where there is an acquisition of between 33% and 50% of the voting shares.

The Minister has an initial 45-day period to determine whether the investment is likely to be of net benefit to Canada. The Minister may extend the period for a further 30 days by giving notice to the prospective acquiror prior to the expiration of the initial 45-day period. Further extensions may be permitted but only with the consent of the prospective acquiror. If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the Minister must send a notice to that effect to the prospective acquiror. The acquiror then has 30 days to make additional representations and undertakings to the Minister demonstrating the “net benefit” of the investment.

The purchase of Fibrek Shares pursuant to the Offer is a reviewable acquisition under the ICA. We therefore intend to file the required application for review with the Minister in connection with the Offer as soon as practicable.

Canadian Securities Regulatory Matters

The issuance and distribution of Mercer Shares under the Offer is being made pursuant to general exemptions from the prospectus and dealer registration requirements under applicable Canadian securities Laws. Although the resale of Mercer Shares issued under the Offer is subject to restrictions under the securities Laws of certain Canadian jurisdictions, shareholders in such jurisdictions will, in general, be able to rely on exemptions from such resale restrictions.

Under Canadian securities Laws, once issued, Mercer Shares will, except for “control distributions” described below, be generally freely tradeable in Canada without the need for the holder of such Mercer Shares to prepare and file a prospectus or rely on an exemption from the prospectus requirements, provided: (i) the issuer, being Mercer, is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade; (iii) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (iv) if the selling security holder is an insider or officer of the issuer, the selling security holder has no reasonable grounds to believe that Mercer is in default of securities legislation.

If, however, the resale or trade of Mercer Shares constitutes a “control distribution”, then any resale or trade of Mercer Shares would require either: (i) the preparation and filing of a prospectus in the relevant Canadian jurisdiction(s) in order to qualify such resale or trade for public distribution in Canada and render the subject Mercer Shares freely tradeable in such Canadian jurisdiction(s); (ii) in the absence of a Canadian prospectus, the reliance on a separate statutory or discretionary exemption from the applicable prospectus requirements for the resale or trade of Mercer Shares; or (iii) the giving of notice and filing of a prescribed form with the Canadian securities regulatory authorities at least seven days before the first resale or trade that is part of the control distribution indicating the selling security holder’s intention to distribute securities and particulars of the proposed trade, including the number and class of securities proposed to be sold and whether the sale will occur privately or on an exchange or market.

In general terms, a “control distribution” is a distribution effected by a “control person”, being (i) a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer and, if a person or company holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or (ii) each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer.

Given the complex and subjective nature of the question of whether a particular holder may be a “control person” under Canadian securities Laws, we make no representation concerning the right of any Fibrek shareholder who may receive Mercer Shares in the Offer to trade in such securities in Canada. We recommend that recipients of Mercer Shares consult their own counsel concerning whether they may freely trade Mercer Shares in Canada in compliance with applicable Canadian securities Laws.

The Offer is being made in compliance with applicable Canadian securities Laws and regulations governing takeover bids.

15.	ACQUISITION OF FIBREK SHARES NOT DEPOSITED

To the extent within our control and subject to applicable Laws, if we take up and pay for Fibrek Shares deposited under the Offer, we intend, at our option, to enter into one or more Second Step Transactions to enable us or one of our wholly-owned subsidiaries to acquire all Fibrek Shares not acquired pursuant to the Offer. The timing and details of any such Second Step Transaction will necessarily depend on a variety of factors, including the number of Fibrek Shares acquired pursuant to the Offer. However, the terms of any such Second Step Transaction will provide that the consideration offered for Fibrek Shares under any Second Step Transaction, including the Offer Consideration options, will be the same as that offered and paid to Fibrek shareholders under the Offer.

The transactions that we may implement following completion of the Offer are summarized in the following paragraphs.

Compulsory Acquisition

If, within 120 days after the date of the Offer, the Offer is accepted by Fibrek shareholders holding not less than 90% of the issued and outstanding Fibrek Shares (calculated on a fully-diluted basis), other than Fibrek Shares held at the date of the Offer by or on behalf of us or our affiliates or associates (as defined in the CBCA), and we acquire such deposited Fibrek Shares, then we will acquire the Fibrek Shares not deposited under the Offer on the same terms as the Fibrek Shares acquired under the Offer pursuant to either the provisions of Section 206 of the CBCA (a “Compulsory Acquisition”) or pursuant to a Subsequent Acquisition Transaction (see below).

To exercise the statutory right of Compulsory Acquisition, we must give an Offerors’ Notice to each Dissenting Offeree and the Director under the CBCA of such proposed acquisition on or before the earlier of 60 days following the termination of the Offer and 180 days following the date of the Offer. Within 20 days after having given the Offerors’ Notice, we must pay or transfer to Fibrek the consideration we would have had to pay or transfer to the Dissenting Offerees if they had elected to accept the Offer, to be held in trust for the Dissenting Offerees. Within 20 days after receipt of the Offerors’ Notice, each Dissenting Offeree must send the certificates evidencing the Fibrek Shares held by such Dissenting Offeree to Fibrek, and must elect either to transfer such Fibrek Shares to us on the terms on which we acquired Fibrek Shares under the Offer or to demand payment of the fair value of the Fibrek Shares by so notifying us. If the Dissenting Offeree fails to notify us within the applicable time period, the Dissenting Offeree will be deemed to have elected to transfer its Fibrek Shares to us on the same terms (including the Offer Consideration) on which we acquired the Fibrek Shares under the Offer. If a Dissenting Offeree has elected to demand payment of the fair value of its Fibrek Shares, we may apply to a court having jurisdiction to hear the application to fix the fair value of the Fibrek Shares of that Dissenting Offeree. If we fail to apply to such court within 20 days after they made the payment or transferred the consideration to Fibrek, the Dissenting Offeree may then apply to the court within a further period of 20 days to have the court fix the fair value. If no such application is made by the Dissenting Offeree or by us within such periods, the Dissenting Offeree will be deemed to have elected to transfer its Fibrek Shares to us on the same terms on which we acquired Fibrek Shares from the Fibrek shareholders who accepted the Offer. Any judicial determination of the fair value of the Fibrek Shares could be more or less than the amount of the Offer Consideration per Fibrek Share paid pursuant to the Offer.

The foregoing is a summary of the material terms of the statutory right of Compulsory Acquisition that may become available to Mercer. The summary is not intended to be complete nor is it a substitute for the more detailed information contained in the provisions of Section 206 of the CBCA. Holders of Fibrek Shares should refer to Section 206 of the CBCA for the full text of the relevant statutory provisions, and those who wish to be better informed about these provisions should consult their legal advisors. The provisions of Section 206 of the CBCA are complex and require strict adherence to notice and timing provisions, failing which such rights may be lost or altered. Holders of Fibrek Shares who wish to be better informed about the provisions of Section 206 of the CBCA should consult their legal advisors.

See Sections 17 and 18 of the Circular, “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” for a general discussion of the material income tax consequences applicable to Fibrek shareholders in the event of a Compulsory Acquisition.

If a holder of Fibrek Shares does not receive the Offerors’ Notice, such holder may, within 90 days after the date of the termination of the Offer, or if such holder did not receive the Offer, within 90 days of the later of the date of termination of the Offer and the date on which such holder learns of the Offer, require us to acquire such holder’s Fibrek Shares on the same terms as the Offer (a “Compelled Acquisition”).

The foregoing is a summary of the material terms of the right of Compelled Acquisition that may be available to a Fibrek shareholder and is not a substitute for the more detailed information contained in the provisions of Section 206.1 of the CBCA. The provisions of Section 206.1 of the CBCA are complex and require strict adherence to notice and timing provisions, failing which such rights may be lost or altered. Fibrek shareholders who wish to be better informed about the provisions of Section 206.1 of the CBCA should consult their legal advisors.

See Sections 17 and 18 of the Circular, “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” for a general discussion of the material income tax consequences applicable to Fibrek shareholders in the event of a Compelled Acquisition.

Subsequent Acquisition Transaction

If we take up and pay for Fibrek Shares validly deposited under the Offer and a Compulsory Acquisition is not available or if we elect not to pursue a Compulsory Acquisition, we currently intend, depending upon the number of Fibrek Shares taken up and paid for under the Offer, to take such action as is necessary or advisable, including causing one or more special meetings of Fibrek shareholders to be called to consider a proposed arrangement, amalgamation, merger, reorganization, consolidation, recapitalization or similar transaction involving Fibrek and/or its subsidiaries and us or one of our wholly-owned subsidiaries which, if successfully completed, will result in us owning, directly or indirectly, all of the Fibrek Shares and/or all of the assets of Fibrek and will provide for consideration per Fibrek Share that is at least equal in value to and is in the same form as the consideration per Fibrek Share offered under the Offer (a “Subsequent Acquisition Transaction”).

Provided that we own at least 66 2/3% of the issued and outstanding Fibrek Shares (calculated on a fully-diluted basis) and sufficient votes are cast by “minority” holders to constitute a majority of the “minority” on a fully-diluted basis pursuant to Regulation 61-101, as discussed below, we should own a sufficient number of Fibrek Shares to effect a Subsequent Acquisition Transaction.

Regulation 61-101 may deem a Subsequent Acquisition Transaction to be a “business combination”. In certain circumstances, the provisions of Regulation 61-101 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is a “business combination” carried out in accordance with Regulation 61-101 or an exemption therefrom, the “related party transaction” provisions therein do not apply to such a transaction. We intend to carry out any such Subsequent Acquisition Transaction in accordance with Regulation 61-101, or any successor provisions, or exemptions therefrom, such that the “related party transaction” provisions of Regulation 61-101 will not apply to such Subsequent Acquisition Transaction.

Regulation 61-101 provides that, unless exempted, a corporation proposing to carry out a business combination is required to prepare a formal valuation of the affected securities (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. In connection therewith, we currently intend to rely on available exemptions (or, if such exemptions are not available, to seek waivers pursuant to Regulation 61-101 exempting Fibrek and us or one or more of our wholly-owned subsidiaries, as appropriate) from the valuation requirements of Regulation 61-101. An exemption is available under Regulation 61-101 for certain business combinations completed within 120 days after the expiry of a formal take-over bid where the consideration under such transaction is at least equal in value to and is in the same form as the consideration that the tendering Fibrek shareholders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents (and which disclosure has been provided herein). We currently intend that the consideration offered under any Subsequent Acquisition Transaction would be equal in value to, and in the same form as, the consideration per Fibrek Share paid to the Fibrek shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Time and, accordingly, we expect to rely on these exemptions or to obtain relief from the relevant valuation requirements of certain other provinces and territories of Canada, as applicable.

Depending on the nature and the terms of the Subsequent Acquisition Transaction, the provisions of the CBCA and Fibrek’s constating documents may require the approval of at least 66 2/3% of the votes cast by holders of the outstanding Fibrek Shares at a meeting duly convened and held for the purpose of approving a Subsequent Acquisition Transaction. Regulation 61-101 would also require that, in addition to any other required securityholder approval, in order to complete a business combination, the approval of a majority of the votes cast by “minority” holders of the Fibrek Shares must be obtained unless an exemption is available or discretionary relief is granted by the applicable Canadian securities regulatory authorities. If, however, following the Offer, we and our affiliates and associates are the registered holders of 90% or more of the Fibrek Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable appraisal right or substantially equivalent right is made available to minority shareholders.

In relation to the Offer and any business combination, the “minority” shareholders will be, unless an exemption is available or discretionary relief is granted by the applicable Canadian securities regulatory authorities, all Fibrek shareholders other than Mercer, any “interested party” (within the meaning of Regulation 61-101), certain “related parties” of Mercer or of any other “interested party” (in each case within the meaning of Regulation 61-101) including any director or senior officer of Mercer or of any of our affiliates or insiders and any “joint actor” (within the meaning of Regulation 61-101) with any of the foregoing persons. Regulation 61-101 also provides that we may treat Fibrek Shares acquired by us under the Offer as “minority” shares and to vote them, or to consider them voted, in favour of such business combination if, among other things: (a) the business combination is completed not later than 120 days after the Expiry Time; (b) the consideration per security in the business combination is at least equal in value to and in the same form as the consideration paid under the Offer; and (c) the Fibrek shareholder who tendered such Fibrek Shares to the Offer was not: (i) a “joint actor” (within the meaning of Regulation 61-101) with us in respect of the Offer; (ii) a direct or indirect party to any “connected transaction” (within the meaning of Regulation 61-101) to the Offer; or (iii) entitled to receive, directly or indirectly, in connection with the Offer, a “collateral benefit” (within the meaning of Regulation 61-101) or consideration per Fibrek Share that is not identical in amount and form to the entitlement of the general body of holders in Canada of Fibrek Shares. We currently intend that the consideration offered for Fibrek Shares under any Subsequent Acquisition Transaction proposed by us would be equal in value to, and in the same form as, the consideration paid to Fibrek shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Time and, accordingly, we intend to cause Fibrek Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by Regulation 61-101, to be counted as part of any minority approval required in connection with any such transaction. We currently do not own any Fibrek Shares and, to our knowledge, after reasonable inquiry, only the votes attached to any Fibrek Shares acquired after the date hereof by us prior to the

Expiry Time, including Fibrek Shares acquired under the Special Warrants (if any), would be required to be excluded in determining whether minority approval for a Subsequent Acquisition Transaction that is a business combination had been obtained for the purposes of Regulation 61-101.

Any such Subsequent Acquisition Transaction may also result in Fibrek shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Fibrek Shares. If the relevant dissent procedures are complied with, this right could lead to a judicial determination of the fair value required to be paid to such dissenting Fibrek shareholders for their Fibrek Shares. The fair value of Fibrek Shares so determined could be more or less than the amount paid per Fibrek Share under the Subsequent Acquisition Transaction or the Offer.

The timing and details of any Second Step Transaction involving Fibrek will necessarily depend on a variety of factors, including the number of Fibrek Shares acquired under the Offer. Although we currently intend to propose a Second Step Transaction on the same terms as the Offer, it is possible that, as a result of the number of Fibrek Shares acquired under the Offer, delays in our ability to effect such a transaction, information hereafter obtained by us, changes in general economic, industry, political, social, regulatory or market conditions or in the business or prospects of Fibrek or its assets, properties, results of operations or condition (financial or otherwise), or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. We expressly reserve the right to propose other means of acquiring, directly or indirectly, all of the outstanding Fibrek Shares in accordance with applicable Laws, including a Second Step Transaction on terms not described in the Circular.

If we are unable to or decide not to effect a Second Step Transaction, or propose a Second Step Transaction but cannot promptly obtain any required approval, we will evaluate other alternatives. Such alternatives could include, to the extent permitted by applicable Laws, purchasing additional Fibrek Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Fibrek, or taking no actions to acquire additional Fibrek Shares. Subject to applicable Laws, any additional purchases of Fibrek Shares could be at a price greater than, equal to, or less than the price to be paid for Fibrek Shares under the Offer and could be for cash, securities and/or other consideration. Alternatively, we may take no action to acquire additional Fibrek Shares, or may even sell or otherwise dispose of any or all Fibrek Shares acquired under the Offer, on terms and at prices then determined by us, which may vary from the price paid for Fibrek Shares under the Offer. See Section 12 of the Offer to Purchase, “Market Purchases”.

The tax consequences to a Fibrek shareholder of a Second Step Transaction may differ significantly from the tax consequences to such Fibrek shareholder of accepting the Offer. See Sections 17 and 18 of the Circular, “Material Canadian Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Considerations” for a general discussion of the material income tax consequences applicable to Fibrek shareholders in the event of a Second Step Transaction. Fibrek shareholders should consult their tax advisors for advice with respect to the tax consequences of a Second Step Transaction having regard to their own particular circumstances. Further, Fibrek shareholders should consult their legal advisors for a determination of their legal rights with respect to a Second Step Transaction if and when proposed.

Judicial Developments

Certain judicial decisions may be considered relevant to any business combination that may be proposed or effected subsequent to the expiry of the Offer. Canadian courts have, in a few instances, granted preliminary injunctions to prohibit transactions involving business combinations. The current trend in both legislation and Canadian jurisprudence is toward permitting business combinations to proceed, subject to evidence of procedural and substantive fairness in the treatment of minority shareholders.

Fibrek shareholders should consult their legal advisors for a determination of their legal rights with respect to any transaction that may constitute a business combination.

16.	PREVIOUS DISTRIBUTIONS AND PURCHASES OF FIBREK SHARES

During the twelve-month period preceding the Offer, Fibrek has not repurchased or issued or sold any Fibrek Shares, excluding Fibrek Shares repurchased or issued or sold pursuant to the exercise of convertible securities of Fibrek, options issued under the Fibrek SOP, warrants or employees share options, except for the following redemptions by Fibrek of its Debentures:

Date of Redemption	Redemption Price(1)		Aggregate Redemption Price(2)
February 28, 2011	C$	1,011.12	C$	25,874,000
June 28, 2011	C$	1,034.14	C$	25,875,000

(1)	Price per C$1,000 principal amount of Debentures.
(2)	These amounts do not include the accrued and unpaid interest up to but excluding the redemption date.

17.	MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a general summary of the principal Canadian federal income tax considerations under the Canadian Tax Act, as of the date hereof, generally applicable to a Fibrek shareholder in respect of the sale of Fibrek Shares pursuant to the Offer or otherwise pursuant to certain transactions described under Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited” and in respect of the holding and disposition of Mercer Shares.

This summary is based on the provisions of the Canadian Tax Act in force on the date hereof and our understanding of the current published administrative and assessing policies and practices of the CRA. This summary takes into account all specific proposals to amend the Canadian Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all such Proposed Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary does not otherwise take into account or anticipate any changes in Laws, whether by judicial, governmental or legislative decision, action or interpretation, nor does it address provincial, territorial or foreign income tax legislation or considerations. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Fibrek shareholder to whom the Offer is made.

This summary is not applicable to a Fibrek shareholder (a) that is a “financial institution” or a “specified financial institution” as defined in the Canadian Tax Act; (b) an interest in which would be a “tax shelter investment” as defined in the Canadian Tax Act; (c) that is an “authorized foreign bank” within the meaning of the Canadian Tax Act; (d) that is an insurer that carries on an insurance business in Canada and elsewhere; or (e) that is a corporation that has elected in the prescribed form and manner and has otherwise met the requirements to use functional currency tax reporting as set out in the Canadian Tax Act. In addition, this summary is not applicable to a Fibrek shareholder that acquired Fibrek Shares on the exercise of an employee stock option. Accordingly, Fibrek shareholders should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax Laws of any country, province, state or local tax authority.

For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Fibrek Shares and Mercer Shares, must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition. Amounts denominated in U.S. dollars must be converted into Canadian dollars based on the Bank of Canada Noon Rate on the relevant day or, if there is no such rate quoted for the particular day, the closest preceding day for which such a rate is quoted or, in certain cases, another rate of exchange that is acceptable to the Minister of Revenue.

Fibrek Shareholders Resident in Canada

The following portion of the summary is generally applicable to a Fibrek shareholder who, at all relevant times, for the purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is, or is deemed to be, resident in Canada, deals at arm’s length with and is not affiliated for the purposes of the Canadian Tax Act with Fibrek or us and holds Fibrek Shares and will hold Mercer Shares as capital property (a “Resident Shareholder”). Fibrek Shares and Mercer Shares generally will be considered capital property to a Resident Shareholder unless the Resident Shareholder holds such shares in the course of carrying on a business, or the Resident Shareholder has acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Resident Shareholders whose Fibrek Shares or Mercer Shares might not otherwise qualify as capital property may be eligible to make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have those shares and every other “Canadian security” (as defined in the Canadian Tax Act) owned by such Resident Shareholder deemed to be capital property in the taxation year of the election and all subsequent taxation years.

This summary does not apply to a Resident Shareholder in respect of whom Mercer is, or will be, a foreign affiliate within the meaning of the Canadian Tax Act.

Disposition of Fibrek Shares Pursuant to the Offer and Holding and Disposition of Mercer Shares

A Resident Shareholder who disposes of Fibrek Shares to us under the Offer will generally be considered to have disposed of the Fibrek Shares for proceeds of disposition equal to the aggregate fair market value of any cash and Mercer Shares received on such disposition. As a result, the Resident Shareholder will generally realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Fibrek Shares to the Resident Shareholder.

The adjusted cost base to a Resident Shareholder of Mercer Shares acquired pursuant to the Offer will be equal to the fair market value of Mercer Shares received pursuant to the Offer, and, generally, will be averaged with the adjusted cost base of any other Mercer Shares held at that time by the Resident Shareholder as capital property for the purposes of determining the Resident Shareholder’s adjusted cost base of such Mercer Shares.

A disposition or deemed disposition of Mercer Shares by a Resident Shareholder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of the disposition, exceed (or are less than) the adjusted cost base to the holder of the Mercer Shares immediately before the disposition. See the discussion above pertaining to the disposition and adjusted cost base of Fibrek Shares. The Resident Shareholder may be entitled to claim a foreign tax credit or deduction in respect of any U.S. tax payable by the Resident Shareholder on any gain realized on such disposition or deemed disposition under the Canadian Tax Act.

Generally, a Resident Shareholder is required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income, and, subject to and in accordance with the provisions of the Canadian Tax Act, one-half of the amount of any capital loss (an “allowable capital loss”) will be required to be deducted against taxable capital gains realized in the taxation year of disposition. Allowable capital losses not deducted in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Canadian Tax Act.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Canadian Tax Act.

In general, a capital loss otherwise arising upon the disposition of a Fibrek Share by a Resident Shareholder that is a corporation may be reduced by dividends previously received or deemed to have been received thereon to the extent and under the circumstances prescribed in the Canadian Tax Act. Similar rules may apply where the corporation is a member of a partnership or a beneficiary of a trust that owns Fibrek Shares or where a partnership or trust of which a corporation is a member or a beneficiary is a member of a partnership or a beneficiary of a trust that owns Fibrek Shares. Resident Shareholders to whom these rules may be relevant should consult their own tax advisors.

A Resident Shareholder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income, including interest and taxable capital gains.

A Resident Shareholder of Mercer Shares will be required to include in computing its income for a taxation year the amount of any dividends received on Mercer Shares. Dividends received on Mercer Shares by a Resident Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act normally applicable to taxable dividends received from taxable Canadian corporations. A Resident Shareholder that is a corporation will include such dividends in computing income and will not be entitled to deduct the amount of such dividends in computing its taxable income. A Resident Shareholder that is throughout the year a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on such dividends. Any U.S. non-resident withholding tax on such dividends may give rise to a Resident Shareholder’s entitlement to claim a foreign tax credit or deduction in respect of such U.S. tax where applicable under the Canadian Tax Act.

Disposition of Fibrek Shares Pursuant to a Compulsory Acquisition

As described under Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited”, we may, in certain circumstances, acquire Fibrek Shares pursuant to Section 206 of the CBCA. A Resident Shareholder who disposes of his, her or its Fibrek Shares in such circumstances generally will realize a capital gain (or a capital loss) calculated in the manner, and subject to the treatment, described above under “Fibrek Shareholders Resident in Canada – Disposition of Fibrek Shares Pursuant to the Offer and Holding and Disposition of Mercer Shares”.

A Resident Shareholder who dissents in a Compulsory Acquisition and is entitled to receive from us the fair market value of its Fibrek Shares will be considered to have disposed of the Fibrek Shares for proceeds of disposition equal to the amount fixed as such by the courts (not including the amount of any interest awarded by the Tax Court). As a result, such dissenting Resident Shareholder will realize a capital gain (or a capital loss) generally calculated in the same manner and with the tax consequences as described above under “Fibrek Shareholders Resident in Canada – Disposition of Fibrek Shares Pursuant to the Offer and Holding and Disposition of Mercer Shares”.

Any interest awarded to a dissenting Resident Shareholder by the Tax Court is required to be included in computing such Resident Shareholder’s income for the purposes of the Canadian Tax Act.

Disposition of Fibrek Shares Pursuant to a Subsequent Acquisition Transaction

If the Compulsory Acquisition provisions are not utilized, we may propose other means of acquiring the remaining issued and outstanding Fibrek Shares as described under Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited”. Such means include an amalgamation, statutory arrangement, consolidation, capital reorganization or other transaction. The tax treatment of a Subsequent Acquisition Transaction to a Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and may be materially different from those described above. Resident Shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of having their Fibrek Shares acquired pursuant to a Subsequent Acquisition Transaction.

By way of example, a Subsequent Acquisition Transaction could be implemented by means of an amalgamation of Fibrek with Mercer Acquisition pursuant to which Resident Shareholders who have not deposited their Fibrek Shares under the Offer would have their Fibrek Shares exchanged on the amalgamation for redeemable preference shares (“Redeemable Fibrek Shares”) which would then be immediately redeemed. Generally, in those circumstances a Resident Shareholder would not realize a capital gain or capital loss as a result of such exchange, and the cost of the Redeemable Fibrek Shares received would be equal to the aggregate of the adjusted cost base of the Fibrek Shares to the Resident Shareholder immediately before the amalgamation. Upon the redemption of Redeemable Fibrek Shares, the Resident Shareholder would be deemed to have received a dividend (subject to the potential application of subsection 55(2) of the Canadian Tax Act to Resident Shareholders that are corporations as discussed below) equal to the amount, if any, by which the redemption price of the Redeemable Fibrek Shares (generally equal to the aggregate fair market value of any cash and Mercer Shares received on such redemption) exceeds their paid-up capital for the purposes of the Canadian Tax Act. The difference between the redemption price and the amount of the deemed dividend would be treated as proceeds of disposition of such Redeemable Fibrek Shares for the purposes of computing any capital gain or capital loss arising on the disposition of such Redeemable Fibrek Shares.

Subsection 55(2) of the Canadian Tax Act provides that where a Resident Shareholder that is a corporation is deemed to receive a dividend under the circumstances described above, all or part of the deemed dividend may be treated as proceeds of disposition of the Redeemable Fibrek Shares for the purpose of computing the Resident Shareholder’s capital gain on the disposition of such shares. Accordingly, Resident Shareholders that are corporations should consult their own tax advisors for specific advice with respect to the potential application of this provision. Subject to the potential application of this provision, dividends deemed to be received by a Resident Shareholder that is a corporation as a result of the redemption of the Redeemable Fibrek Shares will be included in computing its income, but normally will also be deductible in computing its taxable income.

A Resident Shareholder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Canadian Tax Act) may be liable to pay the 33 1/3% refundable tax under Part IV of the Canadian Tax Act on dividends deemed to be received on the Redeemable Fibrek Shares to the extent that such dividends are deductible in computing such corporation’s taxable income.

In the case of a Resident Shareholder who is an individual (including a trust), dividends deemed to be received as a result of the redemption of the Redeemable Fibrek Shares will be included in computing the recipient’s income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a taxable Canadian corporation. A dividend will be eligible for an enhanced gross-up and dividend tax credit if the recipient receives written notice from the issuer of the Redeemable Fibrek Shares designating the dividend as an “eligible dividend” within the meaning of the Canadian Tax Act. There can be no assurance that any deemed dividend will be designated to be an eligible dividend.

Under the current administrative practice of the CRA, Resident Shareholders who exercise their statutory right of dissent in respect of an amalgamation should be considered to have disposed of their Fibrek Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Resident Shareholder therefor, other than interest awarded by the Tax Court. However, because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting Resident Shareholder will be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting Resident Shareholders should consult their own tax advisors in this regard. Any interest awarded to the Resident Shareholder by the Tax Court will be included in computing the Resident Shareholder’s income for the purposes of the Canadian Tax Act.

As an alternative to the amalgamation described herein, we may propose a Subsequent Acquisition Transaction to be effected by statutory arrangement, consolidation, capital reorganization or other transaction, the tax consequences of which may differ from those arising on the sale of Fibrek Shares under the Offer, a Compulsory Acquisition, or an amalgamation and will depend on the particular form and circumstances of such alternative transaction. No view is expressed herein as to the tax consequences of any such transaction to a Resident Shareholder.

Foreign Property Information Reporting

A Resident Shareholder that is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property” (as such terms are defined in the Canadian Tax Act), including Mercer Shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return for the year or period disclosing prescribed information. With some exceptions, a Resident Shareholder will generally be a specified Canadian entity. Resident Shareholders should consult their own tax advisors in this respect.

Qualified Investments

As described under Section 13 of the Circular, “Effect of the Offer on the Market for Fibrek Shares; Stock Exchange Listing and Public Disclosure”, the Fibrek Shares may cease to be listed on the TSX following the completion of the Offer. Resident Shareholders are cautioned that the Fibrek Shares may cease to be qualified investments for registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, deferred profit sharing plans and tax-free savings accounts if the Fibrek Shares are no longer listed on a designated stock exchange (which currently includes TSX) for purposes of the Canadian Tax Act. Resident Shareholders should consult their own tax advisors with respect to the income tax consequences to them of the Fibrek Shares ceasing to be listed on a designated stock exchange.

Provided Mercer Shares are listed on a prescribed stock exchange (which includes TSX and the NASDAQ), Mercer Shares will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered education savings plan, registered retirement income funds, deferred profit sharing plans, registered education earnings plan and tax free savings account; however, the holder of a tax free saving account or annuitant of a registered retirement savings plan or registered retirement income fund that holds Mercer Shares will be subject to a penalty tax if such Mercer Shares are a “prohibited investment” for the purposes of the Tax Act. The Mercer Shares will generally be a prohibited investment if the holder or annuitant, as applicable, does not deal at arm’s length with us for the purposes of the Tax Act or has a significant interest (within the meaning of the Tax Act) in Mercer or a corporation, partnership or trust with which Mercer does not deal at arm’s length for the purposes of the Tax Act.

Fibrek Shareholders not Resident in Canada

The following portion of the summary is generally applicable to a Fibrek shareholder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada, deals at arm’s length with and is not affiliated with Fibrek or us, holds the Fibrek Shares as capital property and does not use or hold, and is not deemed to use or hold, Fibrek Shares in connection with carrying on a business or part of a business in Canada (a “Non-Resident Shareholder”).

Disposition of Fibrek Shares Pursuant to the Offer or a Compulsory Acquisition

A Non-Resident Shareholder will generally not be subject to tax under the Canadian Tax Act on any capital gain realized on the disposition of Fibrek Shares pursuant to the Offer, a Compulsory Acquisition or the exercise of dissent rights under a Compulsory Acquisition unless the Fibrek Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) to the Non-Resident Shareholder at the time of disposition and do not constitute “treaty-protected property”.

Generally, a Fibrek Share that is listed on a designated stock exchange (as defined in the Canadian Tax Act and which currently includes TSX) will not constitute “taxable Canadian property” to a Non-Resident Shareholder at a particular time, unless at any time during the 60-month period immediately preceding the particular time (a) the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder does not deal at arm’s length, or the Non-Resident Shareholder together with such persons owned 25% or more of the issued shares of any class or series of Fibrek and (b) more than 50% of the fair market value of the Fibrek Shares was derived directly or indirectly from real or immovable property situated in Canada, Canadian resource properties (as defined in the Canadian Tax Act), timber resource properties (as defined in the Canadian Tax Act), and options in respect of, or interests in, or for civil Law purposes, rights in, any such properties, whether or not the property exists. Notwithstanding the foregoing, a Fibrek Share may otherwise be deemed to be taxable Canadian property to a Non-Resident Shareholder for purposes of the Canadian Tax Act.

Even if the Fibrek Shares are considered to be taxable Canadian property to a Non-Resident Shareholder, a taxable capital gain resulting from the disposition of the Fibrek Shares will not be included in computing the Non-Resident Shareholder’s income for purposes of the Canadian Tax Act if the Fibrek Shares constitute “treaty-protected property”. Fibrek Shares owned by a Non-Resident Shareholder will generally be “treaty-protected property” if the gain from the disposition of such property would, because of an applicable income tax treaty, be exempt from tax under Part I of the Canadian Tax Act. Non-Resident Shareholders whose Fibrek Shares may constitute taxable Canadian property should consult their own tax advisors regarding the availability of any relief under any applicable income tax treaty in their circumstances.

In the event that Fibrek Shares constitute taxable Canadian property but not treaty-protected property to a particular Non-Resident Shareholder, the tax consequences as described above under “Fibrek Shareholders Resident in Canada – Disposition of Fibrek Shares Pursuant to the Offer and Holding and Disposition of Mercer Shares”, and “Fibrek Shareholders Resident in Canada – Disposition of Fibrek Shares Pursuant to a Compulsory Acquisition” will generally apply. A Non-Resident Shareholder who disposes of taxable Canadian property should consult its own tax advisors regarding any resulting Canadian reporting requirements.

Any interest awarded by the Tax Court and paid or credited to a dissenting Non-Resident Shareholder will generally not be subject to Canadian withholding tax provided such interest is not “participating debt interest” as defined in the Canadian Tax Act.

Disposition of Fibrek Shares Pursuant to a Subsequent Acquisition Transaction

As described under Section 15 of the Circular, “Acquisition of Fibrek Shares not Deposited – Subsequent Acquisition Transaction”, we reserve the right to use all reasonable efforts to acquire the balance of Fibrek Shares not acquired pursuant to the Offer or by Compulsory Acquisition. A Subsequent Acquisition Transaction may be effected by an amalgamation, statutory plan of arrangement, consolidation, capital reorganization or other transaction. The Canadian federal income tax consequences of a Subsequent Acquisition Transaction to a Non-Resident Shareholder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and may be substantially the same as, or materially different from, those described above. See “Delisting of Fibrek Shares Following Completion of the Offer” below in the case where Fibrek Shares are delisted prior to a Subsequent Acquisition Transaction.

A Non-Resident Shareholder may realize a capital gain (or a capital loss) and/or a deemed dividend on the disposition of Fibrek Shares pursuant to a Subsequent Acquisition Transaction in the manner described above under “Fibrek Shareholders Resident in Canada – Disposition of Fibrek Shares Pursuant to a Subsequent Acquisition Transaction”. Capital gains and capital losses realized by a Non-Resident Shareholder in connection with a Subsequent Acquisition Transaction will be subject to taxation in the manner described above under “Fibrek Shareholders not Resident in Canada – Disposition of Fibrek Shares Pursuant to the Offer or a Compulsory Acquisition”. Dividends paid or deemed to be paid to a Non-Resident Shareholder will be subject to Canadian withholding tax at the rate of 25%, subject to reduction pursuant to the provisions of an applicable income tax treaty. Non-Resident Shareholders should consult their own tax advisors regarding the availability of any relief under any applicable income tax treaty in their circumstances.

Any interest paid or credited to a Non-Resident Shareholder exercising its right to dissent in respect of a Subsequent Acquisition Transaction will generally not be subject to Canadian withholding tax provided such interest is not “participating debt interest” as defined in the Canadian Tax Act.

Delisting of Fibrek Shares Following Completion of the Offer

As described under Section 13 of the Circular, “Effect of the Offer on the Market for Fibrek Shares; Stock Exchange Listing and Public Disclosure”, the Fibrek Shares may cease to be listed on the TSX following the completion of the Offer and may not be listed on any such exchange at the time of their disposition pursuant to a Second Step Transaction. Generally, a Fibrek Share that is not listed on a designated stock exchange will not constitute “taxable Canadian property” to a Non-Resident Shareholder at a particular time, unless at any time during the 60-month period immediately preceding the particular time, more than 50% of the fair market value of the Fibrek Shares were derived directly or indirectly (otherwise than through a corporation, partnership or trust the shares or interests in which were not themselves taxable Canadian property at the relevant time) from real or immovable property situated in Canada, Canadian resource properties (as defined in the Canadian Tax Act), timber resource properties (as defined in the Canadian Tax Act), and options in respect of, or interests in, or for civil Law purposes, rights in, any such properties, whether or not the property exists. Notwithstanding the foregoing, a Fibrek Share may otherwise be deemed to be taxable Canadian property to a Non-Resident Shareholder for purposes of the Canadian Tax Act. A Non-Resident Shareholder who disposes of “taxable Canadian property” may be subject to tax under the Canadian Tax Act in respect of any capital gain realized on such disposition, unless such gain is exempt from tax in Canada under an applicable income tax treaty, and to certain notification and withholding rules contained in the Canadian Tax Act. Non-Resident Shareholders whose Fibrek Shares constitute taxable Canadian property should consult with their own tax advisors regarding any resulting Canadian reporting requirements and with respect to the potential income tax consequences to them of not disposing of their Fibrek Shares pursuant to the Offer.

18.	MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax considerations generally applicable to holders of Fibrek Shares with respect to the disposition of Fibrek Shares pursuant to the Offer or in certain other transactions described in this Circular under the heading “Acquisition of Fibrek Shares Not Deposited”, and the ownership and disposition of Mercer Shares received pursuant to the Offer, but does not purport to be a complete analysis of all the potential tax considerations. It addresses only holders that hold Fibrek Shares and Mercer Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances nor does it deal with holders that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, mutual funds, insurance companies, tax-exempt entities, qualified retirement plans or other tax-deferred accounts, holders that own or have owned more than 5% of any class of Fibrek or Mercer stock by vote or value (whether such stock is or was actually or constructively owned), regulated investment companies, real estate investment trusts, common trust funds, holders subject to the alternative minimum tax, corporations that accumulate earnings to avoid U.S. federal income tax, persons holding Fibrek Shares or Mercer Shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. persons that have a “functional currency” other than the U.S. dollar, U.S. expatriates and former long-term residents of the U.S., and persons that acquired Fibrek Shares or Mercer Shares in a compensatory transaction. This summary does not address the tax consequences to holders of stock options issued under the Fibrek SOP. In addition, this summary does not address holders classified as partnerships for U.S. federal income tax purposes or investors in such partnerships, and does not address tax considerations arising under the Laws of any state, local or non-U.S. jurisdiction or U.S. federal tax considerations (e.g., estate or gift tax) other than those pertaining to the income tax.

This summary assumes Fibrek is not a “passive foreign investment company” as that term is defined in the Code. If Fibrek were a passive foreign investment company, the U.S. federal income tax considerations summarized herein could be materially and adversely different.

The following is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be sought from the IRS regarding any tax considerations discussed in this summary. Consequently, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those summarized below.

As used herein, the term “U.S. Holder” means a beneficial owner of Fibrek Shares or Mercer Shares that is: (i) a citizen or individual resident of the U.S. for U.S. federal income tax purposes; (ii) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) created or organized in or under the Laws of the U.S., any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (B) it has properly elected under applicable Treasury Regulations to continue to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner of Fibrek Shares or Mercer Shares that is not a U.S. Holder.

If a partnership (or other entity classified as a partnership for U.S. federal tax purposes) holds Fibrek Shares or Mercer Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Entities that are treated as partnerships and partners in such entities holding Fibrek Shares or Mercer Shares should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to them with respect to the disposition of Fibrek Shares pursuant to the Offer or in transactions described in Section 15 of the Circular, “Acquisition of Fibrek Shares Not Deposited”, and the ownership and disposition of Mercer Shares received pursuant to the Offer.

This summary is for general information purposes only and is not tax advice for any particular holder of Fibrek Shares or Mercer Shares. Each holder of Fibrek Shares should consult its tax advisor concerning the U.S. federal income tax consequences of disposing of Fibrek Shares or of owning and disposing of Mercer Shares received pursuant to the Offer in light of its particular situation, as well as any consequences arising under the U.S. federal estate or gift tax laws or the tax laws of any applicable state, local or non-U.S. jurisdiction.

U.S. Holders

Disposition of Fibrek Shares and Receipt of Cash and Mercer Shares Pursuant to the Offer

A U.S. Holder that disposes of Fibrek Shares pursuant to the Offer generally will recognize capital gain (or loss) equal to the amount by which: (i) the sum of the Canadian dollars and the fair market value of Mercer Shares received pursuant to the Offer exceeds (or is less than) (ii) the U.S. Holder’s adjusted tax basis in the Fibrek Shares disposed of in the Offer. Gain or loss must be determined separately for each block of Fibrek Shares (i.e., Fibrek Shares acquired at the same cost in a single transaction) disposed of pursuant to the Offer. Capital gain of a non-corporate U.S. Holder derived with respect to a disposition of Fibrek Shares in which the U.S. Holder has a holding period exceeding one year generally will be subject to a maximum U.S. federal income tax rate of 15% (whereas capital gain derived with respect to a disposition of Fibrek Shares in which the U.S. Holder has a holding period of one year or less generally will be subject to U.S. federal income tax rates applicable to ordinary income). The deductibility of capital loss is subject to limitations. U.S. Holders are urged to consult their tax advisors regarding such limitations.

If a U.S. Holder using the cash method of accounting receives Canadian dollars pursuant to the Offer, the amount realized for purposes of determining capital gain or loss generally will equal the U.S. dollar value of the Canadian dollars received determined at the spot rate of exchange, likely on the date on which the U.S. Holder receives such payment, although possibly on the date such U.S. Holder’s Fibrek Shares are taken up by us. If a U.S. Holder using the accrual method of accounting receives Canadian dollars pursuant to the Offer, the amount realized for purposes of determining capital gain or loss generally will equal the U.S. dollar value of the Canadian dollars to which such U.S. Holder becomes entitled, determined at the spot rate of exchange, likely on the date such U.S. Holder’s Fibrek Shares are taken up by us unless the U.S. Holder is eligible for and makes an election to be treated like a cash method U.S. Holder (any such election must be applied consistently and cannot be changed without the consent of the IRS). Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date a U.S. Holder determines its amount realized to the date such Canadian dollars are actually converted into U.S. dollars will be treated as ordinary income or loss.

A U.S. Holder’s tax basis in Mercer Shares received pursuant to the Offer will equal the fair market value of such Mercer Shares on the date such U.S. Holder’s Fibrek Shares are taken up by us, but in the case of a U.S. Holder using the cash method of accounting may equal the fair market value of such Mercer Shares on the date such holder actually receives such stock. A U.S. Holder’s holding period with respect to such Mercer Shares will begin on the day after such date referred to in the previous sentence.

Acquisition of Fibrek Shares not Deposited

Compulsory Acquisition or Compelled Acquisition of Fibrek Shares. The U.S. federal income tax consequences applicable to a U.S. Holder that disposes of Fibrek Shares in a Compulsory Acquisition or a Compelled Acquisition, as described in this Circular, generally will be as described under “Disposition of Fibrek Shares and Receipt of Cash and Mercer Shares Pursuant to the Offer” above.

U.S. Holders that Demand Payment of the Fair Value of their Fibrek Shares Disposed of in a Compulsory Acquisition. Although there is no authority directly on point, a U.S. Holder that elects to demand payment of the fair value of its Fibrek Shares disposed of in a Compulsory Acquisition will likely recognize capital gain (or loss) at the time of the Compulsory Acquisition (even if the fair value of the Fibrek Shares has not yet been judicially determined at such time), equal to the amount by which: (i) the amount realized by the U.S. Holder exceeds (or is less than) (ii) the U.S. Holder’s adjusted tax basis in the Fibrek Shares. For this purpose, although there is no authority directly on point, the amount realized generally should equal the sum of the U.S. dollar equivalent amounts, determined at the spot Canadian dollar/U.S. dollar rate, of the trading value for the Fibrek Shares on the settlement date of the Compulsory Acquisition. In such event, capital gain or loss also may be recognized by the U.S. Holder at the time the actual fair value payment is determined, to the extent that such payment exceeds, or is exceeded by, the amount previously realized. In addition, a portion of the actual payment received may instead be characterized as interest income, in which case the U.S. dollar value of the Canadian dollar amount of such portion generally should be included in ordinary income in accordance with the U.S. Holder’s method of accounting. U.S. Holders that elect to demand payment of the fair value of their Fibrek Shares disposed of in a Compulsory Acquisition should consult their own tax advisors as to the tax consequences applicable to them in their particular circumstances.

Subsequent Acquisition Transaction. If the statutory right of Compulsory Acquisition is not available for any reason, or we determine not to exercise such right, we intend to effect a Subsequent Acquisition Transaction, as described in Section 15 of this Circular, “Acquisition of Fibrek Shares Not Deposited”. Depending on the structure ultimately implemented, the U.S. federal income tax considerations generally applicable to a U.S. Holder that disposes of Fibrek Shares in a Subsequent Acquisition Transaction may be substantially similar to, or materially different from, the considerations described above. U.S. Holders that dispose of Fibrek Shares pursuant to a Subsequent Acquisition Transaction should consult their own tax advisors as to the tax consequences applicable to them in their particular circumstances.

Amounts Subject to Canadian Tax. A U.S. Holder that pays (directly or through withholding) Canadian income taxes, as described in Section 17 of the Circular, “Material Canadian Federal Income Tax Considerations – Fibrek Shareholders not Resident in Canada” above, may be eligible to claim a U.S. federal income tax deduction or credit for such Canadian taxes. If a U.S. Holder elects to claim a foreign tax credit, rather than a deduction, in a particular taxable year, such election will apply to all foreign taxes paid by the U.S. Holder in that taxable year. Gain or loss, if any, realized by a U.S. Holder upon the disposition of Fibrek Shares will generally give rise to U.S. source income for U.S. foreign tax credit limitation purposes. The rules governing the foreign tax credit are complex and the availability of the credit is subject to limitations. U.S. Holders should consult their own tax advisors as to the availability of the foreign tax credit in their particular circumstances.

Dividends on Mercer Shares

Mercer has not declared or made cash distributions with respect to Mercer Shares and it is unlikely Mercer will declare or make cash distributions on Mercer Shares in the foreseeable future. If Mercer does make distributions with respect to Mercer Shares received by a U.S. Holder pursuant to the Offer, the distributions generally will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the taxable year in which the distribution occurs. To the extent the distributions exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Mercer Shares, and thereafter as gain from the sale or exchange of such Mercer Shares. Eligible dividends received by a non-corporate U.S. Holder in taxable years beginning on or before December 31, 2012, will be subject to U.S. federal income tax at the special reduced rate generally applicable to long-term capital gain. A U.S. Holder generally will be eligible for this reduced rate only if the U.S. Holder has held the Mercer Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Corporate U.S. Holders generally will be entitled to claim the dividends received deduction with respect to dividends paid on Mercer Shares, subject to applicable restrictions.

Sale or Other Taxable Disposition of Mercer Shares

Upon the sale or other taxable disposition of Mercer Shares received pursuant to the Offer, a U.S. Holder generally will recognize capital gain (or loss) equal to the amount by which: (i) the amount realized by the U.S. Holder exceeds (or is less than) (ii) the U.S. Holder’s adjusted tax basis in the Mercer Shares sold or disposed of. Capital gain of a non-corporate U.S. Holder derived with respect to a sale or other taxable disposition of Mercer Shares in which the U.S. Holder has a holding period exceeding one year generally will be subject to a maximum U.S. federal income tax rate of 15% for taxable years beginning on or before December 31, 2012 (whereas capital gain derived with respect to a sale or other taxable disposition of Mercer Shares in which the U.S. Holder has a holding period of one year or less generally will be subject to U.S. federal income tax rates applicable to ordinary income). The deductibility of capital loss is subject to limitations. U.S. Holders are urged to consult their tax advisors regarding such limitations.

Additional Medicare Tax on Passive Income

For taxable years beginning after December 31, 2012, certain U.S. Holders who are individuals, estates or trusts will be subject to a Medicare contribution tax of 3.8% tax on, among other things, dividends and capital gains from the sale or other taxable disposition of Mercer Shares.

Non-U.S. Holders

Disposition of Fibrek Shares Pursuant to the Offer and Acquisition of Fibrek Shares not Deposited

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the disposition of Fibrek Shares pursuant to the Offer or in a Second Step Transaction, provided that: (i) the gain is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the U.S.; and (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year of the disposition.

Dividends on Mercer Shares

Dividends paid to a Non-U.S. Holder of Mercer Shares received pursuant to the Offer generally will be subject to withholding tax (currently imposed at a rate of 30%) subject to reduction: (i) by an applicable U.S. income tax treaty, if the Non-U.S. Holder provides an IRS Form W-8BEN (or appropriate substitute form) certifying that it is entitled to such treaty benefits; or (ii) upon the receipt of an IRS Form W-8ECI (or appropriate substitute form) from the Non-U.S. Holder claiming that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S.

Sale or Other Disposition of Mercer Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale or disposition of Mercer Shares received pursuant to the Offer, provided that: (i) the gain is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the U.S.; and (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year of the sale or disposition.

Income Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the U.S. and: (i) gain realized on the disposition of Fibrek Shares pursuant to the Offer or in a Second Step Transaction; (ii) a dividend on Mercer Shares received pursuant to the Offer; or (iii) gain realized on the sale or other disposition of Mercer Shares received pursuant to the Offer is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax on such effectively connected income on a net income basis in the same manner as if such Non-U.S. Holder were a U.S. Holder, unless such Non-U.S. Holder is exempt from or entitled to a reduced rate of tax by an applicable U.S. income tax treaty. In addition, if the Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax (currently imposed at a rate of 30%), unless such Non-U.S. Holder is exempt from, or entitled to a reduction in, branch profits tax under an applicable U.S. income tax treaty.

Information Reporting and Backup Withholding Tax

If certain information reporting requirements are not satisfied, a holder may be subject to backup withholding tax (currently imposed at a rate of 28% and scheduled to increase to 31% as of January 1, 2013) on: (i) proceeds received on the disposition of Fibrek Shares pursuant to the Offer or in a Second Step Transaction; (ii) dividends paid on Mercer Shares received pursuant to the Offer; or (iii) proceeds received on the sale or other disposition of Mercer Shares received pursuant to the Offer. Backup withholding tax is not an additional tax. A holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability and, if backup withholding results in an overpayment of U.S. federal income tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner. Information reporting may apply with respect to payments of disposition proceeds and dividends even if backup withholding does not apply. Holders should consult their own tax advisors as to the information reporting and backup withholding tax rules.

THE PRECEDING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS OF FIBREK SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES WITH RESPECT TO THE DISPOSITION OF FIBREK SHARES PURSUANT TO THE OFFER OR IN OTHER TRANSACTIONS DESCRIBED IN SECTION 15 OF THE CIRCULAR, “ACQUISITION OF FIBREK SHARES NOT DEPOSITED” AND THE OWNERSHIP OR DISPOSITION OF MERCER SHARES RECEIVED PURSUANT TO THE OFFER.

19.	COMPARISON OF SHAREHOLDER RIGHTS

Upon completion of the Offer and any Second Step Transaction, Fibrek shareholders may become shareholders of Mercer, rather than shareholders of Fibrek. Since Mercer is a Washington corporation, the rights of the shareholders of Mercer are governed by the applicable Laws of the State of Washington, including the WBCA, and by our certificate of incorporation and by-laws. Since Fibrek was incorporated under the CBCA, the rights of shareholders of Fibrek are governed by the CBCA and by Fibrek’s articles of incorporation and by-laws.

Although the rights and privileges of shareholders of a Washington corporation are, in many instances, comparable to those of shareholders of a corporation governed by the CBCA, there are several differences. Appendix A, “Comparison of Shareholder Rights”, sets forth a summary of the material differences in the rights of holders of Fibrek Shares and Mercer Shares. These differences arise from the differences between Washington Laws and the CBCA and between Fibrek’s by-laws, on the one hand, and the certificate of incorporation and by-laws of Mercer, on the other hand. Such summary is not intended to be complete and is qualified in its entirety by reference to Washington Laws, the CBCA and the governing corporate instruments of Fibrek and Mercer.

20.	INFORMATION REGARDING FIBREK

Certain financial information concerning Fibrek, including the annual financial statements of Fibrek for the year ended December 31, 2011, together with the notes thereto and the management’s discussion and analysis for the same period, is included herein at Appendix C, “Financial Information Regarding Fibrek Inc.”

The following table sets forth information regarding the beneficial ownership of Fibrek Shares as of February 28, 2012 by each Fibrek shareholder known by us to own more than five percent (5%) of Fibrek Shares other than as set forth under “Share Ownership of Directors and Executive Officers of Fibrek” below. Such information is based solely upon publicly filed insider reports as well as statements made in other public filings.

Name and Address of Owner	Number of Shares Owned	Percent of Outstanding Shares
Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, ON, M5J 2N7	33,628,301	25.9	%(1)

Name and Address of Owner	Number of Shares Owned	Percent of Outstanding Shares
Dalal Street, LLC 1220 Roosevelt St, Suite 200 Irvine, CA, 92620	14,563,534	11.2	%(1)
Oakmont Capital Inc. 45 St. Clair Avenue West, Suite 400 Toronto, ON M4V 1K9	11,310,987	8.7	%(1)

(1)	Based on a total of 130,075,556 Fibrek Shares issued and outstanding as of February 28, 2012.

The following table sets forth information regarding the ownership of Fibrek Shares as of February 28, 2012 by each of the Locked-Up Shareholders and Hubert Lacroix, the Chairman of the Fibrek Board. The number of Fibrek Shares owned is based solely upon the Lock-Up Agreements and publicly filed insider reports. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Fibrek Shares set forth opposite his or her name.

Name of Owner	Number of Fibrek Shares Owned	Percent of Outstanding Fibrek Shares(6)
Pierre Gabriel Côté(1)	1,892,010	1.4%
Hubert Lacroix	31,831	*
Pierre Desjardins	15,000	*
Dino Fuoco	4,488	*
Harold P. Gordon	29,411	*
Adam Lapointe	49,232	*
François R. Roy	11,501	*
Patsie Ducharme(2)	480,635	*
Dany Paradis(3)	512,850	*
Jean-Pierre Benoit(4)	439,692	*
Nancy Orr	40,673	*
Emmanuelle Lamarre-Cliché(5)	353,659	*
Directors and Executive Officers as a Group (11 persons)	3,860,982	2.9%

*	Less than one percent (1%) of the issued and outstanding Fibrek Shares.
(1)	Includes 1,591,881 options exercisable into 1,591,881 Fibrek Shares.
(2)	Includes 405,635 options exercisable into 405,635 Fibrek Shares.
(3)	Includes 420,965 options exercisable into 420,965 Fibrek Shares.
(4)	Includes 379,692 options exercisable into 379,692 Fibrek Shares.
(5)	Includes 313,659 options exercisable into 313,659 Fibrek Shares.
(6)	Based on a total of 130,075,556 Fibrek Shares issued and outstanding, plus 3,161,092 options to acquire Fibrek Shares outstanding, as of February 28, 2012.

21.	WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC and the Canadian securities regulatory authorities. Shareholders may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Shareholders may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Shareholders may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Such information is available at the Internet websites maintained by the SEC and the Canadian securities regulatory authorities at www.sec.gov and www.sedar.com, respectively.

Fibrek files continuous disclosure documents and other information with the Canadian securities regulatory authorities, which documents are available on the Internet website maintained by the Canadian securities regulatory authorities at www.sedar.com.

You can also obtain more information by visiting Mercer’s website at www.mercerint.com and Fibrek’s website at www.fibrek.com. All websites referred to in the Offer to Purchase and Circular and the Letter of Transmittal are inactive textual references only, meaning that the information contained on such websites is not incorporated by reference into the Offer to Purchase and Circular or the Letter of Transmittal, and you should not consider information contained on such websites as part of the Offer to Purchase and Circular or the Letter of Transmittal, unless specified in the Offer to Purchase and Circular or the Letter of Transmittal.

22.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are entitled under applicable securities Laws to “incorporate by reference” information into this document. This means that we can disclose important information about Mercer and our financial condition to you by referring you to another document filed separately with the SEC and the Canadian securities regulatory authorities. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document. The following documents filed with the SEC and Canadian securities regulatory authorities are specifically incorporated by reference into, and form an integral part of, this Offer to Purchase and Circular:

•	the 2011 Annual Report;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 20, 2011 in respect of our annual meeting of shareholders held on June 1, 2011;

•	our Current Reports on Form 8-K filed with the SEC on January 26, January 31 and February 13, 2012; and

•	our Registration Statement on Form 8-A12G (with respect to the description of Mercer Shares) (File No.: 001-51826) filed with the SEC on March 1, 2006.

Any reports or documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date that the Fibrek Shares are accepted for payment or exchange pursuant to the Offer or the date that the Offer is terminated will be deemed to be automatically incorporated into and become a part of this document. Any information contained in such subsequently filed reports that updates, modifies, supplements or replaces information contained in this document automatically shall supersede and replace such information. Any information that is modified or superseded by a subsequently filed report or document shall not be deemed, except as so modified or superseded, to constitute a part of this document.

We will provide promptly without charge to you, upon oral or written request, a copy of any document incorporated by reference herein, other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

Mercer International Inc.
700 West Pender Street
Suite 1120
Vancouver, British Columbia
V6C 1G8 Canada
Telephone: (604) 684-1099
Attention: David M. Gandossi

23.	LEGAL MATTERS

The legality of the Mercer Shares offered hereby will be passed upon for us by Sangra Moller.

24.	EXPERTS

The consolidated financial statements of Mercer as of and for the years ended December 31, 2011, December 31, 2010 and December 31, 2009 and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2011, included in our 2011 Annual Report, which is incorporated by reference in this Offer to Purchase and Circular, have been audited by PricewaterhouseCoopers LLP, independent registered chartered accountants, as set forth in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Fibrek as at and for the years ended December 31, 2011 and 2010 included in this document have been audited by Samson Bélair / Delotte & Touche s.e.n.c.r.l, independent auditors, as stated in their report, included at Appendix C, “Financial Information Regarding Fibrek Inc.”, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

25.	STATUTORY RIGHTS

Securities legislation in the provinces and territories of Canada provides security holders of Fibrek with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those securityholders. However, such rights must be exercised within prescribed time limits. Securityholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

26.	DIRECTORS’ APPROVAL

The contents of this document, together with the Appendices included herein, have been approved and the sending thereof to the Fibrek shareholders has been authorized by the board of directors of each of Mercer and Mercer Acquisition.

APPROVAL AND CERTIFICATE OF MERCER INTERNATIONAL INC.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: February 29, 2012

(Signed) Jimmy S. H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee President and Chief Executive Officer	David M. Gandossi Executive Vice President, Chief Financial Officer and Secretary

On behalf of the board of directors

(Signed) Eric Lauritzen	(Signed) William McCartney
Eric Lauritzen Director	William McCartney Director

APPROVAL AND CERTIFICATE OF MERC ACQUISITION INC.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Dated: February 29, 2012

(Signed) Jimmy S.H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee President	David M. Gandossi Secretary

On behalf of the board of directors

(Signed) Jimmy S. H. Lee	(Signed) David M. Gandossi
Jimmy S.H. Lee Director	David M. Gandossi Director

CONSENT OF PRICEWATERHOUSECOOPERS LLP

AUDITOR’S CONSENT

We have read the Offer to Purchase and Circular of Mercer International Inc. and MERC Acquisition Inc. dated February 29, 2012 (the “Offer”) relating to the offer to purchase any and all of the outstanding common shares of Fibrek Inc. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned Offer of our report to the Shareholders and Board of Directors of Mercer International Inc. on the consolidated financial statements and the effectiveness of internal control over financial reporting of Mercer International Inc., which appear in Mercer International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Offer. Our report is dated February 14, 2012.

“PricewaterhouseCoopers LLP”

PricewaterhouseCoopers LLP Chartered Accountants Vancouver, British Columbia February 29, 2012

CONSENT OF SAMSON BÉLAIR /DELOITTE & TOUCHE s.e.n.c.r.l.

INDEPENDENT AUDITOR’S CONSENT

We have read the Offer to Purchase and Circular of Mercer International Inc. and MERC Acquisition Inc. dated February 29, 2012 (the “Circular”) relating to the offer to purchase any and all of the outstanding common shares of Fibrek Inc. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the use in the above-mentioned Circular of our report to the board of directors and the shareholders of Fibrek Inc. on the consolidated statements of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010, and the consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years ended December 31, 2011 and December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Circular. Our report is dated February 22, 2012.

(Signed) Samson Bélair/Deloitte & Touche s.e.n.c.r.l.1

Montreal, Canada

February 29, 2012

[1]	Chartered accountant auditor permit No. 13201

APPENDIX A – COMPARISON OF SHAREHOLDER RIGHTS

	Fibrek Shareholder Rights	Mercer Stockholder Rights

Authorized Capital Stock	• An unlimited number of Common Shares. • An unlimited number of Preferred Shares issuable in series.	• 200,000,000 shares of Mercer Common Stock, par value of US$1.00. • 50,000,000 shares of Preferred Stock, par value of US$1.00.

Dividends	The articles of incorporation of Fibrek provide that, subject to the prior rights of the holders of the Preferred Shares and any other classes of shares of Fibrek ranking in priority to the Fibrek Shares with respect to the payment of dividends, the holders of Fibrek Shares shall be entitled to receive any dividends declared by Fibrek.

The articles of incorporation of Mercer provides with respect to Preferred Stock that the board of directors shall determine the dividend rate, if any, on shares of such series, the manner of calculating any dividends and the preference of any dividends.

Any decision regarding the dividend policies of Mercer will be determined by the board of directors of Mercer following completion of the combination.

Sources of Dividends	Under the CBCA, dividends may be declared at the discretion of the Fibrek Board. Fibrek may pay dividends unless there are reasonable grounds for believing that (1) Fibrek is, or would after such payment be, unable to pay its liabilities as they become due or (2) the realizable value of Fibrek’s assets would, as a result of the dividend, be less than the aggregate of its liabilities and stated capital of all classes of shares.	The WBCA found in the Revised Code of Washington provides that dividends may be declared at the discretion of the board of directors. Mercer may pay dividends unless (1) Mercer would not be able to pay its liabilities as they become due in the usual course of business or (2) Mercer’s total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Vote Required for Certain Transactions

Under the CBCA, certain extraordinary corporate actions, such as:

•    amalgamations (other than with certain affiliated corporations);

•    continuances;

•    sales, leases or exchanges of all, or exchanges of all, substantially all, the or property of a corporation other than in the ordinary course of business;

•    reductions of stated capital for any purpose, e.g. in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and

•    other extraordinary corporate actions such as liquidations, dissolutions and, if ordered by a court, arrangements, are required to be approved by “special resolution”.

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

Under the WBCA, the affirmative vote of a majority of the outstanding stock entitled to vote is generally required for:

•    mergers;

•    share exchanges;

•    consolidations;

•    dissolutions and revocations of dissolutions; and

•    sales of substantially all of the assets of the corporation.

However, unless the articles of incorporation requires otherwise, no vote will be required in connection with a merger where either:

•    the merger is with a 90% owned subsidiary;

•    the articles of incorporation of the surviving corporation will not differ, except for certain amendments, from its articles of incorporation before the merger;

•    each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger;

	Fibrek Shareholder Rights	Mercer Stockholder Rights

In specified cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

In specified extraordinary corporate actions, all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

•    the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number of voting shares of the surviving corporation authorized by its articles of incorporation immediately before the merger; and

•    the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number of participating shares authorized by its articles of incorporation immediately before the merger.

Amendment of Certificate or Articles of Incorporation	Under the CBCA, an amendment to the articles of incorporation generally requires approval by special resolution of the voting shares. Specified amendments may also require the approval of other classes or series of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

The WBCA authorizes a corporation’s board of directors to make various changes to its articles of incorporation without shareholder approval including changes of corporate name, changes of the number of outstanding shares necessary to effectuate a stock split in the corporation’s own shares and changes of the par value of its shares. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment. For the amendment to be adopted, it must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment.

Subject to certain exceptions, the Mercer articles of incorporation provides that Mercer reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation in the manner prescribed or permitted by applicable Laws.

	Fibrek Shareholder Rights	Mercer Stockholder Rights

Amendment of By-Laws	The Fibrek Board may, by resolution, make, amend or repeal any by-law that regulates the business or affairs of the corporation. Where the directors make, amend or repeal a by-law, they are required under the CBCA to submit that action to the shareholders at the next meeting of shareholders and the shareholders may confirm, reject or amend that action by simple majority, or ordinary resolution. If the action is rejected by shareholders, or the directors of a corporation do not submit the action to the shareholders at the next meeting of shareholders, the action will cease to be effective, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect will be effective until it is confirmed by the shareholders. Based on Fibrek’s publicly filed documents, it would appear that Fibrek does not currently have any by-laws currently in force.

The WBCA provides that the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. Unless the articles of incorporation provide otherwise, the board of directors have a similar power.

The Mercer by-laws may be altered, amended or repealed and new by-laws may be adopted by the board of directors, except that the board of directors may not repeal or amend any by-law that the shareholders have expressly provided, in amending or repealing such by-law, may not be amended or repealed by the board of directors. The shareholders may also alter, amend and repeal these by-laws or adopt new by-laws. All by-laws made by the board of directors may be amended, repealed, altered or modified by the shareholders.

Dissident or Appraisal Rights

The CBCA provides that shareholders of a corporation are entitled to exercise dissent rights and to be paid the fair value of their shares as determined by the board of directors of the corporation or, failing that, by the appropriate Canadian court upon an application timely brought by the corporation or a dissenting shareholder, in connection with specified matters, including:

•    any amalgamation with another corporation (other than with certain affiliated corporations);

•    an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class in respect of which a shareholder is dissenting;

•    an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•    a continuance under the Laws of another jurisdiction;

•    a sale, lease or exchange of all, or substantially all, the property of the corporation other than in the ordinary course of business;

•    a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation;

•    the carrying out of a going-private transaction or a squeeze-out transaction (as defined in the CBCA); and

The WBCA provides that shareholders have the right, in some circumstances, to dissent from certain corporate transactions by demanding payment for their shares equal to the fair value of such shares immediately before the effective date of the corporate action to which the dissenter objects.

In addition, appraisal rights are generally not available to stockholders of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

	Fibrek Shareholder Rights	Mercer Stockholder Rights

•    certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Oppression Remedy

The CBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any securityholder, creditor, director or officer of the corporation if an application is made to a court by a “complainant”, which includes:

•    a present or former registered holder or beneficial owner of securities of the corporation or any of its affiliates;

•    a present or former officer or director of the corporation or any of its affiliates;

•    the director appointed under the CBCA; and

•    any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.

Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for interim costs on final disposition of the complaint (as in the case of a derivative action as described below under “Shareholder Derivative Actions”).

The WBCA does not provide for a similar remedy.

Shareholder Derivative Actions

A Fibrek shareholder may apply to a Canadian court for leave to bring an action in the name and on behalf of Fibrek or any of its subsidiaries, or to intervene in an existing action to which Fibrek or any of its subsidiaries is a party. Under the CBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

•    the shareholder has given required notice to the directors of Fibrek or the subsidiary of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action;

Under the WBCA, Mercer stockholders may bring derivative actions on behalf of, and for the benefit of, Mercer. The plaintiff in a derivative action on behalf of Mercer either must be or have been a stockholder of Mercer at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction

	Fibrek Shareholder Rights	Mercer Stockholder Rights

•    the shareholder is acting in good faith; and

•    the request appears to be in the interests of Fibrek or the relevant subsidiary.

Under the CBCA, the court in a derivative action may make any order it thinks fit.

regarding which the stockholder complains. A stockholder may not sue derivatively on behalf of Mercer unless the stockholder first makes a demand on the Board of Directors that it bring suit and the demand is refused.

Director Qualifications

Generally, at least 25% of the directors of a CBCA corporation must be resident Canadians. However, if a CBCA corporation has less than four directors, at least one director must be resident Canadian. The CBCA requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates.

Furthermore, under the CBCA, no business may be transacted at a meeting of the board of directors unless 25% of the directors present are resident Canadians.

The WBCA does not have director residency requirements comparable to those of the CBCA. The WBCA permits a corporation to prescribe qualifications for directors under its articles of incorporation or by-laws.

Neither the Mercer articles of incorporation nor its by-laws provide citizenship or residency qualifications for its directors.

Number of Directors	Fibrek’s articles state that the minimum number of directors is 3 and the maximum is 15. The actual number of directors, within that range, is determined by the board of directors from time to time. The CBCA provides that any amendment to increase or decrease this minimum or maximum number of directors requires the approval of shareholders of Fibrek by special resolution.	The WBCA provides that a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or by-laws. The Mercer articles of incorporation provides that the number of directors constituting the whole board of directors will be not less than three or more than 13, with the then-authorized number of directors being fixed from time to time by the board of directors.

Removal of Directors	Under the CBCA, unless the articles of a corporation provide for cumulative voting (which is not the case for Fibrek), shareholders of the corporation may, by a majority of the votes cast at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by a majority of the votes cast at a meeting of the shareholders of that class or series.

The WBCA provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.

The Mercer by-laws provide that one or more members of the board of directors (including the entire board) may be removed, with cause, at a meeting of shareholders called expressly for that purpose. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. Neither the board of directors nor any individual director may be removed without cause.

	Fibrek Shareholder Rights	Mercer Stockholder Rights

Filling Vacancies on the Board of Directors	Under the CBCA, a vacancy among directors created by the removal of a director by shareholders may be filled at a meeting of shareholders at which the director is removed. In addition, the CBCA allows a vacancy on the board of directors to be filled by a quorum of directors except for the case when the vacancy results from an increase in the number or minimum or maximum number of directors or from a failure to elect the number or minimum number of directors required by Fibrek’s articles of incorporation.	The Mercer by-laws provide that a vacancy on a corporation’s board of directors may be filled by the board of directors or shareholders, if not filled by the board. If the directors in office constitute fewer than a quorum of the board, they may fill the vacancy by an affirmative vote of the majority of directors still in office. A newly created directorship, resulting from an increase in the number of directors, may be filled by the board of directors. A director elected to fill any vacancy shall hold office until the next shareholders meeting at which directors are elected.

Quorum of Directors	Under the CBCA, no business may be transacted at any meeting of the board of directors unless 25% of the directors present are residents of Canada.	The Mercer by-laws provide that a majority of the number of directors fixed by or in the manner provided by these by-laws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless Mercer’s Articles of Incorporation or by-laws require the vote of a greater number of directors. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Annual Meeting of Shareholders	Under the CBCA, the board of directors must call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting but no later than six months after the end of the corporation’s preceding financial year. The corporation may apply to a Canadian court for an order extending the time for calling an annual meeting. Meetings of shareholders must typically be held at a location within Canada as determined by the directors or at a place outside Canada as specified in the articles.	The WBCA provides that Mercer must hold a meeting of shareholders annually for the election of directors. The superior court of the county may order a meeting to be held on application of any shareholder of the corporation entitled to vote in the election of directors at an annual meeting, if an annual meeting was not held within the earlier of six months after the end of the corporation’s fiscal year or 15 months after its last annual meeting or approval of corporate action by shareholder consent in lieu of such a meeting. Annual shareholders’ meetings may be held in or out of the state of Washington at the place stated in or fixed in accordance with the by-laws.

	Fibrek Shareholder Rights	Mercer Stockholder Rights

Notice of Meeting of Shareholders	Under the CBCA, notice of the date, time and place of a meeting of Fibrek shareholders must be given not less than 21 days nor more than 60 days prior to the meeting to each director, to the auditor and to each shareholder entitled to vote at the meeting. In the case of a special notice, the notice must also state the nature of the business to be transacted at the meeting and the text of any special resolution to be submitted to the meeting.	The WBCA provides that, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting stating, among other things, the place (if any), date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called must be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. If the matter to be acted upon is a merger or consolidation, or a sale, lease or exchange of all or substantially all of Mercer’s assets, such notice shall be given not less than 20 or more than 60 days prior to the meeting.

Record Date for Notice of Meetings of Shareholders and Shareholder Votes	Under the CBCA, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but the record date must not precede by more than 60 days or by less than 21 days (30 days under Canadian securities regulations) the date on which the meeting is to be held. If no record date is fixed, the record date will be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held. If a record date is fixed, notice thereof shall be given, not less than seven days before the date so fixed by newspaper advertisement in the manner provided by the CBCA and by written notice to each stock exchange in Canada on which the shares of Fibrek are listed for trading.

The Mercer by-laws provide that, for the purposes of determining the stockholders entitled to receive notice of and to vote at any stockholder meeting, the board of directors may fix a record date that is 10 to 70 days before the date of the meeting.

According to the WBCA for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution the board of directors may fix a record date, which is between 70 and 10 Business Days prior to the meeting of shareholders. If no record date is fixed by the board of directors, the record date will be the date the board authorizes the dividend.

Proxies

The CBCA provides that every Fibrek shareholder entitled to vote at a meeting of shareholders may appoint a person or persons, who need not be shareholders, to attend and act for the shareholder at the meeting by proxy. The proxy must be executed by the shareholder or the shareholder’s attorney authorized in writing, or if the shareholder is a body corporate, by its duly authorized officer or attorney. The directors may specify in a notice calling a meeting a time not exceeding 48 hours, excluding Saturdays, Sundays and holidays, preceding any meeting before which time proxies to be used at that meeting must be deposited with Fibrek or its transfer agent.

A shareholder may revoke a proxy by depositing an instrument in writing executed by

The WBCA provides that each stockholder entitled to vote at a stockholder meeting or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for the stockholder by proxy. In the event the proxy does not specify its duration, it is valid for eleven months.

	Fibrek Shareholder Rights	Mercer Stockholder Rights

the shareholder or the shareholder’s attorney authorized in writing at the registered office of the corporation up to and including the last Business Day prior to the meeting or with the chairman of the meeting on the day of the meeting.

Advance Notice Provisions for Shareholder Proposals

Under the CBCA, shareholder proposals, including proposals with respect to the nomination of candidates for election to the board of directors, may be made by eligible registered or beneficial holders of shares entitled to be voted at an annual meeting of shareholders. Proposals must be submitted at least 90 days before the anniversary date of the notice of meeting that was sent to shareholders in connection with the immediately preceding annual meeting. To be eligible to submit a proposal, a shareholder must be or have the support of the registered or beneficial holder of, (1) at least 1% of the total number of outstanding voting shares of the corporation as of the day on which the shareholder submits a proposal or (2) shares whose fair market value is at least C$2,000 on the close of business on the day before the shareholder submits the proposal, and those registered or beneficial holders must have held the shares for at least six months immediately prior to the submission of the proposal. Proposals for director nominations must be signed by one or more holders of shares representing not less than 5% of the shares (or shares of a class) entitled to vote at the meeting.

The foregoing provisions do not preclude nominations made at meetings of shareholders.

Pursuant to the Mercer by-laws, a stockholder proposal or nomination for directors must be given:

•    with respect to a proposal or an election to be held at an annual meeting of stockholders, not less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting.

Pursuant to the Mercer by-laws, a stockholder proposal must include:

•    a description of such item of business and the reasons for conducting it at such meeting;

•    the name and address of the stockholder proposing such item of business (the “Proponent”);

•    the class and number of shares held of record, held beneficially;

•    any material interest of the Proponent in such item of business; and

•    all other information that would be required to be filed with the SEC if the Proponents were participants in a solicitation subject to Section 14 of the Exchange Act.

Quorum of Shareholders	Under the CBCA, the holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy constitute a quorum.	Under Mercer’s by-laws, a quorum shall exist at any meeting of shareholders if 1/3 of the shares entitled to vote is represented in person or by proxy.

Calling a Special Meeting of Shareholders	Under the CBCA, the holders of not less than 5% of the shares that carry a right to vote at a meeting may requisition the directors to call a meeting of shareholders. If the directors do not call the meeting within 21 days after receiving a request in compliance with this provision, any shareholder who signed the requisition may call the meeting.	The Mercer by-laws provide that a special meeting of the stockholders may be called by a majority of the board of directors, the Chairperson of the board of directors, the Chief Executive Officer of Mercer or by one or more shareholders holding shares in the aggregate entitled to cast not less than 20% of the votes at that meeting.

Shareholder Consent in Lieu of Meeting	Under the CBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote on the relevant issue at a meeting.	Mercer’s articles of incorporation provide that stockholders may not act by written consent and may only take action at the annual meeting or a special meeting of the stockholders.

	Fibrek Shareholder Rights	Mercer Stockholder Rights

For a public company such as Fibrek, this effectively means that all actions requiring shareholder approval must be taken at a duly convened shareholders’ meeting.

Fiduciary Duties of Directors and Officers	Directors and officers of corporations governed by the CBCA have fiduciary duties to the corporation. Under the CBCA, in exercising their powers and discharging their duties, directors and officers must act honestly and in good faith with a view to the best interests of the corporation, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.	Directors of corporations incorporated or organized under the WBCA have fiduciary obligations to the corporation and its stockholders. These fiduciary obligations require the directors to act in accordance with the so-called duties of “due care” and “loyalty”. The WBCA provides that the duty of care requires that the directors act in good faith, in an informed and deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty requires a director to act in good faith in a manner reasonably believed to be in the best interests of the corporation and its stockholders and not in their own interests.

Indemnification of Officers and Directors

Under the CBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (whom we refer to in this document as an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the indemnifiable person in any civil, criminal, administrative, investigative or other proceeding in which the person is involved because of that association, if:

•   the person acted honestly and in good faith with a view to the best interests of the corporation or other entity, and

•   in the case of a criminal or administrative action enforceable by a monetary penalty, the person had reasonable grounds for believing the person’s conduct was lawful.

A corporation may advance moneys to an indemnifiable person for the costs, charges and expenses of a proceeding provided that the indemnifiable person repays the moneys if he or she does not fulfill the abovementioned requirements.

An indemnifiable person is also entitled to indemnity for reasonable defense costs and expenses if the person fulfills the above mentioned requirements and was not judged to have committed any fault or omitted to do anything the person ought to have done.

The WBCA provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement of actions, if:

•   the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation;

•   in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; and

•   no indemnification is paid for judgments and settlements in actions by or in the right of the corporation.

The WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, Mercer may purchase and maintain insurance against liability asserted against or incurred by any of the persons referred to above whether or not it would have the power to indemnify them against this liability.

Mercer’s articles of incorporation provides that its officers, directors, employees, or agents of Mercer

	Fibrek Shareholder Rights	Mercer Stockholder Rights

In the case of a derivative action, indemnity may be made only with court approval, if the indemnifiable person fulfills the abovementioned requirements.

Under the CBCA, the corporation may purchase and maintain insurance for the benefit of any of the persons referred to above, against any liability incurred by such persons in (1) the person’s capacity as a director or officer of the corporation, or (2) the person’s capacity as a director or officer, or similar capacity, of another entity, if the person acts or acted in that capacity at the corporation’s request.

will be indemnified and held harmless from any and all claims and liabilities to which they may be or may become subject to as a result of such position as director or officer. Mercer will reimburse each such person for all legal and other expenses reasonably incurred to the extent permitted under the WBCA.

Limitations on Directors Liability	The CBCA does not permit any limitation of a director’s liability other than in connection with the adoption of a unanimous shareholder agreement (which is not the case for Fibrek, a public company) that restricts certain powers of the directors.

Mercer’s articles of incorporation provides that, to the full extent permitted under the WBCA, a director of Mercer shall not be liable to Mercer or its stockholders for monetary damages for breach of fiduciary duty as a director.

The WBCA provides that a corporation may limit the liability of directors such that they will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•   for any breach of their duty of loyalty to the corporation or its stockholders;

•   for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of Law;

•   relating to the approval of unlawful distributions or loans as defined in the WBCA; or

•   for any transactions from which the director derived an improper personal benefit to which the director is not legally entitled.

The limitation of liability does not apply to liabilities arising under the federal or state securities Laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Certain Anti-Takeover Provisions and Interested Shareholders	The CBCA does not contain a provision comparable to Delaware Law with respect to business combinations. However, rules or policies of certain Canadian securities regulatory authorities, including MI 61-101 in effect in the Provinces of Québec and Ontario, contain requirements in connection with “related party transactions”. Under MI 61-101, a “related party transaction” means a transaction between a corporation whose securities are publicly traded or held by the public (the “issuer”) and a person that is a	Chapter 23B.19 the WBCA prohibits a corporation from engaging in any significant business transaction with an “acquiring person” for a period of five years after the date of the transaction in which the person became an acquiring person, unless the significant business transaction is approved by a majority of the board of directors prior to the time the person became an acquiring person. A significant business transaction includes mergers, asset sales and other transactions resulting in a disproportionate financial benefit to the acquiring person. Subject to certain exceptions,

Fibrek Shareholder Rights	Mercer Stockholder Rights

related party of the issuer at the time the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which, either through the transaction itself or together with connected transactions, the issuer directly or indirectly:

•   purchases or acquires an asset from the related party for valuable consideration;

•   purchases or acquires, as a joint actor with the related party, an asset from a third party if the proportion of the asset acquired by the issuer is less than the proportion of the consideration paid by the issuer;

•   sells, transfers or disposes of an asset to the related party;

•   sells, transfers or disposes of, as a joint actor with the related party, an asset to a third party if the proportion of the consideration received by the issuer is less than the proportion of the asset sold, transferred or disposed of by the issuer;

•   leases property to or from the related party;

•   acquires the related party, or combines with the related party, through an amalgamation, arrangement or otherwise, whether alone or with joint actors;

•   issues a security to the related party or subscribes for a security of the related party;

•   amends the terms of a security of the issuer if the security is beneficially owned, or is one over which control or direction is exercised, by the related party, or agrees to the amendment of the terms of a security of the related party if the security is beneficially owned by the issuer or is one over which the issuer exercises control or direction;

•   assumes or otherwise becomes subject to a liability of the related party;

•   borrows money from or lends money to the related party, or

•   enters into a credit facility with the related party;

•   releases, cancels or forgives a debt or liability owed by the related party;

•   materially amends the terms of an outstanding debt or liability owed by or to the related party, or the terms of an outstanding credit facility with the related party; or

•   provides a guarantee or collateral security for a debt or liability of the related party, or materially amends the terms of the guarantee or security.

an “acquiring person” is a person who, together with affiliates and associates, owns or acquires 10% or more of a corporation’s voting stock.

Fibrek Shareholder Rights	Mercer Stockholder Rights

A “related party” of an entity means a person, other than a person that is solely a bona fide lender, that, at the relevant time and after reasonable inquiry, is known by the entity or a director or senior officer of the entity to be:

•   a control person of the entity;

•   a person of which a person referred to in the preceding item is a control person;

•   a person of which the entity is a control person;

•   a person that has (1) beneficial ownership of, or control or direction over, directly or indirectly, or (2) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of the entity carrying more than 10% of the voting rights attached to all the entity’s outstanding voting securities;

•   a director or senior officer of (1) the entity, or (2) a person described in any other paragraph of this definition, a person that manages or directs, to any substantial degree, the affairs or operations of the entity under an agreement, arrangement or understanding between the person and the entity, including the general partner of an entity that is a limited partnership, but excluding a person acting under bankruptcy or insolvency Laws;

•   a person of which persons described in any paragraph of this definition beneficially own, in the aggregate, more than 50% of the securities of any outstanding class of equity securities; or

•   an affiliated entity of any person described in any other paragraph of this definition.

MI 61-101 requires more detailed disclosure in the proxy materials sent to securityholders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation with respect to the subject matter of the related party transaction and any non-cash consideration offered and the inclusion of a summary of the valuation in the proxy material. MI 61-101 also requires that, subject to certain exceptions, an issuer will not engage in a related party transaction unless approval of a majority of the disinterested shareholders of Fibrek for the related party transaction is obtained.

APPENDIX B – PRO FORMA FINANCIAL STATEMENTS

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

As at December 31, 2011

(In thousands of Euros)

	Mercer U.S. GAAP	Fibrek IFRS	Adjustments U.S. GAAP	Note	Fibrek U.S. GAAP	Acquisition Adjustments	Note	Pro Forma Consolidated
ASSETS
Current Assets
Cash and cash equivalents	€105,072	€4,226	€—		€4,226	€—		€109,298
Marketable securities	12,216	24	—		24	—		12,240
Receivables	120,487	47,975	—		47,975	—		168,462
Inventories	120,539	75,698	—		75,698	—		196,237
Prepaid expenses and other	8,162	2,420	—		2,420	—		10,582
Deferred income tax	6,750	—	—		—	—		6,750

Total current assets	373,226	130,343	—		130,343	—		503,569
Long-term assets
Property, plant and equipment	820,974	233,267	135,790	4(a)(b)(c)	369,057	(198,013)	4(k)	992,018
Deferred note issuance and other	10,763	1,577	1,358	4(g)	2,935	(1,604)	4(n)(k)	12,094
Deferred income tax	12,287	—	—		—	—		12,287
Note receivable	—	—	—		—	—		—

	844,024	234,844	137,148		371,992	(199,617)		1,016,399

Total assets	€1,217,250	€365,187	€137,148		€502,335	€(199,617)		€1,519,968

LIABILITIES
Current Liabilities
Accounts payable and other	€99,640	€50,490	€—		€50,490	€7,262	4(h)(i)(j)(n)	€157,392
Pension and other post-retirement benefit obligations	756	—	—		—	—		756
Debt	25,671	1,528	334	4(g)	1,862	3,790	4(n)	31,323

Total current liabilities	126,067	52,018	334		52,352	11,052		189,471

Long-term liabilities
Debt	708,415	84,860	1,024	4(g)	85,884	48,552	4(n)(q)	842,851
Unrealized interest rate derivative losses	52,391	—	—		—	—		52,391
Pension and other post-retirement benefit obligations	31,197	28,924	—		28,924	—		60,121
Capital leases and other	13,053	4,512	(827)	4(d)	3,685	—		16,738
Deferred income tax	2,585	—	—		—	—		2,585

	807,641	118,296	197		118,493	48,552		974,686

Total liabilities	€933,708	€170,314	€531		€170,845	€59,604		€1,164,157

EQUITY
Shareholders’ equity
Share capital	€247,642	€527,960	€—		€527,960	€(452,162)	4(m)(p)	€323,440
Paid-in capital	(4,857)	—	—		—	716	4(q)	(4,141)
Retained earnings (deficit)	37,985	(331,427)	148,171	4(a) to (f)	(183,256)	179,011	4(m)(i)	33,740
Accumulated other comprehensive income	21,346	(1,660)	(11,554)	4(e)(f)	(13,214)	13,214	4(m)	21,346

Total shareholder equity	302,116	194,873	136,617		331,490	(259,221)		374,385

Noncontrolling deficit	(18,574)	—	—		—	—		(18,574)

Total equity	283,542	194,873	136,617		331,490	(259,221)		355,811

Total liabilities and equity	€1,217,250	€365,187	€137,148		€502,335	€(199,617)		€1,519,968

The accompanying notes are an integral part of these financial statements.

MERCER INTERNATIONAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2011

(In thousands of Euros, except per share data)

	Mercer U.S. GAAP	Fibrek IFRS	Adjustments U.S. GAAP	Note	Fibrek U.S. GAAP	Acquisition Adjustments	Note	Pro Forma Consolidated
Revenues
Pulp	€831,396	€390,735	€—		€390,735	€—		€1,222,131
Energy	57,972	—	—		—	—		57,972

	889,368	390,735	—		390,735	—		1,280,103
Costs and expenses
Operating costs	683,718	347,752	4,834	4(c)	352,586	—		1,036,304
Operating depreciation and amortization	55,760	26,067	528	4(b)(c)	26,595	(10,200)	4(l)	72,155

	149,890	16,916	(5,362)		11,554	10,200		171,644
Selling, general and administrative expenses	38,771	12,131	—		12,131	—		50,902

Operating income (loss)	111,119	4,785	(5,362)		(577)	10,200		120,742

Other income (expense)
Impairment	—	(45,771)	45,771	4(a)	—	—		—
Interest expense	(58,995)	(8,270)	—		(8,270)	(4,068)	4(o)	(71,333)
Investment income	1,501	140	—		140	—		1,641
Foreign exchange gain on debt	1,175	—	—		—	—		1,175
Gain (loss) on extinguishment of debt	(71)	2,000	—		2,000	—		1,929
Gain (loss) on derivative instruments	(1,418)	538	—		538	—		(880)

Total other income (expense)	(57,808)	(51,363)	45,771		(5,592)	(4,068)		(67,468)

Income (loss) before income taxes	53,311	(46,578)	40,409		(6,169)	6,132		53,274
Income tax benefit (provision)
Current	(1,682)	49	—		49	—		(1,633)
Deferred	2,377	—	—		—	—		2,377

Net income (loss)	54,006	(46,529)	40,409		(6,120)	6,132		54,018
Less: net income attributable to noncontrolling interest	(3,931)	—	—		—	—		(3,931)

Net income (loss) attributable to common shareholders	€50,075	€(46,529)	€40,409		€(6,120)	€6,132		€50,087

Net income per share attributable to common shareholders
Basic	€1.00							€0.81

Diluted	€0.89							€0.74

The accompanying notes are an integral part of these financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 1. Basis of Presentation

The unaudited pro forma consolidated balance sheet of Mercer International Inc. (“Mercer” or the “Company”) as at December 31, 2011, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 have been prepared by Mercer after giving effect to the business combination between Mercer and Fibrek Inc. (“Fibrek”) as if it had occurred on December 31, 2011 for the unaudited pro forma consolidated balance sheet and on January 1, 2011 for the unaudited pro forma consolidated statement of operations. These unaudited pro forma consolidated financial statements have been compiled from, and include:

(a)	a pro forma consolidated balance sheet combining the audited consolidated balance sheet of Mercer as at December 31, 2011 and the audited consolidated statement of financial position of Fibrek as at December 31, 2011; and

(b)	a pro forma consolidated statement of operations combining the audited consolidated statement of operations of Mercer for the year ended December 31, 2011 and the audited consolidated statement of earnings for Fibrek for the year ended December 31, 2011.

The financial statements of Mercer have been prepared in conformity with U.S. GAAP. The financial statements of Fibrek have been prepared in conformity with IFRS and have been reconciled with U.S. GAAP.

It is the Company’s opinion that the pro forma consolidated balance sheet and pro forma consolidated statement of operations include all adjustments necessary for the fair presentation, in all material respects, of the pro forma financial statements as if the offer described in Note 3 to the pro forma consolidated financial statements had occurred as of the applicable dates. The adjustments and assumptions required to reflect the offer as of the applicable dates are described in Note 4 to the pro forma consolidated financial statements. The pro forma information is based on preliminary estimates; the final amounts recorded for the offer may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The offer is reflected in the pro forma consolidated financial statements as being accounted for based on the acquisition method in accordance with the Accounting Standards Codification Topic 805, Business Combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 3 to the pro forma consolidated financial statements. In accordance with the accounting guidance for business combinations, the assets acquired and liabilities assumed have been measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurements utilized estimates based on key assumptions of the offer, including historical and current market data. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final fair value of assets acquired and liabilities assumed will be determined after the offer is complete, and may differ materially from the information presented.

The pro forma consolidated financial statements do not reflect cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the offer.

The unaudited pro forma consolidated financial statements should be read in conjunction with Mercer’s audited consolidated financial statements for the year ended December 31, 2011 and Fibrek’s audited consolidated financial statements for the year ended December 31, 2011.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of these pro forma consolidated financial statements are those set out in Mercer’s audited consolidated financial statements of the year ended December 31, 2011. Fibrek follows IFRS, as outlined in Fibrek’s consolidated financial statements as at December 31, 2011. As a result, in preparation of the pro forma financial statements, several adjustments were made to the Fibrek consolidated financial statements to conform to U.S. GAAP.

The pro forma consolidated financial statements are prepared in Euro’s (“€”), Mercer’s reporting currency. Fibrek’s audited consolidated financial statements are reported in Canadian dollars (“C$”). Mercer translated Fibrek’s consolidated statement of financial position to Euros using the exchange rate as at December 31, 2011 (C$1.3193 to €1.00) and translated Fibrek’s consolidated statement of earnings at the average rate of exchange for the year ended December 31, 2011 (C$1.3761 to €1.00).

Certain amounts in Fibrek’s consolidated financial statements have been reclassified to conform to Mercer’s presentation.

Further accounting policy differences may be identified after completion and integration of the offer.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 3. Acquisition

On February 9, 2012, Mercer entered into a Support Agreement with Fibrek for Mercer to acquire all of the Fibrek Shares by way of a take-over bid.

Pursuant to the offer, Fibrek shareholders will have the ability, on an individual basis, to elect to receive:

•	C$1.30 in cash per Fibrek Share subject to proration;

•	0.1540 of a Mercer Share per Fibrek Share subject to proration; or

•	C$0.54 in cash plus 0.0903 of a Mercer Share per Fibrek Share,

subject to proration necessary to effect a maximum aggregate cash consideration of C$70.0 million (€53,058) and a maximum aggregate share consideration of 11,741,496 Mercer Shares. Total consideration is C$1.30 per Fibrek Share or approximately C$170.0 million (€128,856). For the purpose of the pro forma consolidated financial statements we have assumed the maximum permitted amount of cash of C$70.0 million, net of C$5.6 million (€4,226) cash acquired from Fibrek and the cash given to Fibrek for the Warrants described in the following paragraph.

Concurrently with the execution of the Support Agreement, Mercer has agreed to purchase 32,320,000 special warrants (the “Warrants”) at a price of C$1.00 per Warrant (the “Warrant Placement”) for total consideration of C$32.3 million (€24,498). Each Warrant is convertible into a Fibrek Share on a one-for-one basis. Conversion is automatic in certain events and otherwise at the option of Mercer. The Warrants are also redeemable, including by Fibrek, at their subscription price in certain events. Completion of the Warrant Placement is subject to, among other things, obtaining Toronto Stock Exchange approval.

On February 23, 2012, the Bureau de décision dismissed Abitibi’s request to cease trade the Offer and granted an order to cease trade the Special Warrant financing. Subsequently, on February 24, 2012, Fibrek announced that it intended to appeal the decision to cease trade the Special Warrant financing rendered by the Bureau de décision. For the purpose of the pro forma financial statements, we have assumed the Warrants will be issued.

Mercer is financing the cash portion of the offer by way of C$70.0 million of new credit facilities established with Québec based capital providers and/or cash in hand and/or existing credit facilities. For the purpose of the pro forma financial statements, we have assumed the new credit facilities will finance the cash portion of the offer.

Mercer has completed a preliminary estimate of the fair value of all identifiable assets acquired and liabilities assumed. The fair value of all the assets acquired and liabilities assumed will ultimately be determined after the closing of the offer. Therefore, it is likely that the fair value of the assets acquired and liabilities assumed will vary from those shown below, and the differences may be material.

Purchase price:
Cash issued for shares	€48,832
Shares	75,798

€124,630

Fair value of assets acquired and liabilities assumed as at December 31, 2011:
Current assets, net of cash acquired	€126,117
Property, plant and equipment	171,044
Other long-term assets	581
Current liabilities, excluding current portion of long-term debt	(52,757)
Long-term debt	(87,746)
Employee future benefits	(28,924)
Other long-term liabilities	(3,685)

€124,630

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 4. Pro Forma Assumptions and Adjustments

The pro forma consolidated financial statements include the following pro forma assumptions and adjustments.

Adjustments from IFRS to U.S. GAAP

(a)	Reverse property, plant and equipment impairments of €151,557 recorded under IFRS. Under IFRS, a write-down of assets is required if the recoverable amount is less than its carrying amount. The recoverable amount is determined using discounted estimated future cash flows. Under U.S. GAAP, a write-down to estimate fair value is required only if the undiscounted future cash flows of the assets is less than the carrying amount. Using undiscounted cash flows Fibrek’s assets are not impaired. Of the €151,557 impairment reversal, €45,771 was recorded in net income and €105,786 decreased the opening deficit.

(b)	Recognize accumulated depreciation expense in property, plant and equipment of €10,382 as a result of the impairment reversal noted in Note 4(a) above. Depreciation expense of €4,977 was recorded in net income and an adjustment of €5,405 increased the opening deficit.

(c)	Expense major maintenance costs of €5,385 capitalized in property, plant and equipment under IFRS as at December 31, 2011. Under IFRS, major inspections and overhauls are accounted for as a separate component of property, plant and equipment and amortized until the next major inspection or overhaul, and under U.S. GAAP these costs are directly expensed. As part of this adjustment, €4,834 was recorded to operating costs for the current year maintenance costs, €4,449 of depreciation expense was reversed and the remaining balance of €5,000 increased the opening deficit.

(d)	Reduce the landfill closure obligation by €827 for the change in discount rate used to calculate the obligation. Under IFRS, asset retirement obligations are calculated using a rate that reflects current market assessments of the time value of money and the risks specific to the liability. Under U.S. GAAP, the discount rate used is the risk-free interest rate adjusted for the effect of Fibrek’s credit standing. The adjustment decreased the opening deficit by €827.

(e)	Upon the adoption of IFRS, Fibrek elected to apply the first time adoption exemption to recognize all unrecognized actuarial losses of €7,988 in deficit. Under U.S. GAAP, unrecognized actuarial losses are recorded in accumulated other comprehensive income, consequently these costs have been reclassified.

(f)	Upon the adoption of IFRS, Fibrek recognized the unrealized loss on translation of financial statements of foreign operations of €3,566 in deficit. Under U.S. GAAP, the unrealized loss is recorded in accumulated other comprehensive income, consequently these costs have been reclassified.

(g)	Under IFRS, a portion of Fibrek’s deferred finance costs of €1,024 are included as an offset to the long-term portion of debt and €334 are included as an offset to the current portion of debt. Under U.S. GAAP these costs are recorded as an asset.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 4. Pro Forma Assumptions and Adjustments (continued)

Acquisition of Fibrek

(h)	Increase in accounts payable and other of €1,895 representing Fibrek’s estimated costs associated with the offer.

(i)	Increase in accounts payable and other and deficit of €4,245 representing Mercer’s estimated costs associated with the offer. These costs have been excluded from the pro forma consolidated statement of operations as they are non recurring.

(j)	Increase in accounts payable and other of €372 associated with Fibrek’s performance share program as a result of the assumed change in control.

(k)	Recognition of the property, plant and equipment preliminary estimated fair value adjustment of €198,013 and the write off of Fibrek’s deferred financing costs of €2,354, based on the preliminary estimated purchase price allocation.

(l)	Preliminary estimated depreciation of €10,200 associated with the property, plant and equipment fair value adjustment calculated using a 20 year useful life.

(m)	Elimination of Fibrek’s shareholders’ equity.

Financing for the Fibrek acquisition:

(n)	Recognition of credit facilities totalling C$70.0 million (€53,058) required to finance the offer. The long term portion of the credit facilities is €49,268 and the current portion of the credit facilities is €3,790. Finance costs related to the offer amounted to €750 and were included in accounts payable and other as at December 31, 2011.

(o)	Recognition of interest expense totalling €4,068 on the credit facilities using an interest rate of 8.5% for C$40.0 million (€30,318) of the debt and 6.5% for C$30.0 million (€22,740) of the debt.

(p)	Recognition of 11,741,496 shares issued, valued at €75,798 required to finance the offer.

(q)	Recognition of warrants issued as part of a credit facility agreement required to finance the offer valued at €716. The warrants are for 500,000 Mercer Shares at a subscription price equal to a 30% premium to the market price at the credit facility closing date.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Euros, except shares and per share data)

Note 5. Pro Forma Earnings Per Share

2011

Pro forma net income (loss) attributable to common shareholders – basic	€50,087
Interest on convertible notes, net of tax	797

Pro forma net income (loss) attributable to common shareholders – diluted	€50,884

Pro forma net income (loss) per share attributable to common shareholders
Basic	€0.81

Diluted	€0.74

Weighted average common shares, December 31, 2011
Basic weighted average Mercer Shares outstanding	50,116,982
Mercer Shares issued on acquisition of Fibrek	11,741,496

Basic pro forma weighted average common shares outstanding	61,858,478

Effect of diluted shares	6,869,037

Diluted pro forma weighted average common shares outstanding	68,727,515

Outstanding common shares, December 31, 2011
Mercer Shares outstanding	55,779,204
Mercer Shares issued on acquisition of Fibrek	11,741,496

Pro forma common shares outstanding	67,520,700

The 500,000 warrants issued to the lender of the C$25.0 million credit facility are excluded from the calculation of diluted income per share attributable to common shareholders because they are anti-dilutive.

Comparative Historical and Unaudited Pro Forma Per Share Data

The following table sets forth certain historical, and pro forma combined financial information. The following tables set forth the Mercer historical net income (loss) per share for the year ended December 31, 2011, on an unaudited basis, and year ended December 31, 2010, and the historical book value per share as of December 31, 2011 and December 31, 2010, on an unaudited basis, and net income (loss) per share for Mercer on an unaudited pro forma combined basis, for the year ended December 31, 2011 and year ended December 31, 2010, and unaudited pro forma book value per share as of December 31, 2011. The following tables also set forth for Fibrek historical net income (loss) per share for the year ended December 31, 2011 and year ended December 31, 2010, on an unaudited basis, and the historical book value per share as of December 31, 2011 and December 31, 2010, on an unaudited basis. The information presented is based on the IFRS financial statements of Fibrek for the year ended December 31, 2011, which are included herein.

The unaudited pro forma combined data were derived from and should be read together with the unaudited pro forma condensed combined financial statements and accompanying notes included in this document. This information is based on the historical balance sheets and related historical statements of operations of Mercer which have been incorporated by reference into this document and Fibrek which are included herein. The pro forma combined data give effect to the transaction using the purchase method of accounting for business combinations.

The unaudited pro forma combined per share data is presented for informational purposes only and is not intended to represent or be indicative of the per share data that would have been achieved if the Offer had been completed as of the dates indicated, and should not be taken as representative of future consolidated per share data of Mercer. The historical data of Mercer and Fibrek’s historical data were derived from and should be read together with the consolidated financial statements and accompanying notes included elsewhere, or incorporated by reference into this document.

	Year Ended December 31,
	2011		2010
Mercer’s Historical Data:
Net income per share(1):
Basic		€1.00		€2.24
Diluted		€0.89		€1.56
As of December 31, 2011 and 2010:
Consolidated book value per share(2)		€5.42		€5.49

Fibrek’s Historical Data:
Net income (loss) per share:
Basic(3)	C$	(0.49)	C$	0.15
Diluted(3)	C$	(0.49)	C$	0.12
As of December 31, 2011 and 2010:
Consolidated book value per share(2)	C$	1.98	C$	2.58

Pro Forma Combined Data:	(Unaudited)
Pro forma net income per share:
Basic(4)		€0.81
Diluted(4)		€0.74
As of December 31, 2011:
Pro forma book value per share(5)		€5.54

(1)	Historical net income per share was derived from Mercer’s Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC and incorporated by reference herein.
(2)	Consolidated book value per share was calculated by dividing total shareholders’ equity by the common shares outstanding as of the respective dates.
(3)	Basic net income (loss) per share was calculated by dividing the estimated net income (loss) for IFRS purposes by the weighted average common shares outstanding. Diluted net income (loss) per share was calculated using diluted weighted average common shares outstanding.
(4)	Basic pro forma net income per share was calculated by dividing pro forma net income by the pro forma weighted average common shares outstanding as if the transaction had occurred on January 1, 2011. Diluted pro forma net income per share was calculated using pro forma diluted weighted average common shares outstanding.
(5)	Pro forma book value per share was calculated by dividing pro forma total shareholders’ equity by the pro forma common shares outstanding as if the transaction had occurred on December 31, 2011.

APPENDIX C – FINANCIAL INFORMATION REGARDING FIBREK INC.

(See attached)

C-1

Consolidated financial statements FIBREK INC. December 31, 2011 and 2010

FIBREK INC.

Samson Bélair/Deloitte & Touche s.e.n.c.r.l.
1 Place Ville Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel: 514-393-5239
Fax: 514-390-4112
www.deloitte.ca

Independent Auditor’s Report

To the Board of Directors of

Fibrek Inc.

We have audited the accompanying consolidated financial statement of Fibrek Inc. (the “Company”) which comprise the consolidated statements of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010, and the consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for the years ended December 31, 2011 and December 31, 2010, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements.

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Fibrek Inc. as at December 31, 2011, December 31, 2010 and January 1, 2010 and its financial performance and its cash flows for the years ended December 31, 2011 and December 31, 2010 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

(Signed) Samson Bélair/Deloitte & Touche s.e.n.c.r.l.1

Montréal, Canada

February 22, 2012

[1]	Chartered accountant auditor permit No. 13201

FIBREK INC.

Consolidated statements of earnings

years ended December 31, 2011 and 2010

(in thousands of Canadian dollars, except per share amounts)

	2011	2010
	$	$
Sales	537,690	556,539

Cost of products sold, including depreciation (Notes 6)	472,248	466,259
Delivery costs	42,165	41,494
Selling and administrative expenses	17,889	13,764

Profit from operations	5,388	35,022

Financial expenses (Note 20)	11,380	17,336
Financial income	(192)	(30)
(Gain) loss on financial instruments (Note 20)	(3,492)	3,216
Loss on disposal of property, plant and equipment	390	74
Gain on settlement of claim (Note 24)	(55)	(5,544)
(Gain) loss on foreign currency translation (Note 20)	(1,530)	3,381
Impairment (Note 7)	62,985	—

(Loss) earnings before income taxes	(64,098)	16,589

Recovery of income taxes (Note 14)	(67)	(5)

Net (loss) earnings	(64,031)	16,594

Per share information (Note 13)

	(Loss) earnings per share
	2011	2010
	$	$

Basic	(0.49)	0.15
Diluted	(0.49)	0.12

The accompanying notes are an integral part of these consolidated financial statements.

FIBREK INC.

Consolidated statements of comprehensive income

years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	2011	2010
	$	$

Net (loss) earnings	(64,031)	16,594

Other comprehensive (loss) income:
Actuarial loss on retirement benefits, net of tax effects of $nil, (2010- $nil) (Note 10)	(12,616)	(4,997)
Unrealized gain (loss) on translation of financial statements of foreign operations, net of tax effects of $nil, (2010- $nil)	1,928	(5,124)

Other comprehensive loss	(10,688)	(10,121)

Comprehensive (loss) income	(74,719)	6,473

The accompanying notes are an integral part of these consolidated financial statements.

FIBREK INC.

Consolidated statements of financial position

as at December 31, 2011 and 2010

(in thousands of Canadian dollars)

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Assets
Current assets
Cash and cash equivalents (Notes 9 and 16)	5,576	16,421	19,174
Trade and other receivables (Note 5)	63,294	68,424	53,424
Inventories (Note 6)	99,868	77,187	78,255
Prepaid expenses	3,193	3,097	4,036
Investment at fair value through profit or loss (Note 24)	32	5,544	—

	171,963	170,673	154,889

Deferred financing fees (Note 11)	1,315	1,716	421
Property, plant and equipment (Note 7)	307,553	382,609	407,442
Intangible assets (Note 8)	196	239	309
Other assets	765	663	856

	481,792	555,900	563,917

Liabilities
Current liabilities
Trade and other payables	66,488	56,064	45,213
Landfill closure liability (Note 9)	125	160	445
Derivative instruments	—	—	113
Current portion of long-term debt (Note 11)	2,016	1,876	36,682
Convertible unsecured subordinated debentures (Note 12)	—	49,609	—

	68,629	107,709	82,453

Debenture derivative at fair value through profit or loss	—	—	859
Landfill closure liability (Note 9)	2,256	1,731	3,166
Employee benefits (Note 10)	38,159	28,389	24,560
Convertible unsecured subordinated debentures (Note 12)	—	—	47,696
Long-term debt (Note 11)	115,653	82,798	118,776

	224,697	220,627	277,510
Equity
Shareholders’ capital (Note 13)	696,537	696,537	—
Unitholders’ capital (Note 13)	—	—	658,609
Equity Component of Debentures (Note 12)	—	4,188	—
Reserves	(2,190)	(4,847)	—
Deficit	(437,252)	(360,605)	(372,202)

	257,095	335,273	286,407

	481,792	555,900	563,917

Contingent liabilities and guarantees (Note 19)

Commitments (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

Approved by the Board and authorized for issue on February 22, 2012.

(Signed) Hubert T. Lacroix, Director

(Signed) François R. Roy, Director

FIBREK INC.

Consolidated statements of changes in equity

years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	2011
		Reserves
	Shareholders’ capital (Note 13)	Unrealized loss on translation	Employee benefits reserve	Equity component of Debentures	Deficit	Total
	$	$	$	$	$	$

Balance, December 31, 2010 (Note 26)	696,537	(5,124)	277	4,188	(360,605)	335,273
Total comprehensive gain (loss) for the year	—	1,928	—	—	(12,616)	(10,688)
Share-based payment (Note 15)	—	—	729	—	—	729
Redemption of debentures (Note 12)	—	—	—	(4,188)	—	(4,188)
Net loss	—	—	—	—	(64,031)	(64,031)

Balance, December 31, 2011	696,537	(3,196)	1,006	—	(437,252)	257,095

	2010
			Reserves
	Unitholders’ capital (Note 13)	Shareholders’ capital (Note 13)	Unrealized loss on translation	Employee benefits reserve	Equity component of Debentures	Deficit	Total
	$	$	$	$	$	$	$

Balance, January 1, 2010 (Note 26)	658,609	—	—	—	—	(372,202)	286,407
Total comprehensive loss for the year	—	—	(5,124)	—	—	(4,997)	(10,121)
Share-based payment (Note 15)	—	—	—	277	—	—	277
Conversion into a corporation	(658,609)	658,609	—	—	4,188	—	4,188
Issuance of shares	—	37,928	—	—	—	—	37,928
Net earnings	—	—	—	—	—	16,594	16,594

Balance, December 31, 2010 (Note 26)	—	696,537	(5,124)	277	4,188	(360,605)	335,273

The accompanying notes are an integral part of these consolidated financial statements.

FIBREK INC.

Consolidated statements of cash flows

years ended December 31, 2011 and 2010

(in thousands of Canadian dollars)

	2011	2010
	$	$

Operating activities

Net (loss) earnings	(64,031)	16,594
Adjustments for:
Income tax recovery included in net (loss) earnings	(67)	(5)
Depreciation of property, plant and equipment	35,827	34,415
Amortization of intangible assets	44	70
Financial expenses	11,380	17,336
Unrealized (gain) loss on translation of monetary items denominated in foreign currency	(235)	564
Gain on settlement of claim	(55)	(5,544)
Employee benefits	(2,971)	(1,196)
Share-based payment	729	277
Changes in landfill closure liability (Note 9)	342	(1,374)
Loss on disposal of property, plant and equipment	390	74
Impairment	62,985	—
(Gain) loss on financial instruments	(3,492)	3,216
Changes in non-cash operating working capital items (Note 16)	(6,872)	2,194
Income tax (paid) received	(14)	5

	33,960	66,626

Financing activities
Borrowings under the term loan plan, net of financing fees	—	75,646
Borrowings under ABL Credit Facility	72,805	10,427
Borrowings under the Investissement Quebec Plan	—	978
Refinancing fees	—	(2,062)
Share issuance costs	—	37,928
Reimbursement of long-term debt (including the ABL Credit Facility)	(41,474)	(160,132)
Redemption of debentures	(51,749)	—
Interest paid	(9,247)	(12,501)

	(29,665)	(49,716)

Investing activities
Acquisitions of property, plant and equipment	(31,458)	(20,013)
Grants received to fund capital expenditures	10,043	364
Proceeds from disposal of property, plant and equipment	20	16
(Increase) decrease in other assets	(100)	290
Proceeds from disposal of investment at FVTPL, net of transaction fees (Note 24)	6,307	—

	(15,188)	(19,343)

Effect of foreign exchange rate changes on cash and cash equivalents held in foreign currency	48	(320)

Cash and cash equivalents outflow	(10,845)	(2,753)
Cash and cash equivalents, beginning of year	16,421	19,174

Cash and cash equivalents, end of year (Note 16)	5,576	16,421

Supplemental disclosure of cash flow information (Note 16).

The accompanying notes are an integral part of these consolidated financial statements.

FIBREK INC.

Notes to the Consolidated financial statements

Years ended December 31, 2011 and 2010

(in thousands of Canadian dollars, except per share amounts)

1.	Description of the Company

Fibrek Inc. is the successor to SFK Pulp Fund (the “Fund”) following the completion of the conversion of the Fund from an income trust structure to a corporate structure by way of the transfer of units held by unitholders of the Fund to Fibrek Inc., on the basis of one common share for each unit so transferred (the “Arrangement”). As a result of the Arrangement, the holders of units became the shareholders of Fibrek.

Fibrek Inc. was incorporated on March 24, 2010 under the Canadian Business Corporations Act and did not carry on any active business prior to the Arrangement, other than executing the arrangement agreement pursuant to which the Arrangement was implemented on May 25, 2010. The registered office of Fibrek is located at 625 René-Lévesque Blvd. West, Suite 700, Montréal, Québec, H3B 1R2.

Fibrek Inc. obtained the final order from the Québec Superior Court with respect to the plan of arrangement on May 25, 2010. Comparative figures presented in the consolidated financial statements of the Company include all amounts previously reported by the Fund. Reference to “Company”, “share”, “dividends” and “shareholders” means “Fund”, “unit”, “distributions” and “unitholders” for transactions that occurred before the conversion of the Fund into a corporation.

Fibrek Inc., together with its subsidiaries (collectively the “Company”), is a producer and marketer of premium virgin and recycled kraft pulp. The Saint-Félicien (Québec) mill supplies northern bleached softwood kraft (“NBSK”) pulp to various sectors of the paper industry primarily in Canada, the United States and Europe for use in specialty products. The Fairmont (West Virginia) and Menominee (Michigan) mills manufacture air-dried market recycled bleached kraft (“RBK”) pulp and primarily supply manufacturers of uncoated freesheet, coated papers, commercial and away-from-home tissue mainly in the United States.

2.	Summary of significant accounting policies

Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standard Board (“IFRS”) that are issued and effective as at December 31, 2011, the Company’s first annual IFRS reporting date. Prior to January 1, 2011, the Company prepared its interim and annual consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”).

The adoption of IFRS resulted in changes to the accounting policies as compared with the most recent annual financial statements prepared under Canadian GAAP. The accounting policies set out below have been applied consistently to all periods presented. They also have been applied in the preparation of an opening IFRS statement of financial position as at January 1, 2010 (the “Transition Date”), as required by IFRS 1, First Time Adoption of International Financial Reporting Standards (“IFRS 1”). The impact of the transition from Canadian GAAP to IFRS is explained in Note 26.

2.	Summary of significant accounting policies (continued)

Basis of presentation

These consolidated financial statements have been prepared on a historical cost basis, with the exception of financial instruments classified as fair value through profit or loss. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

The principal accounting policies effective are set out below.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date that such control ceases. All intercompany transactions, balances, income and expenses are eliminated in full on consolidation.

Revenue recognition

The Company’s sales consist of NBSK and RBK pulp to various sectors of the paper industry primarily in Canada, the United States, and Europe. Sales are recognized after the Company has transferred the risks and rewards of ownership to the buyer and retains neither a continuing right to dispose of the goods, nor effective control of those goods; usually, this means that sales are recorded upon shipment of goods to customers in accordance with agreed terms of delivery.

Sales are measured at the fair value of the consideration received or receivable and are reduced for estimated customers rebates and other similar allowances.

Related party transactions

Related party transactions are recorded on terms equivalent to those that prevail in arm’s length transactions.

Cash and cash equivalents

Cash and cash equivalents in the consolidated statement of financial position comprise cash in financial institutions and on hand, and short-term deposits with a maturity of three months or less, which are readily convertible into a known amount of cash. The Company’s cash and cash equivalents are invested with major financial institutions in business accounts and bankers’ acceptances that are available on demand by the Company.

Inventories

Pulp is measured at the lower of cost and net realizable value, with cost being determined using the weighted average cost method. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and any applicable variable selling costs.

Raw materials (wood fibre and wastepaper), production and maintenance supplies and other raw materials are measured at the lower of cost determined using the weighted average cost method and replacement cost. Raw materials are not written down below cost if the finished products in which they will be incorporated are expected to be sold at or above cost.

2.	Summary of significant accounting policies (continued)

Inventories (continued)

The cost of inventories comprises all costs of purchase, costs of conversion, and other costs incurred in bringing the inventories to their present location and condition. The costs of purchase comprise the purchase price, import duties and non-recoverable taxes, transportation, handling and other costs directly attributable to the acquisition of finished goods, materials or services. The costs of conversion include direct material and labour costs, and a systematic allocation of fixed and variable overheads incurred in converting materials into finished goods.

Property, plant and equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation and accumulated undepreciated impairment losses.

The cost of property, plant and equipment consists of the purchase price net of grants, any costs directly attributable to bringing the asset to the location and condition necessary for its intended use and an estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Depreciation is based on cost less residual value and provided for using the following methods and rates over the estimated useful lives of the assets:

Land	Not amortized	indefinite life
Buildings and related components	Straight-line	10 to 40 years
Warehouse under finance lease	Straight-line	over the lease term
Equipment:
Processing equipment	Straight-line	5 to 20 years
Mobile equipment	Declining balance	30%
Furniture and fixtures	Straight-line	20 years
Computers	Straight-line	3 to 10 years
Roads, lots and other	Straight-line	20 years
Major maintenance	Straight-line	1 to 4 years
Construction in progress	Not amortized	—

Additions to property, plant and equipment are amortized from the date they are available for use. Expenditures incurred to replace a component of an item of property, plant and equipment, including those associated with major inspections, are capitalized.

Assets subject to finance leases are recorded in the financial statements under the same category as if they were directly owned by the Company and amortized over the shorter of their estimated useful life or the lease term.

The depreciation method, residual values, and useful lives of property, plant and equipment are reviewed annually and any change in estimate is applied prospectively.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset, determined as the difference between the net disposal proceeds and the carrying amount of the asset, is recognized in the statement of earnings.

2.	Summary of significant accounting policies (continued)

Borrowing costs

The Company capitalizes borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, until the qualifying assets are ready for their intended use. All other borrowing costs are expensed as incurred.

Qualifying assets are major assets that necessarily take a substantial period of time to get ready for use or sale. Borrowing costs include the costs related to specific or general borrowed funds. These funds which relate to borrowings that could have been avoided had the asset not been acquired, constructed or produced.

Intangible assets

Intangible assets represent application software and are recorded at cost. These assets are recognized at cost less accumulated depreciation and accumulated impairment losses. Depreciation is recognized on a straight-line basis over their useful life of 3 to 10 years. Additions to intangible assets are amortized from the date they are available for use.

The depreciation method and useful life is reviewed annually and any change in estimate is applied prospectively.

Leases

Leases are classified as either finance or operating leases. Finance leases are those that substantially transfer the benefits and risks of ownership of an asset to the lessee. All leases other than finance leases are operating leases.

Assets held under finance leases are recognized as assets of the Company at the lower of the fair value at the inception of the lease or the present value of the minimum lease payments. The corresponding liability is recognized as a finance lease obligation. Lease payments are apportioned between financial expenses and reduction of the lease obligation to achieve a constant rate of interest on the remaining liability. Financial expenses are charged to the statement of earnings, unless they are directly attributable to qualifying assets, in which case they are capitalized in accordance with the Company policy on borrowing costs.

Total payments under operating leases are expensed on a straight-line basis over the term of the relevant lease. Incentives received upon entry into an operating lease are recognized as a liability and as reduction of rental expense on a straight-line over the lease term.

Impairment of assets

At each financial position reporting date, the Company determine whether there is any indication that its assets are impaired. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment, if any.

2.	Summary of significant accounting policies (continued)

Impairment of assets (continued)

The recoverable amount is the greater of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted at a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in the consolidated statement of earnings.

For an asset that does not generate independent cash inflows, the review of the recoverable amount is performed at the cash generating unit level to which the asset belongs. A cash generating unit is the smallest identifiable group of assets that generates independent cash inflows.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, to the extent the increased carrying amount does not exceed what the carrying amount would be, had no impairment loss been previously recognized. A reversal of an impairment loss is recognized immediately in the consolidated statement of earnings.

Financial instruments

The Company recognizes financial assets and financial liabilities when the Company becomes a party to a contract. Financial assets and financial liabilities, with the exception of financial assets and financial liabilities classified at fair value through profit or loss, are measured at fair value plus transaction costs on initial recognition.

Measurement in subsequent periods depends on the classification of the financial instrument.

i) Financial assets at fair value through profit or loss (FVTPL)

Financial assets are classified as FVTPL when acquired principally for the purpose of trading or so designated by management (fair value option), or if they are derivative assets that are not part of an effective and designated hedging relationship. Financial assets classified as FVTPL are measured at fair value on initial recognition, with subsequent changes recognized in the statement of earnings, and transaction costs are expensed when incurred.

The Company’s financial assets classified as FVTPL include investment at FVTPL and derivative instruments that are not part of an effective and designated hedging relationship. The Company does not currently apply hedge accounting.

ii) Financial liabilities at FVTPL

Financial liabilities are classified as FVTPL if they are designated as such by management, or they are derivative liabilities that are not part of an effective and designated hedging relationship.

Financial liabilities classified as FVTPL are measured at fair value on initial recognition, with subsequent changes recognized in the statement of earnings, and transaction costs are expensed when incurred.

The Company’s financial liabilities classified as FVTPL include derivative instruments that are not part of an effective and designated hedging relationship. The Company does not currently apply hedge accounting.

2.	Summary of significant accounting policies (continued)

Financial instruments (continued)

iii) Loans and receivables

Loans and receivables are non-derivative financial assets that have fixed or determinable payments and are not quoted in an active market. Subsequent to initial recognition, loans and receivables are carried at amortized cost using the effective interest method.

Trade and other receivables and cash and cash equivalents are classified as loans and receivables.

iv) Other financial liabilities

Other financial liabilities are financial liabilities that are not classified as FVTPL. Subsequent to initial recognition, other financial liabilities that are not subject to hedge accounting are measured at amortized cost using the effective interest method.

The Company’s other financial liabilities include trade and other payables and long-term debt.

The effective interest method is a method of calculating the amortized cost of an instrument and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash flows (including all fees on points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument to the net carrying amount on initial recognition.

v) Impairment of financial assets

At each financial position reporting date, the financial assets, other than those at FVTPL, are assessed to determine if those financial assets are impaired. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

The amount of the impairment loss is recognized in profit or loss and is measured by the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been if the impairment had not been recognized.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account.

2.	Summary of significant accounting policies (continued)

Financial instruments (continued)

vi) Classification as debt or equity

Debt and equity instruments issued by a group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

vii) Compound instruments

The components parts of compound instruments issued by the Company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that would be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company’s own equity instruments is an equity instrument.

At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for similar non-convertible instruments. The conversion option classified as equity is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized and included in equity, net of income tax effects, and is not subsequently remeasured.

viii) Derecognition of financial assets

The Company derecognize financial assets only when the contractual rights to the cash flows from the assets expire, or when it transfers substantially all the risks and rewards of ownership of the asset to another entity. On derecognition of financial assets, the gain or loss is recognized in profit or loss.

Comprehensive income

Comprehensive income is the change in the Company’s net assets during the period that results from transactions and other events and circumstances except those resulting from investments by shareholders and dividends to shareholders. The Company’s other comprehensive income includes only the unrealized gain or loss on the translation of financial statements of foreign operations with a different functional currency than the Company and the unrealized actuarial gain or loss under defined benefit plans.

Foreign currency translation

The Canadian dollar is the functional and presentation currency of the Company. Functional currency is also determined for each of the Company’s subsidiaries, and items included in the financial statements of the subsidiaries are measured using their functional currency.

Transactions in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities not denominated in the functional currency are translated at the period-end rates of exchange. Foreign exchange gains and losses are recognized in the consolidated statement of earnings.

2.	Summary of significant accounting policies (continued)

Foreign currency translation (continued)

Assets and liabilities of entities with functional currencies other than Canadian dollar are translated at the period-end rates of exchange, and the results of their operations are translated at average rates of exchange for the year. The resulting translation adjustments are included in other comprehensive income in equity.

Intercompany amounts with foreign operations for which settlement is neither planned nor likely to occur in the foreseeable future are part of the Company’s net investment in the foreign operations. Foreign exchange gains and losses related to these intercompany amounts are included in other comprehensive income.

Income taxes

Income taxes are determined using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income tax assets are recognized to the extent that realization is considered probable.

Current and deferred taxes are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred taxes are also recognized in other comprehensive income or directly in equity respectively.

Landfill closure liability

The Company owns a landfill in Menominee, Michigan. The Company provides for estimated closure and post-closure monitoring costs over the operating life of its landfill as air-space is consumed. Such costs are estimated based on the technical requirements of regulations of the U.S. Environmental Protection Agency or the applicable state requirements, and include such items as a final cap and cover on the site, methane gas and leachate management, and groundwater monitoring. The landfill closure liability is measured based on the best estimate of the obligation, discounted at a risk free rate.

The liability is re-measured at each reporting date to reflect current estimates and changes in the discount rate. Changes in the liability that result from the passage of time (accretion) are recorded as borrowing costs, which are presented as financial expense in the consolidated statement of earnings. The estimated costs and estimated total available air-space is reviewed and updated by management on a periodic basis and changes in such estimated amounts are reflected on a prospective basis unless they indicate there is an impairment of the carrying value of the corresponding asset.

Environmental expenditures

Environmental expenditures that will benefit the Company in future years are capitalized as part of property, plant and equipment. Amortization is charged to earnings over the estimated useful life of the asset. Environmental expenditures that are not expected to provide a benefit to the Company in future periods are accrued and recorded in earnings when a requirement to remedy an environmental exposure is identified.

2.	Summary of significant accounting policies (continued)

Employee benefits

The Company sponsors contributory defined benefit plans that provide for pension and post-employment benefits for certain employees. Beginning January 1, 2010, all Canadian non-unionized employees have stopped accruing benefits under the accruing defined benefits pension plans and started with a new defined contribution plan. The Company maintains defined contribution 401(K) plans for all US employees that meet service eligibility requirements. The Company also maintains non-funded non-contributory supplementary defined benefit plans for executives and a former executive as well as a non-funded non-contributory supplementary defined contribution pension plan for executives.

The cost of benefits earned, under defined benefit plans, is actuarially determined using the projected benefit method, with actuarial valuations being carried out at the end of each annual reporting period. The expected return on plan assets is based on the fair value of pension assets, which are measured at fair value. The net actuarial gains or losses are recognized in other comprehensive income in the period they arise which is directly recognized in the deficit. As such, the benefit expense is not impacted by those gains or losses.

Contributions to defined contribution plans are expensed as incurred.

Share-based payment plans

The Company has share-based payment plans under which it receives services from employees against consideration for equity instruments of the Company or cash payments.

For plans that are settled with shares of the Company, the expense is determined based on the fair value of the award granted and recognized over the period during which services are received, which is usually the vesting period. For awards with graded vesting, the fair value of each tranche is recognized over its respective vesting period.

For cash-settled plans and plans where the employee can choose to settle in equity or cash, the expense is determined based on the fair value of the liability at the end of the reporting period until the award is settled. The fair value of the liability is determined with reference to the market price of the Company’s shares at the reporting date or through the use of an option pricing model depending on the nature of awards under the plan.

At the end of each reporting period, the Company re-assesses its estimates of the number of awards that are expected to vest and recognizes the impact of the revisions in the statement of earnings.

Government grants

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions and that the grants will be received.

Government grants related to expenditures for property, plant and equipment are recognized as a reduction in the cost of those assets. Government grants related to expenses are recognized as a reduction of those expenses.

The benefit of a government loan at a below-market rate of interest is treated as a government grant, measured as the difference between proceeds received and the fair value of the loan based on prevailing market interest rates.

3.	Accounting standards issued but not yet effective

The following new accounting standards or amendments to existing accounting standards have been published and are required, except for International Accounting Standards (“IAS”) 1 Presentation of Financial Statements, to be applied for accounting periods beginning on or after January 1, 2013, with early adoption permitted. The amendments to IAS 1, Presentation of Financial Statements, are to be applied for accounting periods beginning on and after July 1, 2012.

IFRS 9 Financial Instruments (“IFRS 9”)

IFRS 9 was issued in November 2009 and was amended in October 2011, provides guidance on the classification and measurement of financial assets and financial liabilities, and requirements for the derecognition of financial assets and financial liabilities. This standard will replace IAS 39, Financial Instruments – Recognition and Measurement (“IAS 39”).

The Company has not yet assessed the impact of this new standard on its consolidated financial statements or determined whether it will early adopt the standard.

IFRS 10 Consolidated Financial Statements (“IFRS 10”)

IFRS 10 was issued in May 2011 and will replace the consolidation requirements in Standing Interpretations Committee (“SIC”) 12, Consolidation – Special Purpose Entities, and IAS 27, Consolidated and Separate Financial Statements. The standard provides a single consolidation model that identifies control as the basis for consolidation for all types of entities. The revised definition of control indicates that control over an investee exists when the investor is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The Company does not expect that the adoption of this new standard will have a material impact on its consolidated financial statements.

IFRS 11 Joint Arrangements (“IFRS 11”)

IFRS 11 was issued in May 2011 and will supersede IAS 31, Interests in Joint Ventures, and SIC-13, Jointly Controlled Entities – Non-Monetary Contributions by Venturers. This standard reduces the types of joint arrangements to two: joint operations and joint ventures. It requires a single method of accounting for joint ventures, the equity method, eliminating the proportionate consolidation method.

The Company does not expect that the adoption of this new standard will have a material impact on its consolidated financial statements.

IFRS 12 Disclosure of Interests in Other Entities (“IFRS 12”)

IFRS 12, issued in May 2011, addresses disclosure requirements of interests in other entities, including subsidiaries, joint arrangements, associates and unconsolidated structured entities.

The Company does not expect that the adoption of this new standard will have a material impact on its consolidated financial statements.

3.	Accounting standards issued but not yet effective (continued)

IAS 28 Investments in Associates and Joint Ventures (“IAS 28”)

As a consequence of the issuance of IFRS 10, IFRS 11 and IFRS 12, IAS 28 was retitled and amended in May 2011 to include the requirements for the application of the equity method when accounting for joint ventures.

The Company does not expect that the adoption of this new standard will have a material impact on its consolidated financial statements.

IFRS 13 Fair Value Measurement (“IFRS 13”)

IFRS 13, issued in May 2011, defines fair value, sets out a framework for measuring fair value and provides disclosure requirements about fair value measurement. This standard will apply when other IFRS require or permit fair value measurement.

The Company has not yet assessed the impact of this new standard on its consolidated financial statements or determined whether it will early adopt the standard.

IAS 19 Employee Benefits (“IAS 19”)

In June 2011, IAS 19 was amended to remove the corridor approach, which was an option to defer some gains and losses that arise from defined benefit plans. The options for presenting gains and losses are also removed. It requires companies to include service cost and finance cost in profit or loss and remeasurements in other comprehensive income. The amendments also improve disclosure requirements relating to the characteristics of defined benefit plans, the amounts recognized in the financial statements and the risks arising from defined benefit plans.

The Company has not yet assessed the impact of this new standard on its consolidated financial statements or determined whether it will early adopt the standard.

IAS 1 Presentation of Financial Statements (“IAS 1”)

Issued in June 2011, the amendments to IAS 1 will require the grouping of items within other comprehensive income into items that might be reclassified to profit or loss and items that will not be reclassified to profit or loss in subsequent accounting periods.

The Company has not yet assessed the impact of this new standard on its consolidated financial statements or determined whether it will early adopt the standard.

4.	Critical accounting estimates and judgements

The preparation of the consolidated financial statements using accounting policies consistent with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. The preparation of the consolidated financial statements also requires management to exercise judgement in the process of applying the accounting policies.

4.	Critical accounting estimates and judgements (continued)

a) Critical accounting estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized prospectively from the period in which the estimates are revised.

The following are the key assumptions about the future and other key sources of estimation uncertainty that have a significant risk of resulting in a material adjustment within the next financial year.

i) Impairment of assets

When there is indication that an asset may be impaired, the Company is required to estimate the asset’s recoverable amount. Recoverable amount is the greater of the value in use and the fair value less costs to sell. Determining the value in use requires the Company to estimate expected future cash flows associated with the assets and a suitable discount rate in order to calculate present value.

On adoption of IFRS, the Company recognized an impairment loss of $136,964. Details of the impairment loss calculation are included in Note 26.

ii) Useful lives of property, plant and equipment and intangible assets

Property, plant and equipment and intangible assets are amortized over the estimated useful life of the assets. Changes in the estimated useful lives could significantly increase or decrease the amount of depreciation recorded during the year.

Total depreciation recorded for the year ended December 31, 2011 was $35,871 (2010 - $34,485).

iii) Employee benefits

The Company sponsors defined benefit plans providing pension and other post-employment benefits to eligible employees. The determination of expense and obligations associated with employee benefits requires the use of assumptions such as the expected return on assets available to fund pension obligations, the discount rate to measure obligations, the expected mortality, the expected rate of future compensation and the expected healthcare cost trend rate. Because the determination of the cost and obligations associated with employee benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process. Actual results will differ from results that are estimated based on assumptions.

iv) Landfill closure liability

The Company has obligations associated with closure and post-closure activities over the operating life of a landfill in Menominee, Michigan. The Company is required to make estimates regarding these future costs to establish the current measurement of the landfill closure liability.

Total liability associated with the landfill closure recorded as at December 31, 2011 was $2,381 (2010 - $1,891).

Further details are included in Note 9.

4.	Critical accounting estimates and judgements (continued)

b) Critical judgements used in applying accounting policies

i) Income taxes

The measurement of income taxes payable and deferred income tax assets and liabilities requires management to make judgements in the interpretation and application of the relevant tax laws. The actual amount of income taxes only becomes final upon filing and acceptance of the tax return by the relevant authorities, which occurs subsequent to the issuance of the financial statements.

ii) Classification of leases

The Company is a lessee under a number of lease contracts, the accounting of which is dependent on whether the leases are classified as finance or operating leases. In determining the appropriate classification, the Company applies judgement as to whether the benefits and risks of ownership of associated assets have been substantially transferred to the Company.

Further details on the accounting treatment of finance and operating leases are included in Note 2.

iii) Functional currency of foreign operations

The Company has foreign subsidiaries and therefore needs to determine the functional currency to be used for the translation of their operations. Management used its judgement to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions of the Company’s foreign operations. As part of this approach, management gives priority to the primary indicators and also considers additional factors, which are designed to provide additional supporting evidence to determine a subsidiary’s functional currency.

5.	Trade and other receivables

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Trades receivable	45,750	57,527	49,559
Grants receivable	9,761	6,794	168
Sales taxes receivable	7,125	2,725	3,078
Tax credits receivable	84	—	—
Others	574	1,378	619

	63,294	68,424	53,424

All trades receivable and other receivables disclosed above are pledged as security for the credit facilities.

6.	Inventories

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Wastepaper	8,385	10,241	7,802
Wood fibre	6,730	7,698	8,302
Pulp	58,243	34,501	36,987
Production and maintenance supplies, and other raw materials	26,510	24,747	25,164

	99,868	77,187	78,255

Inventories are pledged as security for the credit facilities.

In addition, inventory expense and depreciation were recognized in cost of products sold during the following years:

	2011	2010
	$	$

Raw materials and consumables used	363,425	339,046
Parts, energy, labour costs and other costs	94,424	90,575
Change in pulp inventory	(26,038)	2,229
Write-downs of pulp inventory to net realizable value	4,566	—
Reversal of previous inventories’ write-down	—	(76)
Depreciation	35,871	34,485

Total	472,248	466,259

7.	Property, plant and equipment

	Carrying amounts
	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Land	4,937	5,006	4,912
Buildings and related components	24,931	32,763	34,472
Warehouse under finance lease	334	1,802	2,182
Equipment, roads, lots and other	262,018	329,422	357,859
Construction in progress	8,228	7,028	3,335
Major maintenance	7,105	6,588	4,682

	307,553	382,609	407,442

Property, plant and equipment are pledged as security for the credit facilities.

7.	Property, plant and equipment (continued)

	Cost
	Land	Buildings and related components	Warehouse under finance lease	Equipment, roads, lots and other		Construction in progress	Major maintenance	Total
	$	$	$	$		$	$	$
January 1, 2010	6,058	58,401	4,924	718,936		3,335	7,864	799,518
Additions	142	402	—	3,724		3,833	6,594	14,695
Disposals	—	(6)	—	(643)		—	(4,332)	(4,981)
Adjustments	—	(21)	—	(410	)(2)	(56)	—	(487)
Effect of foreign currency translation	(51)	(1,170)	(264)	(7,780)		(84)	—	(9,349)

December 31, 2010	6,149	57,606	4,660	713,827		7,028	10,126	799,396
Additions	58	1,864	—	12,098		1,195	6,652	21,867
Disposals	—	(69)	—	(785)		—	(3,532)	(4,386)
Effect of foreign currency translation	25	494	105	3,209		5	—	3,838

December 31, 2011	6,232	59,895	4,765	728,349		8,228	13,246	820,715

	Accumulated depreciation and impairment
	Land	Buildings and related components	Warehouse under finance lease	Equipment, roads, lots and other		Major maintenance	Total
	$	$	$	$		$	$
January 1, 2010(1)	1,146	23,929	2,742	361,077		3,182	392,076
Depreciation expense	—	1,509	272	27,946		4,688	34,415
Elimination on disposals of assets	—	(1)	—	(555)		(4,332)	(4,888)
Adjustments	—	(1)	—	(157	)(2)	—	(158)
Effect of foreign currency translation	(3)	(593)	(156)	(3,906)		—	(4,658)

December 31, 2010	1,143	24,843	2,858	384,405		3,538	416,787
Depreciation expense	—	1,488	260	27,957		6,122	35,827
Impairment losses recognized in profit or loss	150	8,441	1,249	53,145		—	62,985
Elimination on disposals of assets	—	(11)	—	(422)		(3,519)	(3,952)
Adjustments	—	—	—	(107	)(2)	—	(107)
Effect of foreign currency translation	2	203	64	1,353		—	1,622

December 31, 2011	1,295	34,964	4,431	466,331		6,141	513,162

(1)	Includes $136,964 of impairment applied on all assets categories, including land, recognized at Transition Date (Note 26).
(2)	These adjustments include those resulting from the revision of the estimated cash flows relating to the landfill closure liability (Note 9).

7.	Property, plant and equipment (continued)

Impairment charge

At each financial position reporting date, the Company determine whether there is any indication that its assets are impaired. The unsolicited Insider Bid from Abitibi filed on December 15, 2011, as detailed in Note 27, was identified as an indication for the Company to perform an impairment test. Consequently, the Company has reviewed its assumptions to estimate future cash flows for both cash generating units (“CGU”), the NBSK and RBK segments. As a result of these tests, an impairment loss of $62,985 included in the consolidated statement of earnings and an effect of foreign currency translation of $418 included in other comprehensive income was recognized on property, plant and equipment of the RBK segment.

The estimation of the recoverable amount was based on assumptions regarding the future development of several factors, including pulp prices, sales volumes, input prices (woodchips, wastepaper, energy, chemicals, etc.), capital expenditures and currency rates. The value in use was calculated through discounting the expected cash flows using a weighted average cost of capital (“WAAC”) appropriate for the CGUs’. The WACC is essentially composed of an estimated return on equity and market interest rates on debt for similar companies adjusted for a risk relevant to the Company. When calculating value in use at the end of 2011, the discount rate was 12.0% for both CGUs’.

8.	Intangible assets

Application software

	Cost	Accumulated amortization	Total
	$	$	$

January 1, 2010	1,107	798	309
Additions	—	70	(70)
Disposals	—	—	—
Effect of foreign currency translation	(30)	(30)	—

December 31, 2010	1,077	838	239
Additions	—	44	(44)
Disposals	(80)	(80)	—
Effect of foreign currency translation	10	9	1

December 31, 2011	1,007	811	196

9.	Landfill closure liability

The following table presents the carrying amount of the obligations associated with the closure and post-closure activities over the operating life of the landfill:

	2011	2010
	$	$

Balance, beginning of year	1,891	3,611
Liability incurred	(42)	(59)
Accretion and effect of change in discount rate	477	437
Changes in estimates	—	(1,958)
Foreign currency translation	55	(140)

Balance, end of year	2,381	1,891

Current portion (2011 – US$123; 2010 – US$161)	125	160

Long-term portion (2011 – US$2,218; 2010 – US$1,741)	2,256	1,731

	2,381	1,891

The total undiscounted amount of estimated cash flows required to settle the obligations is $3,415 - US$3,358 ($3,252 - US$3,270 and $6,528 - US$6,211 as at December 31 and January 1, 2010, respectively), which has been discounted using a risk free rate of 2.5% (3.9% and 4.4% as at December 31 and January 1, 2010, respectively). The majority of these obligations is expected to be settled over the next 32 years, and will be funded using cash flows from operations at the time of retirement. In 2010, the Company revised the estimated cash flows required to settle the obligations resulting in a reduction of the liability; the offset was applied against property, plant and equipment (Note 7) and the remaining amount was recorded in earnings.

Anticipated undiscounted cash flows required to settle the obligations are estimated as at December 31, 2011, as follows:

$

Within one year	125
Between one and five years	667
Later than five years	2,623

As at December 31, 2011, the Company held restricted cash in the amount of $110 - US$108 (2010: $106 - US$106) to provide for payment of the costs of landfill closure monitoring and maintenance or response activities of the landfill to protect health, safety, and the environment. In addition, as at December 31, 2011, the Company had outstanding letters of credit in the aggregate amount of $386 - US$380 (2010: $378 - US$380) and a deposit of $99 - US$98 (2010: $97 - US$98) to secure a portion of such activities related to closure of the landfill pursuant to a requirement by the Department of Environmental Quality of Michigan.

10.	Employee benefits

The Company maintains contributory defined benefit pension plans covering certain groups of employees. The Company also maintains non-funded, non-contributory supplementary defined benefit pension plans for one of its executives and a former executive. Pursuant to the terms of employment with this executive, the Company has an obligation to ensure that his plan is secured, which is currently achieved through a letter of credit. These plans provide pensions based on length of service and average employee earnings. The Company provides other benefit plans consisting of group health care and life insurance benefits to eligible retired employees and their dependents. These post-employment plans are unfunded.

The Company’s funding policy is to contribute annually the amount required to provide for benefits earned in the year and to fund past service obligations over periods not exceeding those permitted by the applicable regulatory authorities. In 2012, the Company expects to contribute approximately $6,250 to all its plans in accordance with normal funding policy. Past service obligations arise from improvements to plan benefits. They are recognized immediately in the benefit expense in the period that they occur, to the extent they are vested.

The Company measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as at December 31 of each year. Actuarial valuations for funding purposes are conducted on an annual basis.

Beginning January 1, 2010, all Canadian non-unionized employees have stopped accruing defined benefits under the defined pension plan and started participating in a new defined contribution plan.

The following table presents the difference between the fair value of the defined benefit pension assets and the actuarially determined accrued benefit obligation as at December 31, 2011, December 31, 2010 and January 1, 2010. These differences are also referred to as either the deficit or surplus, as the case may be, or the funded status of the plans.

	December 31, 2011		December 31, 2010		January 1, 2010
	Pension plans	Other post- employment benefits	Pension plans	Other post- employment benefits	Pension plans	Other post- employment benefits
	$	$	$	$	$	$

Present value of funded benefit obligations	127,699	2,990	119,395	2,778	111,985	2,766
Fair value of plan assets	93,988	—	94,692	—	90,746	—

	(33,711)	(2,990)	(24,703)	(2,778)	(21,239)	(2,766)
Present value of unfunded benefit obligations	1,306	—	881	—	555	—

Plan deficit	(35,017)	(2,990)	(25,584)	(2,778)	(21,794)	(2,766)

Experience adjustments on plan liabilities	(6,712)	(142)	(7,136)	80	—	—

Experience adjustments on plan assets	(5,762)	—	2,059	—	—	—

10.	Employee benefits (continued)

The Company has elected to recognize future gains (losses) in other comprehensive income and, as such, the obligation reported on the Company’s statement of financial position is equal to the status of the plans (since there are no unvested past service costs) and the benefit expense is not affected by those gains (losses).

	2011		2010
	Pension plans	Other post- employment benefits	Pension plans	Other post- employment benefits
	$	$	$	$
Present value of defined benefit obligation:
Defined benefit obligation, beginning of year	120,276	2,778	112,540	2,766
Employer’s current service cost	1,217	61	1,217	61
Interest cost	6,543	152	6,632	165
Benefits paid	(6,647)	(143)	(8,230)	(134)
Plan participants’ contributions	904	—	981	—
Actuarial loss (gain)	6,712	142	7,136	(80)

Defined benefit obligation, end of year	129,005	2,990	120,276	2,778

Fair value of plan assets:
Fair value of plan assets, beginning of year	94,692	—	90,746	—
Expected return on plan assets	6,348	—	5,958	—
Actuarial (loss) gain	(5,762)	—	2,059	—
Employer’s contributions	4,453	143	3,178	134
Plan participants’ contributions	904	—	981	—
Benefits paid	(6,647)	(143)	(8,230)	(134)

Fair value of plan assets, end of year	93,988	—	94,692	—

The actual return on plan asset was $586 and $8,017 for the years ended December 31, 2011 and 2010, respectively.

The assets of the pension plans are held by an independent trustee and are accounted for separately in the Company’s pension funds. The expected rate of return on assets is based on the expected rate of return on each asset classes using a stochastic projection tool that generates multiple expected-return scenarios over long periods of time for different asset classes. Expected fees payable by the plan are deducted from this expected rate of return. As at December 31, 2011 and 2010, the assets do not include the Company’s own financial instruments or any property occupied by, or other assets used by, the Company.

10.	Employee benefits (continued)

	2011	2010
	Fair Value of Plan assets	Fair Value of Plan assets
	%	%

Cash and short-term investments	—	0.9
Bond	44.1	41.5
Canadian, U.S. and foreign equities	55.9	57.6

	100.0	100.0

Amounts recognized in profit or loss in respect of these defined benefit plans are as follows:

	2011		2010
	Pension plans	Other post- employment benefits	Pension plans	Other post- employment benefits
	$	$	$	$

Employer’s current service cost	1,217	61	1,217	61
Interest cost	6,543	152	6,632	165
Expected return on plan assets	(6,348)	—	(5,958)	—

Total benefit expense	1,412	213	1,891	226

Actuarial losses and gains recognized in other comprehensive income are reconciled as follows:

	2011		2010
	Pension plans	Other post- employment benefits	Pension plans	Other post- employment benefits
	$	$	$	$
Other comprehensive income:
Balance of actuarial (losses) gains recognized in other comprehensive income, beginning of year	(5,077)	80	—	—
Actuarial (loss) gain recognized in the year before tax	(12,474)	(142)	(5,077)	80

Balance of actuarial (losses) gains recognized in other comprehensive income, end of year	(17,551)	(62)	(5,077)	80

10.	Employee benefits (continued)

The principal assumptions used for the purposes of the actuarial valuations were as follows:

Pension plans

	2011	2010
	%	%

Discount rate	5.0	5.5
Expected long-term return on assets	6.75	6.75
Rate of compensation increase	2.75	2.75

Other post-employment benefits

	2011	2010
	%	%

Discount rate	5.0	5.5
Rate of compensation increase	2.75	2.75

Assumed health care cost trend rate at end of year:

Initial health care cost trend	7.0	7.0
Annual rate of decline in trend rate	0.25	0.25
Ultimate health care cost trend rate	3	3

In determining the long-term rate of return on assets assumption, the Company considers the weighted average of historical returns, input from investment advisors and its actuary’s simulation model of expected long-term rates of return on assets assuming the Company’s targeted investment portfolio mix as outlined above.

A variation of 100 point basis in the health care cost trend rate would result as follows:

	2011	2010
	$	$

Effect of change in health care cost trend rate	increase	increase
Total of service cost and interest cost	4	4
Accrued benefit obligation	31	28

Effect of change in health care cost trend rate	decrease	decrease
Total of service cost and interest cost	(3)	(3)
Accrued benefit obligation	(33)	(32)

10.	Employee benefits (continued)

The Company also maintains defined contribution 401(K) plans for all US employees and a defined contribution plan for all Canadian non-unionized employees. In addition, the Company maintains a non-funded, non-contributory supplementary defined contribution pension plan for executives, for which a deficit of $152 was included in the financial position as at December 31, 2011 ($27 as at December, 2010). All the defined contribution plans are expensed as incurred and the total expense recognized in profit or loss relating to the defined contribution plans amounted to $1,058 and $932 for 2011 and 2010, respectively.

11.	Long-term debt

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Term Loan	76,898	77,648	—
Previous Term Facility (US$106,812)	—	—	112,259
ABL Credit Facility denominated in Canadian dollars	17,500	—	—
ABL Credit Facility denominated in US dollars (US$17,000)	17,289	—	—
Previous Revolving Credit Facility denominated in Canadian dollars	—	—	19,381
Previous Revolving Credit Facility denominated in US dollars (US$15,000)	—	—	15,765
Obligation under finance lease at a rate of 14.9%	3,697	3,917	4,400
PSIF - Investissement Québec	4,076	5,324	4,321
Deferred financing fees	(1,791)	(2,215)	(668)

	117,669	84,674	155,458
Less: current portion of long-term debt	2,016	1,876	36,682

	115,653	82,798	118,776

Refinancing

On July 16, 2010, the Company completed its refinancing transactions (the “Refinancing Transactions”) comprised of:

•	a term loan for an amount of $78 million (the “Term Loan”);

•	a $75 million asset-based secured revolving credit facility (the “ABL Credit Facility”); and

•	a $40 million (gross proceeds) rights offering (the “Rights Offering”).

As a result of the Refinancing Transactions, the Company repaid its previous revolving credit facility scheduled to mature on October 30, 2010 and its previous term loan scheduled to mature on October 30, 2012. Therefore, the repayment of the previous credit facilities was accounted as an extinguishment of the credit facilities.

11.	Long-term debt (continued)

Term Loan

The Term Loan provides for a five-year secured term loan in a principal amount of $78 million, bearing interest at a rate of 8.25% and to be repaid in quarterly instalments at a rate of approximately 1% per annum of the original principal amount thereof, with the balance due and payable at maturity on July 15, 2015. All obligations in respect of the Term Loan are secured by a first-ranking hypothec on all present and future assets, movable and immovable, of the Company and its subsidiaries and a second ranking hypothec on all of the existing and subsequently acquired accounts receivable, inventory and assets relating to the Company and its subsidiaries, with exception of the assets securing the ABL Credit Facility. The Term Loan contains certain covenants and events of default customary to borrowings of this nature, including a requirement for the Company to maintain at all times certain minimum levels of wood fibre and wastepaper supply under contract.

The Term Loan also requires the Company to maintain certain customary financial ratios, namely an interest coverage ratio of not less than 2.0x at all times and a total debt (including Debentures) to capitalization ratio of not more than 40% until December 31, 2011, 37.5% in 2012 and 35% thereafter.

As at December 31, 2011 and 2010, the Company was in compliance with all terms and conditions of the Term Loan.

ABL Credit Facility

The ABL Credit Facility provides for borrowings of up to $75 million and had an initial term of three years ending July 16, 2013. On August 3, 2011, as provided under the ABL Credit Facility, the term was extended for an additional year, bringing the maturity to July 16, 2014. The amount available to be drawn under the ABL Credit Facility will vary from time to time, based upon the Company’s trade receivables and inventory levels, and can be drawn in Canadian or in US dollars. The obligations under the ABL Credit Facility are secured by, among other things, a first-ranking hypothec on all of the existing and after acquired trade and other receivables and inventories of the Company and its subsidiaries and a second-ranking hypothec on all present and future assets, movable and immovable, of the Company and its subsidiaries, with exception of the assets securing the Term Loan. The ABL Credit Facility contains certain covenants and events of default customary to borrowings of this nature. The ABL Credit Facility also provides for certain springing financial covenants depending on the net amount available to draw. Should these covenants be triggered, the ABL Credit Facility would require the Company to maintain a fixed charge coverage ratio of not less than 1.2x and put some limitations on capital expenditures.

At the Company’s option, all Canadian dollar denominated loans under the ABL Credit Facility bear interest at a rate based either on a “Canadian Prime Rate” or the applicable bankers’ acceptance rate, plus a margin in each case. All US dollar denominated loans under the ABL Credit Facility bear interest at a rate based either on LIBOR or the US Base Rate, plus a margin in each case.

As at December 31, 2011 and 2010, the Company was in compliance with all terms and conditions of the ABL Credit Facility.

11.	Long-term debt (continued)

Previous credit facilities

The previous credit facilities were established on October 31, 2006 and consisted of the following: (i) a six-year, US$178,760 senior secured term facility (or the Canadian equivalent) and (ii) a four-year, $55,000 senior secured revolving credit facility subject to a borrowing base calculation. The term facility was amortized at a rate of 1% per annum of the original amount of the term facility in quarterly instalments.

As at January 1st, 2010, an amount of $112,259 – US$106,812 was drawn under the term facility bearing interest at LIBOR (base rate floor of 2%) plus a margin of 6%.

PSIF - Investissement Québec

On February 23, 2007, the Company obtained a $6,000 interest-free loan granted by Investissement Québec through the Soutien à l’industrie forestière program (PSIF) to support investments made in the forest industry. On April 22, 2009, Investissement Québec modified the agreement to be payable in monthly instalments over a maximum of four years starting December 31, 2010, whereas previously the instalments were due over five years starting November 27, 2009.

The drawings under the loan were recognized at their discounted value which was computed at a weighted average interest rate of 6% (2010 - 6%). The differences between the discounted values and the principal amounts at initial recognition were recorded against property, plant and equipment since they were considered as grants from the government. Theoretical interest is being expensed over the term of the loan using the effective interest rate method. As at December 31, 2011, the outstanding principal amounts were $4,375 (2010 - $5,875). Under the loan agreement, the Company must comply with certain restrictive covenants, including the requirement to meet certain financial ratios. As at December 31, 2011 and 2010, the Company was in compliance with all terms and conditions of the PSIF loan.

Obligation under finance lease

The Company leases a warehouse under finance lease which can be renewed for 20 years at the Company’s option. Minimal payments are determined by an escalatory price clause.

Deferred financing fees

Deferred financing fees of $1,315 (2010 - $1,716) are not netted against the related financial liabilities as the ABL Credit facilities are not used on a permanent basis by the Company.

11.	Long-term debt (continued)

Future payments

Future principal repayments and minimum finance lease payments as at December 31, 2011, are as follows:

	Long-term debt	Deferred financing fees	Finance lease
	$	$	$
Within one year	2,250	(440)	902
Between one and five years	113,812	(1,351)	3,771
Later than five years	—	—	985

Total principal repayments, interest capitalized repayments and future minimum lease payments	116,062	(1,791)	5,658
Less: Theoretical interest on PSIF	(299)	—	—
Imputed interest	—	—	(1,961)

	115,763	(1,791)	3,697

12.	Convertible unsecured subordinated debentures

On September 7, 2006, the Company issued convertible extendible unsecured subordinated debentures (the “Debentures”) for a principal amount of $51,750 (including the over-allotment option). The Debentures, which bore interest at 7% payable semi-annually and matured on December 31, 2011, were completely redeemed on June 28, 2011.

Under certain conditions, Debentures may have been converted into shares at the holder’s option. Furthermore, the Debentures were redeemable at the Company’s option. The Company may, at its option and subject to certain conditions, have elected to satisfy the redemption price of the Debentures by issuing Company shares.

Financing fees of $2,838 were incurred in conjunction with the issuance of Debentures of which $2,480 were deferred and were being amortized over the term of the Debentures, using the effective interest rate method. The initial liability portion of the Debentures was being accreted such that the liability at maturity would have equalled the face value of the then outstanding Debentures. On the Transition Date and until the effective date of the Arrangement (Note 1), the conversion option was recognized as a financial liability and measured at fair value through profit or loss. Further details are included in Note 26.

For the year ended December 31, 2011, the Company redeemed Debentures in an aggregate amount of $51,749. Redemption was made in two stages, namely on February 28 and June 28, 2011. On the redemption dates, the Company paid to the holders of redeemed Debentures a redemption price equal to the principal amount of the Debentures, plus accrued and unpaid interest up to the date prior to the redemption date. Redemption prices on February 28 and June 28, 2011 were respectively of $1,011.12 and 1,034.14 per $1,000.00 principal amount of Debentures. As a result of these redemptions, a total gain on redemption of $2,752 was recognized in the consolidated statement of earnings for the year ended December 31, 2011 (Note 20).

12.	Convertible unsecured subordinated debentures (continued)

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Initial amortized amount	—	45,149	45,149
Accretion	—	5,042	3,651
Deferred financing costs	—	(582)	(1,104)

	—	49,609	47,696
Current portion	—	49,609	—

	—	—	47,696

13.	Shareholders’ capital/Unitholders’ capital

Authorized and issued common shares

An unlimited number of common shares are issuable. Each share is freely transferable and represents a shareholder’s proportionate undivided interest in the Company. Each share confers to its holder the right to one vote at any meeting of shareholders and to participate equally and ratably in any dividends of the Company, if any, and, in the event of any required distribution of all of the property of the Company, in the net assets of the Company remaining after satisfaction of all liabilities. Shares have no conversion or pre-emptive right.

Fund units

An unlimited number of units were issuable pursuant to the trust agreement. Each unit was freely transferable and represented a unitholder’s proportionate undivided interest in the Fund. Each unit conferred to its holder the right to one vote at any meeting of unitholders and to participate equally and ratably in any distributions of the Fund, if any, and, in the event of any required distribution of all of the property of the Fund, in the net assets of the Fund remaining after satisfaction of all liabilities. Units had no conversion or pre-emptive right.

13.	Shareholders’ capital/Unitholders’ capital (continued)

Shares/Units issued and outstanding

	2011
	Number of
	units	shares	Amount
			$

Balance, January 1 and December 31, 2011	—	130,075,556	696,537

	2010
	Number of
	units	shares	Amount
			$

Balance, January 1, 2010	90,472,708	—	658,609
Conversion of units into shares (Note 1)	(90,472,708)	90,472,708	—
Issuance of shares	—	39,602,848	37,928

Balance, December 31, 2010	—	130,075,556	696,537

On May 25, 2010, all the outstanding units of the Fund were exchanged for common shares of the Company on a one-for-one basis.

Rights Offering

On July 16, 2010, the Company issued an aggregate of 39,602,848 common shares of the Company pursuant to a rights offering at a price of $1.01 per common share for net proceeds of $37,928 after deducting standby fees of $400 and expenses of $1,671.

13.	Shareholders’ capital/Unitholders’ capital (continued)

Per share/unit information

The following tables reconcile the net earnings to net earnings adjusted for dilutive effect and the weighted average number of shares outstanding used in computing basic earnings per share to weighted average number of shares outstanding used in computing diluted earnings per share:

	2011	2010
	$	$

Net earnings	(64,031)	16,594
Impact of assumed conversion of Debentures	—	5,535

Net earnings adjusted for dilutive effect	(64,031)	22,129

	2011	2010

Average number of shares outstanding used in computing basic earnings per share	130,075,556	108,809,369
Dilutive effect of Debentures*	—	70,743,677
Dilutive effect of rights offering	—	3,038,027

Average number of shares outstanding used in computing diluted earnings per share	130,075,556	182,591,073

*	Assuming a conversion price of $0.77 for the year ended December 31, 2010 (being the trading price of the shares at the beginning of the year).

For the year ended December 31, 2011, the share option plan and the potential conversion of the Debentures were anti-dilutive. For the diluted earnings per share computation purpose, the number of 16,970,633 shares was excluded from the denominator and the amount of $1,875 was excluded from the numerator. For the year ended December 31, 2010, 1,746,538 antidilutive share options were excluded from the computation of diluted earnings per share.

14.	Income taxes

Immediately prior to converting into a corporation on May 25, 2010, the Company, as a publicly traded income trust, was to be taxed on income earned starting in 2011, similarly to rules applying to corporations. Accordingly, deferred income tax assets and liabilities of the Company on Canadian operations were determined with respect to estimated temporary differences between the carrying values of existing assets and liabilities and their respective tax bases that were expected to reverse starting in 2011 at the then combined enacted or substantively enacted tax rate. The Company was not subject to, and did not recognize, any deferred income tax assets or liabilities on temporary differences expected to reverse prior to 2011.

Effective May 25, 2010, upon conversion into a corporate structure, the income of the Company became subject to income taxes applicable to corporations.

14.	Income taxes (continued)

The components of tax expense (recovery) are as follows:

	2011	2010
	$	$

Current tax expense (recovery):
Current tax expense (recovery) in respect of the current year	14	(5)
Adjustment recognized in the current year in relation to the current tax of prior years	(81)	—

Total income tax recovery recognized in the current year	(67)	(5)

A reconciliation of income taxes at the combined Canadian statutory income tax rate with reported income taxes is as follows:

	2011	2010
	$	$

(Loss) earnings before income taxes	(64,098)	16,589
Combined Canadian statutory income tax rate	28.40%	29.90%

Computed income tax (recovery) expense at combined Canadian statutory income tax rate	(18,204)	4,960

Variance resulting from:
(Utilization of) unrecognized tax attributes, net of permanent differences	27,553	(4,423)
Effect of difference between combined Canadian statutory income tax rate and those rates applicable to foreign subsidiaries	(9,335)	(542)

	14	(5)
Adjustment recognized in the current year in relation to the current tax of prior years	(81)	—

Income tax recovery recognized in the current year	(67)	(5)

The combined Canadian statutory income tax rate has decreased by 1.5% resulting from the reduction of the Canadian federal statutory tax rate.

	2011	2010
	$	$
Deferred tax (liabilities)/assets in relation to :
Non-capital and capital losses carryforward	—	5,764
Property, plant and equipment	(4,102)	(9,359)
Trade and other receivables	—	16
Inventories	—	890
Deferred financing fees	—	902
Landfill closure liability	—	750
Trade and other payables	—	329
Employee benefits	4,102	—
Other	—	708

Net deferred tax asset/(liability)	—	—

14.	Income taxes (continued)

All variations in the deferred tax assets and liabilities have been recognized in the consolidated statement of earnings for the years ended December 31, 2011 and 2010.

As at December 31, 2011, the Company has not recognized deferred income tax assets with respect to Canadian operating losses of $73,324 expiring from 2026 to 2031, foreign operating losses of $95,014 - US$93,426 which expire from 2026 to 2031, Canadian capital losses of $751 which can be utilized indefinitely, and deductible temporary differences of $355,028.

Tax reassessment

In January 2009, the Company received notices of assessment for the 2002 and 2003 taxation years from the Canada Revenue Agency (“CRA”) and the Ministère du Revenu du Québec (“MRQ”) reassessing the tax value allocated to the assets of the Saint-Félicien Mill at the time such assets were purchased by the Company from Abitibi-Consolidated Inc. in August 2002. These assessments do not involve any taxes payable. In October 2009, the Company requested statements of revised losses from CRA and MRQ. In September 2010, the Company received from the CRA a statement of revised losses. In December 2010, the Company filed a notice of objection. The CRA has acknowledged receipt of Fibrek’s notice of objection. An introductory meeting between Fibrek representatives and CRA took place in October 2011.

On February 21, 2012 CRA presented a verbal proposition to the Company. Management expects a settlement in the first quarter of 2012. The amount of the tax attributes not recognized in the deferred income tax assets detailed above was adjusted based on that proposition.

15.	Share-based payment

Liabilities recorded for share-based payment plans included in trade and other payables are as follows:

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Long-term incentive plan	359	285	101
Share option plan	50	41	—

	409	326	101

Contributed surplus recorded for share-based payment plans are as follows:

	December 31, 2011	December 31, 2010	January 1, 2010
	$	$	$

Employee benefits reserve	1,006	277	—

15.	Share-based payment (continued)

Compensation expense recognized for share-based payment plans are as follows:

	2011	2010
	$	$

Long-term incentive plan	74	184
Share option plan	738	318

	812	502

i) Long-term incentive plan

Effective January 1, 2006, the Company implemented a Performance Share Plan under which Performance Shares (“PS”) were awarded by the Board of Directors to certain key executives. The PS were awarded as of January 1st of each year based on an incentive amount determined by the Board. To determine the awarded amount of PS, the incentive amount was divided by the average trading price of the Company’s shares for the 20 trading days immediately preceding the day on which the award was made. The PS vested after three years and were payable in cash once the Board had determined the achievement of the specified performance targets. The amount of cash to be received by the participants was determined by multiplying the number of vested PS by the value of the

Company’s shares as at the end of the performance cycle (three years), based on the average trading price of the Company’s shares for the 20 trading days immediately preceding the vesting date. The participants were also entitled to an amount equivalent to the dividends declared on the Company’s shares during the vesting period for all the PS that vested. PS that had not achieved the vesting condition were automatically cancelled.

As at December 31, 2011, an amount of $359 was payable in accordance with a modification to the plan approved by the Board only for the cycle starting in 2009. This amount represents 20% of the PS awarded on January 1, 2009 for which the executive member is still in his position, even if the performance targets were not achieved. Those PS vested on December 31, 2011.

In addition, if a “change of control” occurs within six months from December 31, 2011, the payout for the PS which have vested on December 31, 2011 will be recalculated pursuant to the formula set above using the price paid by the Offeror for the Common Shares if this price is higher than the market price of the Common Shares on the vesting date.

The table below summarizes the changes in the number of outstanding PS:

	2011	2010

Balance, beginning of year	1,693,750	1,943,517
Cancelled	—	(195,745)
Exercised	(1,693,750)	—
Expired*	—	(54,022)

Balance, end of year	—	1,693,750

*	: No incentive was paid as targets were not met.

15.	Share-based payment (continued)

i) Long-term incentive plan (continued)

As a result of the implementation of the share option plan on May 19, 2010, no additional PS were awarded and the plan terminated at the end of the 2009-2011 cycle.

ii) Share option plan

Effective May 19, 2010, the Company implemented a share option plan under which options may be awarded by the Board of Directors to executives and key employees. The options normally vest over a four-year period, one third of the options vesting on each anniversary of their date of award, commencing on the second anniversary. The options may also be subject to performance vesting conditions and the Board may accelerate the date upon which any option becomes exercisable. The option holders are entitled to exercise their vested options at a predetermined exercise price.

Effective on February 9, 2012, the Board authorized the Company to amend the terms of the unvested outstanding share options to provide that the vesting period be accelerated. This amendment would be effective solely for the purpose of tendering under the Mercer Offer (Note 27) all common shares issuable upon exercise of the outstanding “in-the-money” share options. The amendment would terminate upon expiry of the Mercer Offer. As at December 31, 2011, the Company had not exercised the Stock Option Plan acceleration amendment and none of the options outstanding were exercisable. As at December 31, 2010 none of the options outstanding were exercisable.

With the consent of the Board, the option holders are entitled to either (i) elect to exercise their options through a cashless exercise pursuant to which they would receive such number of common shares equal to their “in-the-money” value of the options, or (ii) elect to surrender their options in exchange for a cash payment equal to the “in-the-money” value of the options. Notwithstanding the manner in which the option holders elect to exercise their options, the number of common shares reserved for allotment pursuant to the share option plan, which include all regular and special awards, shall not exceed 4,523,635.

The options which may be awarded under the share option plan shall not exceed ten years. The exercise price of any options awarded under the share option plan shall be the volume weighted average closing price of the common shares on the Toronto Stock Exchange (“TSX”) for the five trading day period following the black-out period relating to the filing of the Company’s annual financial statements, provided that the exercise price shall not be less than the volume weighted average trading price per common share on the TSX over the five trading days preceding the day the option is awarded.

a) Regular grants

The table below summarizes the changes in the number of outstanding options under the regular grants:

	2011		2010
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
		$		$
Outstanding, beginning of year	1,135,269	1.35	—	—
Granted	939,814	1.56	1,135,269	1.35

Outstanding, end of year	2,075,083	1.45	1,135,269	1.35

15.	Share-based payment (continued)

ii) Share option plan (continued)

a) Regular grants (continued)

The Company recognizes share-based payment cost based on the best available estimates of the performance condition, if any, using the Black-Scholes option pricing model. The effect of a change in estimate is recognized over the related vesting period.

For the year ended December 31, 2011, a share-based payment expense of $574 was recorded in the consolidated statement of earnings in relation to this regular grant (2010 - $204). As at December 31, 2011, an amount of $37 (2010 - $ 27) was included in trade and other payables.

b) Special one-time grant

On May 25, 2010, the Board awarded 1,086,009 options under the special one-time grant to executives having an exercise price of $1.35 per common share and a term of six years from the date of award. The vesting of these options is subject to the achievement of the following minimum performance conditions:

•

50% of the options will vest on the third anniversary of the date of award, provided the Company’s weighted average closing share price over the previous 20 trading days is $3.50 per common share or greater, (the “First Performance Criteria”), and;

•

the other 50% of the share options will vest on the fifth anniversary of their date of award, provided the Company’s weighted average closing share price over the previous 20 trading days is $5.00 per common share or greater (the “Second Performance Criteria”). If the First Performance Criteria has not been met on the third anniversary of the date of award but the Second Performance Criteria is met, then the first 50% will also vest on the fifth anniversary of the award date.

The Company recognizes share-based payment costs based on the best available estimates of the performance condition using the binomial option pricing model. The effect of a change in estimate is recognized over the related vesting period.

For the year ended December 31, 2011 share-based payment expense of $164 was recorded in the consolidated statement of earnings in relation to this special one-time grant (2010 - $114). As at December 31, 2011, an amount of $13 (2010 - $ 14) was included in trade and other payables.

The following assumptions were used to estimate the fair value, at the date of award, of each option issued to executives and key employees:

	2011	2010
	Regular grant	Regular grant	Special one-time grant
Share price on date of grant	$1.55	$1.30	$1.30
Risk-free interest rate	2.57%	2.18%	2.32%
Expected dividend yield	NIL	NIL	NIL
Expected life of options	4.5 years	4.5 years	5.0 years
Expected volatility	76.07%	69.42%	65.41%
Weighted average fair value of issued options	$0.93	$0.72	$0.57

Expected volatility is based on peer companies’ historical share price volatility over the past 5 years.

15.	Share-based payment (continued)

iii) Deferred share unit plan

Effective December 9, 2010, the Company implemented a deferred share unit plan for directors of the Company. Under the plan, eligible directors have the right to elect, for the following fiscal year, to receive all or part of their fees and/or annual retainer in share units. The number of share units to be granted is based on the weighted average trading price of the common shares on the TSX for the five (5) business days immediately preceding a given date or in such manner as is required or allowed by the rules and policies of the TSX (the “Market Price”). A participant is entitled to receive, upon such participant’s Termination of Board Service (as such expression is defined in the plan), the payment in cash of the share units that are credited to the participant’s account on such given date based, for each vested share unit, on the value of a common share at the Market Price on the date of such participant’s Termination of Board Service.

For the years ended December 31, 2011 and 2010, no director had elected to receive his/her annual retainer and/or fees for the following year in share units, election which can only be done once a year.

16.	Supplemental disclosure of cash flow information

Changes in non-cash operating working capital items:

	2011	2010
	$	$

Trade and other receivables	8,900	(9,648)
Inventories	(21,366)	(1,344)
Prepaid expenses	(10)	810
Trade and other payables	5,604	12,376

	(6,872)	2,194

Supplemental information:

	2011	2010
	$	$

Additions to property, plant and equipment included in trade and other payables	6,127	2,398

Cash and cash equivalents consist of:

	December 31,	December 31,	January 1,
	2011	2010	2010
	$	$	$

Cash	5,466	16,315	19,064
Restricted cash	110	106	110

	5,576	16,421	19,174

17.	Contractual obligations

Fibre supply agreement

The Company is party to a three-year renewable fibre supply agreement with Abitibi Consolidated Company of Canada (“ACCC”) at market price, effective September 1, 2009.

Waste paper supply agreements

The Menominee and Fairmont Mills have entered into supply agreements for waste paper which cover the majority of the mills’ expected consumption mainly at market prices, terminating between one and three years.

Gas supply agreement

The Menominee Mill was a party to a gas supply agreement, namely the Master Retail Gas Sales Agreement, pursuant to which it agreed to purchase approximately 100% of its expected consumption of gas, at market rates, through October 2010 which includes a fixed price for transportation.

In October 2010, the Company signed new three-year gas supply agreements for the Menominee Mill expiring in October 2013. Under these agreements, the Menominee Mill’s contracted volumes are 2,167,174 decatherm and the purchase prices are at quoted market rates. If the mill’s consumption is less than expected, it has the option to sell the excess quantity at the then prevailing quoted market rates.

Based on the terms of these agreements, as at December 31, 2011, the purchase commitment over the remaining term of the agreements which represents the fixed portion for transportation is as follows:

$

2012	305
2013	248

18.	Commitments

The Company has commitments under various operating leases of mobile equipment, warehouses and office space and services. The operating lease contract related to office space rental contains a five-year renewal option. There is no contingent rent or purchase option in any of the operating leases. Future minimum lease payments are due as follows:

$

Within one year	1,946
Between one and five years	2,377
Later than five years	—

As at December 31, 2011, the Company had commitments related to capital expenditures totaling approximately $6,419 and letters of credit of $3,877.

19.	Contingent liabilities and guarantees

Environmental matters

The Company’s operations are subject to numerous environmental laws, regulations and guidelines. It is the opinion of management that under existing legislation and regulatory practices, expenditures required for environmental compliance should not have a material adverse effect on the Company’s financial position. However, future discovery of previously unknown environmental issues, including contamination of property underlying or in the vicinity of the Mills, could require the Company to incur material unforeseen expenses.

Legal matters

The Company is subject to various claims and proceedings which have been instituted against it during the normal course of business. Management currently believes that the matters pending or asserted are not expected to have any material adverse effect on the financial position, results of operations or cash flows of the Company.

Indemnification of third parties

In the normal course of business, the Company could enter into agreements which contain features meeting the definition of a “constructive obligation” as defined by IFRS. These are customary in the industry.

The Company has entered into agreements which provide for indemnification provisions for its directors, trustees and officers against expenses including legal fees, judgements, fines and any amount actually and reasonably incurred by them in connection with any action, suit or proceeding in which they are sued as a result of their service, subject to certain provisions. The Company purchases directors’ and officers’ liability insurance.

In connection with the Rights Offering, the Company entered into a dealer manager agreement and a standby purchase agreement, whereby the Company may have to indemnify the parties to these agreements with respect to the representations and warranties made.

Under the terms of the ABL Credit Facility, the Company agreed to indemnify, hold harmless and defend the lender, as agent for the lenders, from and against any and all losses, liabilities, claims, damages and expenses arising out of, in connection with or as a result of, among others, (i) the ABL Credit Facility and related loan documents, including the use of the proceeds and compliance with or enforcement by the lender of its rights thereunder, (ii) any contractual obligations entered into by the Company, (iii) the role of the lender in any actual or prospective investigation, litigation or other proceeding relating to the ABL Credit Facility, and (iv) the breach of any environmental legislation.

Under the terms of the Term Loan, the Company agreed to indemnify the lender for any costs resulting from (i) any change of law impacting the lender’s costs or revenues with respect to the Term Loan, (ii) an event of default, and (iii) a breach of any applicable law, including any environmental legislation.

19.	Contingent liabilities and guarantees (continued)

Indemnification of third parties (continued)

The Support Agreement entered into by Fibrek and Mercer contains, among other things, a termination fee of $8,500 payable by Fibrek in certain circumstances, including the acceptance of an unsolicited superior proposal from a third party. Furthermore, unless such termination fee is paid and provided that Mercer has not materially breached any covenant or other obligation under the Support Agreement, Mercer shall be entitled to an expense reimbursement payment of $2,000.

In connection with the Special Warrant Agreement entered into by Fibrek and Mercer, Fibrek may have to indemnify Mercer with respect to its representations and warranties made.

The nature of these guarantees prevents the Company from making reasonable estimates of the maximum potential amount it could be required to pay to counterparties, if any. Historically, the Company has never made any indemnification payments and as at December 31, 2011, the Company had not recorded a liability in respect of these indemnifications.

20.	Financial instruments

This section provides disclosures relating to the nature and extent of the Company’s exposure to risk arising from financial instruments, including credit risk, liquidity risk, foreign currency risk and interest rate risk, and how the Company manages those risks.

Credit risk

Credit risk arises from cash and cash equivalents and restricted cash held with banks and financial institutions, and primarily from the Company’s trade receivables. The maximum exposure to credit risk is equal to the carrying value of the financial assets.

	December 31,	December 31,	January 1,
	2011	2010	2010
	$	$	$

Cash and cash equivalents	5,576	16,421	19,174
Trade and other receivables	56,085	65,699	50,346

Financial assets	61,661	82,120	69,520

To mitigate this credit risk, the Company tries to maintain strict controls on receivables and is putting even greater emphasis on analyzing and reviewing the financial positions of its customers; rigorous evaluation procedures are generally applied to all new customers. A specific credit limit is generally established for each customer and reviewed periodically by the Company. The Company does not hold any collateral or other credit enhancements over these balances nor does it have a legal right of offset against any amounts owed by the Company to the counterparty.

20.	Financial instruments (continued)

Credit risk (continued)

Pursuant to their respective terms, trade receivables are aged as follows as at December 31, 2011 and 2010:

	2011	2010
	$	$
Not past due	37,410	48,934
Past due 1-30 days	8,556	9,213
Past due 31-60 days	268	—
Past due more than 61 days	340	1,659

Trade receivables	46,574	59,806
Less: allowance for doubtful accounts	(824)	(2,279)

Trade receivables, net	45,750	57,527

Management considers that substantially all receivables should be fully collectible as most of the Company’s customers are large corporations with good credit standing and no history of default. As at December 31, 2011, one customer (two as at December 31, 2010) represented more than 10% of the Company’s total trade receivables. Allowance for doubtful accounts is based on management’s assessment of risk relating to past due trade receivables and information relating to industry. Movement in the allowance for doubtful accounts is presented as follows:

	2011	2010
	$	$
Balance, beginning of year	2,279	3,196
Amounts written off	(1,639)	—
Impairment losses reversed	—	(775)
Effect of foreign exchange rate changes on allowance for doubtful accounts	184	(142)

Balance, end of year	824	2,279

No impairment loss for credit deterioration was recognized for the years ended December 31, 2011 and 2010.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure and financial leverage, and by continuously monitoring forecasts and actual cash flows, as outlined in Note 21 to the consolidated financial statements (“Capital Disclosure”).

The Term Loan is made available at a fixed interest rate, however, the ABL Credit Facility is available at floating interest rates. In the event of an increase in the base reference interest rates or discount rates, the Company’s financial expenses will increase.

20.	Financial instruments (continued)

Liquidity risk (continued)

The following are the contractual maturities of the financial liabilities, principal and interest (assuming current interest rates), at December 31, 2011 and 2010:

	2011
	Total	2012	2013 - 2014	2015 - 2016	2017 and thereafter
	$	$	$	$	$
Trade and other payables	66,488	66,488	—	—	—
Current portion of landfill closure liability	125	125	—	—	—
Term Loan	98,993	7,088	13,956	77,949	—
ABL Credit Facility	34,789	—	34,789	—	—
PSIF - Investissement Québec	4,375	1,500	2,875	—	—
Obligation under finance lease	5,660	902	1,852	1,920	986

Total	210,430	76,103	53,472	79,868	986

	2010
	Total	2011	2012 - 2013	2014 - 2015	2016 and thereafter
	$	$	$	$	$
Trade and other payables	56,064	56,064	—	—	—
Current portion of landfill closure liability	160	160	—	—	—
Convertible unsecured subordinated debentures	55,372	55,372	—	—	—
Term Facility	106,126	7,133	14,097	84,896	—
PSIF - Investissement Québec	5,875	1,500	3,000	1,375	—
Obligation under finance lease	6,401	866	1,779	1,845	1,911

Total	229,998	121,095	18,876	88,116	1,911

Landfill closure liability represents contribution for the following year only. Other years are not presented as the amount could fluctuate significantly due to the variation of future performance and change in assumptions. ABL Credit Facility represents principal amounts only, since interests fluctuate significantly due to the variation of the outstanding balance on which they are calculated

20.	Financial instruments (continued)

Foreign currency risk

Exchange rate fluctuations between the Canadian dollar and its US counterpart have a significant impact on the Company’s sales, as pulp prices are denominated in US dollars; these fluctuations also impact sales made in Canada which are dependent on the price of pulp in North America. The Company’s operating results and cash flows may be adversely affected by changes in the Canadian dollar exchange rate with its US counterpart.

In accordance with its policy, the Company may use derivative financial instruments to protect itself against exchange rate fluctuations for specific minimal spot pulp sales. As at December 31, 2011 and 2010, the Company held no derivative financial instruments relating to foreign exchange. All foreign currency gains or losses, excluding those related to foreign operations which have been included in other comprehensive income, have been recorded in the consolidated statements of earnings for the years ended December 31, 2011 and 2010. Furthermore, as part of the objective in managing its foreign currency risk, the Company uses natural hedging positions by having US operations and a portion of its ABL Credit Facility denominated in US currency.

Assuming no change in commodity prices and interest rates, an increase of CAN$0.01 of the Canadian dollar in relation to the US dollar for the years ended December 31, 2011 and 2010 would have had the following favorable impact on each of the financial instrument classes below (those for which the offsetting impact is recorded in earnings):

	2011	2010
	$	$
Other financial instruments	157	247

The Company would have had an equal but opposite effect for a decrease of CAN$0.01 of the Canadian dollar in relation to the US dollar at December 31, 2011 and 2010. Financial instruments at FVTPL consist of an investment at FVTPL. Other financial instruments are cash and cash equivalents, trade and other receivables, trade and other payables, and the ABL Credit Facility.

Interest rate risk

The Company’s interest rate risk is primarily related to the ABL Credit Facility and short-term investments. The ABL Credit Facility bears interest, at the Company’s option, at bankers’ acceptance rate or “Canadian Prime Rate” plus a margin in each case for Canadian borrowings and at LIBOR or the US Base Rate plus a margin in each case for US borrowings; short-term investments’ rate is based on Canadian bankers’ acceptance rate. Amounts outstanding under ABL Credit Facility, on which the Company is exposed to interest rate, are detailed in Note 11 to the consolidated financial statements (“Long-term debt”).

20.	Financial instruments (continued)

Interest rate risk (continued)

For the year ended December 31, 2011, a 100 basis points variation in interest rates, assuming all other variables are constant, would have resulted in a decrease/increase of $131 (2010 - $28) in the Company’s net earnings.

Fair value

i) Establishing fair value

The carrying amount of cash and cash equivalents, restricted cash, trade and other receivables, trade and other payables approximate their fair value due to their short-term maturity. Investment at FVTPL is carried at its fair value based on quoted market prices.

The fair values of other financial instruments are estimated as follows:

	December 31,	December 31,	January 1,
	2011	2010	2010
	$	$	$

Convertible unsecured subordinated debentures	—	51,852	39,588
Term Loan	76,569	77,302	—
Term facility denominated in US dollars	—	—	88,958
ABL Credit Facility	34,783	—	—
Revolving Credit Facility	—	—	27,278
PSIF - Investissement Québec	4,106	5,465	4,270

	115,458	134,619	160,094

The fair value of the Debentures is estimated based on a valuation model established using quoted market inputs. The fair value of the Term Loan and the Term Facility are estimated using present value techniques based on market rates and are calculated considering the same terms and conditions except for interest rates used for discounting purposes. The fair value of the PSIF -Investissement Québec loan is estimated using a present value technique based on market rates.

20.	Financial instruments (continued)

Fair value (continued)

ii) Hierarchy of financial assets and liabilities measured at fair value

Financial instruments recorded on the consolidated statement of financial position are classified using a fair value hierarchy that reflect the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

•	Level 1 – valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

•

Level 2 – valuation techniques based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

•	Level 3 – valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs)

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

The following table presents the financial instruments recorded at fair value in the consolidated statements of financial position, classified using the fair value hierarchy described above:

	2011
	Level 1	Level 2	Level 3
	$	$	$
Investment at FVTPL	32	—	—

Total	32	—	—

	2010
	Level 1	Level 2	Level 3
	$	$	$
Investment at FVTPL	5,544	—	—

Total	5,544	—	—

During the year, there has been no significant transfer of amounts between Level 1 and Level 2.

20.	Financial instruments (continued)

Fair value (continued)

iii) Other information

	2011	2010
	$	$
Financial expenses
Interest on long-term debt and Debentures	8,855	11,431
Amortization of interest capitalized on Term Facility and interest accretion on Debentures	513	2,898
Interest on PSIF - Investissement Québec	252	275
Amortization of deferred financing fees	1,203	1,396
Loss on extinguishment of credit facilities	—	678
Other financial expenses	557	658

	11,380	17,336

(Gain) loss on financial instruments
Gain on financial instrument (Note 24)	(740)	—
Gain on redemption of debentures (Note 12)	(2,752)	—
Loss on Debenture derivative	—	3,329
Master Retail Gas Sales Agreement	—	(113)

	(3,492)	3,216

(Gain) loss on foreign currency translation
Cash and cash equivalents denominated in foreign currency	(101)	1,153
Loans and receivables	(1,669)	2,531
Other	240	(303)

	(1,530)	3,381

21.	Capital disclosure

The Company defines its capital as follows: shareholders’ equity, long-term debt including the current portion and convertible unsecured subordinated debentures, net of cash and cash equivalents. The Company’s objectives when managing capital are:

•	Ensure the Company will continue as a going concern and meet its financial obligations

•	Maintain cash and short-term borrowing availability sufficient to fund operations in a volatile market

•	Invest capital improvements in order to maintain and improve the Company’s cost position

•	Preserve its financial flexibility in order to benefit from potential opportunities as they arise

The Company monitors capital considering several measures including liquidity and leverage. The Company manages the capital structure and makes adjustments in light of changes in economic conditions and the risk characteristics of the underlying assets. It is expected that fluctuations in working capital will be funded from cash on hand or the ABL Credit Facility.

The following table illustrates the financial ratios calculated as at December 31,

	2011	2010
	$	$

Long-term debt including current portion	119,460	86,889
Convertible unsecured subordinated debentures	—	50,191
Less: cash	(5,466)	(16,315)

Net debt	113,994	120,765

Shareholders’ equity	257,095	335,273

Net debt to equity, calculated according to the Company’s capital management objective	0.44	0.36

Debt to total capitalization, calculated according to financial covenants under the Term Loan	0.23	0.15

The Company is subject to financial covenants under its Term Loan, ABL Credit Facility, and its PSIF Investissement Québec loan, which are measured using different guidelines. As at December 31, 2011 and 2010, the Company was in full compliance with its financial covenants under the respective agreements.

At December 31, 2011 the Company had cash and cash equivalents of $5,576 and $22,367 available under its ABL Credit Facility. At December 31, 2010 the Company had cash and cash equivalents of $16,421 and $54,187 available under its Revolving Credit Facility.

22.	Segmented information

Management has determined that the Company operates in two reportable segments, namely the manufacturing of premium NBSK pulp at the Saint-Félicien mill and the manufacturing of premium RBK pulp at the Fairmont and Menominee mills.

Segmented information is summarized as follows:

	2011
	NBSK	RBK	Total
	$	$	$

Sales	274,688	263,002	537,690

Cost of product sold	200,636	235,741	436,377
Delivery costs	21,829	20,336	42,165
Selling and administrative expenses	8,382	9,507	17,889
Depreciation	30,315	5,556	35,871

Profit (loss) from operations	13,526	(8,138)	5,388

	2010
	NBSK	RBK	Total
	$	$	$
Sales	284,815	271,724	556,539

Cost of product sold	200,934	230,840	431,774
Delivery costs	21,958	19,536	41,494
Selling and administrative expenses	5,608	8,156	13,764
Depreciation	28,670	5,815	34,485

Profit from operations	27,645	7,377	35,022

22.	Segmented information (continued)

	2011			2010
	NBSK	RBK	Total	NBSK	RBK	Total
	$	$	$	$	$	$

Acquisition of property, plant and equipment	17,777	4,090	21,867	10,456	4,239	14,695

Property, plant and equipment	288,005	19,548	307,553	300,514	82,095	382,609

Total assets	375,699	106,093	481,792	396,100	159,800	555,900

Geographic information related to sales is as follows:

	2011	2010
	$	$

Canada	32,074	39,316
United States	415,292	395,419
Europe	66,813	88,716
Others	23,511	33,088

	537,690	556,539

Sales have been allocated to geographic regions based on the region in which the customer is domiciled. All property, plant and equipment of the NBSK segment are located in Canada and all property, plant and equipment of the RBK segment are located in the United States.

For the year ended December 31, 2011, sales to two customers representing 10% or more of the Company’s total sales reached $125,591 ($58,648 and $66,943) allocated among NBSK and RBK segments. For the year ended December 31, 2010, only one major customer contributed for $75,380 of the Company’s total sales, also allocated among NBSK and RBK segments.

23.	Special termination benefits

On December 1, 2009, the Company announced a reorganization of its activities in its NBSK and RBK mills which took effect in the last quarter of 2009 and in the beginning of 2010. As a result, expenses of nil and $879 were recognized in the years ended December 31, 2011 and 2010 respectively relating to separation payments for terminated employees; the expenses are included in “Cost of products sold” and “Selling and administrative expenses”.

	2011	2010
	$	$
Special termination benefit liability

Balance, beginning of year	68	1,237
Benefits incurred	—	879
Benefits paid	(5)	(2,048)

Balance, end of year	63	68

24.	Gain on settlement of claim

In December 2010, the Company was allocated an initial 236,226 common shares of AbitibiBowater Inc. as partial settlement for a claim filed pursuant to the procedures undertaken by AbitibiBowater Inc. under the Companies’ Creditors Arrangement Act, resulting in a gain on settlement of claim totalling $5,544. A minimal amount of common shares of AbitibiBowater Inc. have been reserved for the benefit of holders of disputed claims and could be distributed subsequently to unsecured creditors in accordance with the terms of the plan of reorganization. On February 3, 2011, the Company sold the 236,226 common shares at a market price of $26.75 per share resulting in a gain of $763 net of transaction fees. In April 2011, the Company was allocated an additional 2,122 common shares of AbitibiBowater Inc. from the reserved common shares resulting in a gain on settlement of claim totalling $55. As at December 31, 2011, the investment was recorded at its closing market price of $14.84 per share and an unrealized loss of $23 was recognized in relation to the mark to market of the financial instrument.

25.	Related party transactions and balances

Related party transactions conducted in the normal course of operations are measured at the fair value (the amount established and agreed to by the related parties), unless specific requirements within IFRS require different treatment.

Compensation of executive officers and key management:

	2011	2010
	$	$

Short-term benefits	3,003	3,534
Post-employment benefits	210	116
Termination benefits	—	639
Share-based payment	812	502

	4,025	4,791

i)	During the year, executive officers and key management were awarded share options as described in Note 15. As at December 31, 2011, executive officers and key management owned 2,025,823 share options awarded under the regular grants and 1,086,009 share options awarded under the special one-time grant. No share options were owned by the Directors.

ii)	As part of the Rights Offering described in Note 13, the Company paid underwriters fees of $400 to Fairfax Financial Holdings Limited which, as a shareholder, exercises a significant influence on the Company. No amount is outstanding as at December 31, 2011 and 2010.

26.	Conversion to IFRS

i) Overview

The Canadian Accounting Standards Board determined that IFRS replaces Canadian GAAP for publicly accountable enterprises, including the Company, for interim financial report and annual financial statements relating to fiscal years beginning on or after January 1, 2011.

These consolidated financial statements represent the first annual financial statements of the Company prepared in accordance with IFRS. Prior to January 1, 2011, the Company prepared its interim and annual consolidated financial statements in accordance with Canadian GAAP.

The accounting policies described in Note 2 have been selected to be consistent with IFRS.

ii) First-time adoption of IFRS

The adoption of IFRS requires the application of IFRS 1, which provides guidance for an entity’s initial adoption of IFRS. IFRS 1 generally requires retrospective application of IFRS effective at the end of its first annual IFRS reporting period. However, IFRS 1 also provides optional exemptions and mandatory exceptions to this retrospective treatment.

26.	Conversion to IFRS (continued)

ii) First-time adoption of IFRS (continued)

The Company has elected to apply the following optional exemptions in its preparation of an opening IFRS statement of financial position as at January 1, 2010, the Company’s Transition Date:

•	To elect to recognize in opening equity all cumulative actuarial gains and losses related to its defined benefit pension plans at the Transition Date.

•

To elect not to apply retrospectively IAS 21, The Effect of Changes in Foreign Exchange Rates, and deem the cumulative translation differences for all foreign operations to be zero at the Transition Date.

•

To elect not to comply with the requirements in IFRIC 1 for Changes in Existing Decommissioning, Restoration and Similar Liabilities that occurred before the Transition Date to IFRS. The Company followed the measurement guidance under this exception to remeasure the exiting obligation (landfill closure liability) and the related asset at Transition Date.

•

To apply IAS 23, Borrowing Costs prospectively from the Transition Date. IAS 23 requires the capitalization of borrowing costs directly attributable to the acquisition, production or construction of certain assets.

•	To apply IFRS 2, Share-based Payments retrospectively only to equity awards that were issued after November 7, 2002 and had not vested by the Transition Date and outstanding liability awards.

•	To apply IFRS 3, Business Combinations prospectively from the Transition Date, therefore not restating business combinations that took place prior to the Transition Date.

•

To apply the transition provisions of IFRIC 4, Determining whether an Arrangement Contains a Lease, therefore determining if arrangements existing at the Transition Date contain a lease based on the circumstances existing at that date.

IFRS 1 does not permit changes to estimates that have been made previously. Accordingly, estimates used in the preparation of the Company’s opening IFRS statement of financial position as at the Transition Date are consistent with those made under Canadian GAAP.

The Company’s IFRS consolidated statement of financial position as at the Transition Date is included as comparative information in iv) below.

26.	Conversion to IFRS (continued)

iii) Changes to accounting policies

The following summarizes the significant changes to the Company’s accounting policies to be consistent with IFRS on adoption date.

Property, plant and equipment

IAS 16, Property, Plant and Equipment (“IAS 16”) requires the Company to choose, for each class of capital assets, between the cost model and the revaluation model. The Company has selected the cost model in accounting for all of its capital assets.

The Company has changed its accounting policies to reflect the requirement under IAS 16 that, when an item of property, plant and equipment comprises major components with different useful lives, the components are amortized separately over their respective useful lives.

Impairment of assets

IAS 36, Impairment of Assets (“IAS 36”) requires a write-down of assets if the recoverable amount (defined as the greater of the fair value less costs to sell and the value in use of an asset or a cash generating unit) is less than its carrying amount. Value in use is determined using discounted estimated future cash flows. Under Canadian GAAP, a write-down to estimated fair value was required only if the undiscounted estimated future cash flows of a group of assets were less than its carrying amount. The Company has changed its accounting policies related to impairment of assets to be consistent with the requirements under IFRS.

IAS 36 also requires the reversal of any previous impairment losses, with the exception of goodwill, where circumstances have changed such that the level of impairment in the value of the assets has been reduced. Canadian GAAP prohibited the reversal of impairment losses.

Under IFRS, the determination of an impairment is calculated on a different basis compared to Canadian GAAP. As a result of the transition, the Company carried out a review of the recoverable amount of plant and related equipment in its business units. This review led to the recognition of an impairment loss of $136,964, which has been recognized directly in opening deficit and accumulated other comprehensive income as a component of the transition to IFRS.

The distribution of impairment loss recognized against assets is as follows:

$
Land	1,146
Buildings and related components	6,130
Equipment, roads, lots and other	129,602
Intangible assets	86

The recoverable amount of the relevant assets has been determined on the basis of their value in use. The discount rate used in measuring value in use was 12% per annum. There was no impairment recognized under Canadian GAAP.

26.	Conversion to IFRS (continued)

iii) Changes to accounting policies (continued)

Provisions

IFRS requires the recognition of a decommissioning liability for legal or constructive obligations, while Canadian GAAP required the recognition of such liabilities only for legal obligations. A constructive obligation exists when an entity has created reasonable expectations that it will take certain actions.

The Company has changed its accounting policies to reflect these requirements, however this change has not result in the recognition of additional provisions. Therefore, under IFRS, no constructive obligation is recognized.

Financial instruments

IFRS requires that the liability portion of compound instruments be evaluated first and the residual allocated to equity, which is the case for the Debentures. Under Canadian GAAP, there was no specific requirements.

The Company has changed its valuation method for compound instruments to be consistent with the requirements under IFRS.

Employee benefits

IFRS requires that the past service cost element of defined benefit plans be expensed on an accelerated basis, with vested past service costs expensed immediately and unvested past service costs recognized on a straight-line basis over the vesting period. Under Canadian GAAP, past service costs were generally amortized on a straight-line basis over the expected average remaining service period of active employees under the plan.

The Company’s accounting policies related to employee benefits have been changed to reflect these requirements under IFRS.

26.	Conversion to IFRS (continued)

iv) Reconciliations of Canadian GAAP to IFRS

The following provides reconciliations from Canadian GAAP to IFRS on the Transition Date.

	Note	December 31, 2009 (Canadian GAAP)	Transition Adjustments	January 1, 2010 (IFRS)
		$	$	$

Assets
Current assets
Cash and cash equivalents		19,174	—	19,174
Trade and other receivables		53,424	—	53,424
Inventories	c	79,003	(748)	78,255
Prepaid expenses		4,036	—	4,036

		155,637	(748)	154,889

Deferred financing fees		421	—	421
Property, plant and equipment	a,b	542,360	(134,918)	407,442
Intangible assets	a	395	(86)	309
Other assets		856	—	856

		699,669	(135,752)	563,917

Liabilities
Current liabilities
Trade and other payables		45,213	—	45,213
Landfill closure liability		445		445
Derivative instruments		113	—	113
Current portion of long-term debt		36,682	—	36,682

		82,453	—	82,453

Debenture derivative at fair value through profit or loss	d	—	859	859
Landfill closure liability	e	2,075	1,091	3,166
Employee benefits	f	14,022	10,538	24,560
Convertible unsecured subordinated debentures		47,696	—	47,696
Long-term debt		118,776	—	118,776

		265,022	12,488	277,510

Equity
Unitholders’ capital		658,609	—	658,609
Equity component of Debentures	d	6,242	(6,242)	—
Deficit		(225,500)	(146,702)	(372,202)
Accumulated other comprehensive income	g	(4,704)	4,704	—

		434,647	(148,240)	286,407

		699,669	(135,752)	563,917

26.	Conversion to IFRS (continued)

iv) Reconciliations of Canadian GAAP to IFRS (continued)

Reconciliation of equity:

		December 31,	January 1,
	Note	2010	2010
		$	$
Equity under Canadian GAAP		472,508	434,647
Reconciling items:
Property, plant and equipment and intangible assets	a, b	(120,933)	(135,004)
Employee benefits	f	(15,185)	(10,538)
Inventories	c	(578)	(748)
Landfill closure liability	e	(539)	(1,091)
Debenture derivative	d	—	(859)

Equity under IFRS		335,273	286,407

Reconciliation of comprehensive income (loss):

		Year ended
	Note	December 31, 2010
		$
Comprehensive loss under Canadian GAAP		(344)
Reconciling items:
Property, plant and equipment and intangible assets	a, b	11,134
Employee benefits	f	(4,647)
Inventories	c	160
Landfill closure liability	e	490
Debenture derivative	d	(3,329)
Unrealized gain on translation of financial statements of subsidiary	g	3,009

Comprehensive income under IFRS		6,473

26.	Conversion to IFRS (continued)

iv) Reconciliations of Canadian GAAP to IFRS (continued)

Reconciliation of net earnings

		Year ended
	Note	December 31, 2010
		$
Net earnings under Canadian GAAP		7,789
Reconciling items:
Property, plant and equipment, intangible assets	a, b	11,134
Employee benefits	f	350
Inventories	c	160
Landfill closure liability	e	490
Debenture derivative	d	(3,329)

Net earnings under IFRS		16,594

Explanation of reconciling items:

a) Impairment of assets

On retrospective application of the new accounting policy related to impairment of assets, the Company has reduced the carrying amount of certain assets to their value in use as at the Transition Date. As a result, the carrying amount of property, plant and equipment and intangible assets was reduced by $136,964 with a corresponding reduction of equity at January 1, 2010.

b) Property, plant and equipment

The new accounting policy related to property, plant and equipment was applied retrospectively as at the Transition Date. As a result of applying the change in accounting policy to account for major components of items of property, plant and equipment as separate items, the carrying value of property, plant and equipment was reduced by $2,722 as at January 1, 2010. A corresponding $2,722 decrease in equity was recorded at January 1, 2010.

IAS 16 requires major inspections and overhauls to be accounted as a separate component of property, plant and equipment. The Company has determined that, under IFRS, a significant part of its major maintenance program qualifies as a separate component of property, plant and equipment. As at January 1, 2010 the carrying value of property, plant and equipment was increased by $4,682 with a corresponding increase in equity. For the year ended December 31, 2010, this change increased profit from operations by $1,906 resulting from a reduction of cost of products sold of $6,594 and an increase in amortization of $4,688.

The change in policy also increased expenditures on items of property, plant and equipment reported in the statements of cash flows by $6,594 for the year ended December 31, 2010.

26.	Conversion to IFRS (continued)

iv) Reconciliations of Canadian GAAP to IFRS (continued)

c) Inventories

The valuation of the pulp cost was affected by the application of the new accounting policies relating to impairment and property, plant and equipment as depreciation expenses are part of the pool of cost to determine the weighted average cost. As at January 1, 2010 the carrying value of inventories was decreased by $748 with a corresponding decrease in equity. For the year ended December 31, 2010, this decreased cost of goods sold by $160.

d) Equity component of Debentures

Under Canadian GAAP, the option related to the Debentures was recognized as equity. Under IFRS and until the effective date of the Arrangement, the conversion option was recognized as a financial liability measured at FVTPL. As at January 1, 2010, the financial liability recognized amounted to $859 and a decrease in deficit of $5,383 was recorded in equity.

e) Landfill closure liability

On adoption of IFRS, the Company’s accounting policy was changed to follow the guidance of IFRIC 1 which resulted in an increase of the landfill closure liability of $1,091 as at January 1, 2010, with a corresponding decrease in equity.

f) Employee benefits

On adoption of IFRS, the Company’s accounting policy related to employee benefits was changed so that vested past service costs are expensed immediately and unvested past service costs are recognized on a straight-line basis over the vesting period. The accounting policy was also changed so that actuarial gains or losses are recognized immediately in other comprehensive income. In addition, the Company elected to apply the first-time adoption exemption to recognize all unrecognized actuarial gains and losses at the Transition Date in the deficit.

The application of the first-time exemption and the retrospective application of the changes in the accounting policy resulted in an increase in the employee benefit obligation of $10,538 as at January 1, 2010, with a corresponding decrease in equity.

g) Foreign currency translation

The Company elected to apply the first-time adoption exemption to recognize the unrealized loss on translation of financial statements of foreign operations at the Transition Date immediately in the deficit. As a result, the accumulated other comprehensive loss was reduced to zero, and the equity was increased by $4,704 at January 1, 2010. The net effect on total equity was zero.

For the year ended December 31, 2010, the IFRS transition changes relating to the translation of foreign operations modified the comprehensive income.

h) Presentation reclassification

IFRS permit a choice as to how cash flows from interests paid are classified, so that the classification is consistent from period to period. Management has decided to present interests paid as financing activities since it represents a cost of obtaining financial resources.

27.	Other and subsequent events

Take-over bid

On November 28, 2011, AbitibiBowater Inc. (doing business as Resolute Forest Products (“Abitibi”) announced its intention to make an insider offer (the “Insider Bid”) to purchase all outstanding common shares of Fibrek (the “Common Shares”) for a consideration per Common Share of either $0.55 in cash and 0.0284 of an Abitibi share, $1.00 in cash only, or 0.0632 of an Abitibi share only, subject to pro-ration based on a maximum cash consideration of approximately $71,500 and maximum number of shares of Abitibi issuable of approximately 3,700,000. On December 15, 2011, Abitibi officially launched its Insider Bid.

On December 18, 2011, the Board of Directors of Fibrek received an opinion from its financial advisor, TD Securities Inc. (“TD Securities”), that the consideration offered to shareholders of Fibrek (other than those who have entered into lock-up agreements with Abitibi) pursuant to the Insider Bid was inadequate, from a financial point of view, to such shareholders. On January 3, 2012, the Board of Fibrek announced that it filed its Directors’ Circular recommending that Fibrek shareholders reject the Abitibi Insider Bid made for all issued and outstanding Common Shares. The Board also recommended that any shareholders who had tendered their common shares to withdraw them immediately. Its formal recommendation and the reasons supporting such recommendation are outlined in its Directors’ Circular dated December 26, 2011.

On February 6, 2012, the Board of Fibrek announced the results of Canaccord Genuity Corporation’s (“Canaccord Genuity”) formal valuation of Fibrek’s Common Shares complying with the requirements of Multilateral Instrument 61-101 – Protection of Minority Securityholders in Special Transactions. Based upon and subject to the analyses and assumptions set out in its valuation, Canaccord Genuity was of the opinion that, as at February 3, 2012, the fair market value of a Common Share of Fibrek was in the range of $1.25 to $1.45.

Support agreement

On February 10, 2012, Fibrek announced that it had entered into a support agreement (the “Support Agreement”) with Mercer International Inc. (“Mercer”) pursuant to which Mercer will offer to acquire all of the issued and outstanding Common Shares of Fibrek (the “Mercer Offer”) by way of takeover bid. The consideration to be offered for each Common Share of Fibrek under the Mercer Offer will be, at each shareholder’s option, (i) $1.30 in cash; (ii) 0.1540 of a share of Mercer common stock (“Mercer Shares”); or (iii) $0.54 in cash plus 0.0903 of a Mercer Share, subject to proration on the basis of a maximum of $70,000 in cash and approximately 11,700,000 Mercer Shares. Such consideration represents a premium of approximately 70% over the volume weighted average price of the Common Shares of Fibrek on the Toronto Stock Exchange (“TSX”) for the 20 trading days ending on November 28, 2011, and a premium of 81% over the closing price the day before the announcement of the Insider Bid of Abitibi. The consideration also represents a 30% premium over Abitibi’s Insider Bid.

The Board also indicated on February 10, 2012 that it had received a fairness opinion from its financial advisor, TD Securities, that the consideration to be received under the Mercer Offer is fair, from a financial point of view, to the shareholders of Fibrek (other than those who have entered into lock-up agreements with Abitibi).

27.	Other and subsequent events (continued)

Support agreement (continued)

Full details of the Mercer Offer will be included in a take-over bid circular which is expected to be mailed to holders of Common Shares of Fibrek by February 29, 2012. Once mailed, the Mercer Offer will be open for acceptance for a period of 35 days unless withdrawn or extended and will be conditional upon, among other things, Mercer acquiring such number of common shares that represent at least 50.1% of the outstanding Common Shares calculated on a fully-diluted basis, receipt of customary regulatory consents and approvals and the approval of a simple majority of Mercer’s shareholders in connection with the issuance of the Mercer Shares. Mercer’s two largest shareholders and Chief Executive Officer, which hold in the aggregate approximately 44% of Mercer’s outstanding shares have already committed to support the Mercer Offer and have entered into support agreements to ensure that Mercer shareholder approval is received. The Support Agreement entered into by Fibrek and Mercer contains, among other things, a termination fee of $8,500 payable by Fibrek in certain circumstances, including the acceptance of an unsolicited superior proposal from a third party. Mercer has also been granted a right to match in respect of competing proposals. Furthermore, unless such termination fee is paid and provided that Mercer has not materially breached any covenant or other obligation under the Support Agreement, Mercer shall be entitled to an expense reimbursement payment of $2,000.

Special warrants agreement

Mercer and Fibrek also entered into a special warrant agreement on February 10, 2012 (the “Special Warrant Agreement”) pursuant to which Mercer agreed to purchase 32,320,000 special warrants of Fibrek (the “Special Warrants”) on a private placement basis, at a price of $1.00 per Special Warrant for total subscription proceeds of $32,320. The Special Warrants are convertible into Common Shares of Fibrek on a one-for-one basis. Conversion of the Special Warrants is automatic in certain events and otherwise at the option of Mercer subject to certain conditions. The Special Warrants are also redeemable by Mercer or Fibrek in certain events at their subscription price, including in the event that Fibrek receives and supports a superior proposal. The proceeds of the private placement will be deposited in trust at closing and will be releasable to Fibrek on conversion of the Special Warrants or to Mercer in the event of a redemption. Proceeds from the Special Warrants are initially to be used by Fibrek to reduce the amount on its ABL Credit Facility given (i) the recent costs associated with its strategic alternatives review process in response to Abitibi’s Insider Bid, (ii) the high level of RBK Pulp inventories and lower than anticipated sales which have resulted in a 5-week market shutdown of the Fairmont Mill effective February 20, 2012 and an increased need for liquidity, and (iii) capital expenditures required in connection with Fibrek’s power-generation initiatives and other growth and diversification opportunities. See “Liquidity and Capital Resources”

On February 13, 2012, Abitibi applied to the Bureau de décision et de révision (Québec), the administrative tribunal with statutory jurisdiction in securities and regulatory matters in Québec, to have the Mercer Offer and the Special Warrants cease-traded. Additionally, three shareholders, including Fairfax Financial Holdings Limited (“Fairfax”), who entered into lock-up agreements with Abitibi and Steelhead Partners, LLC, who is, like Fairfax, a significant shareholder of Abitibi, have also, through counsel, sought to stop the issuance of the Special Warrants before the TSX.

Management’s Discussion

and Analysis

Year ended December 31, 2011

February 22, 2012

According to the requirements of the Canadian Accounting Standards Board (“AcSB”), Fibrek has adopted International Financial Reporting Standards (“IFRS”) starting with its first interim financial report relating to its fiscal year beginning on January 1, 2011. As required by IFRS 1, First Time Adoption of International Financial Reporting Standards, IFRS accounting policies have also been applied in the preparation of an opening IFRS statement of financial position as at January 1, 2010. For purpose of comparison with 2011 results, the 2010 financial information has been restated from Canadian generally accepted accounting principles (“GAAP”) to IFRS (see “Changes in accounting policies – International Financial Reporting Standards”).

This Management’s Discussion and Analysis (“MD&A”) of Fibrek for the year ended December 31, 2011 should be read in conjunction with the audited consolidated financial statements of Fibrek for the year ended December 31, 2011 (the “Financial Statements”). Unless indicated otherwise, all dollar amounts are expressed in Canadian dollars and the term “dollars” and the symbols “$” and “CAN$” refer to Canadian dollars. The term “US dollars” and the symbol “US$” refer to United States dollars. This MD&A was approved by the Board of Directors of Fibrek Inc.

Throughout this MD&A, unless otherwise indicated or the context otherwise requires, “Fibrek”, the “Company”, “we”, “us” and “our” refer to any one of Fibrek Inc., SFK Pulp Fund (the “Fund”), SFK Pulp Trust, Fibrek General Partnership, Fibrek Holding Inc., SFK Pulp Finco Inc., Fibrek Recycling U.S. Inc. or its subsidiaries or any two of them or more collectively. Throughout this MD&A, “tonnes” are metric tonnes.

FORWARD-LOOKING STATEMENTS

This MD&A contains “forward-looking statements” within the meaning of applicable securities laws. These statements can be identified by expressions of belief, expectation or intention, as well as those statements that are not historical facts and include statements concerning Fibrek’s future outlook, business strategy, plans, expectations, results or actions, or the assumptions underlying any of the foregoing. Forward-looking statements can generally be identified by words such as “may”, “should”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “outlook” and similar expressions. These statements are based on information currently available to Fibrek’s management (“Management”) and on the current assumptions, intentions, plans, expectations and estimates of Management regarding Fibrek’s future growth, results of operations, performance, business prospects and opportunities and ability to attract and retain customers as well as the economic environment in which it operates. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which could cause actual results of Fibrek to differ materially from the conclusion, forecast or projection stated in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: actions taken by Abitibi or Mercer (as such terms are hereinafter defined), actions taken by shareholders of Fibrek in respect of Abitibi’s Insider Bid and the Mercer Offer (as such expression is hereinafter defined), the possible effect of Abitibi’s Insider Bid and the Mercer Offer on Fibrek’s business, the award of a power purchase agreement to Fibrek under the Québec Government new cogeneration program, general economic conditions, pulp prices and sales volume, exchange rate fluctuations, cost and supply of wood fibre, wastepaper and other raw materials, pension contributions, competitive

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 1 of 41

markets, dependence upon key customers, increased production capacity, equipment failure, disruptions of production, capital requirements and other factors referenced herein under “Risk Factors” below. Readers should not place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this MD&A and, except as required by applicable securities laws, Fibrek assumes no obligation to update or revise them to reflect new events or circumstances.

NON-IFRS MEASURES

References to “EBITDA” are to earnings before depreciation, financial expenses and income and income taxes and also before other non-operating income and expense such as gain or loss on financial instruments, disposal of property, plant and equipment, impairment and foreign currency translation. EBITDA is not a recognized measure under IFRS and is unaudited. Management believes that this measure is useful supplemental information as it provides investors with an indication of cash generated prior to debt service, capital expenditures and income taxes. Investors should be cautioned, however, that this information should not be confused with or used as an alternative for net earnings determined in accordance with IFRS as an indicator of Fibrek’s performance or cash flows from operating, investing and financing activities as a measure of liquidity and cash flows. Fibrek’s method for calculating this information may differ from that used by other issuers and, accordingly, this information may not be comparable to measures used by other issuers. EBITDA shown in this MD&A represents earnings before depreciation, financial expenses and income, other non-operating income and expense as well as income taxes in the Financial Statements.

TAKE-OVER BID

On November 28, 2011, AbitibiBowater Inc., doing business as Resolute Forest Products (“Abitibi”) announced its intention to make an unsolicited insider bid (the “Insider Bid”) to purchase all outstanding common shares of Fibrek (the “Common Shares”) for a consideration per Common Share of either $0.55 in cash and 0.0284 of an Abitibi share, $1.00 in cash only, or 0.0632 of an Abitibi share only, subject to pro-ration based on a maximum cash consideration of approximately $71.5 million and maximum number of shares of Abitibi issuable of approximately 3.7 million. On December 15, 2011, Abitibi officially launched its Insider Bid.

On December 18, 2011, the Board of Directors of Fibrek received an opinion from its financial advisor, TD Securities Inc. (“TD Securities”), that the consideration offered to shareholders of Fibrek (other than those who entered into lock-up agreements with Abitibi) pursuant to the Insider Bid was inadequate, from a financial point of view, to such shareholders. On January 3, 2012, the Board of Directors of Fibrek announced that it filed its Directors’ Circular recommending that Fibrek shareholders REJECT the Abitibi Insider Bid. The Board of Directors of Fibrek also recommended that any shareholders who had tendered their Common Shares WITHDRAW them immediately. Its formal recommendation and the reasons supporting such recommendation are outlined in its Directors’ Circular dated December 26, 2011.

On February 6, 2012, the Board of Directors of Fibrek announced the results of Canaccord Genuity Corporation’s (“Canaccord Genuity”) formal valuation of Fibrek’s Common Shares complying with the requirements of Multilateral Instrument 61-101 – Protection of Minority Securityholders in Special Transactions. Based upon and subject to the analyses and assumptions set out in its valuation, Canaccord Genuity was of the opinion that, as at February 3, 2012, the fair market value of a Common Share of Fibrek was in the range of $1.25 to $1.45.

On February 10, 2012, Fibrek announced that it had entered into a support agreement (the “Support Agreement”) with Mercer International Inc. (“Mercer”) pursuant to which Mercer will offer to acquire all of the issued and outstanding Common Shares of Fibrek (the “Mercer Offer”) by way of takeover bid. The consideration to be offered for each Common Share of Fibrek under the Mercer Offer will be, at each shareholder’s option, (i) $1.30 in cash; (ii) 0.1540 of a share of Mercer common stock (“Mercer Shares”); or (iii) $0.54 in cash plus 0.0903 of a Mercer Share, subject to proration on the basis of a maximum of $70 million in cash and approximately 11.7 million Mercer Shares. Such consideration represents a premium of approximately 70% over the volume weighted average price of the Common Shares of Fibrek on the Toronto Stock Exchange (“TSX”) for the 20 trading days ending on November 28, 2011, and a premium of 81% over the closing price the day before the announcement of the Insider Bid of Abitibi. The consideration also represents a 30% premium over Abitibi’s Insider Bid.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 2 of 41

The Board of Directors of Fibrek also indicated on February 10, 2012 that it had received a fairness opinion from its financial advisor, TD Securities, that the consideration to be received under the Mercer Offer is fair, from a financial point of view, to the shareholders of Fibrek (other than those who entered into lock-up agreements with Abitibi).

Full details of the Mercer Offer will be included in a take-over bid circular which is expected to be mailed to holders of Common Shares of Fibrek by February 29, 2012. Once mailed, the Mercer Offer will be open for acceptance for a period of 35 days unless withdrawn or extended and will be conditional upon, among other things, Mercer acquiring such number of common shares that represent at least 50.1% of the outstanding Common Shares calculated on a fully-diluted basis, receipt of customary regulatory consents and approvals and the approval of a simple majority of Mercer’s shareholders in connection with the issuance of the Mercer Shares. Mercer’s two largest shareholders and Chief Executive Officer, which hold in the aggregate approximately 44% of Mercer’s outstanding shares have already committed to support the Mercer Offer and have entered into support agreements to ensure that Mercer shareholder approval is received. The Support Agreement entered into by Fibrek and Mercer contains, among other things, a termination fee of $8.5 million payable by Fibrek in certain circumstances, including the acceptance of an unsolicited superior proposal from a third party. Furthermore, unless such termination fee is paid and provided that Mercer has not materially breached any covenant or other obligation under the Support Agreement, Mercer shall be entitled to an expense reimbursement payment of $2.0 million. Mercer has also been granted a right to match in respect of competing proposals.

Mercer and Fibrek also entered into a special warrant agreement (the “Special Warrant Agreement”) pursuant to which Mercer agreed to purchase 32,320,000 special warrants of Fibrek (the “Special Warrants”) on a private placement basis, at a price of $1.00 per Special Warrant for total subscription proceeds of $32,320,000. The Special Warrants are convertible into Common Shares of Fibrek on a one-for-one basis. Conversion of the Special Warrants is automatic in certain events and otherwise at the option of Mercer subject to certain conditions. The Special Warrants are also redeemable by Mercer or Fibrek in certain events at their subscription price, including in the event that Fibrek receives and supports a superior proposal. The proceeds of the private placement will be deposited in trust at closing and will be releasable to Fibrek on conversion of the Special Warrants or to Mercer in the event of a redemption. Proceeds from the Special Warrants are initially to be used by Fibrek to reduce the amount drawn on its ABL Credit Facility given (i) the recent costs associated with its strategic alternatives review process in response to Abitibi’s Insider Bid, (ii) the high level of RBK Pulp inventories and lower than anticipated sales which have resulted in a 5-week market shutdown of the Fairmont Mill effective February 20, 2012, and an increased need for liquidity, and (iii) capital expenditures required in connection with Fibrek’s power-generation initiatives and other growth and diversification opportunities. See “Liquidity and Capital Resources”.

On February 13, 2012, Abitibi applied to the Bureau de décision et de révision (Québec) (the “Bureau”), the administrative tribunal with statutory jurisdiction in securities and regulatory matters in Québec, to have the Mercer Offer and the Special Warrants cease-traded. Additionally, three shareholders, including Fairfax Financial Holdings Limited (“Fairfax”), who entered into lock-up agreements with Abitibi and Steelhead Partners, LLC, who is, like Fairfax, a significant shareholder of Abitibi, have also, through counsel, sought to stop the issuance of the Special Warrants before the TSX. Fibrek is currently awaiting the decisions of the Bureau and of the TSX.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 3 of 41

2011 HIGHLIGHTS

•	Sales totalled $537.7 million, a decrease of $18.8 million when compared with sales of $556.5 million in 2010.

•	EBITDA of $41.3 million, down $28.2 million from 2010.

•	Finished goods inventory write-down of $4.6 million.

•	Other non-recurring events (Hydro-Québec power failure and provincial-wide construction union walk-out during the major maintenance outage at Saint-Félicien Mill) of $2.0 million.

FOURTH QUARTER 2011 HIGHLIGHTS

•	Sales totalled $119.0 million, a decrease of $12.5 million when compared with sales of $131.5 million in 2010.

•	Negative EBITDA of $3.5 million, compared to an EBITDA of $11.7 million in 2010.

•	Finished goods inventory write-down of $3.9 million.

•	Major maintenance outage at Saint-Félicien Mill.

•	Other non-recurring events (Hydro-Québec power failure and provincial-wide construction union walk-out during the major maintenance outage at Saint-Félicien Mill) of $2.0 million.

IMPACT OF THE TAKE-OVER BID

•	Fees related to the potential acquisition of a tissue company which was interrupted by the Insider Bid ($1.0 million in the fourth quarter and $1.7 million for the year).

•	Fees related to the Abitibi Insider Bid of $2.0 million.

•	Triggered a need to conduct an impairment test which resulted in a $63.0 million write-down of assets in the RBK segment.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 4 of 41

SELECTED ANNUAL INFORMATION

	Years ended December 31,
	IFRS		GAAP
	2011	2010	2010	2009
Sales volume (tonnes)
-NBSK pulp	341,441	343,627	343,627	309,299
-RBK pulp	346,481	368,538	368,538	280,168

TOTAL	687,922	712,165	712,165	589,467

(in thousands of Canadian dollars except per share figures)
Sales
-NBSK pulp	274,688	284,815	284,815	206,090
-RBK pulp	263,002	271,724	271,724	183,209

TOTAL	537,690	556,539	556,539	389,299

EBITDA[1]
-NBSK pulp	43,841	56,315	49,276	(12,176)
-RBK pulp	(2,582)	13,192	12,496	287

TOTAL	41,259	69,507	61,772	(11,889)

Profit (loss) from operations
-NBSK pulp	13,526	27,645	19,344	(42,999)
-RBK pulp	(8,138)	7,377	3,789	(9,585)

TOTAL	5,388	35,022	23,133	(52,584)

Impairment[2]	62,985	—	—	—

(Loss) earnings before income taxes	(64,098)	16,589	7,784	(80,170)

Net (loss) earnings	(64,031)	16,594	7,789	(79,169)
Net (loss) earnings per share
-Basic	(0.49)	0.15	0.07	(0.88)
-Diluted	(0.49)	0.12	0.07	(0.88)

Cash flows from (used for) operating activities	33,960	66,626	47,541	(2,249)
Capital expenditures	21,867	14,695	8,101	3,917

Total long-term financial liabilities[3]	117,669	84,674	84,674	155,458
Total assets	481,792	555,900	677,295	699,669

1)	Non-IFRS and non-GAAP Measure. See “Non-IFRS Measures”.
2)	Triggered by the Insider Bid.
3)	Includes current portion of the long-term debt.

OUR COMPANY

Fibrek Inc. is the successor of the Fund following the completion of the conversion of the Fund from an income trust structure to a corporate structure by way of a court-approved plan of arrangement under Section 192 of the Canada Business Corporations Act (the “Arrangement”). The Arrangement involved the transfer of units held by unitholders of the Fund to Fibrek Inc., on the basis of one Common Share for each unit so transferred. As a result of the Arrangement, the unitholders of the Fund became the shareholders of Fibrek.

Fibrek Inc. was incorporated on March 24, 2010 under the Canadian Business Corporations Act and did not carry on any active business prior to the Arrangement, other than executing the arrangement agreement pursuant to which the Arrangement was implemented.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 5 of 41

NBSK PULP OPERATIONS

Fibrek owns a northern bleached softwood kraft (“NBSK”) pulp mill located in Saint-Félicien, Québec (the “Saint-Félicien Mill”), approximately 450 kilometres north of Montréal in the Lac-Saint-Jean region. The Saint-Félicien Mill manufactures high-quality NBSK pulp.

The Saint-Félicien Mill commenced production in 1978 with an initial annual capacity of approximately 230,000 tonnes. Improvements to the Saint-Félicien Mill over the years have allowed for an increase in its capacity to approximately 375,000 tonnes, contributed to maintaining the Saint-Félicien Mill’s competitive cost position and improved the quality of its product.

The Saint-Félicien Mill supplies NBSK pulp to various sectors of the paper industry, for use in products such as lightweight coated papers, groundwood specialties, tissue grades, supercalendered grades, high-quality woodfree coated grades and uncoated papers.

RBK PULP OPERATIONS

Fibrek also owns a recycled bleached kraft (“RBK”) pulp mill located in Fairmont, West Virginia (the “Fairmont Mill”) and a RBK pulp mill located in Menominee, Michigan (the “Menominee Mill”, and together with the Fairmont Mill, the “Fairmont and Menominee Mills”). Both mills manufacture high-quality air-dried RBK pulp for sale on the open market (“market pulp”) and, to Management’s knowledge, are the only mills of their kind in North America and represent two of only three air-dried RBK market pulp mills operating in the world. RBK pulp is produced entirely from wastepaper mainly sorted office paper (“SOP”).

The Fairmont and Menominee Mills both commenced operations in the mid 90s. Management believes that the mills have built a reputation as a market leader for one of the finest quality RBK market pulp in the world. With a total combined production capacity of approximately 385,000 tonnes of RBK market pulp per year, the Fairmont and Menominee Mills hold a share position of 48% in the approximately 800,000 tonnes annual North American RBK pulp segment.

The Fairmont and Menominee Mills primarily supply RBK pulp to manufacturers of uncoated freesheet and coated papers, commercial and away-from-home tissue.

The Saint-Félicien Mill, the Fairmont Mill and the Menominee Mill are hereinafter collectively referred to as the “Mills”.

THE PULP MARKET

NBSK PULP

In the fourth quarter of 2011, the global NBSK market continued to suffer from declining prices in all markets. According to Resource Information Systems Inc. (“RISI”), prices for pulp delivered to both Northern Europe and North America decreased on a monthly basis through the fourth quarter, reaching a low of US$825 per tonne in Northern Europe and US$890 per tonne in North America at the end of the year. While the global NBSK shipment-to-capacity ratio reached 96% in December 2011, softwood shipments were 91% for the year, down from 93% in 2010. World deliveries of chemical pulp grew 3.5% in 2011, with shipments to China increasing by 30% and shipments to North America and Europe falling by 3.6% and 3.1% respectively. Therefore almost all of the global growth came from China.

Quarter over quarter, global softwood pulp inventories increased by four days reaching 36 days, while hardwood pulp inventories dropped eight days to 33 days. Overall, producer inventories fell by four days to 34 days.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 6 of 41

Quarterly Average Market Pulp Price

NBSK Pulp delivered in Northern Europe and North America

	US$ / tonne
	2011		2010		2009
	Northern Europe	North America	Northern Europe	North America	Northern Europe	North America

1st Quarter	960	970	860	880	585	673

2nd Quarter	1,017	1,025	957	993	602	645

3rd Quarter	980	993	980	1,000	693	733

4th Quarter	868	920	957	967	787	820

Year	956	977	938	960	667	718

Source: RISI

RBK PULP

Recycled pulp demand decreased through the fourth quarter of 2011, mainly due to Printing & Writing market related downtime on green paper production and tissue sector substitution to cheaper hardwood kraft pulp.

Low hardwood kraft pulp prices combined with high wastepaper prices also prevented the RBK pulp from entering the short fiber commodity market.

SENSITIVITY

Assuming production at full capacity and the US exchange rate as at December 31, 2011, a change of US$10 per tonne in the price of NBSK pulp has, on an annualized basis, an impact of approximately $3.8 million or $0.03 per share on Fibrek’s net earnings (loss) (based on 130,075,556 Common Shares outstanding). The same variation analysis performed on RBK pulp shows an annual impact of approximately $3.9 million or $0.03 per share (based on 130,075,556 Common Shares outstanding) on Fibrek’s net earnings (loss).

EXCHANGE RATES

Exchange rate fluctuations between the Canadian dollar and its US counterpart have a significant impact on NBSK pulp results; these fluctuations also impact sales made in Canada which are dependent on the price of pulp in North America.

In 2011, the Canadian dollar was, on average, 4% stronger than in 2010 (0.9893 CAN$/US$ in 2011 compared with 1.0301 CAN$/US$ in 2010) when compared to the US currency.

In accordance with its policy, Fibrek may use financial instruments to cover itself against exchange rate fluctuations for specific minimal spot pulp sales (see “Financial Position – Financial Instruments and Other Instruments”). Fibrek did not use such financial instruments during the year. Moreover, the Fairmont and Menominee Mills in the United States reduce Fibrek’s exposure to the CAN$/US$ exchange rate volatility.

The table below sets forth the quarterly average exchange rates for one US dollar expressed in Canadian dollars and for one Canadian dollar expressed in US dollars for the years 2011, 2010 and 2009.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 7 of 41

EXCHANGE RATES

	2011		2010		2009
	CAN$ / US$	US$ / CAN$	CAN$ / US$	US$ / CAN$	CAN$ / US$	US$ / CAN$

1st Quarter	0.9860	1.0142	1.0409	0.9607	1.2453	0.8030

2nd Quarter	0.9677	1.0334	1.0276	0.9731	1.1671	0.8568

3rd Quarter	0.9802	1.0202	1.0391	0.9624	1.0974	0.9112

4th Quarter	1.0231	0.9774	1.0128	0.9873	1.0563	0.9467

Year	0.9893	1.0109	1.0301	0.9708	1.1415	0.8760

As a result of the exchange rate, the US$17 per tonne higher average sales price for NBSK pulp (delivered in North America) translated into a reduction of the average sales price by $22 per tonne, from $989 per tonne in 2010 to $967 per tonne in 2011.

Assuming production at full capacity and current pulp prices, a change of $0.01 in the value of the CAN$ relative to the US$ has, on an annualized basis, an impact of approximately $2.5 million or $0.02 per share (based on 130,075,556 Common Shares outstanding) on Fibrek’s net earnings (loss).

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 8 of 41

COMPARATIVE OVERVIEW OF FINANCIAL RESULTS

CONSOLIDATED RESULTS OF OPERATIONS

(in thousands of Canadian dollars)	Years ended December 31,
	IFRS		GAAP
	2011	2010	2010	2009

Sales	537,690	556,539	556,539	389,299

Cost of products sold	436,377	431,774	439,509	349,081

Delivery costs	42,165	41,494	41,494	36,880

Selling and administrative expenses	17,889	13,764	13,764	15,227

EBITDA[1]	41,259	69,507	61,772	(11,889)

Depreciation	35,871	34,485	38,639	40,695

Profit (loss) from operations	5,388	35,022	23,133	(52,584)

Financial expenses/charges	11,380	17,336	17,165	17,804

Financial income	(192)	(30)	—	—

(Gain) loss on financial instruments	(3,492)	3,216	(113)	1,190

Loss on disposal of property, plant and equipment	390	74	460	313

(Gain) loss on foreign currency translation	(1,530)	3,381	3,381	8,279

Gain on settlement of a claim	(55)	(5,544)	(5,544)	—

Impairment[2]	62,985	—	—	—

(Loss) earnings before income taxes	(64,098)	16,589	7,784	(80,170)

Recovery of provision for income taxes	(67)	(5)	(5)	(1,001)

Net (loss) earnings	(64,031)	16,594	7,789	(79,169)

1)	Non-IFRS and non-GAAP Measure. See “Non-IFRS Measures”.
2)	Triggered by the Insider Bid

OVERVIEW

2011 COMPARED WITH 2010

In 2011, consolidated sales reached $537.7 million, a decrease of $18.8 million when compared with sales of $556.5 million in 2010. This reduction is mainly attributable to an unfavourable exchange rate for $22.2 million and a lower sales volume for $18.9 million, which were partially offset by higher pulp prices and a favourable sales mix for $22.3 million.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 9 of 41

Cost of products sold totalled $436.4 million in 2011, an increase of $4.6 million when compared with the corresponding period of 2010. This increase is primarily due to higher input prices, mainly wastepaper, and a write-down to net realizable value of finished products inventory, which were partially offset by a lower sales volume for $15.4 million and the impact of the exchange rate on our US operating costs.

Delivery costs increased to $61 per tonne in 2011, from $58 per tonne in the corresponding period of 2010. The increase of $3 per tonne when compared with 2010 results primarily from freight rate increases, mainly due to fuel surcharges, partly offset by the impact of a stronger Canadian dollar on the Company’s RBK transportation costs.

Selling and administrative expenses in 2011 totalled $17.9 million, compared with $13.8 million in the corresponding period of 2010. This increase is primarily attributable to higher consulting fees mainly related to efforts expended by Fibrek to seek out value maximizing alternatives to the Insider Bid from Abitibi as well as to a potential acquisition opportunity in the tissue sector interrupted by the Insider Bid, for a total of $3.7 million.

EBITDA for 2011 was $41.3 million (7.7% of sales), compared to $69.5 million (12.5% of sales) for the corresponding period of 2010.

Depreciation amounted to $35.9 million in 2011, compared with $34.5 million in 2010.

As a result of the above, the profit from operations for 2011 amounted to $5.4 million, a reduction of $29.6 million as compared to last year’s profit from operations of $35.0 million.

Financial expenses decreased from $17.3 million in 2010 to $11.4 million in 2011. This $5.9 million reduction results mainly from a lower debt level due to the redemption of the Debentures (as hereinafter defined), which reduced interest for 2011. In 2010, the Company wrote-off $0.7 million of deferred financing fees following the repayment of the Old Credit Facilities (as hereinafter defined) and recorded lower interest accretion on Debentures of $2.4 million. See “Liquidity and Capital Resources - Financing Activities”.

In 2011, gain on financial instruments amounted to $3.5 million, compared with a loss on financial instruments of $3.2 million in the corresponding period in 2010. In the first half of 2011, Fibrek redeemed its Debentures, resulting in a gain of $2.8 million mainly related to the write-off of the accretion of the equity portion of the Debentures (see “Liquidity and Capital Resources - Financing Activities - Debentures”). Also, the Company recorded a gain of $0.8 million following the sale of 236,226 shares of Abitibi in the first quarter of 2011. Such shares were allocated to the Company in partial settlement of the claim filed pursuant to the procedures undertaken by Abitibi under the Companies’ Creditors Arrangement Act, resulting in a gain on settlement of a claim totalling $5.5 million in 2010. A minimal amount of common shares were reserved by Abitibi for the benefit of holders of disputed claims and could be distributed subsequently to unsecured creditors in accordance with the terms of the plan of reorganization.

In the first half of 2010, Fibrek recorded a loss on financial instruments of $3.3 million related to the mark-to-market of the derivative portion of the Debentures.

Gain on foreign currency translation in 2011 totalled $1.5 million, compared to a loss on foreign currency translation of $3.4 million in 2010. This favourable variation of the foreign currency translation was mainly due to the revaluation, with the exchange rate at the end of each period, of accounts receivable and cash and cash equivalents denominated in US dollars.

In 2010, the Company recorded a gain on settlement of a claim totalling $5.5 million related to the claim filed pursuant to the procedures undertaken by Abitibi under the Companies’ Creditors Arrangement Act, as discussed above.

In 2011, the Company recorded an impairment totalling $63.0 million in the RBK segment. The Insider Bid from Abitibi triggered a need to conduct an impairment test which resulted in a $63.0 million write-down of assets in the RBK segment.

A net loss of $64.0 million was recorded in 2011, compared with net earnings of $16.6 million in the corresponding period of 2010. The net loss per share amounted to $0.49 (basic and diluted) in 2011, compared with net earnings per share of $0.15 ($0.12 diluted) in the corresponding period of 2010.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 10 of 41

RESULTS OF THE NBSK SEGMENT

(in thousands of Canadian dollars)	Years ended December 31,
	IFRS		GAAP
	2011	2010	2010	2009
Sales	274,688	284,815	284,815	206,090
Cost of products sold	200,636	200,934	207,973	191,175
Delivery costs	21,829	21,958	21,958	19,837
Selling and administrative expenses	8,382	5,608	5,608	7,254

EBITDA[1]	43,841	56,315	49,276	(12,176)
Depreciation	30,315	28,670	29,932	30,823

Profit (loss) from operations	13,526	27,645	19,344	(42,999)

1)	Non-IFRS and non-GAAP Measure. See “Non-IFRS Measures”.

Sales for the year ended December 31, 2011 totalled $274.7 million, compared with $284.8 million for the corresponding period of 2010, representing a reduction of $10.1 million. This reduction is attributable to a stronger Canadian dollar compared to the US currency for $11.3 million and a lower sales volume for $1.8 million, which were partly offset by higher pulp prices for $3.0 million.

According to RISI, NBSK market pulp price (for pulp delivered in North America) was higher by US$17 per tonne or 2% on average during 2011 when compared with 2010. The increase in NBSK average market pulp price was more than offset by a stronger Canadian dollar when compared with 2010, resulting in an average sales price of $967 per tonne, $22 per tonne below the average sales price recorded in 2010.

The NBSK pulp sales volume totalled 341,441 tonnes in 2011, a reduction of 2,186 tonnes when compared with 343,627 tonnes for the corresponding period of 2010.

During 2011, 11% of our sales of NBSK pulp were realized in Canada, 70% in the United States, 14% in Europe and 5% in other regions. Over the same period last year, these percentages were 14%, 62%, 21% and 3%, respectively.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 11 of 41

Sales made to the top five NBSK pulp customers in 2011 totalled $187.8 million, or 68% of total NBSK pulp sales. Last year, sales made to the top five NBSK pulp customers amounted to $189.4 million, or 67% of total NBSK pulp sales.

Production at the Saint-Félicien Mill during the year ended December 31, 2011 totalled 356,043 tonnes, compared with 339,701 tonnes in 2010. The increase in production volume was due to an increase in productivity mainly related to the machine press installed in November 2010.

On a per tonne basis, cost of products sold in 2011 remained at the same level compared with the same period of 2010. Higher chemical and energy costs as well as a finished goods inventory write-down were offset by lower wood fibre costs as well as lower fixed costs per tonne attributable to better productivity.

Delivery costs of $64 per tonne in 2011 are at the same level as for the corresponding period of 2010.

RESULTS OF THE RBK PULP SEGMENT

(in thousands of Canadian dollars)	Years ended December 31,
	IFRS		GAAP
	2011	2010	2010	2009
Sales	263,002	271,724	271,724	183,209
Cost of products sold	235,741	230,840	231,536	157,906
Delivery costs	20,336	19,536	19,536	17,043
Selling and administrative expenses	9,507	8,156	8,156	7,973

EBITDA[1]	(2,582)	13,192	12,496	287
Depreciation	5,556	5,815	8,707	9,872

(Loss) profit from operations	(8,138)	7,377	3,789	(9,585)

1)	Non-IFRS and non-GAAP Measure. See “Non-IFRS Measures”.

For the year ended December 31, 2011, the RBK pulp segment recorded sales of $263.0 million, compared with $271.7 million for the corresponding period of 2010. This reduction of $8.7 million is mainly attributable to a lower sales volume for $16.7 million and an unfavourable exchange rate for $10.9 million, which were partly offset by higher net realized pulp prices for $18.9 million.

The RBK pulp sales volume reached 346,481 tonnes in 2011, compared with 368,538 tonnes for 2010. In 2011, RBK pulp average sales prices increased by 7% (3% when translated in Canadian dollars) compared with 2010.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 12 of 41

During 2011, 86% of RBK pulp sales were realized in the United States, 10% in Europe and 4% in other regions. Over the same period last year, these percentages were 80% in the United States, 10% in Europe and 10% in other regions.

Sales to the top five RBK pulp customers totalled $133.7 million or 51% of the sales for the RBK pulp segment during 2011. Last year, sales made to the top five RBK pulp customers amounted to $114.4 million, or 42% of total RBK pulp sales.

Production at the Fairmont and Menominee Mills totalled 370,822 tonnes in 2011, compared with 360,543 tonnes in 2010. The increase in production volume was due to improved productivity in 2011.

On a per tonne basis, cost of products sold for 2011 increased by 9%, compared with the same period of 2010. Wastepaper price increases represented almost the total of the increase. Other factors, such as a finished goods inventory write-down, were partly offset by the impact of the stronger Canadian dollar on the US dollar mills’ costs.

Delivery costs increased to $59 per tonne in 2011, from $53 per tonne in the corresponding period of 2010. The increase of $6 per tonne results mainly from freight rate increases mainly due to fuel surcharges, partly offset by the impact of a stronger Canadian dollar compared to the US currency.

2010 COMPARED WITH 2009 (based on GAAP)

For comparison purposes between 2010 and 2009 results, the following analysis is presented based on GAAP.

Sales in 2010 totalled $556.5 million, an increase of $167.2 million when compared with sales of $389.3 million in 2009. Higher sales were mainly attributable to higher NBSK and RBK pulp sales prices for $131.5 million as well as a higher sales volume for $95.9 million, which were partially offset by an unfavourable exchange rate for $60.2 million. NBSK sales totalled $284.8 million, compared with $206.1 million for the same period in 2009, representing a $78.7 million or 38.2% increase. The increase in sales is mainly attributable to higher selling prices and a favourable market mix for $81.1 million as well as a higher sales volume for $28.4 million, partly offset by an unfavourable exchange rate for $30.8 million. RBK sales totalled $271.7 million, compared with $183.2 million for the corresponding period of 2009. This $88.5 million increase is attributable to a higher sales volume for $65.2 million as well as higher sales prices and a favourable market mix for $52.7 million, partly offset by an unfavourable exchange rate for $29.4 million.

EBITDA amounted to $61.8 million in 2010, compared to a negative EBITDA of $11.9 million in 2009. The improvement of $73.7 million in EBITDA is mainly due to higher sales prices and volume in both RBK and NBSK segments, partially offset by higher input costs in the RBK segment, almost totally from wastepaper, and an unfavourable exchange rate.

The profit from operations was $23.1 million in 2010, compared to an operating loss of $52.6 million in 2009.

In 2010, net earnings were $7.8 million, compared with a net loss of $79.2 million in 2009. This improvement of $87.0 million is mainly attributable to higher EBITDA as explained above, gains on financial instruments in 2010 compared to losses in 2009, lower losses on foreign currency translation in 2010 compared to 2009 as well as a gain on settlement of a claim.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 13 of 41

LIQUIDITY AND CAPITAL RESOURCES

Fibrek generates substantially all of its cash through the sale of NBSK pulp produced at the Saint-Félicien Mill and of RBK pulp produced at the Fairmont and Menominee Mills. The amount of cash generated is therefore dependent upon prevailing market NBSK and RBK pulp prices and sales volume as well as exchange rates. Market NBSK and RBK pulp prices and sales volume vary according to prevailing general economic conditions.

To the extent necessary, Fibrek can also draw on the unused portion of its ABL Credit Facility (as defined under “Financing Activities – Credit Facilities”) to fund liquidity needs for inventory and accounts receivable. See “Risk Factors – Financial Risks – Liquidity Risk”.

The principal liquidity requirements are for working capital (such as wood fibre, wastepaper, pulp inventory, chemicals, natural gas and accounts receivable), capital expenditures and interest payments on short and long-term debt. Since September 30, 2011, Fibrek has had an increased need for liquidity given (i) the recent costs associated with its strategic alternatives review process in response to Abitibi’s Insider Bid, (ii) the high level of RBK pulp inventories and lower than anticipated sales which have resulted in a five-week market-related shutdown of the Fairmont Mill effective February 20, 2012, (iii) capital expenditures required in connection with Fibrek’s power generation initiatives in Saint-Félicien, and (iv) costs associated with growth and diversification opportunities, such as the interrupted tissue company acquisition. The $32.3 million proceeds from the Special Warrants will be used by Fibrek to reduce the amount drawn on its ABL Credit Facility.

OPERATING ACTIVITIES

(in thousands of Canadian dollars)	Years ended December 31,
	2011	2010
Cash flows from operating activities before changes in non-cash working capital items	40,832	64,432

Changes in non-cash working capital items	(6,872)	2,194

Cash flows from operating activities	33,960	66,626

Cash flows from operating activities for 2011 totalled $34.0 million, compared with cash flows from operating activities of $66.6 million for 2010. The reduction in cash flows from operating activities is due to lower operating results and to the increase in non-cash working capital. The increase of $6.9 million in operating working capital is mainly due to an increase in inventories, mainly finished goods, partly offset by a reduction in accounts receivable and an increase in accounts payable.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 14 of 41

INVESTING ACTIVITIES

(in thousands of Canadian dollars)	Years ended December 31,
	2011	2010

Other assets	(100)	290

Addition to property, plant and equipment	(21,415)	(19,649)

Proceeds from disposal of property, plant and equipment	20	16

Proceeds from disposal of financial instrument	6,307	—

Cash flows used in investing activities	(15,188)	(19,343)

Cash flows used in investing activities for 2011 totalled $15.2 million, compared with $19.3 million in 2010.

CAPITAL EXPENDITURES

On an accrual basis, capital expenditures for the Mills totalled $21.9 million (net of $13.0 million of grants) for the year ended December 31, 2011, compared with $14.7 million (net of $6.8 million of grants) for the corresponding period of 2010.

Capital expenditures at the Saint-Félicien Mill totalled $17.8 million (net of $13.0 million of grants) in the year ended December 31, 2011, compared with $10.5 million (net of $6.8 million of grants) for the corresponding period of 2010. In 2011, the investments for the Saint-Félicien Mill consisted mainly of work in connection with the third turbo generator group as well as asset maintenance expenditures. In 2010, the investments for the Saint-Félicien Mill consisted mainly of the installation of a new machine press and work in connection with the third turbo generator group as well as asset maintenance expenditures.

In connection with the 9.5MW electricity sales contract concluded with Hydro-Québec, the Saint-Félicien Mill will be adding a third turbogenerator group to its existing cogeneration plant. Tie-in works have been completed during the October annual outage. The project is currently on budget and on schedule for a start up in December 2012. Until now, most of this project has been funded by grants received under the Canadian Green Transformation Program.

As mentioned above, in November 2010, the Saint-Félicien Mill installed a new machine press, during the regular major maintenance shutdown, to increase production and improve energy efficiency at the mill. This project is energy efficient since the pulp contains less water prior to the drying stage. This project qualified under the Green Transformation Program and benefited from the grant.

Capital expenditures at the Fairmont and Menominee Mills totalled $4.1 million for the year ended December 31, 2011, compared with $4.2 million for the corresponding period of 2010. In both 2011 and 2010, the investments for the Fairmont and Menominee Mills consisted mainly of asset maintenance expenditures.

In 2012, the capital investment program provides for expenditures of $30.0 million (net of grants), of which $10.5 million is required for asset maintenance and carry forward projects. Since the adoption of IFRS, major maintenance programs are included in capital assets.

Total capital expenditures assume that future cash flows will be sufficient to cover such expenditures and that no extraordinary event will require increased capital expenditures, and are subject to the risks identified below under “Risk Factors” (see also “Forward-Looking Statements”).

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 15 of 41

FINANCING ACTIVITIES

(in thousands of Canadian dollars)	Years ended December 31,
	2011	2010

Borrowings under the Term Loan	—	75,646

Borrowings under the ABL Credit Facility	72,805	10,427

Borrowings under the Investment Québec loan (PSIF)	—	978

Reimbursement of long-term debt (including the ABL Credit Facility)	(41,474)	(160,132)

Share issuance costs	—	37,928

Redemption of Debentures	(51,749)	—

Refinancing fees	—	(2,062)

Interest paid	(9,247)	(12,501)

Cash flows used in financing activities	(29,665)	(49,716)

Cash flows used in financing activities totalled $29.7 million for 2011, compared with $49.7 million for the corresponding period of 2010.

In 2011, Fibrek used $36.0 million from its ABL Credit Facility to redeem the Debentures, of which $33.0 million was reimbursed, and made scheduled mandatory repayments of $2.3 million.

In 2010, Fibrek repaid the Old Credit Facilities and initially borrowed, under the New Credit Facilities, $78 million from the Term Loan as well as US$10 million under the ABL Credit Facility which was repaid before the end of 2010 (see “Credit Facilities”). In 2010, scheduled mandatory reimbursements of $1.2 million were made on the Old Term Facility, the Term Loan and the PSIF loan.

CREDIT FACILITIES

On July 16, 2010, Fibrek completed a series of transactions intended to, among other things, refinance the Old Credit Facilities (the “Refinancing Transactions”). The Refinancing Transactions were comprised of:

•	a five-year secured term loan for an amount of $78 million (the “Term Loan”) bearing interest at a rate of 8.25% per year;

•	a $75 million three-year asset-based secured revolving credit facility (the “ABL Credit Facility” and, collectively with the Term Loan , the “New Credit Facilities”); and

•	a $40 million (gross proceeds) Rights Offering (see “Financing Activities - Rights Offering”).

Pursuant to the Refinancing Transactions, Fibrek repaid its old revolving facility maturing on October 30, 2010 (the “Old Revolving Facility”) and its old term facility maturing on October 30, 2012 (the “Old Term Facility” and together with the Old Revolving Facility, the “Old Credit Facilities”).

Term Loan

The Term Loan provides for a five-year secured term loan in a principal amount of $78 million and is to be repaid in quarterly instalments at a rate of approximately 1% per annum of the original principal amount thereof, with the balance due and payable at maturity, on July 15, 2015. The Term Loan bears interest at a rate of 8.25% per year, which is payable quarterly.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 16 of 41

All obligations in respect of the Term Loan are secured by:

•

a first ranking hypothec and first priority security interest on all the assets, movable and immovable, present and future, of the Company and its subsidiaries, with the exception of accounts receivable, inventory and assets relating thereto; and

•

a second ranking hypothec and second priority security interest on all of the existing and subsequently acquired accounts receivable, inventory and assets relating thereto of the Company and its subsidiaries.

The Term Loan contains certain covenants and events of default customary to borrowings of this nature, including a requirement for the Company to maintain at all times certain minimum levels of supply under wood fibre and wastepaper supply agreements. The Term Loan also requires Fibrek to maintain certain customary financial ratios, namely an interest coverage ratio of not less than 2.0x at all times and a total debt to capitalization ratio of not more than 40% until December 31, 2011, 37.5% in 2012 and 35% thereafter. The Term Loan also provides for a quarterly mandatory repayment of $187,500 which started on September 30, 2010.

ABL Credit Facility

The ABL Credit Facility provides for an initial term of three years for an amount of up to $75 million. The amount available to be drawn under the ABL Credit Facility varies from time to time based on Fibrek’s eligible accounts receivable and inventory levels. On August 3, 2011, as provided under the ABL Credit Facility, the term was extended for an additional year, bringing the maturity to July 16, 2014.

The obligations under the ABL Credit Facility are secured by:

•

a first ranking hypothec and first priority security interest on all of the existing and subsequently acquired accounts receivable, inventory and assets relating thereto of the Company and its subsidiaries; and

•

a second ranking hypothec and second priority security interest on all the assets, movable and immovable, present and future, of the Company and its subsidiaries, other than the above-mentioned accounts receivable, inventory and assets related thereto.

Borrowing availability under the ABL Credit Facility is limited to the lesser of:

•	the sum of:

•	85% of the Company’s net amount of eligible accounts receivable plus

•	the lesser of:

•	75% of the Company’s net amount of eligible raw materials, eligible finished goods inventory and eligible in-transit inventory, or

•	85% of the net orderly liquidation value of eligible raw materials, eligible finished goods inventory and eligible in-transit inventory, or

•	$75 million.

At the Company’s option, all Canadian dollar denominated loans under the ABL Credit Facility bear interest at a rate based either on a “Canadian Prime Rate” or the applicable bankers’ acceptance rate, plus a margin in each case. All US dollar denominated loans under the ABL Credit Facility bear interest at a rate based either on LIBOR or the US Base Rate, plus a margin in each case.

The ABL Credit Facility contains certain covenants and events of default customary to borrowings of this nature. The ABL Credit Facility also provides for certain springing financial covenants depending on the net amount available to draw. Should these covenants be triggered, the ABL Credit Facility would require Fibrek to maintain a fixed charge coverage ratio of not less than 1.2x and would put some limitations on capital expenditures.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 17 of 41

Financial covenant ratios

The New Credit Facilities require Fibrek to maintain certain financial ratios as described above. Certain ratios, such as the interest coverage and fixed charge coverage ratios, are based on the previous twelve months financial information. For the twelve-month period ended December 31, 2011, Fibrek’s ratios were as follows:

	Twelve-month period ended December 31, 2011
	Actual	Covenant
Term Loan

Interest Coverage Ratio	5.1 : 1.0	2.0 : 1.0

Total Debt-to-Capitalization [1]	23.1%	40.0%

1)	The Term Loan provides that up to $150 million of reduction in equity may be excluded from the calculation of the total Debt-to-Capitalization, following adoption of IFRS.

Old Credit Facilities

On October 30, 2006, SFK Pulp Finco Inc. and SFK Pulp Recycling U.S. Inc., as borrowers, entered into a credit agreement (the “Old Credit Agreement”) with a syndicate of institutional investors (for the Old Term Facility) and a syndicate of Canadian financial institutions and one institutional investor (for the Old Revolving Facility) (collectively, the “Old Lenders”) pursuant to which the Old Lenders made available (i) the US equivalent of a $200 million senior secured term facility to both SFK Pulp Finco Inc. and SFK Pulp Recycling U.S. Inc. (the “Old Term Facility”), and (ii) a $55 million senior secured revolving credit facility to SFK Pulp Finco Inc. and SFK Pulp Recycling U.S. Inc. (the “Old Revolving Facility” and, together with the Old Term Facility, the “Old Credit Facilities”).

On July 16, 2010, the Old Term Facility and the Old Revolving Facility were repaid in full.

Credit Rating

Fibrek has a corporate family rating of B2 and a B1 rating on its senior secured credit facilities from Moody’s Investors Service. A rating is not a recommendation to buy, sell or hold investments, and may be subject to revision or withdrawal at any time by the relevant rating agency.

RIGHTS OFFERING

Following completion of the conversion of the Fund into Fibrek pursuant to the Arrangement, Fibrek filed a short form prospectus qualifying the distribution of rights to subscribe for and purchase Common Shares in the capital of Fibrek for gross proceeds of $40 million (the “Rights Offering”). On July 16, 2010, the Company issued an aggregate of 39,602,848 Common Shares pursuant to the Rights Offering, of which:

•	28,057,068 were issued upon the exercise of the basic subscription privilege;

•	2,996,274 were issued pursuant to the additional subscription privilege; and

•	8,549,506 were issued under a standby purchase agreement with Fairfax.

Immediately following completion of the Rights Offering, Fairfax owned approximately 25.85% of the issued and outstanding Common Shares of Fibrek. Pursuant to the standby purchase agreement, the Company paid standby fees of $400,000 to Fairfax.

The net proceeds of this transaction, representing $37.9 million, were used to reduce the Company’s debt.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 18 of 41

DEBENTURES

On September 7, 2006, the Fund issued debentures (the “Debentures”) in an aggregate principal amount of $51,750,000 (including the over-allotment option) by way of a public offering. The obligations of the Fund under the Debentures were assumed by Fibrek as part of the Arrangement.

The Debentures, which were to mature on December 31, 2011, bore interest at an annual rate of 7% payable semi-annually on September 30 and December 31 of each year.

Redemption of Debentures

On February 28, 2011, Fibrek completed the partial redemption of its Debentures for an aggregate principal amount of $25,874,000. The Company paid to the holders of redeemed Debentures a redemption price equal to the principal amount of the redeemed Debentures, plus accrued and unpaid interest up to but excluding the redemption date, for a total of $26,161,719.

On June 28, 2011, Fibrek completed the redemption of the last portion of its Debentures for an aggregate principal amount of $25,875,000. The Company paid to the holders of redeemed Debentures a redemption price equal to the principal amount of the redeemed Debentures, plus accrued and unpaid interest up to but excluding the redemption date, for a total of $26,758,373.

Fibrek used available funds to pay the redemption price of the redeemed Debentures.

PSIF

On February 23, 2007, Fibrek obtained a $6 million interest-free loan from Investissement Québec through the Soutien à l’industrie forestière program (“PSIF”) to support investment in the forest industry. Under the loan agreement, Fibrek must comply with certain restrictive covenants, including the requirement to meet certain financial ratios which are less onerous on Fibrek than those of the New Credit Facilities. This loan allowed the Saint-Félicien Mill to modernize its facilities through, among other things, the upgrading of its unbleached pulp washing technology. The loan contains a mandatory repayment schedule of $125,000 per month which started on December 31, 2010. As at December 31, 2011, the amount outstanding was $4,375,000.

SPECIAL WARRANTS

In addition to the Support Agreement, on February 9, 2012, Fibrek and Mercer entered into the Special Warrant Agreement pursuant to which 32,320,000 Special Warrants will be issued at a price of $1.00 per Special Warrant for total subscription proceeds of $32,320,000. See “Take-over Bid” above.

DIVIDENDS

No dividends were declared for the years ended December 31, 2011 and 2010.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 19 of 41

FINANCIAL POSITION

(in thousands of Canadian dollars) (audited)	As at December 31,
	2011	2010

Cash and cash equivalents	5,576	16,421

Accounts receivable	63,294	68,424

Inventories	99,868	77,187
Property, plant and equipment	307,553	382,609

Total Consolidated assets	481,792	555,900

Accounts payable and accrued liabilities	66,488	56,064

Debentures	—	49,609

ABL Credit Facility	34,789	—

Long-term debt	80,864	82,798

Equity	257,095	335,273

Accounts receivable decreased by $5.1 million mainly due to a lower pulp sales volume when compared to December 31, 2010.

Total inventories increased by $22.7 million, mainly due to an increase in finished goods inventory.

The decrease in property, plant and equipment results mainly from an impairment of $63.0 million triggered by the Insider Bid from Abitibi and the depreciation expense recorded in 2011.

The increase in accounts payable and accrued liabilities is mainly due to higher prices for raw materials.

The Debentures were redeemed in the first half of 2011.

The increase of the amount drawn under the ABL Credit Facility was mainly required to support working capital needs and to redeem the Debentures.

The reduction in long-term debt is a result of the mandatory repayments. See “Liquidity and Capital Resources – Financing Activities – Credit Facilities”.

IMPAIRMENT OF LONG-LIVED ASSETS

Assets that are subject to depreciation are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. For the purpose of assessing impairment, assets are grouped at the lowest level for which cash flows are separately identifiable, namely cash generating unit (“CGU”).

BASIS OF ASSUMPTIONS WHEN ESTIMATING VALUE IN USE

The estimation of recoverable amount is based on assumptions regarding the future development of several factors. These include pulp prices, sales volumes, input prices (woodchips, wastepaper, energy, chemicals, etc.), capital expenditures and currency rates. Generally, pulp price assumptions used are those published by an independent firm unless judged too optimistic by Management. The net present value is calculated through discounting the expected cash flows using a weighted average cost of capital (“WAAC”) appropriate for the CGU. The WACC is essentially composed of an estimated return on equity and market interest rates on debt for similar companies adjusted for a risk factor relevant to the Company. When calculating value in use at the end of 2011, the discount rate was 12.0% for both CGUs.

Cash flow is calculated individually for five years for each CGU and a normalized trend thereafter.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 20 of 41

IMPAIRMENT CHARGE IN 2011

The Insider Bid from Abitibi was an indication for Management to perform an impairment test. Consequently, the Company has reviewed its assumptions to estimate future cash flows for both CGUs, the NBSK and RBK segments. As a result of these tests, an impairment loss of $63.0 million was recognized on the RBK segment.

OUTSTANDING SECURITIES

As at December 31, 2011, there were 130,075,556 Common Shares outstanding and 3,161,092 options outstanding. As at the date hereof, there was no change in the number of shares and options outstanding.

FINANCIAL INSTRUMENTS AND OTHER INSTRUMENTS

Fibrek’s financial instruments consist of cash and cash equivalents, accounts receivable, investment at fair value through profit or loss, accounts payable, derivative instruments, current and long-term debt. The table below presents the major assumptions for these financial instruments.

Financial instruments	Assumptions
Cash and cash equivalents Accounts receivable Accounts payable	Fair value is equal to book value due to the short term maturity nature of the instrument.

Investment at fair value through profit or loss Financial instruments	Fair value is equal to last trading value of the period on public financial markets.

ABL Credit Facility Term Loan

Fair value is calculated using the same terms and conditions as at period-end except, for interest rates used for discounting purposes, as follows :

a) Future interest payments, for the ABL Credit Facility, are calculated based on rates that are effective at year-end since the related debts are at variable rates. Future interest payments, for the Term Loan, are calculated based on the loan agreement.

b) Future repayments are the same as required in the agreements.

c) Interest rates used for discounting represent rates that the Company would have had at period-end.

PSIF – Investissement Québec	Fair value is determined by discounting future cash flows assuming that the Company would have had the cash from its current facilities at period-end.

In accordance with its hedging policy, Fibrek uses financial instruments on a case-by-case basis to cover itself against exchange rate fluctuations for specific minimal spot pulp sales. As at December 31, 2011, Fibrek had no hedging position relating to foreign exchange.

Fibrek may also hedge the price of up to 50% of its gas consumption for 12 months in advance. As at December 31, 2011, Fibrek had no hedging position relating to gas prices.

Fibrek is also exposed to credit risks on the accounts receivable from its customers. In order to reduce these risks, Fibrek has adopted policies which include reviews of new customers’ credit history before extending credit and the conduct of regular reviews of existing customers’ credit performance. As at December 31, 2011, only one customer represented more than 10 % of Fibrek’s total accounts receivable.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 21 of 41

OFF-BALANCE SHEET ARRANGEMENTS

OPERATING LEASES

As at December 31, 2011, Fibrek had $4.3 million in outstanding commitments under various leases for warehouses, office spaces and equipment over the next five years.

CONTRACTUAL OBLIGATIONS

Fibrek enters into contractual obligations in the normal course of business for the purchase of raw materials, including wood fibre, bark, wastepaper, natural gas and chemicals, as well as for transportation of its products. The majority of the agreements to purchase goods or services entered into by the Company do not provide for fixed or minimum quantities to be purchased, however certain of these agreements contain exclusivity provisions. All purchase obligations were estimated using current consumption of Fibrek and current market prices, except for the transportation portion of the gas supply agreement described in note 17 to the Financial Statements.

As at December 31, 2011, Fibrek’s contractual obligations were as follows:

(in thousands of Canadian dollars) (unaudited)	Total	2012	2013 2014	2015 2016	2017 & thereafter
Debt[1]

Term Loan	76,898	750	1,500	74,648	—

ABL Revolving Credit Facility	34,789	—	34,789	—	—

PSIF – Investissement Québec	4,375	1,500	2,875	—	—

Finance lease obligations	5,660	902	1,852	1,920	986

Operating leases	4,323	1,946	1,965	412	—

Purchase obligations

Capital expenditures	6,419	6,419	—	—	—

Natural gas	553	305	248	—	—

Other obligations

Trade and other payables	66,488	66,488	—	—	—

Landfill closure liability	125	125

Employee benefits	6,803	6,803

Total contractual obligations	206,433	85,238	43,229	76,980	986

1)	Principal amount.

As at December 31, 2011, commitments of the Company related to the co-generation project amounted to $5.6 million, a portion of which will be funded with grants from the Canadian Green Transformation Program.

Landfill closure liability and Employee benefits represent contribution for the following year only. Other years are not presented as the amounts could fluctuate significantly due to the variation of future performance and change in assumptions.

Although there can be no assurance, for 2012 and the foreseeable future, Management expects cash flows from operating activities and from other sources of financing to be sufficient to meet Fibrek’s current contractual obligations. The foregoing assumes that pulp prices, sales volume and exchange rates will not significantly deteriorate, that operating, wood fibre, wastepaper and chemical costs will not increase materially, that wood fibre and wastepaper deliveries will be sufficient to fulfill the Mills’ requirements and that no extraordinary event will require increased capital expenditures, and is subject to the risks identified below under “Risks Factors” (see also “Forward-Looking Statements”).

GUARANTEES

In the normal course of business, Fibrek enters into agreements which contain features meeting the definition of a “guarantee” as defined by IFRS. These are customary in the industry.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 22 of 41

Fibrek has entered into agreements which provide for indemnification provisions for its directors, trustees and officers against expenses including legal fees, judgments, fines and any amount actually and reasonably incurred by them in connection with any action, suit or proceeding in which they are sued as a result of their service, subject to certain provisions. Fibrek purchases directors’ and officers’ liability insurance.

In connection with the Rights Offering, Fibrek entered into a dealer manager agreement with TD Securities Inc., and a stand-by purchase agreement with Fairfax, whereby Fibrek may have to indemnify the parties to these agreements with respect to the representations and warranties made.

Under the terms of the ABL Credit Facility, Fibrek agreed to indemnify, hold harmless and defend the lender, as agent for the lenders, from and against any and all losses, liabilities, claims, damages and expenses arising out of, in connection with or as a result of, among other, (i) the ABL Credit Facility and related loan documents, including the use of the proceeds and compliance with or enforcement by the lender of its rights thereunder, (ii) any contractual obligations entered into by Fibrek, (iii) the role of the lender in any actual or prospective investigation, litigation or other proceeding relating to the ABL Credit Facility, and (iv) the breach of any environmental legislation.

Under the terms of the Term Loan, Fibrek agreed to indemnify the lender for any costs resulting from (i) any change of law having affecting the lender’s costs or revenues with respect to the Term Loan, (ii) an event of default, and (iii) a breach of any applicable law, including any environmental legislation.

The Support Agreement entered into by Fibrek and Mercer contains, among other things, a termination fee of $8.5 million payable by Fibrek in certain circumstances, including the acceptance of an unsolicited superior proposal from a third party. Furthermore, unless such termination fee is paid and provided that Mercer has not materially breached any covenant or other obligation under the Support Agreement, Mercer shall be entitled to an expense reimbursement payment of $2,000,000.

In connection with the Special Warrant Agreement entered into by Fibrek and Mercer, Fibrek may have to indemnify Mercer with respect to the representations and warranties made.

No amount has been accrued in the Financial Report with respect to the foregoing guarantees and indemnities. The nature of these guarantees and indemnities prevents Fibrek from making a reasonable estimate of the maximum potential amount it could be required to pay to counterparties, if any.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 23 of 41

SUMMARY OF QUARTERLY RESULTS

(in thousands of Canadian dollars except per share amounts and as otherwise indicated)	Quarters ended
	2011				2010
(unaudited)	Dec. 31	Sept. 30	June 30	March 31	Dec. 31	Sept. 30	June 30	March 31
Average NBSK pulp prices (US$/tonne)[1]	920	993	1,025	970	967	1,000	993	880

Exchange rate (CAN$/US$)	1.0231	0.9802	0.9677	0.9860	1.0128	1.0391	1.0276	1.0409

NBSK sales volume (tonnes)	78,453	83,069	89,720	90,199	89,268	73,920	89,835	90,604

RBK sales volume (tonnes)	74,425	88,361	100,502	83,193	79,881	88,905	103,205	96,547

Sales	119,000	138,267	148,340	132,083	131,454	132,177	154,819	138,089

EBITDA [2]	(3,482)	12,374	16,588	15,779	11,681	20,076	21,678	16,072

(Loss) profit from operations	(12,711)	3,790	7,641	6,668	3,129	11,648	12,941	7,304

Net (loss) earnings	(79,897)	6,773	5,636	3,457	2,564	5,355	10,347	(1,672)
Net (loss) earnings per share[3]
- basic	(0.61)	0.05	0.04	0.03	0.02	0.04	0.11	(0.02)
- diluted	(0.61)	0.05	0.04	0.03	0.02	0.04	0.08	(0.02)

1)	Average price delivered in Northern America as published by RISI.
2)	Non-IFRS Measure. See “Non-IFRS Measures”.
3)	On July 16, 2010, the Company issued an aggregate of 39,602,848 Common Shares pursuant to the Rights Offering, (see “Liquidity and Capital Resources - Financing Activities – Rights Offering”) increasing outstanding shares from 90,472,708 to 130,075,556 shares.

Quarterly results of Fibrek vary in line with prevailing pulp market prices, sales volume and exchange rates, principally that of the CAN$/US$ exchange rate.

Fibrek’s quarterly results (including sales volumes) also vary from quarter to quarter as a result of the scheduled outages for major maintenance performed at the Mills. Prior to 2011, scheduled outages at the Saint-Félicien Mill totalling 14 days were usually performed semi-annually during the second and fourth quarters of each year. In 2011, normal major maintenance at the Saint-Félicien Mill was reduced from 14 to 10 days per year. As for the Fairmont and Menominee Mills, each mill conducts three scheduled outages during the course of the year.

Sales reduction from the second quarter of 2010 to the third quarter of 2010 is mainly due to lower pulp inventories available for sales. The Company’s RBK pulp inventory was approximately 14,000 tonnes lower when entering the first quarter of 2010 compared to inventory at the beginning of the second quarter of 2010. As well, Fibrek’s NBSK pulp inventory was approximately 4,000 tonnes less when entering the first quarter of 2010 compared to inventory at the beginning of the second quarter of 2010. In addition, the Company’s NBSK pulp inventory increased at the end of the third quarter of 2010 to prepare for the regular major maintenance shutdown in November 2010.

Lower results in the fourth quarter of 2011 were mainly due to an impairment charge of $63.0 million, lower sales volume and prices as well as higher costs due to inventory write-downs and special consulting fees.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 24 of 41

2011 FOURTH QUARTER ANALYSIS

(in thousands of Canadian dollars)	Fourth quarters ended December 31
	2011			2010
	NBSK Pulp Segment	RBK Pulp Segment	Total	NBSK Pulp Segment	RBK Pulp Segment	Total

Sales	61,005	57,995	119,000	72,042	59,412	131,454

Cost of products sold	52,864	53,304	106,168	56,532	48,370	104,902

Delivery costs	5,103	4,526	9,629	5,768	4,335	10,103

Selling and administrative expenses	3,019	3,666	6,685	1,716	3,052	4,768

EBITDA[1]	19	(3,501)	(3,482)	8,026	3,655	11,681

Depreciation	7,734	1,495	9,229	7,160	1,392	8,552

(Loss) profit from operations	(7,715)	(4,996)	(12,711)	866	2,263	3,129

Financial expenses/charges			2,520			3,649

Financial income			(12)			(6)

Loss (gain) on financial instruments			2			(15)

Loss on disposal of property, plant and equipment			304			79

Loss on foreign currency translation			1,468			2,402

Gain on settlement of a claim			—			(5,544)

Impairment[2]			62,985			—

Recovery for income taxes			(81)			—

Net (loss) earnings			(79,897)			2,564

1)	Non-IFRS Measure. See “Non-IFRS Measures”.
2)	Triggered by the Insider Bid.

In the fourth quarter of 2011, Fibrek recorded a negative EBITDA of $3.5 million and a net loss of $79.9 million. This compares with an EBITDA of $11.7 million and net earnings of $2.6 million in the fourth quarter of 2010.

Sales in the fourth quarter of 2011 totalled $119.0 million, compared with sales of $131.5 million for the same period last year. The reduction of $12.5 million in sales is mainly attributable to lower sales volumes in both business segments and lower NBSK sales prices, which were partially offset by higher RBK sales prices and a weaker Canadian dollar compared to the US currency.

The total sales volume reached 152,878 tonnes in the fourth quarter of 2011, compared to 169,149 tonnes in the same period of 2010. NBSK pulp sales reached 78,453 tonnes, 10,815 tonnes lower than in the corresponding quarter of 2010. The RBK pulp sales volume totalled 74,425 tonnes in the fourth quarter of 2011, compared with a sales volume of 79,881 tonnes in the corresponding period of 2010. The reduction in the pulp sales volume is mainly due to markets softening in both NBSK and RBK segments in the fourth quarter of 2011.

According to RISI, NBSK market pulp price (for pulp delivered in North America) decreased by US$47 per tonne or 5% on average compared to the fourth quarter of 2010. However, the year-over-year reduction in the value of the Canadian currency compared to the US dollar resulted in an average sales price of $778 per tonne in the fourth quarter of 2011 compared with $807 per tonne in the fourth quarter of 2010.

Production at the Mills during the quarter ended December 31, 2011 totalled 171,811 tonnes, compared with 166,117 tonnes for the fourth quarter of 2010. The change in production level is attributable to productivity improvements at all Mills in 2011.

On a per tonne basis, cost of products sold for the Saint-Félicien Mill, in the fourth quarter of 2011 increased by 6%, when compared with the corresponding period of 2010. The increase is mainly attributable to higher energy costs and the impact of the inventory write-down.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 25 of 41

For the Fairmont and Menominee Mills, cost of sales per tonne increased by 18% compared to the same period last year. The increase is mainly due to the inventory write-down.

Delivery costs for the Saint-Félicien Mill of $65 per tonne in the fourth quarter of 2011 are at the same level as for the corresponding period of 2010.

For the Fairmont and Menominee Mills, delivery costs per tonne increased by 12% compared to the same period last year. The increase results mainly from freight rate increases mainly due to fuel surcharges and warehousing costs.

Selling and administrative expenses in the fourth quarter of 2011 totalled $6.7 million, compared with $4.8 million for the fourth quarter of 2010. The increase is attributable to higher consulting fees mainly related to efforts expended by Fibrek to seek out value-maximizing alternatives to the Insider Bid from Abitibi as well as to a potential acquisition opportunity in line with the Company’s strategy which was interrupted by the Insider Bid.

Depreciation amounted to $9.2 million in the fourth quarter of 2011, compared with $8.6 million in the fourth quarter of 2010.

As a result of the above, the loss from operations for the fourth quarter of 2011 amounted to $12.7 million, a reduction of $15.8 million as compared to last year’s fourth quarter profit from operations profit of $3.1 million.

Financial expenses decreased from $3.6 million in the fourth quarter of 2010 to $2.5 million in the fourth quarter of 2011. This $1.1 million reduction results mainly from a lower debt level due to the redemption of the Debentures, thereby reducing interest for the fourth quarter of 2011.

Loss on foreign currency translation in the fourth quarter of 2011 totalled $1.5 million, compared to $2.4 million in the fourth quarter of 2010. This reduction of the foreign exchange loss is mainly due to the revaluation of accounts receivable and cash and cash equivalents denominated in US dollars.

In the fourth quarter of 2010, the Company accounted for $5.5 million in gain on settlement of a claim, representing the initial distribution of common shares of Abitibi to the creditors pursuant to the procedures undertaken by Abitibi under the Companies’ Creditors Arrangement Act. Such shares were thereafter sold on February 3, 2011.

In the fourth quarter of 2011, the Company recorded an impairment totalling $63.0 million in the RBK segment. The Insider Bid from Abitibi triggered a need to conduct an impairment test which resulted in a $63.0 million write-down of assets in the RBK segment.

A net loss of $79.9 million was recorded in the fourth quarter of 2011, compared with net earnings of $2.6 million for the corresponding period of 2010. The net loss per share amounted to $0.61 (basic and diluted) in the fourth quarter of 2011, compared with net earnings per share of $0.02 (basic and diluted) in the corresponding period of 2010.

CHANGES IN ACCOUNTING POLICIES

The consolidated financial statements of the Company are prepared in accordance with IFRS. The Company has identified the accounting policies that are critical to the understanding of the Company’s operations and financial results in the Company’s condensed consolidated financial statements and the notes thereto for the year ended December 31, 2011.

INTERNATIONAL FINANCIAL REPORTING STANDARDS

For interim and annual financial statements relating to the fiscal year beginning on or after January 1, 2011, the Canadian Accounting Standards Board (“AcSB”) has confirmed that IFRS replaces Canadian GAAP for publicly accountable enterprises.

Accordingly, Fibrek adopted accounting policies consistent with IFRS beginning with the interim financial report for the quarter ended March 31, 2011. Fibrek’s 2011 interim financial reports and annual financial statements includes comparative 2010 financial statements, adjusted to reflect any changes in accounting policies resulting from the adoption of IFRS.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 26 of 41

Impact of Adopting IFRS on the Organization

The Board of Directors and Audit Committee of Fibrek have been regularly updated on the progress of the IFRS implementation plan, with specific information regarding the changes to significant accounting policies.

As part of its analysis of the changes to significant accounting policies, the implementation team have made necessary modifications required to its accounting systems and business processes. Changes to systems, processes and controls were minimal.

No contractual arrangements were impacted by the changes to significant accounting policies.

Impact of Adopting IFRS on Internal Controls over Financial Reporting

The changes to accounting policies and business processes had minimal impact on Fibrek’s internal controls over financial reporting (“ICFR”).

Fibrek has augmented certain existing controls and procedures to include the ongoing activities of the IFRS transition plan.

First-time adoption of IFRS

The adoption of IFRS requires the application of IFRS 1 First-time Adoption of International Financial Reporting Standards (IFRS 1), which provides guidance for an entity’s initial adoption of IFRS. IFRS 1 generally requires retrospective application of IFRS effective at the end of the entity’s first annual IFRS reporting period. However, IFRS 1 also provides certain optional exemptions and mandatory exceptions to this retrospective treatment.

Fibrek has applied the following optional exemptions in the preparation of its opening IFRS statement of financial position as at January 1, 2010, Fibrek’s “Transition Date”:

•	To elect to recognize in opening equity all cumulative actuarial gains and losses related to its defined benefit pension plans at the Transition Date.

•

To elect not to apply retrospective treatment to certain aspects of International Accounting Standard (IAS) 21, The Effects of Changes in Foreign Exchange Rates, and deem the cumulative translation differences for all foreign operations to be zero at the Transition Date.

•

To apply IFRIC 1, Changes in Existing Decommissioning, Restoration and Similar Liabilities prospectively from the Transition Date. IFRIC 1 provides guidance regarding the treatment of changes in decommissioning, restoration and similar liabilities, such as Fibrek’s landfill closure liability.

•

To apply IAS 23, Borrowing Costs prospectively from the Transition Date. IAS 23 requires the capitalization of borrowing costs directly attributable to the acquisition, production or construction of certain assets.

•	To apply IFRS 2, Share-based Payment retrospectively only to equity instruments that were issued after November 7, 2002 and had not vested by the Transition Date.

•	To apply IFRS 3, Business Combinations prospectively from the Transition Date, therefore not restating business combinations that took place prior to the Transition Date.

•

To apply the transition provisions of IFRIC 4, Determining whether an Arrangement Contains a Lease, therefore determining if arrangements existing at the Transition Date contain a lease based on the circumstances existing at that date.

IFRS 1 does not permit changes to estimates that have been made previously. Accordingly, estimates used in the preparation of Fibrek’s opening IFRS statement of financial position as at the Transition Date are consistent with those made under Canadian GAAP.

Impact of Adopting IFRS on Fibrek’s Financial Statements

Adoption of IFRS resulted in certain changes to significant accounting policies. Below is a reconcilation of the December 31, 2009 balance sheet under Canadian GAAP to the opening IFRS statement of financial position as at January 1, 2010 and a reconciliation of the statements of earnings for the year of 2010.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 27 of 41

Reconciliation of the opening statement of financial position

In Thousands of Canadian dollars	note	December 31, 2009 (Canadian GAAP)	Transition adjustment	January 1, 2010 (IFRS)
Assets
Current assets
Cash and cash equivalents		19,174	—	19,174
Trade and other receivables		53,424	—	53,424
Inventories	c	79,003	(748)	78,255
Prepaid expenses		4,036	—	4,036

		155,637	(748)	154,889

Deferred financing fees		421	—	421
Property, plant and equipment	a,b	542,360	(134,918)	407,442
Intangible assets	a	395	(86)	309
Other assets		856	—	856

		699,669	(135,752)	563,917

Liabilities
Current liabilities
Trade and other payables		45,213	—	45,213
Landfill closure liability		445	—	445
Derivative instruments		113	—	113
Current portion of long-term debt		36,682	—	36,682
		82,453	—	82,453

Debentures derivative at fair value through profit or loss	d	—	859	859
Landfill closure liability	e	2,075	1,091	3,166
Employee benefits	f	14,022	10,538	24,560
Convertible unsecured subordinated debentures		47,696	—	47,696
Long-term debt		118,776	—	118,776

		265,022	12,488	277,510

Equity
Unitholders’ capital		658,609	—	658,609
Equity component of Debentures	d	6,242	(6,242)	—
Accumulated other comprehensive income	g	(4,704)	4,704	—
Deficit		(225,500)	(146,702)	(372,202)

		434,647	(148,240)	286,407

		699,669	(135,752)	563,917

Reconciliation of the statements of earnings

Notes:

a)	Impairment of Assets

IFRS requires a write-down of assets if the recoverable amount (defined as the higher of the fair value less costs to sell and the value in use of a group of assets) is less than its carrying value. Value in use is determined using discounted estimated future cash flows. Under Canadian GAAP a write-down to estimated fair value was required only if the undiscounted estimated future cash flows of a group of assets were less than its carrying value.

While no impairment of assets existed at December 31, 2009 under Canadian GAAP, retrospective application of changes in its accounting policy on adoption of IFRS resulted in the recognition of an impairment of $137.0 million at January 1, 2010. Recognition of the impairment resulted in a corresponding decrease in the carrying value of Fibrek’s capital assets as well as in equity as well as a reduction of depreciation in the statement of earnings starting in 2010.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 28 of 41

b)	Property, Plant & Equipment (“PP&E”)

IAS 16 Property, Plant and Equipment (“IAS 16”) requires Fibrek to choose, for each class of capital assets, between the cost model or the revaluation model. Under the revaluation model, an item of PP&E is carried at its revalued amount, being its fair value at the date of the revaluation less any accumulated depreciation and accumulated impairment losses. Fibrek selected the cost model in accounting for its capital assets, which is consistent with Canadian GAAP.

Other aspects of IAS 16, while similar to Canadian GAAP, include some differences that requires a change in accounting policies. These differences include the accounting for significant components that are recorded and depreciated separately. The retrospective application of this change in accounting policy resulted in a reduction of the carrying value of its capital assets of $2.7 million.

Also, IAS 16 requires major inspections and overhauls to be accounted as a separate component of PP&E. The Company has determined that, under IFRS, a significant part of its major maintenance program qualifies as a separate component of PP&E. As at January 1, 2010 the carrying value of PP&E was increased by $4.7 million and a reduction of cost of product sold in the statement of earnings starting in 2010.

The net impact of the recognition of these two accounting policies resulted in a decrease in equity as well as an increase in depreciation in the statement of earnings starting in 2010.

c)	Inventories

The retrospective application of changes in accounting policies described above for PP&E resulted in a reduction of the finished goods inventory value by $0.7 million with a corresponding decrease in equity as well as impacting cost of product sold in the statement of earnings starting in 2010.

d)	Equity component of Debentures

Prior to the conversion of the Fund into a corporate structure, holders of the Fund’s units held certain redemption rights. Under Canadian GAAP, the units were considered to be equity instruments. Under IFRS the Fund’s units met the definition of a liability. However, by meeting certain conditions, the units were eligible for an exception that allowed classification as equity.

Under Canadian GAAP, the Debentures were considered a compound financial instrument with debt and equity components. Under IFRS however, while the units themselves were classified as equity, they met the definition of liability and, as a result, the conversion feature of the Debentures is prevented from being classified as equity.

Changes in Fibrek’s accounting policies to reflect this difference resulted in the equity component of the Debentures to be accounted for as a derivative liability and mark-to-market at the end of each reporting period. Consequently a derivative liability of $0.9 million representing the convertible feature was recognized as at January 1, 2010.

When the conversion was completed on May 25, 2010, the holders of the Units became the shareholders of Fibrek. Unlike the holders of units of the Fund, shareholders do not have redemption rights. As such, the shares meet the definition of equity instruments under IFRS. Due to the fact that the shares, unlike the units of the Fund, do not rely on the exception to be classified as equity, the Debentures are considered a compound financial instrument with both debt and equity components. As such, the derivative liability was reclassified in equity as a separate component of the Debentures.

e)	Landfill closure liability

IFRS requires the discount rate used to measure the landfill closure liability to be based on current interest rates, adjusted to reflect the risks specific to the liability. Canadian GAAP required the liability to be discounted using a credit-adjusted risk-free rate.

Fibrek has changed its accounting policy to reflect the IFRS requirements; retrospective application of this change resulted in an increase in the landfill closure liability of $1.1 million.

IFRS requires the landfill closure liability to be adjusted each period to reflect current estimates of the obligation, and any change in the appropriate discount rate. Under Canadian GAAP, no changes to the measurement of the liability were made if the only change was to the discount rates. In addition, the discount rate was only adjusted to the appropriate current rate if there was an increase in the estimate of the obligation.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 29 of 41

Changes in accounting policies to reflect the IFRS requirements result in a different, and potentially more volatile, recognition and measurement of landfill closure costs.

In addition, IFRS requires the unwinding of the discount rate (accretion of the liability due solely to the passage of time) to be reflected as borrowing costs. Under Canadian GAAP, this was classified as an operating expense.

f)	Employee Benefits

IFRS requires that the past service cost element of defined benefit plans be expensed on an accelerated basis, with vested past service costs expensed immediately and unvested past service costs recognized on a straight-line basis over the vesting period. Under Canadian GAAP, past service costs were amortized on a straight-line basis over the expected average remaining service period of active employees under the plan.

Changes in accounting policy are also necessary to reflect how the minimum funding requirements for Fibrek’s defined benefit plans impact the measurement of the pension asset under IFRS.

The retrospective application of these changes in the accounting policy related to employee benefits, together with the election to recognize all cumulative actuarial gains and losses in opening equity at the Transition date, resulted in an increase of $10.5 million in the carrying value of the pension liability and a corresponding decrease in equity as well as a reduction of cost of product sold in the statement of earnings starting in 2010.

g)	Foreign Currency Translation

Fibrek has elected to deem the cumulative translation differences for all foreign operations to be zero at the Transition Date. This election resulted in an adjustment to accumulated other comprehensive income of $4.7 million, and a corresponding decrease in equity.

Other Changes in Significant Accounting Policies

The adoption of IFRS requires other changes to Fibrek’s significant accounting policies, however the changes noted below did not have a significant impact on the financial statements.

•	Provisions

IFRS requires the recognition of a decommissioning liability for legal or constructive obligations, while Canadian GAAP only requires the recognition of such liabilities for legal obligations. A constructive obligation exists when an entity has created reasonable expectations that it will take certain actions. This difference did not resulted in the recognition of additional provisions.

•	Foreign Currency

IFRS requires that the functional currency of Fibrek and its subsidiaries be determined separately, and the way in which the factors considered to determine functional currency are applied is somewhat different than Canadian GAAP. The changes to the accounting policies related to foreign currency to reflect these differences did not have an impact on the financial statements.

•	Income Taxes

While accounting for income taxes is similar under IFRS and Canadian GAAP, in certain circumstances there are differences in the measurement of future tax assets and future tax liabilities. The changes in its accounting policies related to income taxes did not have a significant effect on the financial statements.

•	Share-based Payments

In certain circumstances, IFRS requires a different measurement of share-based compensation than that of Canadian GAAP. Due to the nature of its share-based compensation plans, no significant changes to the accounting policies was required.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 30 of 41

FUTURE ACCOUNTING CHANGES

New accounting standards or amendments to existing accounting standards have been published and are required to be applied for accounting periods beginning on or after January 1, 2013, with early adoption permitted. These future accounting changes are presented in note 3 to the consolidated financial statements for the year ended December 31, 2011.

IAS 1 PRESENTATION OF FINANCIAL STATEMENTS (“IAS 1”)

Issued in June 2011, the amendments to IAS 1 will require the grouping of items within other comprehensive income into items that might be reclassified to profit or loss and items that will not be reclassified to profit or loss in subsequent accounting period.

The Company has not yet assessed the impact of this new standard or determined whether it will early adopt the standard. This amendment to IAS 1 is to be applied for accounting periods beginning on or after July 1, 2012.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with IFRS requires Management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. Significant areas requiring the use of Management estimates relate to the valuation of capital assets and intangibles acquired in business combinations, impairment of assets, pension and other employee benefits, asset retirement obligations, useful lives for amortization, long-term compensation plan and future income taxes. These estimates are revised periodically. Results as determined by actual events could differ materially from the above estimates.

LONG-LIVED ASSETS

Capital assets represented 64% of Fibrek’s consolidated assets as at December 31, 2011. If Fibrek’s estimated useful lives of these assets were incorrect, Fibrek could experience increased or reduced charges for amortization of capital assets in the future. Capital assets must be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable and an impairment loss is recognized when the carrying amount of the long-lived asset is not recoverable and exceeds its fair value. The most significant assumptions underlying the recoverability of capital assets include projected revenues and EBITDA which are determined using key assumptions such as anticipated pulp prices, exchange rates, sales volume, wood fibre, wastepaper and other production costs, capital expenditures, interest expenses and production outputs. If the future was to adversely differ from Management’s best estimate of key economic assumptions and associated cash flows were to materially decrease, Fibrek could potentially experience future material impairment charges in respect of its capital assets. Such charges do not result in a cash outflow and would not impact Fibrek’s liquidity.

EMPLOYEE FUTURE BENEFITS

Fibrek provides eligible employees with pension benefits under defined benefit pension plans and maintains defined contribution 401(k) plans for all US employees that meet service eligibility requirements. Since January 1, 2010, all Canadian non-unionized employees have stopped accruing benefit under the defined benefit pension plan and started with a new defined contribution plan. Certain actuarial and economic assumptions used in determining defined benefit pension costs, accrued pension benefit obligations and pension plan assets require significant judgment.

The accrued benefit obligation and expense are determined by independent actuaries on an annual basis, using the projected benefit method pro-rated on service, and based on Management’s best economic and demographic estimates and significant actuarial assumptions, including expected years of service of employees, retirement age and specified benefit levels. The discount rate, which is used to determine the accrued benefit obligation, is based on market interest rates on high-quality long-term bonds. Future increases in compensation are based upon current benefit policies and economic forecasts. Defined benefit pension costs are also impacted by the quantitative methods

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 31 of 41

used to determine estimated returns on pension plan assets. The expected return on plan assets is determined by considering long-term historical returns, future estimates of long-term investment returns and asset allocation.

The significant actuarial assumptions adopted are internally consistent and reflect the long-term nature of employee future benefits. Significant changes in assumptions, because of updated historical information, or changes in the market conditions, for example, could materially impact Fibrek’s employee benefit obligations and future expense, as well as its overall financial performance. The net actuarial gains or losses are recognized on the Company’s statement of financial position and in the statement of comprehensive income and as such, the benefit expense is not impacted by those gains or losses.

TAX REASSESSMENT

In January 2009, Fibrek received notices of assessment for the 2002 and 2003 taxation years from the Canada Revenue Agency (“CRA”) and the Ministère du Revenu du Québec (“MRQ”) reassessing the tax value allocated to the assets of the Saint-Félicien Mill at the time such assets were purchased by Fibrek from Abitibi-Consolidated Inc. in August 2002. These assessments do not involve any taxes payable. In October 2009, Fibrek requested a statement of revised losses from CRA and the MRQ. In September 2010, the Company received from CRA a statement of revised losses. In December 2010, the Company filed a notice of objection within the prescribed delay. The CRA has since acknowledged receipt of Fibrek’s notice of objection. An introductory meeting between Fibrek representatives and CRA took place in October 2011.

On February 21, 2012, CRA presented a verbal proposition to the Company. Management expects a settlement before the end of the first quarter of 2012.

RISK FACTORS

The following section summarizes the major risks and uncertainties that could materially impact Fibrek’s business, operating results, profitability and financial position.

In addition to these risks and uncertainties, Fibrek would like to caution investors about the negative impact the take-over bid situation could have on Fibrek’s business and results of operations. Possible impacts include, without limitation: (i) Fibrek’s employees may experience uncertainty about their future roles with the Company, which might adversely affect Fibrek’s ability to retain and hire key personnel and other employees, (ii) the attention of Management may be directed toward the take-over bid situation and may be diverted from the day-to-day operations and pursuit of other opportunities that could otherwise be beneficial to Fibrek’s business, and (iii) business partners may seek to modify or terminate their business relationships with Fibrek.

RISKS RELATED TO THE OPERATIONS AND THE INDUSTRY

The Company’s financial performance is dependent upon the selling prices of its pulp and its sales volume, both of which have fluctuated significantly in the past and will likely continue to do so in the future. Lower selling prices and sales volume could adversely impact the Company’s business, operating results, profitability and financial position.

The markets for NBSK and RBK pulp are highly cyclical. Historically, economic and market shifts and fluctuations in industry production capacity have created cyclical changes in pulp prices and sales volume, principally due to market imbalances between supply and demand. Accordingly, (i) periods of oversupply due to industry capacity additions, increased production and other factors, and (ii) periods of insufficient demand due to weak general economic conditions, fluctuations in inventory levels held by customers and consumer preferences, may both cause a downward pressure on selling prices and demand. For example, demand and selling prices of pulp were both negatively impacted by the global economic downturn in 2009.

In periods of excess capacity or reduced demand, which are characterized by lower pulp prices, the Company may not be able to compete with competitors who have greater financial resources and who are better able to weather a prolonged decline in prices. Fibrek may have to take market-related downtime, as is the case from time to time. In addition, in the future, Fibrek may not be able to maintain current prices or implement additional price increases or may have to give additional discounts to its customers to compete with other pulp producers. In such cases, the Company’s business, operating results, profitability and financial position could be adversely impacted.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 32 of 41

COMPETITIVE MARKETS

Markets for the Company’s products are highly competitive on a global basis. There are a number of competitors, some of which may have greater financial resources, lower manufacturing costs, greater manufacturing expertise as well as greater sales and distribution capabilities producing market pulp than the Company. The Company’s products are considered commodities because many companies produce similar and largely standardized products. As a result, the primary basis for competition in our markets has been price and, to a lesser extent, product quality, volume availability and reliability of supply and customer service. The Company’s ability to compete successfully depends on several factors, including its ability to control its manufacturing costs, the availability, quality and cost of raw materials (particularly wood fibre and wastepaper), and its ability to maintain high plant efficiencies. If the Company is unable to successfully compete on a global basis and achieve sufficient economies of scale, it could adversely impact its business, operating results, profitability and financial position.

To mitigate this risk, Fibrek’s strategy is to offer quality products and customer service that generally meet customers’ needs at competitive prices.

EXCHANGE RATE FLUCTUATIONS

Exchange rate fluctuations between the Canadian dollar and its US counterpart have a significant impact on the Company’s sales, as pulp prices are denominated in US dollars; these fluctuations also impact sales made in Canada which are dependent on the price of pulp in North America. The Company’s operating results and cash flows could be adversely impacted by changes in the Canadian dollar exchange rate with its US counterpart.

Market pulp being a global commodity product, the fluctuation of the US dollar against other currencies has a significant impact on NBSK pulp prices, mitigating partially the impact on gain or loss on foreign exchange conversion. Also to mitigate the risk, the Company may, in accordance with its policy, use financial instruments to cover itself against exchange rate fluctuations for specific spot pulp sales when conditions are appropriate. Moreover, the Fairmont and Menominee Mills in the United States reduce the Company’s exposure to the CAN$ / US$ exchange rate volatility.

WOOD FIBRE SUPPLY AND COSTS AT THE SAINT-FÉLICIEN MILL

Supply

As the Company has no direct access to the forest resource, operations of the Saint-Félicien Mill are dependent on the supply of wood fibre by third parties. Approximately 90% of the Saint-Félicien Mill’s wood fibre is purchased under contracts at market price with several suppliers. Although Management currently estimates that the wood fibre deliveries under the agreement with Abitibi Consolidated Company of Canada (“ACCC”), together with the deliveries from other suppliers, should be sufficient to fulfill all of the Saint-Félicien Mill’s fibre requirements throughout 2012, the Company’s business, operating results, profitability and financial position could be adversely impacted by the inability of the Company to secure its fibre supplies in the event of future reduction by the Québec Government in wood volumes harvested on public land or if the fibre supply agreement with ACCC is terminated or not renewed at its term or earlier in certain circumstances.

In order to mitigate its risk, the Company’s strategy is generally to conclude long-term agreements with its wood fibre suppliers and to source its wood fibre from several suppliers.

Costs

Wood fibre cost is the most significant component of the Saint-Félicien Mill’s operating cash costs. Fibre supply agreements with ACCC and other suppliers are conducted at market prices.

Wood fibre prices and production volume are directly related to the lumber market. Wood fibre prices may also be impacted by fluctuations in demand for pulp, paper and paperboard products, changes in regulations and by other external factors such as tariffs and trade disputes. The Company’s business, operating results, profitability and

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 33 of 41

financial position could be adversely impacted by higher wood fibre costs, as the Company may be unable to increase prices for its products in response to increased wood fibre costs due to additional factors impacting the demand or supply of these products.

In order to mitigate its risk, the Company’s strategy is generally to conclude long-term contracts with several suppliers having different maturity dates

WASTEPAPER SUPPLY AND COSTS AT THE FAIRMONT AND MENOMINEE MILLS

Supply

Approximately 70% of the Fairmont and Menominee Mills’ wastepaper is purchased under contracts at market price with several suppliers. Such contracts generally guarantee that a minimum quantity of wastepaper will be supplied yearly to the Fairmont and Menominee Mills. The remaining purchases are made from suppliers on the open market.

The Company’s business, operating results, profitability and financial position could be adversely impacted by the inability of the Fairmont and Menominee Mills to secure their wastepaper supply if these supply agreements are terminated or not renewed at their term or cancelled in certain circumstances provided for in the agreements.

In order to mitigate its risk, the Company’s strategy is generally to conclude long-term agreements with its wastepaper suppliers and to source its wastepaper from several suppliers.

Costs

Wastepaper cost is the most significant component of the Fairmont and Menominee Mills operating cash costs and also the most volatile. Wastepaper price may be impacted by fluctuations in worldwide demand for pulp, paper and paperboard products, by changes in regulations and by other external factors. For example, wastepaper prices were substantially low with the decline of both domestic and export demand in the first half of 2009. With the low generation of wastepaper resulting from the downturn in the printing and writing sector in early 2009, combined with an increasing demand from tissue producers and recycled pulp at the end of the second quarter 2009, wastepaper costs increased significantly towards the end of 2009 and remained at high levels during 2010 and the first part of 2011. Weakening demand for wastepaper in the last part of the year led to SOP price reductions starting in September 2011.

To mitigate this risk, the Fairmont and Menominee Mills’ strategy is generally to purchase a significant percentage of their wastepaper under established contracts designed to reduce pricing volatility. Also, the Company is regularly on the look-out for untapped wastepaper sources. However, wastepaper cost is nonetheless volatile.

Although the Company can generally pass along wastepaper price increases to its customers on a timely basis, the Company may not always be able to implement wastepaper price increases in the selling price of its RBK pulp, thereby adversely impacting the Company’s business, operating results, profitability and financial position. Also, higher RBK pulp prices may push consumers to search for another environmentally friendly alternative, which would adversely impact Fibrek’s sales volume.

DEPENDENCE UPON KEY CUSTOMERS

In 2011, the Saint-Félicien Mill’s five (5) largest customers accounted for approximately 68% of its sales, with its largest customer accounting for approximately 23%. For the same period, the Fairmont and Menominee Mills’ five (5) largest customers accounted for approximately 51% of their sales, with their largest customer accounting for approximately 19%. The Mills are therefore dependent on key customers. In the event that in the future the Mills lose certain key customers or that demand from these customers diminishes for any reason, including their switching to other sources of supply or going out of business, there is a risk that the Mills would be forced to find alternative markets in which to sell the pulp they produce which, in turn, could increase delivery costs, thereby adversely impacting the Company’s business, operating results, profitability and financial position.

To mitigate this risk, the Company’s strategy is generally to conclude evergreen agreements with its customers having different maturity dates.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 34 of 41

CHEMICAL AND ENERGY COSTS

In addition to wood fibre and wastepaper, chemicals and energy (including natural gas and electricity) are also an important part of the Mills’ operating costs.

Energy prices have been volatile in recent years. While the Company generally purchases substantial portions of its energy under supply contracts, most of these contracts are based on market pricing. The Company continues to evaluate its energy costs and consider ways to lower its energy consumption and factor these costs into its pulp pricing. In accordance with its policy, the Company may also use financial instruments for the purchase of natural gas to mitigate its risk when conditions are appropriate. Finally, the Saint-Félicien Mill can count on its cogeneration facility to generate all of its electricity requirements.

The costs of chemicals have also been volatile historically, and they are influenced by capacity utilization, energy prices and other factors beyond th Company’s control.

To mitigate this risk, the Company’s strategy is generally to purchase a significant percentage of its chemicals under established contracts designed to reduce pricing volatility. Fibrek is also currently a member of a buying group in the U.S. to leverage its purchasing power.

Due to the commodity nature of Fibrek’s products, the Company’s ability to increase prices will be determined by supply and demand rather than by the cost of raw material. Consequently, the Company may be unable to pass on increases in its operating costs to its customers. Any sustained increase in chemical or energy prices without any corresponding increase in product pricing could have an adverse effect on the Company’s business, operating results, profitability and financial position.

INCREASED PRODUCTION CAPACITY

The Company currently faces substantial competition in the pulp industry and may face increased competition in the years to come if new manufacturing facilities are built or existing idled facilities restarted. In addition, pulp capacity is constantly increasing as a result of improvements to existing mills. If increases in pulp production capacity exceed increases in pulp demand, selling prices for pulp could decline and adversely impact the Company’s business, operating results, profitability and financial position.

To mitigate this risk, the Company’s strategy is to develop new end user markets to expand its customer base.

COMPETING TECHNOLOGIES

Trends in advertising, electronic data transmission and storage as well as the internet have had adverse effects on traditional print media, including the products of the Company’s customers. As a result, the Company has experienced decreased demand for some of its existing pulp products. As the use of these competing technologies grows, demand for pulp is likely to further decline. As well, paper recovery is likely to further decline, putting an upward pressure on wastepaper prices. If the use of competing technologies continue to grow, the Company’s business, operating results, profitability and financial position could be adversely impacted.

To mitigate this risk, the Company’s strategy is to regularly review its sales mix to optimize margins.

PENSION CONTRIBUTIONS

The funding requirements of the Company’s defined benefit pension plans, resulting from valuations of the Company’s pension plan assets and liabilities, depend on a number of factors, including actual returns on pension plan assets, long-term interest rates, plan demographic and pension regulations. Changes in these factors could cause actual future contributions to significantly differ from the Company’s current estimates and could require the Company to increase contributions to its defined benefit pension plans in the future and, therefore, could have an adverse effect on the Company’s business, operating results, profitability and financial position.

There is no assurance that the Company’s defined benefit pension plans will be able to earn their assumed rate of return. A material portion of the Company’s defined benefit pension plans’ assets is invested in public equity securities. As a result, the ability of the Company’s defined benefit pension plans to earn the rate of return that it has assumed significantly depends on the performance of capital markets. The market conditions also impact the discount rate used to calculate the Company’s solvency obligations and thereby could also significantly impact the Company’s cash funding requirements.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 35 of 41

Effective January 1, 2010, all Canadian non-unionized employees have stopped accruing benefits under their defined benefit pension plan and started with a new defined contribution plan. As a result, the Company has limited its risk with respect to past service for Canadian non-unionized employees since there is no risk associated with future service under the defined contribution plan. Although Canadian unionized employees still accrue benefits under their defined benefit pension plan, as part of the new collective agreements signed with its unions, the Company will implement a new pension plan for future service, effective April 1, 2014, which will have a fixed employer contribution. As a result, effective April 1, 2014, the Company will start limiting its risk with respect to past service costs for Canadian unionized employees. Finally, in 2011, Fibrek implemented a derisking strategy to its investment policy which takes into account the participant’s profile and the financial situation of the defined benefit plans.

MAJOR DISRUPTIONS

Major disruptions over an extended period of time, such as disruptions caused by unscheduled maintenance outages, equipment failures, operational problems, chemical spills or releases, disruptions in the transportation infrastructure, fires, adverse weather, earthquakes or floods impacting one or all of the Mills, could prevent the Company from meeting customer demand and/or require unplanned capital expenditures, thereby adversely impacting the Company’s business, operating results, profitability and financial position.

In order to mitigate such risk, the Company carries insurance with coverage, limits and deductibles that are consistent with industry practice. The Company also generally performs regular maintenance on its equipment to ensure that they are in good working order. In addition, Fibrek currently has emergency plans in place at all locations to address any major disruption which could occur.

CAPITAL REQUIREMENTS

The pulp and paper industry is capital intensive, and the Company regularly incurs capital expenditures to expand its operations, maintain its equipment, increase its operating efficiency and comply with Environmental, Health and Safety Requirements (as hereinafter defined). Our annual capital expenditures may vary due to fluctuations in requirements for maintenance, business capital, expansion and as a result of changes to environmental regulations that require capital expenditures to bring our operations into compliance with such regulations. While we generally perform regular maintenance on our manufacturing equipment, key pieces of equipment in our various production processes may still need to be repaired or replaced. If the Company does not have sufficient funds and requires additional funds, it may not be able to obtain them on favourable terms, or at all. In addition, the Company’s debt service obligations reduce its available cash. If the Company cannot maintain or upgrade its equipment as is required or ensure environmental compliance, it could be required to cease or curtail some of its manufacturing operations, or it may become unable to manufacture products that can compete effectively in one or more of the Company’s markets.

LABOUR RELATIONS

Most of the Saint-Félicien Mill’s employees are subject to two collective bargaining agreements. Fibrek renewed the collective bargaining agreement with production and maintenance employees of the Saint-Félicien Mill in 2011 (valid until April 30, 2014) and with laboratory technicians in February 2012 (valid until April 30, 2015). There can however be no assurance that Fibrek will be able to successfully renegotiate these collective agreements or renegotiate them on terms satisfactory to Fibrek as their terms expire.

Other employees of Fibrek, including those of the Fairmont and Menominee Mills, are not part of a union and there can be no assurances that such employees will not form or join a union. The unionization of these employees could result in increased labour costs which could have an adverse effect on the Company’s business, operating results, profitability and financial position.

Also, while labour relations at the Mills have been stable to date, the maintenance of a productive and efficient labour environment cannot be assured. A labour disruption such as a strike or lockout could have an adverse effect on the Company’s business, operating results, profitability and financial position.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 36 of 41

INSURANCE

Although the Company carries insurance with coverage, limits and deductibles consistent with industry practice, there can be no assurance that insurance obtained in respect of the Mills will be sufficient, will continue to be offered on commercially reasonable terms, or that all events that could give rise to a loss or liability are insured against or reasonably insurable.

To mitigate this risk, the Company reviews its insurance strategy annually with the audit committee.

ENVIRONMENT, HEALTH & SAFETY REQUIREMENTS AND OTHER CONSIDERATIONS

Fibrek’s’ operations are subject to numerous federal, provincial, state and municipal general and industry-specific laws, including statutes, regulations, by-laws, guidelines, policies, directives and other requirements governing or relating to, among other things: air emissions; discharges into water; waste (hazardous, non-hazardous, residual material and waste water) management; landfill sites; site remediation; theremediation; storage, handling, use, transportation, delivery, recycling and disposal of dangerous goods, hazardous and residual materials, such as chemicals; the prevention of releases of hazardous materials into, and the general protection of, the environment; the prevention, presence and remediation of hazardous materials in soil and groundwater, both on and off-site; land use and zoning matters; and workers’ health and safety matters (collectively, the “Environmental, Health and Safety Requirements”). As such, the Company’s operation and ownership of the Mills carry an inherent risk of environmental, health and safety liabilities (including potential civil actions, compliance or remediation orders, orders enjoining or curtailing operations, fines and other penalties), and will likely result in the Company being involved from time to time in administrative and judicial proceedings relating to such matters, which could entail significant expenditures and have an adverse effect on the Company’s business, financial condition, cash flows, results of operations and reputation.

The Company’s use, storage, handling and disposal of hazardous and non-hazardous materials in the ordinary course of its business and the generation of hazardous and non-hazardous wastes by the Company and by prior owners, users, guardians or occupants of its facilities suggest that such materials or wastes may currently or in the future be present at or near certain of the Company’s facilities. The Company arranges for the off-site disposal of these materials or wastes generated in the ordinary course of its business and has business practices regarding use, storage, handling and disposal of these materials or wastes, and trains its employees on how to handle and dispose of them. However, the Company cannot guarantee that its policies, practices and training will successfully help it avoid potential violations of the Environmental, Health and Safety Requirements and other considerations in the future.

Fibrek has obtained permits and other approvals relating to the protection of the environment, operation of equipment and worker’s health and safety that are required for its operations. Some of these permits and approvals are in the process of being renewed or may be subject to renewal in the future. Compliance with the conditions under applicable Environmental, Health and Safety Requirements, permits and approvals, and future changes to such conditions, is material to the Company’s business. Fibrek has incurred, and will continue to incur, capital expenditures and operating costs to comply with Environmental, Health and Safety Requirements, permits and approvals. This includes various measures to improve wastewater quality and ensure compliance in response to occasional exceedences in wastewater generated by the Company’s operations over prescribed limits. There is no guarantee that more stringent conditions under Environmental, Health and Safety Requirements, permits and approvals will not be imposed in the future or that there will not be more stringent enforcement of such conditions, which may result in material expenditures. In addition, although the Company generally tries to plan for capital expenditures relating to Environmental, Health and Safety Requirements, actual expenditures may exceed those estimates. In such event, Fibrek may be forced to curtail other capital expenditures or activities. Failure by the Company to comply with any conditions under Environmental, Health and Safety Requirement, any permit or approval, or increases in the cost of such compliance, including as a result of unanticipated liabilities and expenditures for investigation, assessment, remediation or prevention, could also have an adverse effect on the Company’s business, financial condition, cash flows, results of operations, and reputation. Future discovery of previously unknown environmental issues, including contamination of property underlying or in the vicinity of the Mills could require the Company to incur material unforeseen expenses.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 37 of 41

To mitigate these risks, the Company has implemented standardized practices such as ISO 14001 certification and/or environmental management systems in its Mills. The Mills are also subject to regular internal and external audits to measure compliance with Environmental, Health and Safety Requirements.

GREENHOUSE GAS EMISSIONS

The Company operates in various jurisdictions where legislative initiatives relating to greenhouse gas (GHG) emissions have been adopted or are being considered. Québec has already passed legislation, establishing frameworks to reduce GHGs through a cap-and-trade system. Although not all jurisdictions have yet published details of their proposed regulations or their compliance mechanisms, the Company will likely face increased capital and operating costs to comply with these regulations, and such costs could be material. Notwithstanding the current regulatory uncertainty in certain jurisdictions, the Company stays apprised of new climate change legislation, has appropriate monitoring plans in place where required, complies with the registration or reporting requirements currently applicable to some of its facilities, and has incorporated a range of potential carbon prices and regulatory outcomes into future capital planning.

SUPPLY OF ELECTRICITY TO HYDRO-QUÉBEC

The 9.5 MW electricity supply project with Hydro-Québec contemplated to begin in December 2012 is subject to customary risks and uncertainties inherent for large capital projects which could result in the project not completing on schedule or as budgeted. The new turbogenerator could experience operating difficulties or delays during the start-up period when production of electricity is being ramped up. The third turbo generator to be installed may not achieve our planned power generation or the level required under the electricity purchase agreement concluded with Hydro-Québec. Cost overruns, equipment breakdowns or failures to perform to design specifications, delays in the generation and sales of energy, including contracted amounts, and failure or delays to obtain required permits and approvals could have an adverse effect on the Company’s business, operating results, profitability and financial position.

To mitigate this risk, the Company has selected a proven technology and has appointed experienced internal and external resources to the project.

ACQUISITIONS AND FAILURE TO INTEGRATE BUSINESSES

As part of its growth strategy, the Company intends to acquire additional complementary businesses where such transactions are economically and strategically justified. There can be no assurance that the Company will succeed in effectively managing the integration of other businesses which it might acquire. If the expected synergies do not materialize, or if the Company fails to successfully integrate such new businesses in its existing operations, this could have an adverse effect on the Company’s business, operating results, profitability and financial position. The Company may also incur costs and divert Management attention for potential acquisitions which could never be consummated.

Although the Company would generally perform a due diligence investigation for future acquisitions, the acquired business may have liabilities that the Company fails or is unable to uncover during due diligence and for which the Company may be responsible. When feasible, the Company will generally seek to minimize the impact of these types of potential liabilities by obtaining certain indemnities and warranties from the seller, which in any event may not be sufficient to cover all liabilities.

FINANCIAL RISKS

LIQUIDITY RISK

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company manages liquidity risk through management of its capital structure in conjunction with cash flow forecasting. The Company also manages liquidity risk through ongoing review of accounts receivable balances and the management of its cash and debt positions. Although there can be no assurances, Fibrek believes that cash generated from operations together with amounts available under its credit facilities and proceeds from other sources of financing will be sufficient to meet its debt service requirements, capital expenditure needs and working capital

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 38 of 41

needs for the foreseeable future. Fibrek’s ability to meet its financial obligations as they fall due is dependent upon prevailing market NBSK and RBK pulp prices and sales volume as well as exchange rates. Market NBSK and RBK pulp prices and sales volume vary according to prevailing general economic conditions.

LOAN DEFAULT

The Credit Facilities impose covenants and obligations on the part of the Company. The cancellation of material fibre supply agreements, a significant or prolonged downtime in the business and/or difficult economic conditions may impact the Company’s ability to comply with its covenants. If the Company is not able to comply with such covenants and obligations, an event of default under the Credit Facilities may occur, thereby causing an accelerated repayment of the debt. The Company’s assets and cash flow may not be sufficient to fully repay borrowings under the Credit Facilities. In addition, the Company may not be able to refinance or restructure the payments on the applicable debt. Even if the Company was able to secure additional financing, it may not be available on favourable terms.

CREDIT RISK

Although economic conditions seem to be stabilizing, the Company is still exposed to credit risk.

To mitigate this risk, the Company tries to maintain strict controls on receivables and is putting even greater emphasis on analyzing and reviewing the financial position of its customers; rigorous evaluation procedures are generally applied to all new customers. A specific credit limit is generally established for each customer and reviewed periodically by the Company.

CREDIT FACILITIES AND INTEREST RATES

There can be no assurance that the Term Loan and the ABL Credit Facility will be refinanced at maturity, or if refinanced, that the refinancing will occur on equally favourable terms. If, when required, Fibrek is unable to refinance the New Credit Facilities, or is only able to refinance such New Credit Facilities on less favourable terms, this may have an adverse effect on the Company’s business, financial condition, results of operations and future prospects.

The ABL Credit Facility is made available at floating rates of interest. In the event of an increase in the base reference interest rates or discount rates, Fibrek’s interest expense will increase.

SHARE PRICE FLUCTUATION

Shares of publicly traded companies do not necessarily trade at values determined by reference to the underlying value of assets. The market price of the common shares may be impacted by a number of factors related to the Company’s business, including new announcements, changes in the company’s operating results, sales of common shares in the market place, failure to meet analysts’ expectations or changes in general market conditions or worldwide economy. In recent years, the stock of other companies operating in the same sector and the stock market in general have experienced significant price fluctuations, which have been unrelated to the operating performance of the impacted companies. It would be realistic to expect that the price of common shares will continue to fluctuate significantly in the future, not necessarily related to the Company’s performance.

TAX REASSESSMENT

In January 2009, SFK Pulp Trust (the “Trust”) received notices of reassessment from the Canadian tax authorities for its 2002 and 2003 taxation years in which the tax value allocated to certain assets of the Saint-Félicien Mill at the time of their acquisition from Abitibi-Consolidated Inc. in August 2002 was revised. These reassessments do not increase the tax liabilities of the Trust or the Fund for the years in question but impact the amount of losses and tax depreciation available to Fibrek General Partnership to reduce future taxable income. In September 2010, the Trust received a statement of revised losses from the CRA, to which the Trust has filed a notice of objection in December 2010, within the prescribed delay. The CRA has since acknowledged receipt of Fibrek’s notice of objection. An introductory meeting between Fibrek representatives and CRA took place in October 2011.

On February 21, 2012, CRA presented a verbal proposition to the Company. Management expects a settlement before the end of the first quarter of 2012.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 39 of 41

OUTLOOK

NBSK pulp prices continued to decline in all markets during the last quarter of 2011. Having reached a low of US$825 per tonne in December, Northern Europe prices are now expected to remain relatively flat through the first quarter of 2012. However, an additional reduction of US$20 per tonne in North America prices was announced in January, bringing the price down to US$870 per tonne. The global NBSK market is currently showing signs that prices have reached the bottom of the cycle. For the first time in seven months, February presented no price reductions and China spot prices were increased by US$20 per tonne. An announcement was also made by a leading producer of NBSK for an additional US$20 per tonne on China spot prices for the month of March. Furthermore, paper machines which had taken market-related downtime during the holidays are now being restarted. The Company anticipates a gradual recovery in both demand and prices during the second quarter of 2012.

During the fourth quarter of 2011, RBK pulp markets continued to be negatively impacted by high wastepaper prices and low hardwood kraft pulp prices. This situation, in conjunction with market-related downtime on green paper production in the Printing & Writing sector, and substitution to hardwood kraft pulp in the tissue sector, resulted in a decrease in the demand. Due to these difficult market conditions, Fibrek announced on February 10, 2012 that it will be taking market-related downtime for approximately five weeks, beginning February 20, 2012, at the Fairmont Mill to manage inventory levels. Looking forward, the Company believes the return to a balanced level of hardwood inventories should have a positive impact on RBK pulp demand.

On October 26, 2011, the Québec Government adopted a regulation which allows Hydro-Québec to purchase electric power produced by cogeneration facilities from residual forest biomass from a renewable energy source producer. The program was approved by the Régie de l’énergie on December 15, 2011 and formally launched by Hydro-Québec on December 20, 2011. Fibrek believes that its Saint-Félicien Mill qualifies as a renewable energy source producer under this program. On January 27, 2012, the Company submitted its proposal to be awarded the equivalent of the existing installed green energy capacity of 33MW under the 150 MW available for allocation in this cogeneration program.

CERTIFICATION

As at December 31, 2011, an evaluation was carried out, under the supervision of and with the participation of Management, including the President and Chief Executive Officer and the Vice-President and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures and internal control over financial reporting as both defined in Regulation 52-109 Respecting Certification of Disclosure in Issuers’ Annual and Interim Filings. Based on this evaluation, the President and Chief Executive Officer and the Vice-President and Chief Financial Officer concluded that these disclosure controls and procedures and internal control over financial reporting were effective.

Management also concluded that during the financial year ended December 31, 2011, no changes were made to internal controls over financial reporting that have materially impacted, or are reasonably likely to materially impact these controls.

ADDITIONAL INFORMATION

Additional information relating to Fibrek, including the Company’s latest annual information form, may be found on SEDAR website at www.sedar.com.

Management’s Discussion and Analysis
Year ended December 31, 2011	February 22, 2012	Page 40 of 41

THE DEPOSITARY FOR THE OFFER IS:

By Registered Mail, Hand or Courier	By Mail

Computershare Investor Services Inc. 100 University Avenue 9th Floor Toronto, Ontario M5Y 2Y1 Attention: Corporate Actions	Computershare Investor Services Inc. P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2

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PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 23B.08.310, Section 23B.08.320 and Sections 23B.08.500 to 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) set out provisions relating to the limitation of liability and indemnification of directors and officers of a corporation. Section 23B.08.320 of the WBCA provides that a company’s articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, other than for certain acts or omissions, including those that involve the intentional misconduct by a director or a knowing violation of law by a director. Specifically, Section 23B.08.560 of the WBCA provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a company will have the power to indemnify a director made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Section 23B.08.510 through 23B.08.550 of the WBCA, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of the law by the director, (ii) for conduct violating Section 23B.08.310 of the WBCA, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Furthermore, Section 23B.08.580 of the WBCA provides that a company may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of such company, or who, while a director, officer, employee, or agent of such company, is or was serving at the request of such company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual’s status as a director, officer, employee, or agent, whether or not such company would have power to indemnify such individual against the same liability under Section 23B.08.510 or 23B.08.520 of the WBCA.

Section 7.1 of the Articles of Incorporation of the Company, referred to as the “Articles”, provides that the Company may indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided in the Articles does include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding. The indemnification provided in the Articles also is not deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, and is not deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7.2 of the Articles provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for his conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of Section 23B.08.310 of the WBCA, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

According to Section 7.2 of the Articles, if the WBCA is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the WBCA, as so amended. Furthermore, Section 7.2 specifies that any amendment to or repeal of Article 7 of the Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

We have entered into indemnity agreements, referred to as the “Indemnity Agreements”, with each of our directors and certain of our executive officers. We have agreed under each of the Indemnity Agreements to indemnify each of our directors and such officers against any and all claims and costs that are or may be brought against him as a result of his being one of our directors, officers or employees or that of a company related to us. However, under the Indemnity Agreements, we are not obligated to indemnify a director or such officers against any claims or costs in certain instances, including if it is determined that the director or such officers failed to act honestly and in good faith with a view to our best interests, if the director or such officers failed to disclose an interest or conflict as required under corporate legislation in Washington state or we are not permitted to indemnify the director or such officers under such legislation, or if the director or such officers have violated any insider trading rules under United States federal and state securities laws.

If there is a change in control (as defined in the Indemnity Agreements) of the Company other than a change in control which has been approved by a majority of our directors, we are required to seek legal advice as to whether and to what extent a director or such officers would be permitted to be indemnified under applicable law. In addition, the Indemnity Agreements allow us to defend any claim made against a director or such officers.

Item 21. List of Exhibits

2.1	Support Agreement dated February 9, 2012 among Mercer International Inc. and Fibrek Inc. Incorporated by reference from our Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 21, 2012.

3.1	Articles of Incorporation of the Company, as amended. Incorporated by reference from Form 8-A dated March 1, 2006.

3.2	Bylaws of the Company. Incorporated by reference from Form 8-A dated March 1, 2006.

4.1	Indenture dated as of November 17, 2010 between Mercer International Inc. and Wells Fargo Bank, National Association. Incorporated by reference from Form 8-K dated November 19, 2010.

5.1*	Opinion of Sangra Moller LLP, as to the legality of the securities being offered.

9.1*	Voting Support Agreement dated February 8, 2012 between Mercer International Inc. and IAT Reinsurance Company Ltd.

9.2*	Voting Support Agreement dated February 9, 2012 between Mercer International Inc. and Platinum Investment Management Limited.

9.3*	Voting Support Agreement dated February 8, 2012 between Mercer International Inc. and Jimmy S.H. Lee.

10.1	Special Warrant Agreement dated as of February 9, 2012 among Mercer International Inc. and Fibrek Inc. Incorporated by reference from our Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 21, 2012.

21	List of Subsidiaries of Registrant. Incorporated by reference from our Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 21, 2012.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Samson Belair / Deloitte &Touche s.e.n.c.r.l

23.3*	Consent of Sangra Moller LLP (included in exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this registration statement as filed on February 29, 2012).

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

* Previously filed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporate by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)	That every prospectus (i) that is filed pursuant to paragraph 7 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant also hereby undertakes:

(a)	To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(b)	To supply by means of a post-effective amendment all information concerning a transaction, and the Company being involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 5th day of April, 2012.

MERCER INTERNATIONAL INC.

By:	/s/ Jimmy S.H. Lee
Name: Jimmy S.H. Lee
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Jimmy S.H. Lee	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2012
Jimmy S.H. Lee

/s/ David M. Gandossi	Secretary, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2012
David M. Gandossi

*	Director	April 5, 2012
Guy W. Adams

*	Director	April 5, 2012
Eric Lauritzen

*	Director	April 5, 2012
William D. McCartney

*	Director	April 5, 2012
Graeme A. Witts

*	Director	April 5, 2012
Bernard Picchi

*	Director	April 5, 2012
James Shepherd

* By	/s/ Jimmy S.H. Lee
Jimmy S.H. Lee Attorney-in-Fact

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Support Agreement dated February 9, 2012 among Mercer International Inc. and Fibrek Inc. Incorporated by reference from our Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 21, 2012.

3.1	Articles of Incorporation of the Company, as amended. Incorporated by reference from Form 8-A dated March 1, 2006.

3.2	Bylaws of the Company. Incorporated by reference from Form 8-A dated March 1, 2006.

4.1	Indenture dated as of November 17, 2010 between Mercer International Inc. and Wells Fargo Bank, National Association. Incorporated by reference from Form 8-K dated November 19, 2010.

5.1*	Opinion of Sangra Moller LLP, as to the legality of the securities being offered.

9.1*	Voting Support Agreement dated February 8, 2012 between Mercer International Inc. and IAT Reinsurance Company Ltd.

9.2*	Voting Support Agreement dated February 9, 2012 between Mercer International Inc. and Platinum Investment Management Limited.

9.3*	Voting Support Agreement dated February 8, 2012 between Mercer International Inc. and Jimmy S.H. Lee.

10.1	Special Warrant Agreement dated as of February 9, 2012 among Mercer International Inc. and Fibrek Inc. Incorporated by reference from our Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 21, 2012.

21	List of Subsidiaries of Registrant. Incorporated by reference from our Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 21, 2012.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Samson Belair / Delotte &Touche s.e.n.c.r.l

23.3*	Consent of Sangra Moller LLP (included in exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this registration statement as filed on February 29, 2012).

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

*	Previously filed.